UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LYNDEN ENERGY CORP.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(l) and 0-11

	(1)	Title of each class of securities to which transaction applies: Common Stock, no par value (“Lynden common stock”), of Lynden Energy Corp.

	(2)	Aggregate number of securities to which transaction applies: (a) 130,198,411 shares of Lynden common stock. (b) 4,010,000 options to purchase Lynden common stock (“Lynden options”).

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The arrangement agreement sets forth an exchange rate of 0.02842 (the “Exchange Rate”) of a share of Earthstone Energy, Inc. common stock (“Earthstone common stock”) for each share of Lynden common stock. Additionally, holders of Lynden options are entitled to receive either (a) a number of shares of Earthstone common stock calculated pursuant to the formula set forth in “Summary—Treatment of Equity Awards” and “The Arrangement—Treatment of Lynden Stock Options” or, to the extent the number of shares of Earthstone common stock calculated pursuant to such formula is not greater than zero, (b) $0.001 in cash per Lynden option. The average of the high and low price of Earthstone common stock on NYSE MKT on February 9, 2016 was $11.895, and at such price, the holders of Lynden options will receive $0.001 in cash per option. As a result, the proposed maximum aggregate transaction value was determined based on the sum of (a) the product of 130,198,411 shares of Lynden stock multiplied by the Exchange Rate multiplied by $11.895, the average of the high and low price of Earthstone common stock on NYSE MKT on February 9, 2016, and (b) the product of 4,010,000 Lynden options multiplied by $0.001.

	(4)	Proposed maximum aggregate value of transaction: $44,018,351.01

	(5)	Total fee paid: $4,432.65 (Reflects .0001007 multiplied by the proposed maximum aggregate transaction value)

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ARRANGEMENT RESOLUTION PROPOSAL—LYNDEN ENERGY CORP. SHAREHOLDERS’ VOTES

ARE VERY IMPORTANT

[●], 2016

Earthstone Energy, Inc. (“Earthstone”), 1058286 B.C. Ltd., a wholly-owned subsidiary of Earthstone (“Merger Sub”), and Lynden Energy Corp. (“Lynden”) entered into an arrangement agreement on December 16, 2015, pursuant to which Earthstone will acquire all of the outstanding common stock of Lynden, and Merger Sub and Lynden will amalgamate to form one corporate entity with Lynden surviving the amalagation as a wholly-owned subsidiary of Earthstone (the “arrangement”). Because Lynden is incorporated in British Columbia, Canada, the acquisition is being effected through an arrangement under the Business Corporations Act (British Columbia) (the “BCBCA”) instead of a merger.

If the arrangement is completed, Lynden shareholders will receive 0.02842 of a share (the “exchange ratio”) of Earthstone common stock for each share of Lynden common stock. Additionally, outstanding options to purchase Lynden common stock will be deemed terminated and cancelled in exchange for Earthstone common stock in accordance with a prescribed formula taking into account the exchange ratio. Earthstone stockholders will continue to own their existing shares, and the Earthstone common stock will not be affected by the arrangement. Upon completion of the arrangement, it is expected Lynden shareholders will own approximately 21.0% of the outstanding Earthstone common stock, which is based on the fully diluted shares as of [●], 2016. The shares of Earthstone common stock to be issued to holders of shares of Lynden common stock and Lynden options will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be issued by Earthstone in reliance on the exemption provided under Section 3(a)(10) of the Securities Act subject to, with respect to holders who are or, at the effective time of the arrangement, become affiliates (as defined by Rule 144 of the Securities Act) of Earthstone, certain restrictions on resale under Rule 144 of the Securities Act.

The common stock of Earthstone is listed on the NYSE MKT, LLC (“NYSE MKT”) under the symbol “ESTE” and the common stock of Lynden is listed on the TSX Venture Exchange (“TSXV”) under the symbol “LVL.” Based on the closing sale price for Earthstone common stock on December 16, 2015, the last trading day before the public announcement of the arrangement, the 0.02842 exchange ratio represented approximately $0.52 in value for each share of Lynden common stock. Based on the closing sale price of Earthstone common stock on [●], 2016, the latest practicable date before the date of this joint proxy and information statement/circular, the 0.02842 exchange ratio represented approximately $[●] in value for each share of Lynden common stock.

Lynden must obtain the approval of at least two-thirds of the votes cast on the arrangement resolution (the “arrangement resolution”) with respect to the arrangement by Lynden shareholders and optionholders present in person or represented by proxy and entitled to vote at the Lynden special meeting and voting as one class before the arrangement can be completed. We are sending this document to Lynden shareholders and optionholders to ask them to consider, and if thought advisable, approve with or without variation the arrangement resolution. Earthstone’s majority stockholder, which owns approximately 66.0% of the outstanding shares of Earthstone common stock, has provided its written consent to approve and adopt the arrangement agreement and the arrangement, and approve the issuance of the shares of Earthstone common stock to shareholders and optionholders of Lynden as set forth in this joint proxy and information statement/circular, which constitutes the only stockholder approval required from holders of Earthstone common stock. We are sending this document to the other Earthstone stockholders in order to inform them of such approval and of the transactions contemplated by the arrangement agreement.

Lynden is soliciting proxies for use at a special meeting of its shareholders (the “Lynden special meeting”) to consider and vote upon the arrangement resolution and related matters.

Lynden is holding a special meeting on [●], 2016 to obtain the vote of Lynden’s shareholders and optionholders on the proposals necessary to complete the arrangement. We cannot complete the arrangement unless Lynden obtains the approval of at least two-thirds of the votes cast on the arrangement resolution by Lynden shareholders and optionholders present in person or represented by proxy and entitled to vote at the Lynden special meeting and voting as one class before the arrangement can be completed. Your vote is very important, regardless of the number of shares of Lynden common stock you own. Whether or not you expect to attend the Lynden special meeting in person, please vote your shares as promptly as possible so that your shares may be represented and voted at the Lynden special meeting.

After careful consideration, the boards of directors of each of Lynden, Earthstone and Merger Sub have unanimously approved the arrangement agreement and the transactions contemplated thereby, including the arrangement. The Lynden board of directors unanimously recommends that Lynden shareholders and optionholders vote “FOR” the arrangement resolution to be submitted at the Lynden special meeting.

This joint proxy and information statement/circular is a management proxy circular for Lynden to use in soliciting proxies for the Lynden special meeting, and an information statement for those Earthstone stockholders who have not previously committed to adopt and approve the arrangement agreement and the arrangement and approve the issuance of shares of Earthstone common stock pursuant to the arrangement agreement. As stated above, the written consent of Earthstone’s majority stockholder constitutes the only stockholder approval required from holders of Earthstone common stock, and no further action on the part of Earthstone stockholders is required in connection with adopting and approving the arrangement agreement and the arrangement and approving the issuance of shares of Earthstone common stock pursuant to the arrangement agreement. We are sending this document to the other Earthstone stockholders in order to inform them of such approval and of the transactions. This joint proxy and information statement/circular is an important document containing answers to frequently asked questions and a summary description of the arrangement agreement and the arrangement, followed by more detailed information about Lynden, Earthstone, Merger Sub, the arrangement agreement, the arrangement and the issuance of the Earthstone common stock. The obligations of Lynden and Earthstone to complete the transactions are subject to the satisfaction or waiver of the conditions to closing set forth in the arrangement agreement. You should read this entire joint proxy and information statement/circular carefully. In particular, we urge you to read the section entitled “Risk Factors.”

We thank you for your consideration and continued support.

Sincerely,

/s/ Frank A. Lodzinski President and Chief Executive Officer Earthstone Energy, Inc.	/s/ Colin Watt President and Chief Executive Officer Lynden Energy Corp.

Neither the U.S. Securities and Exchange Commission nor any state securities commission, nor any securities regulatory authority in Canada, has approved or disapproved of the securities to be issued under this joint proxy and information statement/circular or determined that this joint proxy and information statement/circular is accurate or complete. Any representation to the contrary is a criminal offense.

This joint proxy and information statement/circular is dated [●], 2016, and is being mailed to Lynden shareholders and optionholders and Earthstone stockholders on or about [●], 2016.

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

NOTICE OF APPROVAL GIVEN BY EARTHSTONE ENERGY, INC. STOCKHOLDERS

AND ACTION TO BE TAKEN BY EARTHSTONE ENERGY, INC.

To the Stockholders of Earthstone Energy, Inc.:

EARTHSTONE ENERGY, INC. IS NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The record date for determining Earthstone stockholders entitled to receive this joint proxy and information statement/circular has been established as the close of business on [●], 2016. As of the close of business on such date, there were 13,835,128 shares of Earthstone common stock, $0.001 par value per share, issued and outstanding.

This joint proxy and information statement/circular is being furnished in connection with the Arrangement Agreement dated December 16, 2015 (the “arrangement agreement”), by and among Lynden Energy Corp., a corporation organized under the laws of British Columbia (“Lynden”), Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), and 1058286 B.C. Ltd., a corporation incorporated under the laws of British Columbia and a wholly-owned subsidiary of Earthstone (“Merger Sub”), as such agreement may be amended from time to time.

If at least two-thirds of the votes cast on the arrangement resolution by Lynden shareholders and optionholders present in person or represented by proxy and entitled to vote at the Lynden special meeting voting as one class approve and adopt the arrangement resolution relating to the arrangement agreement and the arrangement is subsequently completed, Earthstone will acquire all of the outstanding shares of Lynden, and Merger Sub and Lynden will amalgamate with Lynden surviving the amalgamation as a wholly-owned subsidiary of Earthstone as part of a plan of arrangement (the “arrangement”).

At the effective time of the arrangement, Lynden shareholders will receive 0.02842 of a share (the “exchange ratio”) of Earthstone common stock for each share of Lynden common stock. Additionally, each holder of an outstanding Lynden stock option will have such stock option deemed terminated and cancelled in exchange for Earthstone common stock in accordance with a prescribed formula taking into account the exchange ratio. Earthstone stockholders will continue to own their existing shares, and the Earthstone common stock will not be affected by the arrangement. Upon completion of the arrangement, it is expected Lynden shareholders will own approximately 21.0% of the outstanding Earthstone common stock, on a fully diluted basis, as of [●], 2016.

Adoption and approval of the arrangement agreement and the arrangement, and approval of the issuance of the shares of Earthstone common stock pursuant to the arrangement agreement by the holders of a majority of the outstanding shares of Earthstone common stock is required by the General Corporation Law of the State of Delaware (the “DGCL”). However, Oak Valley Resources, LLC (“Oak Valley”) which currently owns approximately 66.0% of the outstanding shares of Earthstone common stock, has executed a written consent in the form attached hereto as Annex F adopting and approving the arrangement agreement and the arrangement, and approving the issuance of the shares of Earthstone common stock pursuant to the arrangement agreement. Therefore, no further action on the part of Earthstone stockholders is required in connection with adopting and approving the arrangement agreement and the arrangement, and approving the issuance of the shares of Earthstone common stock pursuant to the arrangement agreement. However, pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228(d) of the DGCL, Earthstone is required to send to its stockholders a written information statement, which is satisfied by delivery of this document, at least 20 calendar days prior to the date upon which the arrangement can occur. This document is being mailed on or about [●], 2016, to holders of record of shares of Earthstone common stock as of [●], 2016.

By Order of the Board of Directors,
/s/
Christopher E. Cottrell
Corporate Secretary

Lynden Energy Corp.

c/o Three Bentall Centre, 595 Burrard Street, Suite 2900

Vancouver, British Columbia V7X 1J5

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND OPTIONHOLDERS

TO BE HELD ON [●], 2016

To the Shareholders and Optionholders of Lynden Energy Corp.:

Pursuant to the interim order of the Supreme Court of British Columbia made on [●], 2016, a special meeting of shareholders of Lynden Energy Corp. (“Lynden”) will be held at the boardroom at 595 Burrard Street, Suite 2900, Vancouver, British Columbia, on [●], 2016, at [●] a.m., Pacific Time, for the following purposes:

1.	To approve a special resolution in respect of the arrangement, a copy of which is attached as Annex A to this joint proxy and information statement/circular (the “arrangement resolution”); and

2.	To approve any motion to adjourn the Lynden special meeting, if necessary or appropriate, to solicit additional proxies (the “Lynden adjournment proposal”).

Approval of the arrangement by at least two-thirds of the votes cast on the arrangement resolution by Lynden shareholders and optionholders present in person or represented by proxy and entitled to vote at the Lynden special meeting voting as one class is required to complete the arrangement.

Lynden will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

The accompanying joint proxy and information statement/circular further describes the matters to be considered at the Lynden special meeting.

The Lynden board of directors has set [●], 2016 as the record date for the Lynden special meeting. Only holders of record of Lynden securities entitled to vote at such meeting at the close of business on [●], 2016 will be entitled to notice of and to vote at the Lynden special meeting and any adjournments or postponements thereof. Any shareholder entitled to attend and vote at the Lynden special meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of Lynden common stock. In addition, pursuant to the arrangement agreement, the Lynden optionholders will receive notice of, and will have the right to vote at, the Lynden special meeting.

Under the plan of arrangement (the “plan of arrangement”), the full text of which is set out in Annex C to the accompanying joint proxy and information statement/circular, each Lynden registered shareholder has been granted the right to dissent in respect of the arrangement resolution and, if the arrangement becomes effective, to be paid the fair value of the shares of Lynden common stock in respect of which such Lynden registered shareholder dissents. Dissent rights are set out in Division 2 of Part 8 of the Business Corporations Act (British Columbia) (the “BCBCA”), as modified by the interim order and the final order of the Supreme Court of British Columbia relating to the arrangement. The text of Division 2 of Part 8 of the BCBCA is set out in Annex I of the accompanying joint proxy and information statement/circular. To exercise a right of dissent, (a) a written notice of dissent with respect to the arrangement resolution from the Lynden registered shareholder must be received by Lynden at its registered office located at Three Bentall Centre, 595 Burrard Street, Suite 2900, Vancouver, British Columbia V7X 1J5, to the attention of the Secretary, by not later than 5:00 p.m. Pacific Time on [●], 2016 or the business day (as defined in the plan of arrangement) that is, not less than two business days (as defined in the plan of arrangement), prior to the time of the special meeting or any date to which the special meeting may be postponed or adjourned, and (b) the Lynden registered shareholder must have otherwise complied with the dissent procedures. Failure to strictly comply with the requirements set forth in Division 2 of Part 8 of the BCBCA, as modified by the interim order, as provided for in the plan of arrangement, may result in the loss of any right to dissent.

Lynden beneficial shareholders who wish to dissent should be aware that only Lynden registered shareholders are entitled to dissent. Accordingly, a Lynden beneficial shareholder desiring to exercise dissent rights must make arrangements for the shares of Lynden common stock beneficially owned by such Lynden beneficial shareholder to be registered in the Lynden beneficial shareholders’ name prior to the time the written objection to the arrangement resolution is required to be received by Lynden or, alternatively, make arrangements for the registered holder of such shares of Lynden common stock to dissent on behalf of the Lynden beneficial shareholder. A summary of the procedures with respect to the exercise of dissent rights is set out in the joint proxy and information statement/circular under the heading “Rights of Dissenting Lynden Shareholders.”

Your vote is very important. To ensure your representation at the Lynden special meeting, please complete, execute and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend the Lynden special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Lynden special meeting.

The Lynden board of directors has unanimously approved the arrangement agreement and the transactions contemplated thereby and recommends that you vote “FOR” the arrangement resolution and “FOR” the Lynden adjournment proposal.

By Order of the Board of Directors of Lynden Energy Corp.,

/s/
Colin Watt
Chief Executive Officer, President and Corporate Secretary

ADDITIONAL INFORMATION

This joint proxy and information statement/circular incorporates important business and financial information about Earthstone and Lynden from other documents that are not included in or delivered with this joint proxy and information statement/circular. For a listing of the documents incorporated by reference into this joint proxy and information statement/circular, see “Where You Can Find More Information” beginning on page [●].

This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this joint proxy and information statement/circular by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Lynden Energy Corp.	Earthstone Energy, Inc.
c/o Three Bentall Centre	1400 Woodloch Forest Drive, Suite 300
595 Burrard Street, Suite 2900	The Woodlands, Texas 77380
Vancouver, British Columbia V7X 1J5	Attention: Corporate Secretary
Attention: Corporate Secretary	281.298.4246
604.629.2991

ABOUT THIS JOINT PROXY AND INFORMATION STATEMENT/CIRCULAR

References to this “joint proxy and information statement/circular” means this joint proxy and information statement/circular, which constitutes an information statement of Earthstone under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an information circular of Lynden under National Instrument 51-102 Continuous Disclosure Obligations (“NI 51-102”) of the Canadian Securities Administrators, and a proxy statement of Lynden under Section 14(a) of the Exchange Act. This joint proxy and information statement/circular accompanies a notice of meeting with respect to the special meeting of Lynden shareholders and optionholders (the “Lynden special meeting”) and a notice of action taken by written consent of Earthstone stockholders.

You should rely only on the information contained in or incorporated by reference into this joint proxy and information statement/circular. No one has been authorized to provide you with information that is different from the information contained in, or incorporated by reference into, this joint proxy and information statement/circular. This joint proxy and information statement/circular is dated [●], 2016. You should not assume that the information contained in this joint proxy and information statement/circular is accurate as of any date other than that date. Neither the mailing of this joint proxy and information statement/circular to Earthstone stockholders nor the Lynden shareholders and optionholders will create any implication to the contrary. For greater certainty, to the extent that any information provided on the website of Lynden or Earthstone or by Computershare Trust Company of Canada acting in connection with the arrangement (the “arrangement exchange agent”) is inconsistent with this joint proxy and information statement/circular, you should rely on the information provided in this joint proxy and information statement/circular.

This joint proxy and information statement/circular does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation. Information incorporated by reference or contained in this joint proxy and information statement/circular regarding Earthstone has been provided by Earthstone, and information incorporated by reference or contained in this joint proxy and information statement/circular regarding Lynden has been provided by Lynden. Neither Lynden nor Earthstone has any knowledge that would indicate that any statements contained herein taken from or based upon such information provided by the other is untrue or incomplete. In accordance with the arrangement agreement, each of Earthstone and Lynden agreed to provide all necessary information that is required by law to be included in this joint proxy and information statement/circular and to ensure that such information does not contain any misrepresentation.

Neither Lynden shareholders nor optionholders, nor Earthstone stockholders, should construe the contents of this joint proxy and information statement/circular as legal, tax or financial advice and should consult with their own legal, tax, financial or other professional advisors.

All summaries of, and references to, the agreements governing the terms of the transactions in this joint proxy and information statement/circular are qualified in their entirety by the copies of and complete text of such agreements in the forms attached hereto as Annexes and available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, and the U.S. Securities and Exchange Commission (the “SEC”) website of Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Neither the SEC nor any state securities commission, nor any securities regulatory authority in Canada, has approved or disapproved of the securities to be issued under this joint proxy and information statement/circular or determined that this joint proxy and information statement/circular is accurate or complete. Any representation to the contrary is a criminal offense.

Other Important Information About This Joint Proxy and Information Statement/Circular

Complying with Laws and Regulations

Lynden is a company incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) and is a reporting issuer in British Columbia, Ontario and Alberta. At December 31, 2013, Lynden no longer met the definition of a “foreign private issuer” under the Exchange Act, and as of June 30, 2014 (Lynden’s fiscal year end), Lynden met the registration requirements under Section 12(g) of the Exchange Act and subsequently became an SEC reporting company in the United States and an emerging growth company for purposes of the SEC. All of its reports are available at www.sedar.com and on EDGAR at www.sec.gov.

Currency

Unless otherwise indicated, references herein to “$” or “dollars” are to U.S. dollars. The following table sets forth (i) the rates of exchange for Canadian dollars, expressed in United States dollars, in effect at the end of each of the periods indicated; (ii) the average of exchange rates in effect during such period; and (iii) the high and low exchange rates during each such period, in each case based on the noon exchange rate published by the Bank of Canada.

	Nine Months Ended September 30, 2015	Year Ended December 31,
		2014	2013	2012
Rate at end of Period	0.7466	0.8620	0.9402	1.0051
Average rate during Period	0.7936	0.9054	0.9710	1.0004
High	0.8527	0.9422	1.0164	1.0299
Low	0.7455	0.8589	0.9348	0.9599

On [●], 2016, the noon buying rate for $1.00 U.S dollar was $[●] Canadian dollars.

Conventions

Unless otherwise indicated, references herein to “$” or “dollars” are to U.S. dollars. All financial information herein has been presented in United States dollars in accordance with generally accepted accounting principles in the United States of America (“GAAP”), applicable to Earthstone and Lynden, as the case may be. Words importing the singular include the plural and vice versa and words importing any gender include all genders.

Lynden Registered and Non-Registered Holders

The record date for determination of the holders of shares of Lynden common stock entitled to receive notice of, and to vote at, the Lynden special meeting is [●], 2016 (the “Lynden record date”). Only Lynden shareholders whose names have been entered in the register of common shareholders at the close of business on the Lynden record date (the “Lynden registered shareholders”) will be entitled to receive notice of, and to vote at, the Lynden special meeting. In addition, pursuant to the arrangement agreement, the Lynden optionholders will receive notice of, and will have the right to vote at, the Lynden special meeting.

The persons named in the accompanying instrument of proxy are directors or officers of Lynden. A Lynden shareholder or optionholder has the right to appoint a person other than the persons named in the enclosed instrument of proxy to attend and act for him on his behalf at the Lynden special meeting. To exercise this right, a Lynden registered shareholder or optionholder shall strike out the names of the persons named in the instrument of proxy and insert the name of his nominee in the blank space provided, or complete another instrument of proxy. The completed instrument of proxy should be deposited with Lynden’s registrar and transfer agent, Computershare Trust Company of Canada, at 8th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1 at least two business days before the time of the Lynden special meeting or any adjournment thereof.

The instrument of proxy must be dated and be signed by the Lynden registered shareholder or optionholder or by his attorney in writing, or, if the Lynden shareholder or optionholder is a corporation, it must either be under its common seal or signed by a duly authorized officer.

Only Lynden registered shareholders or optionholders or duly appointed proxyholders are permitted to vote at the Lynden special meeting. Most shareholders of Lynden are “non-registered” shareholders because the shares of Lynden common stock they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares of Lynden common stock. More particularly, a person is not a Lynden registered shareholder or optionholder in respect of shares of Lynden common stock which are held on behalf of that person (the “Lynden non-registered holder”) but which are registered either: (a) in the name of an intermediary (an “Intermediary”) that the Lynden non-registered holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered Registered Retirement Savings Plans (“RRSPs”), Registered Retirement Income Fund (“RRIFs”), Registered Education Savings Plans (“RESPs”) and similar plans); or (b) in the name of a clearing agency of which the Intermediary is a participant. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration for the Canadian Depository for Securities, which company acts as nominee for many Canadian brokerage firms). In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many United States brokerage firms and custodian banks).

Lynden non-registered holders who have not objected to their Intermediary disclosing certain ownership information about themselves to Lynden are referred to as “NOBOs.” Those Lynden non-registered holders who have objected to their Intermediary disclosing ownership information about themselves to Lynden are referred to as “OBOs.” In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, Lynden has elected to send the joint proxy and information statement/circular directly to the NOBOs, and indirectly through Intermediaries to the OBOs. The Intermediaries (or their service companies) are responsible for forwarding the joint proxy and information statement/circular to each OBO, unless the OBO has waived the right to receive them. Lynden does not intend to pay for an Intermediary to deliver the joint proxy and information statement/circular to OBOs. Accordingly, OBOs will not receive the joint proxy and information statement/circular unless their Intermediary assumes the costs of delivery.

Intermediaries often use service companies to forward the joint proxy and information statement/circular to Lynden non-registered holders. Generally, Lynden non-registered holders who have not waived the right to receive joint proxy and information statement/circular will either:

(a)	be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Lynden non-registered holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form” or “VIF”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the voting instruction form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar-code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Lynden non-registered holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares of Lynden common stock beneficially owned by the Lynden non-registered holder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Lynden non-registered holder when submitting the proxy. In this case, the Lynden non-registered holder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Computershare Trust Company of Canada at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 not later than two business days before the time of holding the Lynden special meeting or adjournment or postponement thereof.

In either case, the purpose of these procedures is to permit Lynden non-registered holders to direct the voting of the shares of Lynden common stock they beneficially own. Should a Lynden non-registered holder who receives either a voting instruction form or a form of proxy wish to attend the Lynden special meeting and vote in person (or have another person attend and vote on behalf of the Lynden non-registered holder), the Lynden non-registered holder should strike out the names of the persons named in the form of proxy and insert the Lynden non-registered holder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the directions indicated on the form. In either case, Lynden non-registered holders should carefully follow the instructions of their Intermediaries and their service companies, including those regarding when and where the voting instruction form or the proxy is to be delivered.

The joint proxy and information statement/circular is being sent to both Lynden registered shareholders, Lynden non-registered holders and Lynden optionholders. If you are a Lynden non-registered holder, and Lynden or its agent has sent the joint proxy and information statement/circular directly to you, your name and address and information about your holding of shares of Lynden common stock have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.

By choosing to send the joint proxy and information statement/circular to you directly, Lynden (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering the joint proxy and information statement/circular to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the VIF.

All references to Lynden shareholders in the joint proxy and information statement/circular are to Lynden registered shareholders unless specifically stated otherwise.

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT,

EARTHSTONE AND THE LYNDEN SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the arrangement, Earthstone and the Lynden special meeting. They may not include all the information that is important to Earthstone stockholders and Lynden shareholders and optionholders. You should carefully read this entire joint proxy and information statement/circular, including the annexes and the other documents referred to or incorporated by reference herein. All references to $ or U.S. dollars in this joint proxy and information statement/circular are to the currency of the United States. On [●], 2016, the noon rate of exchange as reported by the Bank of Canada for the conversion of U.S. dollars into Canadian dollars was U.S.$1.0000 equals CDN$[●] (CDN$1.0000 equals U.S.$ [●]).

General Questions and Answers

Q: What is the arrangement?

A: Earthstone Energy, Inc. (“Earthstone”), 1058286 B.C. Ltd. (“Merger Sub”), and Lynden Energy Corp. (“Lynden”) have entered into an arrangement agreement, dated as of December 16, 2015 (the “arrangement agreement”). A copy of the arrangement agreement is attached as Annex B to this joint proxy and information statement/circular. The arrangement agreement contains the terms and conditions of the proposed business combination of Earthstone and Lynden. Under the arrangement agreement, Earthstone will acquire all of the outstanding shares of Lynden common stock, and Merger Sub and Lynden will amalgamate with Lynden surviving the amalgamation as a wholly-owned subsidiary of Earthstone as part of a plan of arrangement (the “arrangement”).

Q: Why are Lynden shareholders and optionholders receiving this joint proxy and information statement/circular?

A: Lynden is sending these materials to its shareholders to help them decide how to vote their shares of Lynden common stock with respect to the arrangement and other matters to be considered at its special meeting.

The arrangement cannot be completed unless Lynden shareholders and optionholders, voting as one class, approve the arrangement resolution. Lynden is holding a special meeting to vote on the proposals necessary to complete the arrangement. Information about this special meeting, the arrangement and the other business to be considered at the Lynden special meeting is contained in this joint proxy and information statement/circular.

This joint proxy and information statement/circular constitutes a joint proxy and information statement/circular of Earthstone and Lynden.

Q: Why are Earthstone stockholders receiving this joint proxy and information statement/circular?

A: Earthstone is sending these materials to its stockholders to provide information related to this transaction. Earthstone is not soliciting the vote of its stockholders nor asking for a proxy and therefore their vote is not required. Oak Valley Resources, LLC (“Oak Valley”), which owns approximately 66% of the outstanding shares of Earthstone common stock, has already delivered a written consent approving and adopting the arrangement agreement and the arrangement, and approving the issuance of shares of Earthstone common stock to Lynden stockholders and optionholders pursuant to the arrangement. The written consent delivered by Oak Valley is attached to this joint proxy and information statement/circular as Annex F (the “Oak Valley written consent”). The Oak Valley written consent constitutes the only Earthstone stockholder approval required to adopt and approve the arrangement agreement and the arrangement, and approve the issuance of shares of Earthstone common stock pursuant to the arrangement agreement. However, applicable provisions of Delaware law and certain securities regulations require Earthstone to provide you with information regarding the arrangement even though your vote or consent is neither required nor requested to adopt and approve the arrangement agreement or complete the transactions contemplated thereby, including the arrangement and the issuance of shares of Earthstone common stock.

This joint proxy and information statement/circular constitutes an information statement of Earthstone.

Q: What will Lynden shareholders receive in the arrangement?

A: In the arrangement, Lynden shareholders will receive 0.02842 of a share of Earthstone common stock for each share of Lynden common stock (the “exchange ratio”). No fractional shares of Earthstone common stock will be issued as part of the arrangement. Instead, where the aggregate number of shares of Earthstone common stock to be issued to a Lynden shareholder as consideration would result in a fraction of a share of Earthstone common stock being issuable, the number of shares of Earthstone common stock to be received by such Lynden shareholder shall be rounded up or down to the nearest whole share of Earthstone common stock. The exchange ratio is fixed and will not be adjusted to reflect changes in the stock price of either company before the arrangement is completed. Earthstone stockholders will continue to own their existing shares of Earthstone common stock, and the Earthstone common stock will not be affected by the arrangement.

Q: When do Lynden and Earthstone expect to complete the arrangement?

A: Earthstone and Lynden are working to complete the arrangement as soon as practicable. Earthstone and Lynden currently expect that the arrangement will be completed in the first or second quarter of 2016. Neither Earthstone nor Lynden can predict, however, the actual date on which the arrangement will be completed because it is subject to conditions beyond each company’s control, including Canadian court approval. See “The Arrangement Agreement—Conditions” beginning on page [●].

Q: What are Lynden shareholders and optionholders being asked to vote on, and why is this approval necessary?

A: Lynden is asking its shareholders and optionholders to vote on the following proposals:

1. for its shareholders and optionholders to approve a special resolution in respect of the arrangement, a copy of which is attached as Annex A to this joint proxy and information statement/circular (the “arrangement resolution”); and

2. for its shareholders to approve any motion to adjourn the Lynden special meeting, if necessary or appropriate, to solicit additional proxies (the “Lynden adjournment proposal”).

Approval of the arrangement by at least two-thirds of the votes cast on the arrangement resolution by Lynden shareholders and optionholders present in person or represented by proxy and entitled to vote at the Lynden special meeting voting as one class is required to complete the arrangement. Approval of the Lynden adjournment proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal.

Q: What vote is required to approve each proposal at the Lynden special meeting?

A: The arrangement resolution: Approval of the arrangement resolution requires (assuming a quorum is present) the approval of at least two-thirds of the votes cast on the arrangement resolution by Lynden shareholders and optionholders present in person or represented by proxy and entitled to vote at the Lynden special meeting voting as one class.

The Lynden adjournment proposal: Approval of the Lynden adjournment proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal.

Earthstone has entered into voting agreements with certain shareholders of Lynden, pursuant to which such Lynden shareholders have agreed, subject to the terms and conditions of the voting agreements, to vote shares of Lynden common stock in favor of the arrangement resolution. As of the date of the arrangement agreement, 31,103,399 shares of Lynden common stock, representing 23.2% of the of the total voting power of the outstanding shares of Lynden common stock, which includes 3,800,000 shares of Lynden common stock underlying stock options that are held by the voting agreement parties that are exercisable as of December 16, 2015 or will become exercisable within 60 days thereafter, are subject to voting agreements. See “The Voting Support Agreement.”

Q: What constitutes a quorum at the Lynden special meeting?

A: The presence at the Lynden special meeting, in person or by proxy, of one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the Lynden special meeting will constitute a quorum for the transaction of business at the Lynden special meeting.

Abstentions (which are described below) will not count for the purpose of determining the presence of a quorum for the transaction of business at the Lynden special meeting. Shares of Lynden common stock held by an Intermediary who indicate on their proxies that they do not have discretionary authority to vote the shares as to a particular matter and have not received voting instructions from their clients will not count for the purpose of determining the presence of a quorum for the transaction of business.

Q: How does the board of directors of Lynden recommend that I vote at the Lynden special meeting?

A: The board of directors of Lynden recommends that Lynden shareholders and optionholders vote “FOR” the arrangement resolution, Lynden shareholders and optionholders vote Lynden shareholders and optionholders vote “FOR” the Lynden adjournment proposal.

Q: What other approvals are required for the arrangement?

A: The arrangement must be approved by the Supreme Court of British Columbia (the “court”). The court will be asked to grant a final order (the “final order”) approving the arrangement and to determine that the arrangement is fair to the Lynden shareholders and optionholders. Lynden will apply to the court for the final order if the Lynden shareholders and optionholders, voting as one class, approve the arrangement resolution at the Lynden special meeting. See “The Arrangement—Court Approval of the Arrangement and Completion of the Arrangement” beginning on page [●].

The arrangement and the transactions contemplated thereby are also subject to regulatory approval including the approvals of the NYSE MKT and of the TSXV.

The court approval and approval by the NYSE MKT are conditions precedent to the closing of the arrangement.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this joint proxy and information statement/circular, please vote your shares of Lynden common stock as soon as possible so that your shares of Lynden common stock will be represented at the Lynden special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the Intermediary if your shares are held in the name of your Intermediary.

Q: If I am a Lynden shareholder or optionholder, how do I vote?

A: A Lynden shareholder or optionholder may vote by proxy or in person at the Lynden special meeting. To vote by proxy, a Lynden shareholder may use one of the following methods if it is a registered holder (that is, it holds its shares of Lynden common stock in its own name):

•	telephone voting, by dialing the toll-free number and following the instructions on the proxy card;

•	via the Internet, by going to the web address shown on the proxy card and following the instructions on the proxy card; or

•	mail, by completing, signing and returning the proxy card in the enclosed postage paid envelope.

Proxies submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on [●], 2016.

If you hold your shares of Lynden common stock through an Intermediary, please follow the instructions provided by such Intermediary to ensure that your vote is counted at the Lynden special meeting and contact your Intermediary for instructions and assistance in delivering the share certificate(s) representing those shares.

Q: When and where is the Lynden special meeting? What must I bring to attend the special meeting?

A: The special meeting of Lynden shareholders and optionholders will be held in the boardroom at 595 Burrard Street, Suite 2900, Vancouver, British Columbia at [●] a.m., Pacific Time, on [●], 2016. Subject to space availability, all Lynden shareholders and optionholders as of the Lynden record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at [●] a.m. Pacific Time.

If you wish to attend Lynden’s special meeting, you must bring photo identification. If you hold your shares through an Intermediary, you must also bring proof of ownership such as the voting instruction form from your Intermediary or an account statement.

Q: If my shares of Lynden common stock are held by my Intermediary, will they vote my shares of Lynden common stock?

A: An Intermediary will vote the shares of Lynden common stock held by you only if you provide instructions to them on how to vote. Without instructions, those shares of Lynden common stock will not be voted. Lynden shareholders should instruct their Intermediaries to vote their shares of Lynden common stock on their behalf by following the directions provided to them by their Intermediaries. Unless your Intermediary gives you its proxy to vote the shares of Lynden common stock at the Lynden special meeting, you cannot vote those shares of Lynden common stock owned by you at the Lynden special meeting.

See “Lynden Special Meeting—Beneficial Shareholders.”

Q: What if I fail to vote or abstain?

A: For purposes of the Lynden special meeting, an abstention occurs when a shareholder or optionholder attends the applicable special meeting in person and does not vote or returns a proxy with an “abstain” vote.

Arrangement resolution: An abstention will be deemed a vote not cast and have no effect on the arrangement resolution.

Lynden adjournment proposal: An abstention will be deemed a vote not cast and have no effect on the Lynden adjournment proposal.

Q: What will happen if I sign and return my proxy or voting instruction form without indicating how to vote?

A: If you sign and return your proxy or voting instruction form without indicating how to vote on any particular proposal, the shares of Lynden common stock represented by your proxy will be voted as recommended by the Lynden board of directors with respect to that proposal. The Lynden board of directors has recommended a vote “FOR” each of the proposals.

Q: What if I hold shares of both Earthstone common stock and Lynden common stock or options?

A: If you hold shares of both Earthstone and Lynden, you will receive two separate packages of materials. However, as an Earthstone stockholder, you are not being asked to vote on the matters and thus do not have a proxy card to complete. As a Lynden shareholder or optionholder, you are being asked to please sign, date and return all proxy cards that you receive from Lynden, or vote as a Lynden shareholder or optionholder by Internet or telephone or by attending the Lynden special meeting.

Q: May I change my vote after I have delivered my proxy or voting instruction card?

A: Yes. A Lynden registered shareholder or optionholder has the power to revoke a proxy after giving it at any time before it is exercised. Lynden registered shareholders may revoke their proxy either by (a) signing a proxy bearing a later date and depositing a duly executed proxy bearing a later date (including by means of a telephone or Internet vote) with Lynden’s Secretary at Three Bentall Centre, Suite 2900, 595 Burrard Street, Vancouver, British Columbia V7X 1J5, or (b) signing and dating a written notice of revocation (in the same manner as the instrument of proxy is required to be executed as set out in the notes to the instrument of proxy) and either depositing a duly executed proxy bearing a later date (including by means of a telephone or Internet vote) with Lynden’s Secretary at Three Bentall Centre, Suite 2900, 595 Burrard Street, Vancouver, British Columbia V7X 1J5 and within the time aforesaid or with the chairman of the Lynden special meeting prior to the commencement of the Lynden special meeting or any adjournment thereof, or (c) registering with the scrutineer at the Lynden special meeting as a Lynden shareholder or optionholder present in person, whereupon such proxy shall be deemed to have been revoked.

Only Lynden registered shareholders have the right to revoke a proxy. Lynden non-registered holders who wish to change their vote must in sufficient time in advance of the Lynden special meeting, arrange for their respective Intermediaries to change their vote and if necessary revoke their proxy in accordance with the revocation procedures.

Q: What are the material U.S. federal income tax consequences?

A: The exchange of shares of Lynden common stock for shares of Earthstone common stock pursuant to the arrangement, together with the amalgamation of Lynden and Merger Sub, should qualify as a tax-deferred “reorganization” (a “Reorganization”) within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), provided that such share exchange and amalgamation are treated as a single integrated transaction for U.S. federal income tax purposes. However, neither Lynden nor Earthstone has sought or obtained either a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel regarding any of the tax consequences of the arrangement. Accordingly, there can be no assurance that the IRS will not challenge the qualification of the arrangement as a Reorganization or that the U.S. courts would uphold the qualification of the arrangement as a Reorganization in the event of an IRS challenge.

Assuming the arrangement qualifies as a Reorganization, and subject to special rules applicable to interests in a “passive foreign investment company” (“PFIC”), as discussed under “Material U.S. Federal Income Tax Consequences” below, U.S. Holders should not recognize gain or loss for U.S. federal income tax purposes on the exchange of shares of Lynden common stock for shares of Earthstone common stock pursuant to the arrangement.

Although the matter is subject to uncertainty, U.S. Holders may be required by the PFIC rules to recognize taxable gain or income subject to tax at ordinary income tax rates and to incur an interest charge on a deemed income deferral benefit. This description of U.S. federal income tax consequences of the arrangement is qualified in its entirety by the longer discussion under “Material U.S. Federal Income Tax Consequences” below, and neither this description nor the longer discussion is intended to be legal or tax advice to any particular U.S. Holder. Accordingly, U.S. Holders should consult their own tax advisors with respect to their particular circumstances.

The material U.S. federal income tax consequences are described in “Material U.S. Federal Income Tax Consequences” beginning on page [●].

Q: What are the material Canadian federal income tax consequences?

A: Holders of Lynden common stock who are residents of Canada for purposes of the Income Tax Act (Canada) (the “ITA”) and hold their shares of Lynden common stock as capital property will generally be considered to have disposed of the Lynden common stock for proceeds of disposition equal to the fair market value of the Earthstone common stock received as consideration. As a result, such a holder will generally realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition exceed (or are less than) the aggregate of the holder’s adjusted cost base of the Lynden common stock immediately before the exchange and any reasonable costs of disposition.

Holders of Lynden common stock who are not residents of Canada for purposes of the ITA and hold their Lynden common stock as capital property will generally not be subject to tax under the ITA on any capital gain realized on the disposition of their shares of Lynden common stock under the arrangement unless the Lynden common stock is “taxable Canadian property,” as defined in the ITA, and the Lynden common stock is not “treaty-protected property,” as defined in the ITA.

Lynden shareholders and optionholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the arrangement.

The material Canadian federal income tax consequences are described in “Material Canadian Federal Income Tax Consequences” beginning on page [●].

Q: Do I have appraisal or dissenters’ rights in connection with the arrangement?

A: Under Delaware law, Earthstone stockholders will not be entitled to exercise any appraisal rights in connection with the arrangement or the other transactions contemplated by the arrangement agreement.

Lynden shareholders and optionholders will vote in respect of the arrangement resolution. Lynden registered shareholders are entitled to the dissent rights set out in Section 238 of the Business Corporations Act (British Columbia) (the “BCBCA”) and to be paid the fair value of their shares of Lynden common stock if such shareholder dissents in respect of the arrangement resolution and to be paid the fair value, in cash, of the shares of Lynden common stock in respect of which such Lynden registered shareholder dissents in compliance with Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order.

For a more complete discussion of rights of dissenting Lynden shareholders, see “The Arrangement—Appraisal / Dissenters’ Rights” beginning on page [●], “The Arrangement Agreement—Dissenting Shares” beginning on page [●] and “Rights of Dissenting Lynden Shareholders” beginning on page [●].

Q: What if I hold Lynden stock options?

A: In connection with the arrangement, each option award relating to Lynden common stock that is outstanding immediately prior to the completion of the arrangement shall be deemed to be terminated and cancelled in exchange for delivery on the closing date of such number of shares of Earthstone common stock determined by the following calculation:

((A x Exchange Ratio)–B) x C
A

where:

“A” is the volume weighted average closing price of Earthstone common stock on the NYSE MKT (or such other primary stock market on which the Earthstone common stock is then trading), converted to Canadian dollars using the Bank of Canada noon exchange rate, for the five trading days preceding the closing date;

“B” is the exercise price of the subject Lynden options; and

“C” is the number of the subject Lynden options.

In order to be entitled to receive shares of Earthstone common stock pursuant to the foregoing calculation, the Lynden optionholders will be required to pay to Lynden and/or Earthstone the amount, if any, of applicable withholding taxes that would have been payable by the Lynden optionholder had the Lynden option been exercised rather than cancelled and terminated, and Lynden and/or Earthstone shall forthwith remit such funds to the appropriate government tax authority. To the extent holders of Lynden options shall not be entitled to receive any shares of Earthstone common stock at closing based upon the foregoing method of calculation, Earthstone shall on the closing date pay the applicable Lynden optionholders U.S.$0.001 for every such Lynden option. The shares of Earthstone common stock to be issued to holders of shares of Lynden common stock and Lynden options will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be issued by Earthstone in reliance on the exemption provided under Section 3(a)(10) of the Securities Act subject to, with respect to holders who are or, at the effective time of the arrangement, become affiliates (as defined by Rule 144 of the Securities Act) of Earthstone, certain restrictions on resale under Rule 144 of the Securities Act.

Q: Whom should I contact if I have any questions about the proxy materials or voting?

A: If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this joint proxy and information statement/circular or the enclosed proxy card, you should contact Lynden Energy Corp., c/o Three Bentall Centre, 595 Burrard Street, Suite 2900, Vancouver, British Columbia V7X 1J5, Attention Corporate Secretary, or at its telephone number 604.629.2991.

Questions and Answers for Earthstone Stockholders

Q: Why am I receiving this joint proxy and information statement/circular?

A: Earthstone is sending these materials to its stockholders to provide information related to this transaction. Earthstone is not soliciting the vote of its stockholders nor asking for a proxy and therefore your vote is not required. Oak Valley Resources, LLC (“Oak Valley”), which owns approximately 66% of the outstanding shares of Earthstone common stock, has already delivered a written consent approving and adopting the arrangement agreement and the arrangement, and approving the issuance of shares of Earthstone common stock to Lynden stockholders pursuant to the arrangement. The written consent delivered by Oak Valley is attached to this joint proxy and information statement/circular as Annex F (the “Oak Valley written consent”). The Oak Valley written consent constitutes the only Earthstone stockholder approval required to adopt and approve the arrangement agreement and the arrangement, and approve the issuance of shares of Earthstone common stock pursuant to the arrangement agreement. However, applicable provisions of Delaware law and certain securities regulations require Earthstone to provide you with information regarding the arrangement even though your vote or consent is neither required nor requested to adopt and approve the arrangement agreement or complete the transactions contemplated thereby, including the arrangement and the issuance of shares of Earthstone common stock.

Q: Is the approval of Earthstone stockholders necessary to adopt the arrangement? Why am I not being asked to vote on the arrangement?

A: Delaware law and Earthstone’s organizational documents allow Earthstone’s stockholders to act by written consent instead of holding a meeting. At the time the Oak Valley written consent is delivered, a sufficient number of shares of Earthstone common stock will have adopted and approved the arrangement agreement and the arrangement, and approved the issuance of shares of Earthstone common stock. Therefore, Earthstone will not need to hold a special meeting and no vote is required on your part. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q: What are Earthstone’s reasons for the arrangement?

A: The Earthstone board of directors considered many factors in making its determination that the arrangement agreement and the transactions contemplated thereby (including the arrangement and the issuance of shares of Earthstone common stock pursuant to the arrangement agreement), were fair and reasonable and in the best interests of Earthstone and Earthstone’s stockholders. The factors considered by the Earthstone board of directors in making that determination included, among others, the arrangement will enhance Earthstone’s entry into the Midland Basin in Texas as Lynden’s primary asset includes significant oil and natural gas acreage there, and will result in significant increases in production and proved reserves for Earthstone. For a more complete discussion of these factors, see “The Arrangement—Reasons of the Earthstone Board of Directors.”

Q: What are the potentially negative factors relating to the transactions considered by the Earthstone board of directors in considering the arrangement?

A: In addition to considering the positive attributes of the arrangement, the Earthstone board of directors also considered potentially negative factors before determining that the transactions are in the best interests of Earthstone and its stockholders. These potentially negative factors included, among others, the fact that there is a fixed exchange ratio that will not be adjusted to reflect the trading prices of the parties’ publicly traded common equity and the potential disruption to Earthstone’s business that could result from the announcement of the arrangement. For a more complete discussion of these factors, see “The Arrangement—Reasons of the Earthstone Board of Directors.”

Q: Has the Earthstone board of directors unanimously approved the arrangement agreement and the transactions contemplated thereby?

A: After careful consideration, the Earthstone board of directors has unanimously (i) approved and declared advisable the arrangement agreement and the transactions contemplated by the arrangement agreement, including the arrangement and the issuance of shares of Earthstone common stock pursuant to the arrangement agreement, (ii) determined that the arrangement agreement and such transactions are fair to, and in the best interests of, the Earthstone stockholders, and (iii) resolved to recommend that the Earthstone stockholders adopt and approve the arrangement agreement and the issuance of shares of Earthstone common stock, in each case upon the terms and subject to the conditions of the arrangement agreement.

Q: Will appraisal rights be available for dissenting Earthstone stockholders?

A: No. There are no appraisal rights available under Delaware law to Earthstone stockholders in connection with the arrangement.

Q: What do I need to do now?

A: Carefully read and consider the information contained in, and incorporated by reference into, this joint proxy and information statement/circular, including its annexes.

Q: Who can help answer my questions?

A: Earthstone stockholders who have questions about the arrangement or desire additional copies of this joint proxy and information statement/circular should contact:

Neil K. Cohen

Vice President Finance, Treasurer

Earthstone Energy, Inc.

(281) 298-4246

FORWARD-LOOKING STATEMENTS

This document contains statements that Earthstone and Lynden believe to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities laws. All statements other than historical facts, including, without limitation, statements regarding the expected benefits of the arrangement to Earthstone and Lynden and their shareholders, the anticipated completion of the arrangement or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations, are forward-looking statements. When used in this document, words such as “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to:

•	volatility and weakness in commodity prices for oil and natural gas and the effect of prices set or influenced by action of the Organization of Petroleum Exporting Countries (“OPEC”) and other Middle East producers;

•	further declines in oil, natural gas liquids or natural gas prices;

•	the ability to obtain shareholder and court approvals of the arrangement;

•	the ability to complete the arrangement on anticipated terms and timetable;

•	Earthstone’s ability to integrate Lynden successfully after the arrangement and achieve anticipated benefits from the arrangement;

•	the possibility that various closing conditions for the arrangement may not be satisfied or waived;

•	risks relating to any unforeseen liabilities of Earthstone or Lynden;

•	the level of success in exploration, development and production activities;

•	adverse weather conditions that may negatively impact development or production activities;

•	the timing of exploration and development expenditures;

•	the ability to obtain sufficient quantities of CO2 necessary to carry out enhanced oil recovery projects;

•	inaccuracies of reserve estimates or assumptions underlying them;

•	revisions to reserve estimates as a result of changes in commodity prices;

•	impacts to financial statements as a result of impairment write-downs;

•	risks related to the level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement;

•	ability to generate sufficient cash flows from operations to meet the internally funded portion of Earthstone’s and Lynden’s capital expenditures budgets;

•	ability to obtain external capital to finance exploration and development operations and acquisitions;

•	federal and state initiatives relating to the regulation of hydraulic fracturing;

•	the ability to successfully complete potential asset dispositions and the risks related thereto;

•	the impacts of hedging on results of operations;

•	failure of properties to yield oil or natural gas in commercially viable quantities;

•	availability of, and risks associated with, transport of oil and natural gas;

•	future shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services;

•	uninsured or underinsured losses resulting from oil and natural gas operations;

•	inability to access oil and natural gas markets due to market conditions or operational impediments;

•	the impact and costs of compliance with laws and regulations governing oil and natural gas operations;

•	ability to replace oil and natural gas reserves;

•	any loss of senior management or technical personnel;

•	competition in the oil and natural gas industry; and

•	other risks described under the caption “Risk Factors” in Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2014, Earthstone’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, Lynden’s Annual Report on Form 10-K for the year ended June 30, 2015 and Lynden’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Except as required by law, Earthstone and Lynden assume no obligation, and disclaim any duty, to update the forward-looking statements in this joint proxy and information statement/circular.

SUMMARY

This summary highlights selected information contained in this joint proxy and information statement/circular and does not contain all the information that may be important to you. Earthstone and Lynden urge you to read carefully this joint proxy and information statement/circular in its entirety, including the annexes. Additional, important information, which Earthstone and Lynden also urge you to read, is contained in the documents incorporated by reference into this joint proxy and information statement/circular. See “Where You Can Find More Information” beginning on page [●]. Unless stated otherwise, all references in this joint proxy and information statement/circular to Earthstone are to Earthstone Energy, Inc., all references to Lynden are to Lynden Energy Corp. and all references to the arrangement agreement are to the arrangement agreement, dated as of December 16, 2015, among Earthstone, Merger Sub and Lynden, a copy of which is attached as Annex B to this joint proxy and information statement/circular. In addition, definitions for certain terms relating to the oil and natural gas business can be found in “Glossary of Certain Oil and Natural Gas Terms” beginning on page [●].

The Parties

Earthstone

Earthstone is a growth-oriented independent oil and gas exploration and production company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves, and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas and in the Williston Basin of North Dakota and Montana. Earthstone common stock is traded on NYSE MKT, LLC (“NYSE MKT”) under the symbol “ESTE.”

As of December 31, 2014, Earthstone’s estimated proved reserves totaled 22,192 MBOE. Earthstone’s third quarter 2015 average daily production was 4,646 BOE/d. For the nine months ended September 30, 2015 and year ended December 31, 2014, Earthstone had total revenues of approximately $41.1 million and $48.0 million and net loss of approximately $0.14 million and $28.8 million, respectively.

Earthstone’s principal offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

Lynden

Lynden is an independent energy company focused on acquiring, exploring and developing petroleum and natural gas rights and properties. Lynden holds various non-operated working interests in the Midland Basin and Eastern Shelf (Mitchell Ranch), located in the Permian Basin in west Texas and in the Paradox Basin Project, located in Utah.

As of June 30, 2015, Lynden’s estimated proved reserves totaled 13,376 MBOE. Lynden’s quarter ended September 30, 2015 average daily production was 1,227 BOE/d. For the year ended June 30, 2015, Lynden had total revenues of approximately $22.2 million and incurred a net loss of approximately $0.6 million.

Lynden’s registered office is located at Three Bentall Centre, Suite 2900, 595 Burrard Street, Vancouver, British Columbia V7X 1J5, and its telephone number is (604) 629-2991. Lynden common stock is listed on the TSX Venture Exchange (“TSXV”), trading under the symbol “LVL.”

Merger Sub

1058286 B.C. Ltd., a wholly-owned subsidiary of Earthstone, is a company organized and existing under the laws of British Columbia, Canada. Merger Sub was incorporated for the purpose of effecting the arrangement and has not conducted any activities other than those incidental to its formation and the matters contemplated by the arrangement agreement.

The Arrangement

On December 16, 2015, Earthstone, Merger Sub and Lynden entered into the arrangement agreement, which provides that, subject to the terms and conditions of the arrangement agreement and in accordance with the approval by the court under Division 5 of Part 9 of the BCBCA, Earthstone will acquire all of the outstanding shares of Lynden and Merger Sub will amalgamate with Lynden to form one corporate entity with Lynden surviving the amalgamation as a direct wholly-owned subsidiary of Earthstone.

Consideration to be Received in the Arrangement by Lynden Shareholders

At the effective time of the arrangement, Lynden shareholders will receive 0.02842 shares of Earthstone common stock (the “exchange ratio”) for each share of Lynden common stock. No fractional shares of Earthstone common stock will be issued as part of the arrangement. Instead, where the aggregate number of Earthstone common stock to be issued to a Lynden shareholder as consideration would result in a fraction of securities of Earthstone being issuable, the number of shares of Earthstone common stock to be received by such Lynden shareholder shall be rounded up or down to the nearest whole share of Earthstone common stock. The exchange ratio is fixed and will not be adjusted to reflect changes in the stock price of either company before the arrangement is completed. Earthstone stockholders will continue to own their existing shares of Earthstone common stock, and the Earthstone common stock will not be affected by the arrangement.

Collateral Benefits

Multilateral Instrument—Protection of Minority Security Holders in Special Transactions issued by the Canadian Securities Administrators (“MI 61-101”) applies to, among other transactions, “business combinations” (as defined in MI 61-101) which may terminate the interests of security holders without their consent in certain circumstances, including, where, at the time the transaction is agreed to, a “related party” of the issuer (as defined in MI 61-101) is entitled to receive, directly or indirectly as a consequence of the transaction, a “collateral benefit” (as defined in MI 61-101). The directors and the executive officers of Lynden are all related parties of Lynden.

MI 61-101 excludes from the meaning of “collateral benefit” certain benefits to a related party received solely in connection with the related party’s services as an employee, director or consultant of an issuer where, among other things, (a) the benefit is not conferred for the purposes of increasing the value of the consideration paid to the related party for securities relinquished under the transaction; (b) the conferring of the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner; (c) full particulars of the benefits are disclosed in the disclosure document for the transaction; and (d) the related party and its associated entities beneficially own, or exercise control or direction over, less than 1% of the outstanding securities of each class of equity securities of the issuer (the “De Minimis Exemption”).

Pursuant to an employment agreement entered into between Lynden and Colin Watt, President and Chief Executive Officer of Lynden, Mr. Watt will receive a lump sum payment if he is terminated within 12 months of a change of control and “as a result of” the transaction. The arrangement will constitute a change of control as defined in his employment agreement. As of December 16, 2015 (the date the arrangement agreement was entered into), Mr. Watt and his associated entities beneficially owned or exercised control over less than 1% of the outstanding shares of Lynden common stock. As a result, the De Minimis Exemption is available and the lump sum payment to be received by Mr. Watt is not a “collateral benefit” for purposes of MI 61-101.

Pursuant to a retention agreement entered into between Lynden and Laurie Sadler, Chief Financial Officer of Lynden, Mr. Sadler will receive a lump sum payment if he remains with Lynden until completion of the transactions under the arrangement agreement. As of December 16, 2015 (the date the arrangement agreement was entered into), Mr. Sadler and his associated entities beneficially owned or exercised control over less than 1% of the outstanding shares of Lynden common stock. As a result, the De Minimis Exemption is available and the lump sum payment to be received by Mr. Sadler is not a “collateral benefit” for purposes of MI 61-101.

The directors and executive officers may receive a benefit as a result of the arrangement agreement in connection with the purchase and cancellation of stock options previously granted to such directors and executive officers in connection with their employment with Lynden. As of December 16, 2015 (the date the arrangement agreement was entered into), each such director and executive officer and his associated entities beneficially owned or exercised control over less than 1% of the outstanding shares of Lynden common stock. As a result, the De Minimis Exemption is available and the benefits to be received by such directors and officers under the arrangement agreement are not “collateral benefits” for purposes of MI 61-101.

See “The Arrangement—Interests of Directors and Executive Officers of Lynden in the Arrangement” on page [●] and “The Arrangement—Collateral Benefits” beginning on page [●].

Treatment of Equity Awards

Lynden

In connection with the arrangement, each Lynden stock option that is outstanding immediately prior to the completion of the arrangement shall be deemed to be terminated and cancelled in exchange for delivery on the closing date of such number of shares of Earthstone common stock determined by the following calculation:

((A x Exchange Ratio) – B) x C

A

where:

“A” is the volume weighted average closing price of Earthstone common stock on the NYSE MKT (or such other primary stock market on which the Earthstone common stock is then trading), converted to Canadian dollars using the Bank of Canada noon exchange rate, for the five trading days preceding the closing date;

“B” is the exercise price of the subject Lynden options; and

“C” is the number of the subject Lynden options.

In order to be entitled to receive shares of Earthstone common stock pursuant to the foregoing calculation, the Lynden optionholders will be required to pay to Lynden and/or Earthstone the amount, if any, of applicable withholding taxes that would have been payable by the Lynden optionholder had the Lynden option been exercised rather than cancelled and terminated, and Lynden and/or Earthstone shall forthwith remit such funds to the appropriate government tax authority. To the extent holders of Lynden options shall not be entitled to receive any shares of Earthstone common stock at closing based upon the foregoing method of calculation, Earthstone shall on the closing date pay the applicable Lynden optionholders U.S.$0.001 for every such Lynden option. The shares of Earthstone common stock to be issued to holders of shares of Lynden common stock and Lynden options will not be registered under the Securities Act, but will be issued by Earthstone in reliance on the exemption provided under Section 3(a)(10) of the Securities Act subject to, with respect to holders who are or, at the effective time of the arrangement, become affiliates (as defined by Rule 144 of the Securities Act) of Earthstone, certain restrictions on resale under Rule 144 of the Securities Act.

Earthstone

The arrangement will not affect Earthstone’s outstanding equity awards. All such awards will remain outstanding subject to the same terms and conditions that are applicable prior to the arrangement.

Recommendations of the Lynden Board of Directors

After careful consideration, the Lynden board of directors recommends that Lynden shareholders and optionholders vote “FOR” the arrangement resolution and vote “FOR” the Lynden adjournment proposal.

For a more complete description of Lynden’s reasons for the arrangement and the recommendation of the Lynden board of directors, see “The Arrangement—Recommendation of Lynden Board of Directors; Lynden Reasons for the Arrangement” beginning on page [●].

Reasons of the Earthstone Board of Directors

After careful consideration, the Earthstone board of directors determined that the arrangement agreement and the transactions contemplated under it (including the arrangement and the issuance of shares of Earthstone common stock pursuant to the arrangement agreement) was fair and reasonable and in the best interests of Earthstone and the stockholders of Earthstone.

For a more complete description of Earthstone’s reasons for the arrangement, see “The Arrangement—Earthstone Board of Directors Reasons for the Arrangement” beginning on page [●].

Opinion of Lynden Financial Advisor

On December 16, 2015, SunTrust Robinson Humphrey, Inc., which we refer to as SunTrust Robinson Humphrey, rendered its oral opinion to the Lynden board of directors (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated December 16, 2015) as to, as of December 16, 2015, the fairness, from a financial point of view, to the holders of shares of Lynden common stock of the exchange ratio in the arrangement pursuant to the arrangement agreement.

SunTrust Robinson Humphrey’s opinion was directed to the Lynden board of directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of shares of Lynden common stock of the exchange ratio in the arrangement pursuant to the arrangement agreement and did not address any other terms, conditions, aspects or implications of the arrangement. The summary of SunTrust Robinson Humphrey’s opinion in this joint proxy and information statement/circular is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex E to this joint proxy and information statement/circular and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SunTrust Robinson Humphrey in preparing its opinion. However, neither SunTrust Robinson Humphrey’s written opinion nor the summary of its opinion and the related analyses set forth in this joint proxy and information statement/circular is intended to be, and they do not constitute, a recommendation as to, or otherwise address, how any holder of shares of Lynden common stock should act or vote with respect to the arrangement or any related matter. See “The Arrangement—Opinion of Lynden Financial Advisor” beginning on page [●].

Written Consent of a Certain Earthstone Stockholder

In connection with the arrangement agreement, on December 16, 2015, Oak Valley, the holder of approximately 9,124,452 shares of Earthstone common stock, which represents 66.0% of the outstanding shares of Earthstone common stock and a sufficient number of shares of Earthstone common stock to approve and adopt the arrangement agreement and the arrangement, and approve the issuance of the shares of Earthstone common stock pursuant to the arrangement agreement, delivered a written consent (the “Oak Valley written consent”) approving and adopting the arrangement agreement and the arrangement, and approving the issuance of shares of Earthstone common stock pursuant to the arrangement agreement.

The foregoing description of the Oak Valley written consent is not complete and is qualified in its entirety by reference to the written consent which is attached hereto as Annex F and is incorporated herein by reference.

The arrangement requires approval by a majority of the outstanding shares of Earthstone common stock. Each share of Earthstone common stock is entitled to one vote. As discussed above, Oak Valley, which controls 66.0% of the total voting power of Earthstone’s outstanding shares of common stock, has delivered a written consent, in the form attached hereto as Annex F, approving and adopting the arrangement agreement and the arrangement, and approving the issuance of the shares of Earthstone common stock pursuant to the arrangement agreement. Accordingly, no vote is required on your part. Therefore, Earthstone will not need to hold a special meeting and no further action is required on the part of the Earthstone stockholders.

For a further discussion of the Oak Valley written consent, see “Oak Valley Written Consent” beginning on page [●].

Voting Support Agreements

Earthstone entered into voting agreements with certain shareholders of Lynden, pursuant to which such Lynden shareholders have agreed, subject to the terms and conditions of the voting agreements, to vote shares of Lynden common stock in favor of the arrangement resolution. As of the date of the arrangement agreement, 31,103,399 shares of Lynden common stock, representing 23.2% of the of the total voting power of the outstanding shares of Lynden common stock, which includes 3,800,000 shares of Lynden common stock underlying stock options that are held by the voting agreement parties that are exercisable as of December 16, 2015 or will become exercisable within 60 days thereafter, are subject to voting agreements. See “The Voting Support Agreement” beginning on page [●].

Governance Following Completion of the Arrangement

The Earthstone senior management team will lead the combined company after the completion of the arrangement.

Interests of Directors and Executive Officers of Lynden in the Arrangement

You should be aware that some of the directors and executive officers of Lynden have interests in the arrangement that are different from, or are in addition to, the interests of Lynden shareholders generally, including without limitation the following:

•	treatment of Lynden stock options held by its directors and executive officers;

•	employment agreements and consulting agreements that provide severance rights upon a termination that occurs in connection with a “change of control” of Lynden; and

•	the indemnification of Lynden’s directors and executive officers by Earthstone.

Except as disclosed herein, no informed person of Lynden (as defined in NI 51-102) or any associate or affiliate of any informed person has or had any material interest, direct or indirect, in any transaction since the commencement of Lynden’s most recently completed financial year or any proposed transaction that has materially affected or would materially affect Lynden.

For a further discussion of the interests of Lynden directors and executive officers in the arrangement, see “The Arrangement—Interests of Directors and Executive Officers of Lynden in the Arrangement” beginning on page [●].

Material U.S. Federal Income Tax Consequences

The exchange of shares of Lynden common stock for shares of Earthstone common stock pursuant to the arrangement, together with the amalgamation of Lynden and Merger Sub, should qualify as a tax-deferred “Reorganization” within the meaning of Section 368(a) of the Code provided that such share exchange and amalgamation are treated as a single integrated transaction for U.S. federal income tax purposes. However, neither Lynden nor Earthstone has sought or obtained either a ruling from the IRS or an opinion of counsel regarding any of the tax consequences of the arrangement. Accordingly, there can be no assurance that the IRS will not challenge the qualification of the arrangement as a Reorganization or that the U.S. courts would uphold the qualification of the arrangement as a Reorganization in the event of an IRS challenge.

Assuming the arrangement qualifies as a Reorganization, and subject to special rules applicable to interests in a PFIC, as discussed under “Material U.S. Federal Income Tax Consequences” below, U.S. Holders should not recognize gain or loss for U.S. federal income tax purposes on the exchange of shares of Lynden common stock for shares of Earthstone common stock pursuant to the arrangement.

Although the matter is subject to uncertainty, U.S. Holders may be required by the PFIC rules to recognize taxable gain or income subject to tax at ordinary income tax rates and to incur an interest charge on a deemed income deferral benefit. The discussion of U.S. federal income tax consequences of the arrangement contained in this joint proxy and information statement/circular (see “Material U.S. Federal Income Tax Consequences” beginning on page [●]) is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the arrangement. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws.

Lynden shareholders and optionholders are strongly urged to consult with their tax advisors regarding the tax consequences of the arrangement to them, including the effects of U.S. federal, state, local, foreign and other tax laws.

For a further discussion of the U.S. federal income tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page [●].

Material Canadian Federal Income Tax Consequences

Holders of Lynden common stock who are residents of Canada for purposes of the ITA and hold their shares of Lynden common stock as capital property will generally be considered to have disposed of the Lynden common stock for proceeds of disposition equal to the fair market value of the Earthstone common stock received as consideration. As a result, such a holder will generally realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition exceed (or are less than) the aggregate of the holder’s adjusted cost base of the Lynden common stock immediately before the exchange and any reasonable costs of disposition.

Holders of Lynden common stock who are not residents of Canada for purposes of the ITA and hold their Lynden common stock as capital property will generally not be subject to tax under the ITA on any capital gain realized on the disposition of their shares of Lynden common stock under the arrangement unless the Lynden common stock is “taxable Canadian property,” as defined in the ITA, and the Lynden common stock is not “treaty-protected property,” as defined in the ITA.

The material Canadian federal income tax consequences are described in “Material Canadian Federal Income Tax Consequences” beginning on page [●]. Tax matters are complicated and the tax consequences of the arrangement to you will depend upon the facts of your particular circumstances. Because particular circumstances may differ, Lynden shareholders and optionholders should consult with their tax advisors as to the specific Canadian tax consequences of the arrangement for them.

For a further discussion of the Canadian federal income tax consequences, see “Material Canadian Federal Income Tax Consequences” beginning on page [●].

Accounting Treatment of the Arrangement

The arrangement will be accounted for as an acquisition of Lynden by Earthstone under the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Court Approval Required for the Arrangement

The arrangement requires approval by the court under Division 5 of Part 9 of the BCBCA. Prior to the mailing of this joint proxy and information statement/circular, Lynden obtained the interim order providing for the calling and holding of a special meeting of Lynden shareholders and optionholders and other procedural matters (the “interim order”). A copy of the interim order is attached hereto as Annex G.

Subject to the approval of the arrangement resolution by Lynden shareholders and optionholders voting as one class at the Lynden special meeting, the hearing in respect of the final order is expected to take place on or about [●], 2016, or as soon thereafter as is reasonably practicable. A copy of the notice of hearing of petition for final order is attached hereto as Annex H.

Any Lynden shareholder or optionholder or other person who wishes to participate, to appear, or to be represented, and to present evidence or arguments at the hearing must serve and file a response to petition (a “response”) no later than [●], 2016 and satisfy the other requirements of the court, as directed in the interim order and the notice of hearing of petition for final order appended hereto as Annex G and Annex H, respectively, and as the court may direct in the future. The court will consider, among other things, the fairness and reasonableness of the arrangement and the rights of every person affected. The court may approve the arrangement in any manner the court may direct, subject to compliance with such terms and conditions, if any, as the court deems fit. The court has further been advised that the final order granted by the court will constitute the basis for the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(10) thereof with respect to the shares of Earthstone common stock to be issued pursuant to the arrangement.

Although Lynden’s objective is to complete the arrangement as soon as possible after the Lynden special meeting, the completion could be delayed for a number of reasons, including, but not limited to, an objection before the court at the hearing of the application for the final order or any delay in obtaining any required approvals. Earthstone and Lynden may determine not to complete the arrangement without prior notice to or action on the part of Lynden shareholders or optionholders. See “The Arrangement Agreement—Termination of Arrangement Agreement” beginning on page [●].

For a more complete discussion of court approval matters relating to the arrangement, see “The Arrangement—Court Approval of the Arrangement and Completion of the Arrangement” beginning on page [●].

United States Securities Law Matters

The shares of Earthstone common stock to be issued to holders of shares of Lynden common stock and Lynden options will not be registered under the Securities Act, but will be issued by Earthstone in reliance on the exemption provided under Section 3(a)(10) of the Securities Act subject to, with respect to holders who are or, at the effective time of the arrangement, become affiliates (as defined by Rule 144 of the Securities Act) of Earthstone, certain restrictions on resale under Rule 144 of the Securities Act.

See “The Arrangement—U.S. Securities Law Matters” beginning on page [●].

Dissenters’ Rights

Lynden registered shareholders also have the right to dissent in respect of the arrangement resolution and, if the arrangement becomes effective, to be paid the fair value, in cash, of the shares of Lynden common stock in respect of which such Lynden registered shareholder dissents in compliance with Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order.

For a more complete discussion of rights of dissenting Lynden shareholders, see “The Arrangement—Appraisal / Dissenters’ Rights” beginning on page [●], “The Arrangement Agreement—Dissenting Shares” beginning on page [●] and “Rights of Dissenting Lynden Shareholders” beginning on page [●].

Conditions to Completion of the Arrangement

The respective obligations of Lynden and Earthstone to complete the arrangement are subject to the satisfaction of the following conditions:

•	the Earthstone common stock to be issued pursuant to the arrangement will be (i) either (x) exempt from registration requirements under the Securities Act pursuant to Section 3(a)(10) and without trading restrictions subject to, with respect to certain persons who are or, at the effective time of the arrangement, become affiliates (as defined by Rule 144 of the Securities Act) of Earthstone, certain restrictions on resale under Rule 144 or the Securities Act or (y) registered pursuant to an effective registration statement and (ii) exempt from prospectus and registration requirements of applicable Canadian securities laws;

•	the arrangement resolution has been approved by the Lynden shareholders and optionholders voting as one class in accordance with the requirements of the BCBCA and the interim order;

•	each of the interim order and the final order will have been obtained in form and substance satisfactory to each of the parties, acting reasonably, and will not have been set aside or modified in a manner unacceptable to either of the parties (acting reasonably) on appeal or otherwise;

•	the shares of Earthstone common stock to be issued pursuant to the arrangement have been approved for listing on the NYSE MKT, subject to official notice of issuance;

•	no law or order has been enacted, entered, promulgated, adopted, issued or enforced by any governmental entity that has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by the arrangement agreement;

•	certain key regulatory approvals, including any necessary approvals of the arrangement from the TSXV and the Supreme Court of British Columbia, shall have been obtained;

•

the other party’s representations and warranties regarding capitalization are correct and complete (other than de minimis inaccuracies) and the other party’s other representations and warranties, when read without regard to materiality qualifications, are correct and complete, except where such failures of such representations and warranties to be true and correct in all respects, individually or in the aggregate, have not and would not reasonably be expected to have a material adverse effect (as defined in “The Arrangement Agreement—Representations and Warranties” beginning on page [●]);

•	the other party has performed in all material respects all obligations and complied in all material respects with all covenants required by the arrangement agreement to be performed or complied with at or prior to the closing of the arrangement;

•	no event, change, effect, condition, fact or circumstance has occurred after the date of the arrangement agreement that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the other party; and

•	the other party has delivered a certification stating that certain conditions are satisfied.

The obligation of Lynden to complete the arrangement is further subject to the satisfaction or waiver of the following conditions:

•	Earthstone shall have delivered the shares of Earthstone common stock to be issued pursuant to the arrangement agreement to the arrangement exchange agent; and

•	the Oak Valley written consent shall have been obtained.

The obligation of Earthstone to complete the arrangement is further subject to the satisfaction or waiver of the following conditions:

•	the total number of shares of Lynden common stock with respect to which dissent rights have been properly exercised and not withdrawn have not exceeded 5% of the outstanding shares of Lynden common stock as of the closing date; and

•	each of the directors, officers and employees of Lynden shall have resigned from their positions with Lynden; and

•	the parties to any employment or consulting agreements entitling such parties to severance or change of control payments as a result of the arrangement agreement shall agree to the cash payment set forth in such agreements, which shall be paid by Lynden.

For a more complete discussion of the conditions to the arrangement, see “The Arrangement Agreement—Conditions” beginning on page [●].

Timing of the Arrangement

The arrangement is expected to be completed in the first or second quarter of 2016. However, it is possible that factors outside of each company’s control could require them to complete the arrangement at a later time or not to complete it at all.

No Solicitation of Other Offers

In the arrangement agreement, subject to certain exceptions, Lynden has agreed that it will not, directly or indirectly:

•	solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any inquiries or any proposals that constitute the submission of an acquisition proposal (as described in the section entitled “The Arrangement Agreement—Covenants—No Solicitation of Other Offers” beginning on page [●]);

•	furnish confidential information or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to an acquisition proposal; or

•	withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Earthstone, the recommendation of the Lynden board or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any acquisition proposal.

The arrangement agreement includes customary exceptions such that, prior to obtaining approval of the Lynden shareholders and optionholders, Lynden may engage in negotiations regarding and, subject to complying with certain specified procedures and, in certain circumstances, a payment of a termination fee and/or reimbursement of expenses as described below, the Lynden board of directors may change its recommendation of the transaction in light of, or terminate the arrangement agreement to enter into an agreement for, an unsolicited acquisition proposal that is determined to be a “superior proposal,” in each case, to the extent necessary to do so to comply with applicable fiduciary duties.

For a discussion of the limitations on solicitation of acquisition proposals from third parties, see “The Arrangement Agreement—Covenants—No Solicitation of Other Offers” beginning on page [●].

Termination of the Arrangement Agreement and Termination Fees

The arrangement agreement may be terminated in any of the following ways:

•	by mutual written consent of Earthstone and Lynden;

•	by either Earthstone or Lynden if:

•	a law or order has been enacted, entered or promulgated prohibiting or permanently restraining the consummation of the transactions contemplated by the arrangement agreement;

•	the arrangement has not been consummated on or prior to September 30, 2016, unless the failure to complete the arrangement is the result of breach of the arrangement agreement in any material respect by the party seeking to terminate the arrangement agreement;

•	the other party has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the arrangement agreement, such breach or failure to perform would result in any condition precedent not being satisfied and the breach is incapable of being cured within 14 calendar days after receiving written notice of such breach or has not been cured within such 14-day time period;

•	the approval of the arrangement resolution by the Lynden shareholders and optionholders is not obtained;

•	the interim order or the final order is not obtained from the court;

•	certain mutual conditions under the arrangement agreement have not been satisfied or waived before September 30, 2016;

•	by Earthstone if:

•	the Lynden board of directors has failed to make its recommendation to approve the arrangement or has changed its recommendation;

•	the Lynden board of directors has recommended to its shareholders any acquisition proposal or superior proposal or has entered into an agreement relating to such;

•	the total number of shares of Lynden common stock with respect to which dissent rights have been properly exercised and not withdrawn have exceeded 5% of the outstanding shares of Lynden common stock as of the closing date;

•	by Lynden if:

•	prior to receiving approval of the Lynden shareholders and optionholders, it accepts a superior proposal.

The arrangement agreement provides that, upon a termination of the arrangement agreement under specified circumstances, Lynden is required to pay a termination fee equal to $250,000 to Earthstone plus reimbursement of up to $250,000 of Earthstone’s expenses and, alternatively, Earthstone is required to pay a termination fee equal to $250,000 to Lynden plus reimbursement of up to $250,000 of Lynden’s expenses. If the arrangement agreement is terminated due to (i) Lynden receiving an acquisition proposal and the Lynden board of directors failing to reaffirm its approval of the arrangement, (ii) Lynden receiving an acquisition proposal and the Lynden board accepting, approving, recommending or entering into an acquisition agreement, (iii) the Lynden board making an adverse recommendation change, or (iv) at any time prior to the receipt of the approval of Lynden’s shareholders and optionholders, in order for Lynden to accept a superior proposal, Lynden would be required to pay a topping fee of $2.25 million to Earthstone plus reimbursement of up to $500,000 of Earthstone’s expenses.

For a more detailed discussion of each party’s termination rights and the related termination fee, see “The Arrangement Agreement—Termination of Arrangement Agreement” beginning on page [●].

Matters to be Considered at the Lynden Special Meeting

At the Lynden special meeting, Lynden shareholders and optionholders will be asked to consider and vote upon:

•	the arrangement resolution; and

•	the Lynden adjournment proposal.

Approval of the arrangement resolution requires (assuming a quorum is present) the (i) affirmative vote of the holders of at least two-thirds of the votes cast on the arrangement resolution by those holders of Lynden common stock and stock options present in person or represented by proxy, voting as one class.

Approval of the Lynden adjournment proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal.

The Lynden board of directors recommends that Lynden shareholders and optionholders vote “FOR” both of the proposals set forth above, as more fully described under “Lynden Special Meeting” beginning on page [●].

Risk Factors

You should also carefully consider the risks that are described in the section entitled “Risk Factors” beginning on page [●].

Earthstone Selected Historical Financial Data

Earthstone’s consolidated statements of income information for the years ended December 31, 2014, 2013 and 2012 and Earthstone’s consolidated balance sheet information at December 31, 2014 and 2013 are derived from Earthstone’s audited consolidated financial statements incorporated by reference into this joint proxy and information statement/circular. Earthstone’s consolidated statements of income information for the years ended December 31, 2011 and 2010 and Earthstone’s consolidated balance sheet information at December 31, 2012, 2011 and 2010 are derived from Earthstone’s audited consolidated financial statements that are not included or incorporated by reference into this joint proxy and information statement/circular. Earthstone’s consolidated statements of income information for the nine months ended September 30, 2015 and 2014 and the consolidated balance sheet information at September 30, 2015 have been derived from Earthstone’s unaudited consolidated financial statements incorporated by reference into this joint proxy and information statement/circular. This information is only a summary and you should read it in conjunction with Earthstone’s consolidated financial statements and related notes incorporated by reference in this joint proxy and information statement/circular. The consolidated financial data may not be indicative of future performance.

	Years Ended December 31,					Nine Months Ended September 30,
(In thousands, except per share amounts)	2014	2013	2012	2011	2010	2015	2014
Summary of Operations:
Total revenues	$47,994	$29,943	$22,295	$15,470	$24,858	41,133	35,886
Lease operating and workover expenses	$10,830	$8,768	$6,781	$8,177	$10,150	13,271	7,763
Severance taxes	$2,002	$1,225	$608	$835	$1,184	2,122	1,479
Depreciation, depletion and amortization	$18,414	$17,111	$12,191	$16,236	$15,623	22,705	13,031
Pretax income (loss)	$(6,729)	$(19,875)	$(53,321)	$(46,791)	$(29,640)	(213)	8,484
Income tax expense (benefit)	$22,105	$—	$—	$—	$—	(69)	—
Net income (loss)	$(28,834)	$(19,875)	$(53,321)	$(46,791)	$(29,640)	(144)	8,484
Net loss per share:
Basic	$(3.11)	$(2.18)	$(5.84)	$(5.13)	$(3.25)	(0.01)	0.93
Diluted	$(3.11)	$(2.18)	$(5.84)	$(5.13)	$(3.25)	(0.01)	0.93

Summary Balance Sheet Data at Year End:
Net oil and natural gas properties	$295,877	$147,297	$63,462	$93,860	$129,993
Total assets	$451,388	$189,858	$87,542	$104,904	$137,513
Long-term debt	$11,191	$10,825	$10,825	$5,192	$6,500
Total equity	$316,528	$148,922	$61,267	$90,985	$124,510

Lynden Selected Historical Financial Data

Lynden’s consolidated statements of income and comprehensive income information for the years ended June 30, 2015, 2014 and 2013 and Lynden’s consolidated balance sheet information at June 30, 2015 and 2014 are derived from Lynden’s audited consolidated financial statements incorporated by reference into this joint proxy and information statement/circular. Lynden’s consolidated statements of income and comprehensive income information for the three months ended September 30, 2015 and 2014 and the consolidated balance sheet information at September 30, 2015 have been derived from Lynden’s unaudited consolidated financial statements incorporated by reference into this joint proxy and information statement/circular. This information is only a summary and you should read it in conjunction with Lynden’s consolidated financial statements and related notes incorporated by reference in this joint proxy and information statement/circular. The consolidated financial data may not be indicative of future performance.

	Years Ended June 30,			Three Months Ended September 30,
(In thousands, except per share amounts)	2015	2014	2013	2015	2014
Summary of Operations:
Total revenues and other income	$22,153	$29,393	$18,981	$3,812	$7,973
Production and operating expenses	$6,270	$4,950	$3,019	$1,539	$1,324
Depreciation, depletion and accretion	$10,233	$7,917	$5,932	$2,222	$2,679
Net (loss) income before income taxes	$(84)	$24,818	$19,004	$(512)	$2,954
Income tax (expense) recovery	$(481)	$(9,415)	$(7,270)	$271	$(1,319)
Net income (loss)	$(565)	$15,404	$11,735	$(241)	$1,635
Net earnings per common share:
Basic	$(0.00)	$0.12	$0.11	$(0.00)	$0.01
Diluted	$(0.00)	$0.12	$0.10	$(0.00)	$0.01

Summary Balance Sheet Data at Year End:
Property, plant and equipment	$107,284	$91,813	$73,985
Total assets	$118,212	$109,111	$78,472
Credit facility	$29,908	$17,853	$26,602
Total equity	$68,880	$72,764	$44,997

Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Information

The following selected unaudited pro forma condensed combined consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Earthstone and Lynden for the periods presented and the unaudited pro forma condensed combined consolidated financial information and related notes provided under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page [●] of this joint proxy and information statement/circular. The unaudited pro forma condensed combined consolidated balance sheet information as of September 30, 2015 assumes the arrangement occurred on September 30, 2015. The Exchange and the 2014 Eagle Ford Acquisition Properties (both as defined in the Unaudited Pro Forma Condensed Combined Financial Information section below) were included in Earthstone’s balance sheet at September 30, 2015, and, as such, there are no adjustments to the unaudited pro forma condensed combined balance sheet related to the Exchange and the 2014 Eagle Ford Acquisition Properties. The unaudited pro forma condensed combined consolidated statements of operations information for the nine months ended September 30, 2015 gives effect to the arrangement as if it had occurred on January 1, 2014. Earthstone’s historical statements of operations for the nine months ended September 30, 2015 include operating results from the Exchange and the 2014 Eagle Ford Acquisition Properties for the nine months ended September 30, 2015 and, as such, there are no pro forma adjustments related to the Exchange and the 2014 Eagle Ford Acquisition Properties for this period. The unaudited pro forma condensed combined consolidated statements of operations information for the year ended December 31, 2014 gives effect to the arrangement (as defined in the Unaudited Pro Forma Condensed Combined Financial Information section below, the Exchange and the 2014 Eagle Ford Acquisition Properties as if they had occurred on January 1, 2014.

The selected unaudited pro forma condensed combined consolidated financial information does not purport to represent what Earthstone’s financial position or results of operations would have been had the arrangement been consummated on the assumed dates nor is it indicative of future financial position or results of operations. The unaudited pro forma condensed combined consolidated financial information does not reflect future events that may occur after the arrangement, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies.

	As of and for the Nine Months Ended September 30, 2015	For the Year Ended December 31, 2014
	(In thousands, except per share data)
Pro Forma Statement of Operations Data
Operating revenues	$52,792	$113,036
Net income (loss) available to common stockholders	$80	$19,519
Net income (loss) per common share:
Basic	$0.00	$1.11
Diluted	$0.00	$1.11

Pro Forma Balance Sheet Data
Total assets	$520,326
Long-term debt	$48,341
Stockholders’ equity	$357,349

Summary Historical and Pro Forma Reserve and Production Data

The following table sets forth information with respect to the historical and pro forma combined estimated oil, natural gas and natural gas liquids, or NGLs, reserves as of June 30, 2015 for Lynden and as of December 31, 2014 for Earthstone. The Earthstone and Lynden reserve data presented below was derived from independent engineering reports of each company. Cawley, Gillespie & Associates, Inc. (“CG&A”) prepared the Earthstone and Lynden reserve estimates as of December 31, 2014 and June 30, 2015, respectively. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil, natural gas and natural gas liquids for the years ended June 30, 2015 for Lynden and December 31, 2014 for Earthstone.

	Earthstone Historical as of December 31, 2014	Lynden Historical as of June 30, 2015	Pro Forma Combined
Estimated Proved Reserves:
Oil (MBbl)	13,803	6,629	20,432
Natural Gas (MMcf)	38,579	19,571	58,150
Natural Gas Liquids (MBbl)	1,959	3,485	5,444
Total (MBOE)(1)	22,192	13,376	35,568
Estimated Proved Developed Reserves:
Oil (MBbl)	6,093	2,227	8,320
Natural Gas (MMcf)	16,214	6,723	22,937
Natural Gas Liquids (MBbl)	1,005	1,201	2,206
Total (MBOE)(1)	9,800	4,548	14,348
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	7,710	4,402	12,112
Natural Gas (MMcf)	22,365	12,848	35,213
Natural Gas Liquids (MBbl)	954	2,284	3,238
Total (MBOE)(1)	12,392	8,828	21,220

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

The following table sets forth summary information with respect to historical and pro forma combined oil, natural gas and natural gas liquids production for the year ended June 30, 2015 for Lynden and for the year ended December 31, 2014 for Earthstone. The Earthstone and Lynden oil and natural gas production data presented below was derived from each company’s Annual Report on Form 10-K for the year ended December 31, 2014 and June 30, 2015, respectively, which are incorporated by reference in this joint proxy and information statement/circular.

	Earthstone Historical as of December 31, 2014	Lynden Historical as of June 30, 2015	Pro Forma Combined
Oil (MBbl)	403	276	679
Natural Gas (MMcf)	2,132	690	2,822
Natural Gas Liquids (MBbl)	124	121	245
Total (MBOE)(1)	882	511	1,393

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

Comparative Historical and Unaudited Pro Forma

Condensed Combined Consolidated Per Share Information

The following table sets forth certain historical net income (loss) per share of Earthstone and Lynden and per share book value information on an unaudited pro forma condensed combined consolidated basis after giving effect to the arrangement.

Historical per share data of Earthstone for the nine months ended September 30, 2015 and the year ended December 31, 2014 was derived from Earthstone’s historical financial statements for the respective periods. Historical per share data of Lynden for the nine months ended September 30, 2015 and the twelve months ended December 31, 2014 was calculated based on historical financial information included in its financial statements. This information should be read together with the consolidated financial statements and related notes of Earthstone and Lynden that are incorporated by reference into this joint proxy information statement and circular. See “Where You Can Find More Information” beginning on page [●].

Unaudited pro forma condensed combined consolidated per share data for the nine months ended September 30, 2015 and the twelve months ended December 31, 2014 were derived and should be read in conjunction with the unaudited pro forma condensed combined financial data included under “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page [●]. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the arrangement been completed as of the beginning of the period.

	Nine Months Ended September 30, 2015	Twelve Months Ended December 31, 2014
Earthstone—Historical
Net income (loss) per share from continuing operations:
Basic	$0.12	($3.11)
Diluted	$0.12	($3.11)
Book value per share of common stock	$22.87

	Nine Months Ended September 30, 2015	Twelve Months Ended December 31, 2014
Lynden—Historical
Net income (loss) per share from continuing operations:
Basic	$(0.02)	$0.03
Diluted	$(0.02)	$0.03
Book value per share of common stock	$0.52

	Nine Months Ended September 30, 2015	Twelve Months Ended December 31, 2014
Unaudited Pro Forma Condensed Combined Amounts(1)
Net income per share from continuing operations:
Basic	$0.00	$1.11
Diluted	$0.00	$1.11
Book value per share of common stock	$20.38

(1)	The Lynden unaudited pro forma condensed combined equivalent per share financial information is computed by multiplying the Earthstone unaudited pro forma condensed combined amounts by the exchange ratio (0.02842 shares of Earthstone common stock for each share of Lynden common stock) so that the per share amounts are equated to the respective values for one share of Lynden common stock.

Comparative Per Share Market Price and Dividend Information

The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share of Earthstone common stock which trades on the NYSE MKT under the symbol “ESTE” and the high and low sales prices per share of Lynden common stock, in Canadian dollars, which trades on the TSXV under the symbol “LVL.”

Earthstone

	High	Low
Quarter Ended

2014
March 31	$22.70	$17.48
June 30	35.00	18.97
September 30	37.21	27.00
December 31	28.40	14.70

2015
March 31	$31.00	$19.40
June 30	28.90	17.65
September 30	20.15	12.11
December 31	18.50	12.99

2016
March 31 (through February 11, 2016)	$13.49	$11.40

As of February 11, 2016, there were approximately 2,000 record holders of Earthstone common stock.

Lynden (share prices in Canadian Dollars (“CDN$”))

	High	Low
Quarter Ended

2014
March 31	$0.90	$0.63
June 30	0.92	0.72
September 30	1.23	0.85
December 31	1.01	0.38

2015
March 31	$0.57	$0.34
June 30	0.58	0.34
September 30	0.47	0.22
December 31	0.51	0.265

2016
March 31 (through February 11, 2016)	$0.45	$0.36

As of February 11, 2016, there were approximately 250 record holders of Lynden common stock.

Comparative Market Prices

On December 16, 2015, the last trading day before the public announcement of the signing of the arrangement agreement, the closing sale price per share of Earthstone common stock was $18.15 and the closing sale price, in Canadian dollars, per share of Lynden common stock was CDN$0.325, in each case on the NYSE MKT and TSXV, respectively. On [●], 2016, the latest practicable date before the date of this joint proxy and information statement/circular, the closing sale price per share of Earthstone common stock was $[●] and the closing sale price per share of Lynden common stock, in Canadian dollars, was CDN$[●], in each case on the NYSE MKT and TSXV, respectively.

The table below sets forth the equivalent market value per share, in Canadian dollars, of Lynden common stock on December 16, 2015 and [●], 2016, as determined by multiplying the closing prices of shares of Earthstone common stock on those dates by the exchange ratio and converting that amount into a Canadian dollar equivalent using the noon rate of exchange on that day (which may fluctuate). Although the exchange ratio is fixed, the market prices of Earthstone common stock and Lynden common stock will fluctuate before the Lynden special meeting and before the arrangement is completed. The market value of the arrangement consideration ultimately received by Lynden shareholders and optionholders will depend on the closing price of Earthstone common stock on the day such shareholders receive their shares of Earthstone common stock.

	Earthstone Common Stock		Lynden Common Stock		Equivalent Per Share of Lynden Common Stock
December 16, 2015		$18.15	CDN$	0.325	CDN$	0.52
[●], 2016	$	[●]	$	[●]	$	[●]

Dividend Information

Earthstone has never paid any cash dividends on its common stock, and Earthstone does not anticipate paying any such dividends on its common stock in the foreseeable future.

Lynden has never paid any cash dividends on its common stock, and Lynden does not anticipate paying any such dividends on its common stock in the foreseeable future.

RISK FACTORS

In addition to the other information included and incorporated by reference into this joint proxy and information statement/circular, including the matters addressed in the section entitled “Forward-Looking Statements” beginning on page [●], you should carefully consider the following risks before deciding whether to vote for the arrangement proposal or the adjournment proposal. In addition, you should read and consider the risks associated with each of the businesses of Earthstone and Lynden because these risks will also affect the combined company. Descriptions of some of these risks can be found in Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2014, and Lynden’s Annual Report on Form 10-K for the year ended June 30, 2015, as updated in each case by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference into this joint proxy and information statement/circular. You should also read and consider the other information in this joint proxy and information statement/circular and the other documents incorporated by reference into this joint proxy and information statement/circular. See the section entitled “Where You Can Find More Information” beginning on page [●].

Risk Factors Relating to the Arrangement

The exchange ratio is fixed and will not be adjusted in the event of any change in either Earthstone’s or Lynden’s stock price.

Upon completion of the arrangement, each share of Lynden common stock will be converted into the right to receive 0.02842 of a share of Earthstone common stock. This exchange ratio was fixed in the arrangement agreement and will not be adjusted to reflect changes in the market price of either Earthstone common stock or Lynden common stock before the arrangement is completed. Changes in the price of Earthstone common stock prior to the completion of the arrangement will affect the value that Lynden shareholders and optionholders will receive on the date of the arrangement. Stock price changes may result from a variety of factors (many of which are beyond Earthstone’s and Lynden’s control), including the following:

•	changes in Earthstone’s and Lynden’s respective businesses, operations and prospects;

•	changes in market assessments of the business, operations and prospects of either company;

•	investor behavior and strategies, including market assessments of the likelihood that the arrangement will be completed, including related considerations regarding court approval of the arrangement;

•	interest rates, general market and economic conditions and other factors generally affecting the price of Earthstone’s and Lynden’s common stock; and

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which Earthstone and Lynden operate.

The price of Earthstone common stock at the completion of the arrangement will most likely be different from its price on the date the arrangement agreement was executed and from prices existing on the date of this joint proxy and information statement/circular and on the date of the Lynden special meeting. As a result, the market value represented by the exchange ratio could also change significantly. For example, based on the range of closing prices of Earthstone common stock during the period from December 16, 2015, the last trading day before public announcement of the arrangement, through February 11, 2016, the latest practicable date before the date of this joint proxy and information statement/circular, the exchange ratio represented an implied value ranging in Canadian dollars, from a low of 0.325 to a high of $0.52 for each share of Lynden common stock.

Earthstone’s stock price may be negatively impacted by risks and conditions that apply to Earthstone, which are different from the risks and conditions applicable to Lynden.

Upon completion of the arrangement, Lynden shareholders will become holders of Earthstone common stock. The businesses and markets of Earthstone and its subsidiaries and the other businesses it may acquire in the future are different from those of Lynden. There is a risk that various factors, conditions and developments that would not otherwise affect the price of Lynden common stock could negatively affect the price of Earthstone common stock. Please see Earthstone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference in this joint proxy and information statement/circular, and the section entitled “Forward-Looking Statements” beginning on page [●] for a summary of some of the key factors that might affect Earthstone and the prices at which Earthstone’s common stock may trade from time to time.

Completion of the arrangement is contingent upon, among other things, the receipt of the required court approval under Division 5 of Part 9 of the BCBCA. Earthstone and Lynden can provide no assurance that the required court approval will be obtained or that the approval will not contain terms, conditions or restrictions that would be detrimental to the combined company after completion of the arrangement.

Earthstone and Lynden may be unable to obtain the court approval required to complete the arrangement or, in order to do so, Earthstone and Lynden may be required to comply with material restrictions or conditions that may negatively affect the combined company after the arrangement is completed or cause them to abandon the arrangement. Failure to complete the arrangement could negatively affect the future business and financial results of Earthstone and Lynden.

See “The Arrangement—Court Approval of the Arrangement and Completion of the Arrangement” beginning on page [●].

Failure to complete the arrangement could negatively affect the share prices, future businesses and financial results of Earthstone and Lynden.

Completion of the arrangement is not assured and is subject to risks, including the risks that approval of the arrangement by shareholders of Lynden or the court will not be obtained or that certain other closing conditions will not be satisfied. If the arrangement is not completed, the ongoing businesses and financial results of Earthstone or Lynden may be adversely affected and Earthstone and Lynden will be subject to several risks, including:

•	having to pay certain significant transaction costs relating to the arrangement without receiving the benefits of the arrangement;

•	for Earthstone, a termination fee of $250,000 plus reimbursement of up to $250,000 of Lynden’s expenses in certain specific circumstances, including without limitation, Earthstone’s breach of certain of its representations, warranties and covenants;

•	for Lynden, a termination fee of $250,000 plus reimbursement of up to $250,000 of Earthstone’s expenses in certain specific circumstances, including without limitation, Lynden’s breach of certain of its representations, warranties or covenants;

•	for Lynden, a topping fee of $2.25 million plus reimbursement of up to $500,000 of Earthstone’s expenses if (i) Lynden receives an acquisition proposal and the Lynden board of directors fails to reaffirm its approval of the arrangement, (ii) Lynden receives an acquisition proposal and the Lynden board accepts, approves, recommends or enters into an acquisition agreement, (iii) the Lynden board makes an adverse recommendation change, or (iv) at any time prior to the receipt of the Lynden shareholder and optionholder approval, Lynden terminates to accept a superior proposal;

•	the potential loss of key personnel during the pendency of the arrangement who may be uncertain about their future roles with the combined company;

•	Lynden is subject to certain restrictions on the conduct of its business prior to closing or termination which may prevent it from making certain acquisitions or dispositions or pursuing certain business opportunities while the arrangement is pending;

•	the share price of Earthstone and/or Lynden may decline to the extent that the current market prices reflect an assumption by the market that the arrangement will not be completed; and

•	each of Earthstone and Lynden may be subject to litigation related to any failure to complete the arrangement.

Delays in completing the arrangement may substantially reduce the expected benefits of the arrangement.

Satisfying the conditions to, and completion of, the arrangement may take longer than, and could cost more than, Earthstone and Lynden expect. Any delay in completing or any additional conditions imposed in order to complete the arrangement may materially adversely affect the synergies and other benefits that Earthstone and Lynden expect to achieve from the arrangement and the integration of their respective businesses. In addition, each of Earthstone and Lynden has the right to terminate the arrangement agreement if the arrangement is not completed by September 30, 2016.

The arrangement agreement limits Lynden’s ability to pursue alternatives to the arrangement, which may discourage a potential acquirer of Lynden from making an alternative acquisition proposal and, in certain circumstances, could require Lynden to pay to Earthstone a significant topping fee.

Under the arrangement agreement, Lynden is restricted, subject to limited exceptions, from pursuing or entering into alternative transactions in lieu of the arrangement. In general, unless and until the arrangement agreement is terminated, Lynden is restricted from soliciting alternative acquisition proposals and providing information to or engaging in discussions with third parties, except in the limited circumstances as provided in the arrangement agreement. The Lynden board of directors is limited in its ability to change its recommendation with respect to the arrangement proposals. Lynden has the right to terminate the arrangement agreement and enter into an agreement with another party with respect to a “superior proposal,” but only if specified conditions have been satisfied, including compliance with the non-solicitation provisions of the arrangement agreement, the expiration of certain waiting periods that may give Earthstone an opportunity to amend the arrangement agreement so the “superior proposal” is no longer a “superior proposal” and the payment of the required topping fee. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Lynden from considering or proposing such an acquisition, even if such third party were prepared to pay consideration with a higher per share cash or market value than the consideration proposed to be received or realized in the arrangement, or might result in a potential acquirer proposing to pay a lower price than it would otherwise have proposed to pay because of the added expense of the termination fee that may become payable.

Earthstone and Lynden will incur substantial fees and costs in connection with the arrangement.

Earthstone and Lynden expect to incur significant non-recurring expenses in connection with the arrangement. Additional unanticipated costs may be incurred, including, without limitation, unexpected costs and other expenses in the course of the integration of the businesses of Earthstone and Lynden. In addition, the companies cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the two businesses will offset the integration costs in the near term, or at all.

Earthstone and Lynden will be subject to various uncertainties and contractual restrictions while the arrangement is pending that could adversely affect Earthstone’s and Lynden’s financial results.

Uncertainty about the effect of the arrangement on employees, service providers, suppliers and customers may have an adverse effect on Earthstone and Lynden. These uncertainties may impair Earthstone’s and Lynden’s ability to attract, retain and motivate key personnel until the arrangement is completed and for a period of time thereafter, and could cause service providers, customers, suppliers and others who deal with Earthstone and Lynden to seek to change existing business relationships with the respective party. Employee retention and recruitment may be particularly challenging prior to completion of the arrangement, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

The pursuit of the arrangement and the preparation for the integration of the two companies may place a significant burden on Earthstone’s and Lynden’s management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect Earthstone’s and Lynden’s financial results or the financial results of the combined company.

In addition, the arrangement agreement restricts Earthstone and Lynden from taking certain specified actions while the arrangement is pending without first obtaining the other party’s prior written consent. These restrictions may limit Earthstone and Lynden from pursuing attractive business opportunities and making other changes to their respective businesses prior to completion of the arrangement or termination of the arrangement agreement.

The executive officers and directors of Lynden have interests in the arrangement that may be different from, or in addition to, the interests of Lynden’s shareholders generally.

The Lynden board of directors approved the arrangement agreement and determined that the arrangement agreement and the transactions contemplated thereby, including the arrangement, are advisable and in the best interests of Lynden and its shareholders. In considering these facts and the other information contained in this joint proxy and information statement/circular, you should be aware that the executive officers and directors of Lynden may have financial interests in the arrangement that may be different from, or in addition to, the interests of Lynden’s shareholders. These interests include, among others, severance payments pursuant to their employment agreements and consulting agreements. The Lynden and Earthstone boards of directors were aware of these interests at the time each approved the arrangement and the transactions contemplated by the arrangement agreement. These interests may cause the Lynden board of directors to view the arrangement more favorably than other Lynden shareholders or optionholders may view it. See “The Arrangement—Interests of Directors and Executive Officers of Lynden in the Arrangement” beginning on page [●].

If the arrangement does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the shareholders of Lynden may be required to pay substantial U.S. federal income taxes.

Although Earthstone and Lynden intend that the arrangement qualify as a “reorganization” within the meaning of Section 368(a) of the Code, it is possible that the IRS may assert that the arrangement fails to qualify as such. If the IRS were to be successful in any such contention, or if for any other reason the arrangement were to fail to qualify as a “reorganization,” each U.S. Holder of Lynden common stock would recognize a gain or loss with respect to all such U.S. Holder’s shares of Lynden common stock based on the difference between (i) that U.S. Holder’s tax basis in such shares and (ii) the fair market value of the Earthstone common stock received. For additional information, see the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page [●].

Canadian resident shareholders of Lynden will be subject to tax under the ITA on any capital gain realized on the disposition of their shares of Lynden common stock as a result of the arrangement.

For Canadian federal income tax purposes, any capital gain realized on the disposition of shares of Lynden common stock in consideration for shares of Earthstone common stock pursuant to the arrangement will be subject to tax under the ITA for a Canadian Holder (as defined under “Material Canadian Federal Income Tax Consequences—Holders Resident in Canada”). A Canadian Holder that holds its Lynden common stock as capital property will realize a capital gain to the extent that the aggregate fair market value at the effective time of the arrangement of the shares of Earthstone common stock acquired by such Canadian Holder on the disposition of its Lynden common stock, net of any reasonable costs of the disposition, exceed the aggregate adjusted cost base immediately before such effective time to the Canadian Holder of its shares of Lynden common stock disposed of under the arrangement. Depending on the Canadian Holder’s particular circumstances, any such resulting tax liability may represent a material amount. Each Canadian Holder should review the discussion in this joint proxy and information statement/circular found under “Material Canadian Federal Income Tax Consequences” beginning on page [●] and consult its own tax advisor.

Lynden optionholders may be subject to tax under the ITA on the termination and cancellation of their Lynden options.

Each Lynden optionholder should consult its own tax advisor.

Risk Factors Relating to Earthstone Following the Arrangement

Earthstone and Lynden may experience difficulties in integrating their businesses, which could cause the combined company to fail to realize many of the anticipated potential benefits of the arrangement.

Earthstone and Lynden entered into the arrangement agreement with the expectation that the arrangement will result in various benefits, including, among other things, operating efficiencies and cost savings. Achieving the anticipated benefits of the arrangement will depend in part upon whether Earthstone and Lynden integrate their businesses in an efficient and effective manner. Earthstone and Lynden may not be able to accomplish this integration process successfully. The difficulties of combining the two companies’ businesses potentially will include, among other things:

•	the integration of certain operations following the arrangement will require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day business of the combined company; and

•	any inability of Earthstone’s management to cause best practices to be applied to the combined company’s businesses.

An inability to realize the full extent of the anticipated benefits of the arrangement, as well as any delays encountered in the transition process, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may affect the value of the Earthstone common stock after the closing of the arrangement.

The market price of Earthstone’s common stock may decline in the future as a result of the arrangement.

The market price of Earthstone’s common stock may decline in the future as a result of the arrangement for a number of reasons, including the unsuccessful integration of Earthstone and Lynden (including for the reasons set forth in the preceding risk factor) or the failure of Earthstone to achieve the perceived benefits of the arrangement, including financial and operating results, as rapidly as or to the extent anticipated by financial or industry analysts. These factors are, to some extent, beyond the control of Earthstone.

Current Earthstone stockholders and Lynden shareholders will have a reduced ownership and voting interest after the arrangement.

As a result of the stock Earthstone expects to issue as part of the arrangement, current Earthstone stockholders and Lynden shareholders are expected to hold approximately 79% and 21%, respectively, of the combined company’s outstanding common stock on a fully diluted basis immediately following completion of the arrangement. Earthstone and Lynden shareholders currently have the right to vote for their respective directors and on other matters affecting the applicable company. When the arrangement occurs, each Lynden shareholder that receives shares of Earthstone common stock will become a stockholder of Earthstone with a percentage ownership of the combined company that will be smaller than the shareholder’s percentage ownership of Lynden. Correspondingly, each Earthstone stockholder will remain a stockholder of Earthstone with a percentage ownership of the combined company that will be smaller than the stockholder’s percentage of Earthstone prior to the arrangement. As a result of these reduced ownership percentages, Earthstone stockholders will have less voting power in the combined company than they now have with respect to Earthstone, and former Lynden shareholders will have less voting power in the combined company than they now have with respect to Lynden.

The pro forma combined financial information included in this joint proxy and information statement/circular is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the arrangement.

The pro forma combined financial information contained in this joint proxy and information statement/circular is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the arrangement. See “Unaudited Pro Forma Combined Consolidated Financial Information” beginning on page [●]. The actual financial condition and results of operations of the combined company following the arrangement may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the arrangement. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company.

The shares of Earthstone common stock to be received by Lynden shareholders as a result of the arrangement will have different rights from the shares of Lynden common stock.

Earthstone is a Delaware corporation. Lynden is a Province of British Columbia, Canada corporation. Upon completion of the arrangement, Lynden shareholders will become Earthstone stockholders and their rights as stockholders will be governed by Earthstone’s amended and restated certificate of incorporation and amended and restated bylaws and the Delaware General Corporation Law (“DGCL”). Certain of the rights associated with Earthstone common stock under Delaware law are different from the rights associated with Lynden common stock under Province of British Columbia law. See “Comparison of Rights of Shareholders of Earthstone and Lynden” beginning on page [●] for a discussion of the different rights associated with Earthstone common stock.

NOTICE TO CANADIAN SECURITYHOLDERS

All references to $ or U.S. dollars in this joint proxy and information statement/circular are to the currency of the United States. On [●], 2016, the noon rate of exchange as reported by the Bank of Canada for the conversion of U.S. dollars into Canadian dollars was U.S.$1.0000 equals CDN$[●] (CDN$1.0000 equals U.S.$ [●]).

Unless otherwise indicated, the financial information of Earthstone and Lynden, including Earthstone’s and Lynden’s audited financial statements incorporated by reference into this joint proxy and information statement/circular, has been prepared in accordance with GAAP. Such financial information and financial statements have not been prepared in accordance with generally accepted accounting principles in Canada as set out in the CPA Canada Handbook—Accounting under Part I, which incorporates International Financial Reporting Standards, as issued by the International Accounting Standards Board, and may not be comparable to financial information or statements prepared by Canadian issuers.

Canadian securityholders should be aware that the public disclosure documents of Earthstone and Lynden incorporated by reference into this joint proxy and information statement/circular have generally been prepared in accordance with the securities laws of the United States and those requirements may differ from those of the provinces and territories of Canada. In addition, this joint proxy and information statement/circular contains disclosure about Earthstone’s historical operating and reserve data, including reserve estimates based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers, and Lynden’s historical operating and reserve data, including reserve estimates based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers, all of which have been prepared in accordance with the rules and regulations of the SEC which are different from the evaluation and reporting requirements prescribed by applicable Canadian securities laws under National Instrument 51-101—Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the forms related thereto. Differences in the estimates of the reserves between U.S. requirements and NI 51-101 methodology may be material. Accordingly, information contained in this joint proxy and information statement/circular and the documents incorporated by reference herein containing operating and oil and gas reserve data may not be comparable to similar information made public by Canadian issuers.

The enforcement by investors of civil liabilities under Canadian securities laws may be affected adversely by the fact that Earthstone is incorporated under the laws of the State of Delaware, that some or all of Earthstone’s and Lynden’s officers and directors and the experts named herein may be residents of the United States or another foreign country, and that all or a substantial portion of the assets of Earthstone and Lynden are located outside Canada. As a result, it may be difficult or impossible for Canadian securityholders to effect service of process within Canada upon Earthstone or Earthstone’s or Lynden’s officers or directors or the experts named herein, or to realize against them upon judgments of courts of Canada predicated upon civil liabilities under Canadian securities laws. Canadian securityholders should also not assume that the courts of the United States: (a) would enforce judgments of Canadian courts obtained in actions against such persons predicated upon civil liabilities under Canadian securities laws; or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under Canadian securities laws. In addition, the shares of Earthstone common stock to be received by Lynden shareholders as a result of the arrangement will have different rights from the shares of Lynden common stock. See “Comparison of Rights of Shareholders of Earthstone and Lynden” for a discussion of the different rights associated with Earthstone common stock.

No securities commission or similar authority in Canada or the United States of America has in any way passed upon the merits of the securities to be issued under the arrangement and offered by this joint proxy and information statement/circular. Any representation to the contrary is a criminal offense.

The Earthstone common stock to be issued in connection with the arrangement will be issued in reliance upon exemptions from the prospectus and registration requirements of applicable Canadian securities laws. Subject to certain conditions and to customary restrictions applicable to distributions of shares that constitute “control distributions”, Earthstone common stock issued pursuant to the arrangement will not be subject to any resale restrictions under applicable Canadian securities laws. See “The Arrangement—Canadian Securities Law Matters.”

Canadian Holders (as defined under “Material Canadian Federal Income Tax Consequences—Holders Resident in Canada”) of Lynden common stock will be subject to tax under the ITA on any capital gain realized on the disposition of their Lynden common stock under the arrangement. Canadian Holders are advised to consult their own tax advisors to determine the particular tax consequences to them of the arrangement. See “Material Canadian Federal Income Tax Consequences.”

Lynden optionholders may be subject to tax under the ITA on the termination and cancellation of their Lynden options. Each Lynden optionholder should consult its own tax advisor.

THE COMPANIES

Earthstone Energy, Inc.

Earthstone is a growth-oriented independent oil and gas exploration and production company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves, and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas and in the Williston Basin of North Dakota and Montana.

As of December 31, 2014, Earthstone’s estimated proved reserves totaled 22,192 MBOE. Earthstone’s third quarter 2015 average daily production was 4,646 BOE/d. For the nine months ended September 30, 2015 and year ended December 31, 2014, Earthstone had total revenues of approximately $41.1 million and $48.0 million and net loss approximately $0.14 million and $28.8 million, respectively.

Earthstone’s principal offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246. Earthstone common stock is listed on the NYSE MKT, trading under the symbol “ESTE.”

Lynden Energy Corp.

Lynden Energy Corp. is an independent energy company focused on acquiring, exploring and developing petroleum and natural gas rights and properties. Lynden holds various non-operator working interests in the Midland Basin and Eastern Shelf (Mitchell Ranch), located in the Permian Basin in west Texas and in the Paradox Basin Project, located in Utah.

As of June 30, 2015, Lynden’s estimated proved reserves totaled 13,376 MBOE. Lynden’s quarter ended September 30, 2015 average daily production was 1,227 BOE/d. For the year ended June 30, 2015, Lynden had total revenues of approximately $22.2 million and incurred a net loss of approximately $0.6 million.

Lynden’s registered office is located at Three Bentall Centre, Suite 2900, 595 Burrard Street, Vancouver, British Columbia V7X 1J5, and its telephone number is (604) 629-2991. Lynden common stock is listed on the TSXV, trading under the symbol “LVL.”

1058286 B.C. Ltd.

1058286 B.C. Ltd., a wholly-owned subsidiary of Earthstone, is a company organized and existing under the laws of British Columbia, Canada (“Merger Sub”). Merger Sub was incorporated for the purpose of effecting the arrangement and has not conducted any activities other than those incidental to its formation and the matters contemplated by the arrangement agreement.

LYNDEN SPECIAL MEETING

Date, Time and Place of the Lynden Special Meeting

The Lynden special meeting is scheduled to be held on [●], 2016, beginning at [●] a.m., Pacific Time, at Three Bentall Centre, 595 Burrard Street, Suite 2900, Vancouver, British Columbia.

Matters to be Considered at the Lynden Special Meeting

At the Lynden special meeting, Lynden shareholders and optionholders will be asked to consider and vote on the following matters:

•	a special resolution to approve the arrangement under Section 289 of the BCBCA; and

•	the Lynden adjournment proposal.

Board Recommendation

The Lynden board of directors has unanimously approved (i) the arrangement agreement and the transactions contemplated thereby, and has determined that the arrangement is fair, from a financial point of view, to the Lynden shareholders and is in the best interests of Lynden; and (ii) the Lynden adjournment proposal. The Lynden board of directors unanimously recommends that Lynden shareholders and optionholders vote:

•	“FOR” the arrangement resolution; and

•	“FOR” the Lynden adjournment proposal.

See “The Arrangement—Recommendation of Lynden Board of Directors; Lynden Reasons for the Arrangement.”

Who Can Vote

If you held shares of Lynden common stock as of the close of business on the record date of [●], 2016, which is referred to as the Lynden record date, you are entitled to receive notice of the Lynden special meeting and vote your shares of Lynden common stock at the Lynden special meeting. You can attend the Lynden special meeting in person or vote by proxy. Each share of Lynden common stock that you own entitles you to one vote.

In addition, pursuant to the arrangement agreement, the Lynden optionholders will receive notice of, and will have the right to vote at, the Lynden special meeting.

Lynden had 130,198,411 shares of Lynden common stock and 4,010,000 options issued and outstanding and entitled to vote at the Lynden special meeting at the close of business on the Lynden record date.

As of the Lynden record date, Lynden directors and executive officers and their respective affiliates beneficially owned less than 1% of the outstanding shares of Lynden common stock. The table below under “Directors and Executives” sets out the holdings of Lynden directors and executive officers in more detail.

Quorum

The presence at the Lynden special meeting, in person or by proxy, of one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the Lynden special meeting will constitute a quorum for the transaction of business at the Lynden special meeting.

Abstentions will not count for the purpose of determining the presence of a quorum for the transaction of business at the Lynden special meeting. Shares of Lynden common stock held by an Intermediary who indicate on their proxies that they do not have discretionary authority to vote the shares as to a particular matter and have not received voting instructions from their clients will not count for the purpose of determining the presence of a quorum for the transaction of business.

Required Vote

Approval of the arrangement resolution requires (assuming a quorum is present) the (i) the affirmative vote of at least two-thirds of the votes cast on the arrangement resolution by Lynden shareholders and optionholders, voting as one class, present in person or represented by proxy and entitled to vote at the Lynden special meeting.

Shareholders of Record

If your shares of Lynden common stock are registered directly in your name with Lynden transfer agent, Computershare, you are considered a shareholder of record, or a “Lynden registered shareholder,” and Lynden sent the proxy materials directly to you.

Beneficial Shareholders

If your shares of Lynden common stock are held in an account at a brokerage firm, bank or other Intermediary, you are the beneficial owner of shares of Lynden common stock held in “street name,” or in the general account of your nominee (a “Lynden non-registered holder”). Lynden non-registered holders who have not objected to their Intermediary disclosing certain ownership information about themselves to Lynden are referred to as “NOBOs.” Those Lynden non-registered holders who have objected to their Intermediary disclosing ownership information about themselves to Lynden are referred to as “OBOs.” In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, Lynden has elected to send the joint proxy and information statement/circular directly to the NOBOs, and indirectly through Intermediaries to the OBOs. The Intermediaries (or their service companies) are responsible for forwarding the joint proxy and information statement/circular to each OBO, unless the OBO has waived the right to receive them. Lynden does not intend to pay for an Intermediary to deliver the joint proxy and information statement/circular to OBOs. Accordingly, OBOs will not receive the joint proxy and information statement/circular unless their Intermediary assumes the costs of delivery.

Principal Shareholders

Please see “Security Ownership of Certain Beneficial Owners and Management of Lynden” beginning on page [●] for information about Lynden shareholders who, to the knowledge of Lynden, beneficially own, control or direct, directly or indirectly, 5% or more of the issued and outstanding shares of Lynden common stock. This information is based solely on Lynden review of public filings as of the Lynden record date.

Delivery of Materials

These proxy materials have been sent to you, as a Lynden shareholder or optionholder, by mail, or electronically if you requested it. Lynden pays the costs of soliciting proxies from its registered and beneficial shareholders, including the costs of:

•	forwarding printed proxy materials by mail to Lynden shareholders and optionholders (including NOBOs), and

•	obtaining Lynden beneficial owners’ voting instructions from their intermediaries.

If you use the internet to vote or access proxy materials electronically, you may incur usage charges and other costs from internet access providers or telephone companies.

How to Vote

You can vote by proxy, or you can attend the Lynden special meeting and vote your shares of Lynden common stock in person. The voting process is different for registered and beneficial shareholders of Lynden. See below under “Registered Shareholders of Lynden” and “Beneficial Shareholders of Lynden,” respectively.

Voting by Proxy

Voting by proxy is the easiest way to vote, and Lynden shareholders and optionholders can do it by telephone, mail or on the Internet. Voting by proxy means that you, as a Lynden shareholder or optionholder, are giving someone else (i.e., your proxyholder) the authority to attend the Lynden special meeting and vote your shares of Lynden common stock for you.

You, as a Lynden shareholder or optionholder, can appoint anyone to be your proxyholder and this person does not need to be a Lynden shareholder or optionholder. Your votes will only be counted if your proxyholder attends the Lynden special meeting and votes your shares of Lynden common stock for you. Simply follow the instructions on the proxy form, and print the name of the person you would like to appoint as proxyholder in the space provided. If you vote by proxy but do not specify a proxyholder, the representatives of Lynden appointed by Lynden board of directors will act as your proxyholder.

Proxyholders must vote shares of Lynden common stock according to the instructions given to them by Lynden shareholders or optionholders. If you, as a Lynden shareholder or optionholder, do not specify your voting instructions, your proxyholder can vote as he/she see fit. If you do not specify your voting instructions and you have appointed Lynden representatives to act as your proxyholder, they will vote for approving the arrangement resolution.

Proxyholders have the authority to vote as he/she see fit with respect to any other matters that properly come before the Lynden special meeting and with respect to any amendments to the matters identified in the notice of meeting or any adjournment or postponement thereof, whether or not the amendment or other matter that comes before the Lynden special meeting is or is not routine and whether or not the amendment or other matter that comes before the Lynden special meeting is contested. As of the date of this joint proxy and information statement/circular, Lynden is not aware of any items to be brought before the Lynden special meeting that are not described in this joint proxy and information statement/circular.

Registered Shareholders of Lynden

If you are a Lynden registered shareholder, your package includes the notice of meeting, this joint proxy and information statement/circular and a proxy form to vote your shares of Lynden common stock.

Four ways for registered shareholders of Lynden to vote

•	By telephone—Call toll free (866) 732-VOTE (8683) from a touchtone telephone and follow the instructions

•	On the Internet—Go to www.investorvote.com and follow the instructions on the screen

•	By mail—Complete the proxy form, sign and date it, and mail it in the postage-paid envelope provided

•	In person—Check in with a Computershare representative when you arrive at the Lynden special meeting and be sure to bring government-issued picture identification

If you vote by telephone or on the Internet, you can do it any time of the day, seven days a week. You will need your control number, which appears at the bottom of your proxy form. You must vote by mail or on the Internet if you want to appoint someone other than Lynden representatives (or yourself) as your proxyholder. If you are voting on behalf of a corporation or another person, you must vote by mail.

In order to effectively change your vote as a registered shareholder of Lynden, Computershare must receive your new voting instructions before midnight (Pacific Time) on [●], 2016 (the second business day before the Lynden special meeting), or if the Lynden special meeting is postponed or adjourned, before midnight (Pacific Time) on the business day before the Lynden special meeting is reconvened.

Also, you can revoke your previous voting instructions without submitting new voting instructions at any time prior to the final vote at the Lynden special meeting by delivering a written notice to the chairman of the Lynden special meeting prior to the vote on the matter or by any other method permitted by law.

Beneficial Shareholders of Lynden

If you are a beneficial shareholder of Lynden, your package provided by your Intermediary should include the notice of meeting, this joint proxy and information statement/circular, and a voting instruction form for you to provide your voting instructions to your Intermediary, who will carry out your instructions and vote on your behalf, or withhold your votes if you have so indicated on your form.

Four ways for beneficial shareholders of Lynden to vote

•	By telephone—Follow the instructions on the voting instruction form provided by your Intermediary

•	On the Internet—Go to www.proxyvote.com and follow the instructions on the screen

•	By mail—Complete the voting instruction form, sign and date it, and mail it in the return envelope provided as soon as possible, so your Intermediary receives the form in time to carry out your instructions

•	In person—The voting instruction form provided by your Intermediary will provide instructions on how you may vote in person at the Lynden special meeting. The following is a general summary of the most common alternatives provided by Intermediaries:

•	The instructions provided by your Intermediary may permit you to vote in person at the Lynden special meeting by appointing yourself as proxyholder for your shares of Lynden common stock by printing your own name in the space provided, signing the form and NOT indicating your voting instructions. If you do so, send the form to your Intermediary as soon as possible to give your Intermediary enough time to act on your instructions. Computershare must receive instructions through your Intermediary before midnight (Pacific Time) on [●], 2016 (the second business day before the Lynden special meeting), or if the Lynden special meeting is postponed or adjourned, before midnight (Pacific Time) on the business day before the Lynden special meeting is reconvened.

•	Alternatively, the instructions provided by your Intermediary may state that in order to vote in person at the Lynden special meeting, you must indicate on the voting instruction form that you want to receive a proxy form, sign and date it, and send the completed voting instruction form to your Intermediary as soon as possible. You should then receive a proxy form from your Intermediary, which you will need to complete, appointing yourself as proxyholder. Sign and date the proxy form and send it as soon as possible to Computershare in the envelope provided. Computershare must receive the properly completed proxy form by midnight (Pacific Time) on [●], 2016 (the second business day before the Lynden special meeting), or if the Lynden special meeting is postponed or adjourned, before midnight (Pacific Time) on the business day before the Lynden special meeting is reconvened.

In either case, be sure to check in with a Computershare representative when you arrive at the Lynden special meeting. Unless prohibited by law, the person named as proxyholder in the proxy form or voting instruction form will have full discretionary authority to vote on all matters at the Lynden special meeting, including new items that are not set out in this joint proxy and information statement/circular, if Computershare receives the properly completed form by midnight (Pacific Time) on [●], 2016 (the second business day before the Lynden special meeting), or if the Lynden special meeting is postponed or adjourned, before midnight (Pacific Time) on the business day before the Lynden special meeting is reconvened.

Canadian securities laws require brokers and other Intermediaries to seek voting instructions from beneficial shareholders in advance of shareholder meetings. The various brokers and other Intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their shares of Lynden common stock are voted at the Lynden special meeting. The voting instruction form supplied to a beneficial shareholder by its broker (or the agent of the broker) is substantially similar to the instrument of proxy provided directly to Lynden registered shareholders by Lynden. However, its purpose is limited to instructing the registered shareholder (i.e., the Intermediary or agent of the Intermediary). A beneficial shareholder who receives a voting instruction form from its broker or other Intermediary cannot use that form to vote shares of Lynden common stock directly at the Lynden special meeting. The voting instruction form must be returned to your broker or other Intermediary (or instructions respecting the voting of shares of Lynden common stock must otherwise be communicated to your broker or other Intermediary) well in advance of the Lynden special meeting in order to have the shares of Lynden common stock voted. If you have any questions respecting the voting of shares of Lynden common stock held through a broker or other Intermediary, please contact that broker or other Intermediary for assistance.

In order to effectively change your vote as a beneficial shareholder of Lynden, Computershare must receive your new voting instructions before midnight (Pacific Time) on [●], 2016 (the second business day before the Lynden special meeting), or if the Lynden special meeting is postponed or adjourned, before midnight (Pacific Time) on the business day before the Lynden special meeting is reconvened. Be sure to allow enough time for your Intermediary to receive your new instructions and act on them prior to that deadline.

You must contact your Intermediary in order to revoke your previous voting instructions without submitting new voting instructions. You will need to allow for enough time for your Intermediary to receive your new instructions and act on them prior to the vote on the matter.

Revocability of Proxy

A Lynden shareholder or optionholder can revoke its previous voting instructions at any time before its shares are voted at the Lynden special meeting by:

•	submitting new voting instructions by telephone or on the Internet;

•	notifying Lynden’s Secretary in writing at Three Bentall Centre, 595 Burrard Street, Suite 2900, Vancouver, British Columbia V7X 1J5;

•	executing and delivering a new proxy form or voting instruction form with a later date; or

•	you can attend the Lynden special meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you, as a Lynden shareholder or optionholder, want to submit your new vote by telephone or on the Internet, sign in to authenticate yourself in the manner set out below and then follow the instructions. The written notice of revocation may be executed by the Lynden registered shareholder or by an attorney who provides your written authorization. If the shareholder is a corporation, the written notice must be executed by its duly authorized officer or attorney.

Proxies submitted by telephone or via the internet must be received by [●] p.m. (Eastern Time) on [●], 2016.

Solicitation of Proxies

The solicitation of proxies from Lynden shareholders and optionholders is made on behalf of the Lynden board of directors. The costs and expenses of printing and mailing this joint proxy and information statement/circular and all fees paid to the SEC shall be paid by the party incurring such expense. Lynden will pay the costs of soliciting and obtaining proxies from Lynden shareholders, including the costs of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by Lynden officers and employees by mail, telephone, fax, personal interviews or other methods of communication.

About Abstentions

When you, as a Lynden shareholder or optionholder, cast your vote, you want it to count. Be sure to carefully follow the voting instructions provided. If you are a Lynden registered shareholder and do not complete a proxy form, or properly submit it, no votes will be cast on your behalf.

If you are a Lynden non-registered holder and your Intermediary (a) does not have discretionary authority to vote your shares of Lynden common stock on a particular matter and has not received instructions from you on how to vote, or (b) does have discretionary authority but has not received proper instructions from you and cannot vote your shares of Lynden common stock as a result, then your votes will not be cast. In such cases, the Intermediary simply declines to vote your shares of Lynden common stock. As a result of restrictions under the BCBCA and rules governing members of the TSXV, your Intermediary cannot vote your shares of Lynden common stock on a discretionary basis if you do not provide proper voting instructions, so it is very important to provide clear and proper instructions.

Abstentions are only counted for determining whether or not Lynden has a quorum. Abstentions are not counted towards shareholder votes on any matter described in this joint proxy and information statement/circular.

Confidentiality

Lynden’s transfer agent protects the privacy of voting instructions, ballots and voting tabulations. Votes of Lynden shareholders will only be disclosed to Lynden, or a third party, if it is:

•	required by law,

•	necessary for tabulating and certifying the votes, or

•	needed to facilitate a successful proxy solicitation.

Voting results

The preliminary voting results will be announced at the Lynden special meeting.

The scrutineer will tally the final voting results and report them to Lynden after the Lynden special meeting. Lynden will report the final results promptly after they become available, in a current report on Form 8-K, available online at www.sec.gov and www.sedar.com.

LYNDEN PROPOSALS

Item 1. Arrangement Resolution

As discussed elsewhere in this joint proxy and information statement/circular, the Lynden shareholders and optionholders will consider and vote on a proposal to approve the arrangement resolution, which approval shall include the adoption of the plan of arrangement and the approval of the arrangement agreement. Holders of Lynden securities should read carefully this joint proxy and information statement/circular in its entirety, including the annexes, for more detailed information concerning the arrangement. In particular, holders of Lynden securities are directed to the arrangement resolution, a copy of which is attached as Annex A to this joint proxy and information statement/circular. Approval of the arrangement resolution by at least two-thirds of the votes cast on the arrangement resolution by Lynden shareholders and optionholders present in person or represented by proxy and entitled to vote at the Lynden special meeting is required for completion of the arrangement.

The Lynden board of directors recommends a vote “FOR” the arrangement resolution (Item 1).

Item 2. The Lynden Adjournment Proposal

The Lynden special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies to obtain additional votes in favor of the arrangement resolution. If, at the Lynden special meeting, the number of shares of Lynden common stock present or represented and voting in favor of the arrangement resolution is insufficient to approve such proposal, Lynden intends to move to adjourn the Lynden special meeting in order to enable the Lynden board of directors to solicit additional proxies for approval of such resolution.

In the Lynden adjournment proposal, Lynden is asking its shareholders and optionholders to authorize the holder of any proxy solicited by the Lynden board of directors to vote in favor of granting discretionary authority to the proxyholders, and each of them individually, to adjourn the Lynden special meeting to another time and place for the purpose of soliciting additional proxies. If Lynden shareholders approve the Lynden adjournment proposal, Lynden could adjourn the Lynden special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Lynden shareholders who have previously voted.

Approval of the Lynden adjournment proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal.

The Lynden board of directors recommends a vote “FOR” the Lynden adjournment proposal (Item 2).

Other Matters to Come Before the Meeting

No other matters are intended to be brought before the special meeting by Lynden, and Lynden does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the Lynden special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

THE ARRANGEMENT

Background of the Arrangement

Over the last 40 years, Frank A. Lodzinski, Chairman of the Board, President and Chief Executive Officer of Earthstone, has organized and managed several oil and natural gas companies, providing a strategy of building them to a point when they could be merged into or sold to larger entities in order to maximize value and create liquidity for stockholders. Mr. Lodzinski became Chairman, President and Chief Executive Officer of Earthstone on December 19, 2014, when Earthstone merged with Oak Valley Resources, LLC (“Oak Valley”), a Delaware limited liability company that Mr. Lodzinski organized in late 2012. Shortly thereafter, Mr. Lodzinski and the new Earthstone management team began implementing its business strategy, which had been developed and refined by Mr. Lodzinski and his management team in prior oil and natural gas companies. This strategy consisted of:

•	enhancing the cash flow and profitability of existing properties through drilling and workover activities in addition to the implementation of cost-efficient operations;

•	expanding acreage and oil and natural gas prospect inventory through:

•	detailed geologic and engineering review and analysis of existing properties;

•	identification of prospective areas for acquisition or leasing efforts based on geologically-focused field and regional studies;

•	selective prospect participations with other oil and natural gas operators; and

•	acquiring additional oil and natural gas reserves and producing properties through asset or corporate acquisitions and/or mergers.

As part of its overall strategy, Earthstone’s management has over the years maintained a regular, ongoing dialogue with investment bankers, institutional investors, private equity firms and potential joint venture partners to discuss and assess general industry conditions, Earthstone’s near term and long-term strategy, capital market conditions, and change in control of Earthstone for the benefit of its stockholders. Mr. Lodzinski’s policy is to keep the Earthstone board of directors apprised of the substance of these meetings, inform them of current market conditions and trends in various aspects of the oil and natural gas exploration and production business and describe recent transactions and prices being paid for reserves, production, acreage and operating companies as a whole.

Lynden’s strategic plan for the past several years has focused on the enhancement of shareholder value through its acquisition, exploration, and development of petroleum and natural gas rights and properties. Lynden primarily has various non-operated working interests in the Midland Basin and Eastern Shelf (Mitchell Ranch), located in the Permian Basin in west Texas. Since its inception Lynden has had the objective of exploring and significantly de-risking its acreage through initial development and then selling the partially developed acreage at a stage of development where Lynden believed it could seek an optimal rate of return.

Since 2007, Lynden has been actively developing its Midland Basin acreage through vertical well drilling, which has resulted in significant growth in the company’s production and it reserves. The success of that drilling has also identified several prospective horizons in Lynden’s Midland Basin acreage which have the potential for future development through horizontal wells. Since 2012, Lynden’s historical pace of vertical well development had been funded primarily through operating revenues and borrowings on Lynden’s line of credit. Lynden’s management generally believed that in order to finance the cost of an expanding horizontal well program, it would be necessary to raise additional funds through equity financings, which would have a dilutive impact on Lynden’s shareholders given the difficult financing environment in 2015 generally for oil and gas companies, and particularly for smaller oil and gas companies of Lynden’s size. In addition, in late 2014, Lynden became a reporting issuer in the United States as it no longer met the definition of “foreign private issuer” under the Securities Act, and as of June 30, 2014, Lynden was required to register with the SEC as a domestic registrant. In particular, Lynden anticipates significant increases in legal, accounting and consulting fees, which provided additional incentive to be pro-active in investigating potential strategic alternatives.

As part of Lynden’s ongoing strategic planning process, Lynden’s management and board of directors regularly reviewed and assessed its strategic plan in light of the company’s performance, the competitive environment, trends in the oil and gas industry, capital requirements and the cost and availability of capital, and general economic conditions. In connection with this periodic review and analysis, management and the board of directors considered and evaluated potential strategic alternatives, including business combinations, acquisitions and dispositions. From time to time, the foregoing also has included preliminary proposals and discussions between Lynden and certain other companies in the oil and gas industry about a variety of possible strategic alternatives.

In December 2012, Lynden sold a portion of its Midland Basin acreage and associated wells for $19 million and later, in December 2013, Lynden sold an additional portion of its Midland Basin acreage and associated wells for $25 million. These sales helped to provide the company with additional capital for its future development programs and allowed the company to effectively manage its outstanding debt obligations. The assets sold were generally de-risked by drilling development activities and were considered by Lynden’s management to be near the optimum level of development for a sale.

Throughout 2012, 2013 and 2014, Lynden was approached by a number of investment banking firms with proposals relating to potential transaction candidates for Lynden, and Lynden decided to engage certain of these firms to further explore a potential transaction. These engagements were generally limited in scope and duration, and while they did lead to some discussions between Lynden and potential transaction candidates, these engagements did not ultimately result in a transaction for Lynden. During this period, Lynden also received and considered a number of unsolicited invitations to engage in discussions regarding potential business combinations, and also continued to seek out parties that might be interested in a transaction with Lynden.

In February 2014, an investment banking firm approached Lynden with a potential merger candidate, referred to herein as Company A, that was seeking to expand its presence in the Midland Basin. On February 18, 2014, Lynden and Company A entered into a confidentiality agreement, and thereafter Lynden and Company A commenced their respective due diligence investigations. Over the next few weeks, representatives from Company A and Lynden continued to discuss the possibility of a transaction between the parties, and Mr. Watt notified the Lynden board of directors of Company A’s interest in a potential transaction with Lynden. On April 11, 2014, representatives from Lynden and Company A met in Houston, Texas. At that meeting, the parties held detailed discussions regarding their respective business operations and valuations. Company A and Lynden continued negotiations for a number of weeks following the in-person meeting on April 11, 2014, but the discussions ultimately stalled without either party submitting a proposal for a transaction.

On May 7, 2014, Lynden received an unsolicited inquiry from a private equity firm with significant interests in the Midland Basin, referred to herein as Company B, regarding Company B’s interest in engaging in discussions with Lynden regarding a potential transaction with Lynden. Preliminary discussions between Lynden’s management and representatives from Company B subsequently ensued, and Mr. Colin Watt, Chief Executive Officer, President and board member of Lynden, notified the Lynden board of directors of Company B’s interest in acquiring Lynden. On May 14, 2014, Mr. Andrews, chairman and director of Lynden at that time, met with a representative of Company B in New York, New York to a potential transaction. In late May 2014, the parties entered into a confidentiality agreement and discussions ensued through June, July, and August of 2014. Mr. Andrews again met with the representative of Company B in Boston on September 15, 2014. However, discussions between Lynden and Company B were ultimately terminated, in part due to the difficulty faced by those parties in determining appropriate valuation ranges for each party.

On August 14, 2014, Mr. Lodzinski, Mr. Robert J. Anderson, Earthstone’s Executive Vice President, Corporate Development and Engineering, and Neil K. Cohen, its Vice President, Finance and Treasurer, met at Oak

Valley’s offices in Houston, Texas with John Lovoi and Derek Michaelis of JVL Advisors, as part of routine meetings with institutional investors. Mr. Michaelis is also a member of the Lynden board of directors. Discussions focused on Oak Valley’s assets and strategy and its then impending exchange with Earthstone. These persons also reviewed different acquisition opportunities throughout Oak Valley’s targeted areas and discussed in very general terms different companies, including Lynden. Earthstone management indicated that at some point in the future, it would like an introduction to Lynden management.

On August 17, 2014, Mr. Anderson received an email from Mr. Lovoi introducing him to Mr. Richard Andrews, who at the time was a director and Chairman of Lynden. During an introductory telephone call on August 18, 2014, Messrs. Anderson and Andrews discussed overall strategies in the oil and natural gas exploration and development business in general and Oak Valley’s then-pending exchange with Earthstone. The parties agreed to keep the dialogue open regarding possible future opportunities to work together.

On September 22, 2014, Mr. Anderson and Mr. Andrews met in California while both were attending an industry conference. They discussed the timeline of the Earthstone-Oak Valley exchange and the recent horizontal drilling activity in the area surrounding Lynden’s acreage. Mr. Anderson also provided Mr. Andrews additional detail regarding the track record of the Earthstone management team. As a follow-up to that meeting, Mr. Andrews introduced Colin Watt to Mr. Anderson by email. Mr. Watt and Mr. Anderson agreed to engage in further discussions in order to evaluate the possibility of a potential transaction involving Lynden and Earthstone.

On September 5, 2014, members of Lynden’s management team were introduced to representatives from an oil and gas limited partnership that focused exclusively on non-operating working interests, referred to herein as Company C. Company C’s representatives communicated an interest in acquiring assets similar to those of Lynden’s in the Permian Basin, and Mr. Watt notified the Lynden board of directors of Company C’s interest in acquiring Lynden. Lynden and Company C entered into a confidentiality agreement, after which Company C commenced its due diligence investigation of Lynden. Focused discussions between Lynden and Company C continued for a number of months, but ultimately Company C determined that its financial model and need to first complete an equity financing would not allow for an acquisition on terms that would be acceptable to Lynden, and discussions between the parties ceased in May 2015.

In November 2014, Lynden initiated discussions with a company that had previously purchased assets from Lynden in the Permian Basin, referred to herein as Company D, and as a result of those discussions Mr. Watt notified the Lynden board of directors of Company D’s interest in a transaction with Lynden. Lynden and Company D entered into a confidentiality agreement, after which Company D commenced its due diligence investigation of Lynden. The parties did engage in some preliminary discussions, but ultimately determined that a transaction between the parties was not workable and those discussions were terminated.

On November 21, 2014, Lynden and Earthstone entered into a confidentiality agreement to facilitate the exchange of information between the companies, and thereafter Lynden and Earthstone commenced their respective due diligence investigations. On November 24, 2014, Mr. Watt and Mr. Anderson held an introductory telephone call, during which they engaged in a high-level discussion of each company’s assets and strategies.

During a routine update with members of the board of directors of Earthstone on November 25, 2014 regarding possible future acquisition opportunities, Lynden was discussed as a potential target. During those discussions, Lynden’s publicly available November 2014 corporate presentation was distributed to the Earthstone board members for background purposes.

During late November and early December of 2014, during routine discussions with members of the Lynden board of directors, Mr. Watt updated the Lynden board on preliminary discussions with Earthstone. After lengthy discussions, the Lynden board concluded that the potential transaction with Earthstone merited further review. Accordingly, the board of directors directed management to engage in further discussions with Earthstone in order to evaluate an acquisition of Lynden by Earthstone.

From December 2014 through March 2015, as requested by Earthstone, Lynden provided certain information and materials to Earthstone relating to Lynden and its operations, including Lynden’s existing reserve report, certain financial information relating to Lynden, information relating to Lynden’s well activity and other related matters. During this period, Earthstone continued to evaluate the data provided by Lynden, and numerous email communications and telephone calls were held between Lynden and Earthstone relating to each company’s lease operating expenses, oil and gas price differentials, ongoing drilling plans and other related matters. As a part of the exchange of information between the parties occurring during this period, Earthstone provided its most recent audited financial statements and reserve report to Lynden. Certain of the materials provided by Earthstone to Lynden were circulated to the technical experts comprising Lynden’s board of directors.

In mid-January 2015, members of Lynden’s management team were approached by representatives of an oil and gas company of comparable size to Lynden, referred to herein as Company E. Company E’s representatives expressed an interest in a merger of Company E and Lynden, and Mr. Watt notified the Lynden board of directors of Company E’s interest in a potential merger with Lynden. Lynden and Company E engaged in some preliminary discussions regarding a potential merger, but ultimately both parties concluded that a merger between the two companies was not in their bests interests, partly related to differences in views on valuation and due to the fact that their operations were located in different geographic areas.

In mid-March 2015, Mr. Anderson and Mr. Watt discussed by telephone the mutual interest of each of Lynden and Earthstone in pursuing a transaction, and agreed that an in-person meeting involving certain principals from each company would be beneficial. The meeting was scheduled for March 26, 2015 at the offices of Earthstone’s legal counsel in Denver.

Prior to the meeting, Mr. Anderson sent an email to certain members of the Earthstone board, which included documentation relating to Lynden’s corporate profile, its Midland Basin acreage transaction map, a preliminary combination overview for Lynden and Earthstone, along with a narrative summary advising them of the upcoming meeting with Lynden principals.

On March 26, 2015, Messrs. Lodzinski, Anderson, Andrews and Watt met at Earthstone counsel’s offices in Denver for approximately two hours to discuss a potential business combination of Lynden and Earthstone. Mr. Lodzinski and Mr. Anderson discussed the background and historical track record of Earthstone’s management team, the nature of Earthstone’s assets and the drilling program that Earthstone was pursuing in the Eagle Ford formation in Texas. Mr. Andrews and Mr. Watt described Lynden’s history, the general nature of Lynden’s assets, the relationship with Lynden’s operating partner (CrownQuest), drilling progress related to Lynden’s Midland Basin properties and the potential exploration upside of Lynden’s Mitchell Ranch property. After a lengthy review by both companies, Mr. Anderson described and reviewed potential combination materials prepared by Earthstone. During those discussions, the parties generally agreed that Earthstone could potentially effect an acquisition of Lynden through either an all-stock transaction or a stock and cash transaction. The preliminary combination analysis prepared by Earthstone management, which was shared with Messrs. Andrews and Watt during this meeting, suggested that Lynden would receive 3.04 million shares of Earthstone common stock, which represented approximately 18% of the pro-forma outstanding number of shares of Earthstone common stock. Other materials provided at this meeting included a detailed review of Earthstone’s January 1, 2015 reserve report under SEC prices and NYMEX strip prices, a summary of all current research analysts reports, internal modeling work showing individual and combined five-year forecasts based on current reserves, current drilling projections and estimated price decks. Messrs. Andrews and Watt generally agreed with the methodology and the presentation format as presented by Earthstone; however, some of the assumptions that went into the buildup of asset value and ultimately the net asset value (“NAV”) were deemed to be lower than market assessments. Messrs. Watt and Andrews explained that because Lynden and its operator had just begun to consider drilling horizontally on its Midland Basin assets, the acreage value might be increased substantially due to the offsetting performance by other industry participants. Messrs. Watt and Andrews further indicated that the success of other operators was becoming apparent across the basin, and more specifically in close proximity to the Lynden’s acreage in Glasscock and Midland counties in Texas. Lynden and Earthstone concluded the meeting by agreeing to engage in further discussions and to continue the exchange of information between the parties. The presentation materials provided to Lynden at the March 26, 2015 meeting with Earthstone were subsequently circulated to and discussed with members of Lynden’s board of directors.

During March and April of 2015, Lynden provided additional information to Earthstone as requested by Earthstone, including (i) updated reserve information as of January 1, 2015, which included recently drilled wells and updated drilling cost assumptions, (ii) an updated drilling schedule which included two planned horizontal wells operated by CrownQuest in Glasscock County, Texas, and (iii) information relating to Lynden’s reserves, utilizing both SEC prices as of December 31, 2014 and forward NYMEX strip prices as of the same date.

On April 10, 2015, the Lynden board of directors held a meeting to discuss various matters including an operations update, upcoming capital expenditures, cash flow forecasts, and issues relating to declining oil prices. Mr. Watt provided an update to the Lynden board concerning potential transaction candidates, including Earthstone.

On April 17, 2015, at the request of Earthstone, a telephone discussion was held among Mr. Tim Merrifield, Executive Vice President, Geology and Geophysics of Earthstone, Mr. Anderson, Mr. Watt and Mr. Robert Bereskin, a geologist and Lynden director who has extensive experience in the Permian Basin, particularly relating to Lynden’s Mitchell Ranch property. During that discussion, Mr. Bereskin described the operational history of the Mitchell Ranch property and the level of activity that had been undertaken by CrownQuest, the operator of the property. A significant portion of the call involved discussions concerning the 3-D seismic data that had been acquired across the property and the exploration opportunities that had been highlighted as a result.

On April 30, 2015, at the request of Earthstone, a telephone discussion was held among Mr. Watt, Mr. Anderson and a consulting reservoir engineer for Lynden for the purposes of addressing certain items relating to Lynden’s reserve build-up, which Earthstone deemed to be an important component of their financial review of Lynden. The discussion primarily related to the general methodology of the reserve build-up, and in particular the PUD reserve assignment contained in the Lynden January 1, 2015 internal reserve report. Lynden’s consultant answered a number of questions from Earthstone relating to the assignment of reserves on 40 acre versus 20 acre spacing, and because there were limited examples within the Lynden producing wells to support the 20 acre infill reserves, Lynden’s consulting engineer provided guidance and support for reserves on that basis via analogs in close proximity to the Lynden acreage positions.

An in-person meeting was held on May 4, 2015 in Denver among Mr. Lodzinski, Mr. Anderson and Mr. Ray Singleton, Executive Vice President, Northern Region and director of Earthstone, and Messrs. Watt and Andrews. Mr. Lodzinski described the makeup of the Earthstone board and its investor base. The relationship between the private equity investors and major stockholders that backed the startup of Oak Valley was also described. Mr. Anderson provided an update concerning Earthstone’s operations and drilling plans, and also presented an updated NAV and combination analysis of both companies. The discussion generally revolved around horizontal acreage value, the Mitchell Ranch property value and the different possibilities of a cash-and-stock based transaction versus an all-stock transaction. The parties also briefly discussed the possibility of carving out the Mitchell Ranch property and agreed to continue to consider that option going forward. The updated NAV-based methods included in a presentation prepared by Earthstone’s management provided that Lynden would receive 3.677 million shares of Earthstone common stock, which represented approximately 21% of the outstanding common stock of the combined company. Earthstone’s management further indicated that the metrics presented at this meeting were based on certain assumptions that were still being reviewed, and also that these numbers were subject to review and approval by the Earthstone board of directors. Lynden and Earthstone concluded the meeting by agreeing to engage in further discussions, including discussions amongst various board members and advisors to each company. The presentation materials provided to Lynden at the May 4, 2015 meeting with Earthstone were subsequently circulated to and discussed with members of Lynden’s board of directors.

Lynden’s board of directors held a telephonic meeting on May 7, 2015, in which Mr. Watt provided an update to the Lynden board of directors concerning the meeting on May 4, 2015 with Earthstone and also provided the board with a brief summary of presentation materials provided to Lynden at the May 4, 2015 meeting, which Mr. Matt had circulated to the board prior to the call. At the invitation of the Lynden board of directors, Mr. Andrews joined the meeting and shared his views concerning the proposed transaction with Earthstone. At the conclusion of the meeting, the board expressed a general consensus of support for the transaction with Earthstone and authorized Mr. Watt to proceed with the negotiations.

On May 8, 2015, an in-person meeting involving certain board members of Earthstone, Mr. Lodzinski and Mr. Anderson was held to review and discuss Lynden as a potential merger candidate. Much of the discussion revolved around the merits of the assets and the valuation and the quality of horizontal drilling results offsetting the various Lynden acreage positions. There was also considerable discussion about the value of Mitchell Ranch property and whether it should be included in the transaction. Discussions also ensued regarding the attributes of a non-operating position in oil and natural gas properties such as Lynden’s and resulting discounts seen in certain similar type transactions. Some follow-up work was believed to be necessary to refine the financial adjustments to the NAV of Lynden. Thereafter, on May 15, 2015, follow-up materials were provided by Earthstone management to Earthstone board members, including NYMEX strip price decks and review of comparative deals. Earthstone management formulated a range of shares for Lynden in an all-stock deal of 3.0-3.4 million shares of Earthstone common stock, which would give Lynden shareholders 18-19.9% of the combined company on a pro-forma basis.

During May 2015, the parties exchanged financial information for the quarter ended March 31, 2015. This updated information was used by Earthstone in updating its financial model for Lynden as well as the combination analysis/NAV, and Lynden used this information to refine its analysis of Earthstone’s financial position.

On May 22, 2015, a telephone discussion was held between Mr. Anderson and Mr. Watt to discuss a range of initial proposals regarding a combination, including those relating to the proposed economics of a potential transaction. A follow-up call was then held on May 27, 2015 involving Mr. Lodzinski, Mr. Anderson, Mr. Watt and Mr. Andrews to further discuss the proposals initially discussed on the May 22, 2015 call. During the follow-up call, the parties considered a variety of transaction proposals, including the possibility of an all-stock transaction as well as the possibility of a mixture of both stock and cash consideration. The telephone call ended with both parties expressing a need to consult with their respective board members concerning the proposed transaction.

On June 2, 2015, additional information was provided by Earthstone management to the full board of Earthstone in preparation of making a revised proposal to Lynden. The materials included Lynden valuation metrics as well as acquisition and drilling comparables from the Permian Basin which had been supplied by an investment bank.

On June 17, 2015, Earthstone held a regularly scheduled board meeting. Along with regularly scheduled board matters, Earthstone management identified a number of different potential acquisition and merger ideas and candidates as part of Earthstone’s ongoing business strategy. An update was provided regarding the Lynden assets and the valuation of Lynden. The general consensus of the Earthstone board was that this transaction would be a good entry in the Permian Basin for Earthstone and the potential horizontal drilling opportunities on the acreage along with the currently producing asset value supported the consideration for Lynden. The Earthstone board gave approval to proceed with negotiating terms of a deal with Lynden under the two alternatives similar to those shared on June 2, 2015. On that same day, Mr. Lodzinski advised Mr. Watt and Mr. Andrews via email of Earthstone’s desire to proceed with a transaction and that he had Earthstone board approval to pursue such a transaction.

On each of June 17, 2015 and June 19, 2015, Earthstone and Lynden engaged in email exchanges in which both parties expressed an interest in proceeding with a transaction. During these communications, Lynden expressed concerns relating to the current Earthstone share price and the low trading volume of Earthstone common stock. Lynden proposed to address this through the use of a floating exchange rate. Earthstone management indicated that this proposal would be difficult for Earthstone to accept, and cited the growth history of Earthstone’s management team and its previous track record in support of its position. Earthstone agreed to supply a draft proposal ahead of a Lynden board meeting scheduled for June 25, 2015.

On June 22, 2015, Mr. Watt discussed the proposal which was sent via email to him from Earthstone in draft form with Lynden directors. Earthstone advised Mr. Watt that the proposal had the support of the Earthstone board. Earthstone’s proposal would allow for the Mitchell Ranch property and $1.5 million to be retained and spun out to Lynden shareholders, with consideration for the remainder of Lynden being either (1) $13.0 million in cash plus 3.0 million shares of Earthstone common stock, or (2) 3.4 million shares of Earthstone common stock.

Prior to a telephonic meeting of the Lynden board of directors on June 25, 2015, Mr. Watt sent an email to the board members which included an investor presentation regarding Earthstone that had been prepared by Earthstone. During the meeting on June 25, 2015, the Lynden board of directors discussed various matters including an operations update, upcoming capital expenditures, cash flow forecasts, and issues relating to declining oil prices. Members of Lynden’s management team also provided an update to the Lynden board concerning discussions with Earthstone. In addition, Lynden’s Canadian legal counsel reviewed with the Lynden board of directors their fiduciary duties in the context of the proposed transaction.

On June 26, 2015, Mr. Anderson and Mr. Watt discussed the recent decrease in the Earthstone stock price, and Lynden’s concerns relating thereto. At this point, Earthstone common stock had traded from over $26.00 average for the month of March when the first meeting was held to under $20.00 in late June. Although the enthusiasm for the combination and track record of Earthstone management was appreciated by the Lynden board, the consideration proposed, share price and the low trading volume of Earthstone common stock were concerns for Lynden’s board.

Also on June 26, 2015, Mr. Watt met with Lynden’s tax advisors, to work through the implications of a transaction structured along the lines proposed by Earthstone on June 22, 2015, namely a potential combination of stock, cash and a spin-out of certain assets. This discussion built upon discussions between Lynden and its tax advisors over the past several years. Mr. Watt requested the tax advisors prepare a formal summary of their views, and on August 4, 2015 a preliminary transaction presentation was provided to Lynden by the tax advisors.

On July 10, 2015, an introductory conference call was held between Mr. Watt and SunTrust Robinson Humphrey to discuss the potential engagement of SunTrust Robinson Humphrey as Lynden’s financial advisor. Lynden subsequently retained SunTrust Robinson Humphrey as its financial advisor in connection with a potential transaction.

On July 17, 2015, Mr. Anderson and Mr. Watt had a follow-up telephone call to discuss the next steps in proceeding to a transaction. Mr. Watt informed Mr. Anderson that Lynden intended to engage a financial advisor to assist Lynden in evaluating a potential transaction with Earthstone, and that Lynden’s work with the financial advisor was expected to take a few weeks to complete. In addition, Mr. Watt also stated that Lynden intended to engage its tax advisors to review and provide assistance relating to certain tax considerations in the proposed transaction.

Discussions between Lynden and Earthstone relating to the transaction continued throughout August and September of 2015. Also during this period, Lynden prepared an SEC reserve report for Lynden’s fiscal year end June 30, 2015, and Earthstone prepared an internally-generated July 1, 2015 reserve report to be shared with Lynden once completed. The reserve reports for both parties as of July 1, 2015 were completed and exchanged under various price scenarios including an SEC case as of June 30, 2015 and forward NYMEX strip prices as of September 1, 2015. Additional information was also exchanged between the parties relating to the companies, including oil and natural gas hedge positions, financial assets and liabilities and updated drilling plans. Lynden also provided Earthstone with additional information relating to its current borrowings and current cash balances.

On September 3, 2015, the Lynden board of directors held a meeting to discuss various matters including an operations update, upcoming capital expenditures, cash flow forecasts, discussions with Lynden’s financial advisor and issues relating to declining oil prices. Members of Lynden’s management team also provided an update to the Lynden board concerning discussions with Earthstone. At this point, Lynden’s board had expressed unanimous internal support for the proposed transaction with Earthstone, subject to the determination of the relative values of each of Lynden and Earthstone.

In connection with a possible transaction with Earthstone, Lynden’s board of directors and members of the Lynden management team had ongoing discussions concerning the merits and considerations of various forms of a potential pre-signing market check to assess the interest of potential alternative strategic combination partners or buyers. After careful consideration, Lynden’s board of directors authorized Lynden’s management team to instruct Lynden’s financial advisor, SunTrust Robinson Humphrey, to assist Lynden in identifying and contacting potential acquirors in an attempt to identify potential alternatives to the Earthstone proposal. At the request of Lynden, on September 3, 2015 SunTrust Robinson Humphrey began contacting 19 parties and provided each with a confidential executive summary relating to Lynden and a form of a non-disclosure agreement. Of the 19 parties that were contacted, four executed non-disclosure agreements and were provided access to an electronic data room containing certain public and non-public information relating to Lynden. On September 17, 2015, SunTrust Robinson Humphrey, on behalf of Lynden, distributed a letter to each of the four potential parties that had executed non-disclosure agreements, requesting non-binding indications of interest for the acquisition of Lynden on or before September 25, 2015. None of the four parties responded with an indication of interest. Late in the day on September 25, 2015, Mr. Watt notified the Lynden board of directors that no indications of interest had been submitted.

On September 23, 2015, following an updated review of the transaction by Earthstone, the Lynden valuation was prepared by Earthstone and was shared with Earthstone’s board of directors. This presentation compared the numerous valuation metrics including acquisition and development market comparisons as well as asset values based on the most recent reserve reports of each company. This review again confirmed management’s view that the consideration could range from approximately 3.4-3.7 million shares of Earthstone common stock to Lynden shareholders. Although Earthstone believed that it could do a stock and cash transaction, the preference was all-stock due to (i) an increase in the outstanding Lynden debt position that had risen from approximately $27.0 million in March 2015 to $37.0 million by September 2015 and (ii) increasing volatility in the commodities markets and the equity and debt capital markets. The increase in Lynden’s debt related to drilling participation in two horizontal wells in Glasscock County as well as ongoing vertical development drilling, and Lynden had previously shared the early production results from the recently drilled horizontal wells with Earthstone’s management. Lynden’s results were encouraging and supported Earthstone’s view of the acreage quality in the area of the wells.

On September 29, 2015, follow-up internal meetings of Earthstone management were held to update valuation materials supplied on September 23, 2015, which Earthstone’s management determined were still applicable despite the recent slide in oil prices. The consensus of the Earthstone’s management was that an all-stock deal was necessary based on the increased Lynden debt and that the valuation had reached its maximum level at 3.7 million shares of Earthstone common stock or approximately 21% of the combined company for Lynden shareholders on a pro-forma basis. There was unanimous internal support for Earthstone to continue with the negotiations.

On September 30, 2015, Mr. Anderson and Mr. Watt had a telephone discussion to consider the value of the Lynden acreage applicable to horizontal drilling. Also, as a part of this discussion, Mr. Anderson and Mr. Watt reviewed certain comparable transactions and the metrics related thereto, and discussed the general applicability of those transactions to a potential transaction involving Lynden and Earthstone.

On October 1, 2015, Mr. Anderson and Mr. Watt exchanged emails regarding a potential gap in the value expectations of the two companies, and as part of these discussions, considered different mechanisms for addressing that gap, including the possibility of a structure involving warrant coverage with a strike price higher than the current price of the Earthstone shares. However, after a thorough discussion of this issue, Mr. Anderson expressed that Earthstone’s revised proposal would be an all-stock offer for 3.7 million shares of Earthstone common stock for Lynden, including Lynden’s Mitchell Ranch property.

Mr. Anderson and Mr. Watt spoke by telephone again on October 2, 2015, and during that conversation Mr. Anderson reiterated that Earthstone was ready to move forward with a transaction involving 3.7 million shares of Earthstone common stock for Lynden. Mr. Watt suggested that the Lynden board generally agreed with the proposed structure, but had also indicated that they would like to further consider the distribution of the Mitchell Ranch property to the Lynden shareholders through a new company. Mr. Watt explained that he needed a few more days to review this proposal with the Lynden board of directors, and Mr. Anderson agreed that Earthstone would continue to consider this option. Mr. Anderson and Mr. Watt further agreed to have a conference call on October 6, 2015 with certain of their respective legal counsels in order to begin the process of drafting a transaction agreement.

On October 6, 2015, an introductory telephone call was held amongst Mr. Watt, Canadian legal counsel to Lynden, Mr. Lodzinski, Mr. Anderson, U.S. legal counsel to Earthstone, and Canadian legal counsel to Earthstone. It was determined that, while the Mitchell Ranch property would continue to be discussed, Earthstone’s counsel would immediately begin drafting the arrangement agreement, and each of Lynden and Earthstone would work with their respective representatives to consider the type of structure, tax considerations, cross-border considerations, board representation and various other items relating to the proposed transaction. The parties set up a joint electronic data room to facilitate further due diligence, and over the next few weeks, each company populated the electronic data room with certain customary due diligence items, including but not limited to corporate documents, land and legal review of title to properties, banking documents and hedging transaction details.

On October 14, 2015, Mr. Anderson and Mr. Watt held a telephone discussion concerning the structure of the proposed transaction. Mr. Anderson explained Earthstone’s rationale for including the Mitchell Ranch property as part of the transaction. Earthstone believed the consideration of 3.7 million shares of Earthstone common stock was a fully priced deal for Lynden, and explained that this share amount contemplated the upside potential of the Mitchell Ranch property. Mr. Anderson explained that Earthstone’s legal counsel had started preparing an initial draft of the arrangement agreement, and Earthstone believed that it would difficult to move forward with the documentation until the treatment of the Mitchell Ranch property had been resolved. Furthermore, Mr. Anderson explained that although Earthstone was still willing to consider the spin-out of the Mitchell Ranch property, Earthstone was unwilling to include any cash as a part of that spin-out. Mr. Watt explained that, based on Lynden’s continued review of the proposed transaction, including the costs and other considerations associated with a spin-out the Mitchell Ranch property, the Lynden board of directors had determined that the Mitchell Ranch property should be included as part of the transaction with Earthstone. Lynden’s board of directors ultimately felt that spin-out of the Mitchell Ranch property would be potentially too dilutive to the Lynden shareholders’ interest in the property. During the same call, Mr. Anderson and Mr. Watt also discussed the possibility of Lynden nominating a member to the board of directors of the combined company, which Earthstone agreed to consider.

A telephone conference call was held on October 29, 2015 among Messrs. Lodzinski, Anderson and Watt and Lynden’s bank representative at Texas Capital Bank (“Texas Capital”), Lynden’s current lender. The primary purpose of the call was to introduce Earthstone management to Texas Capital, and also included a discussion concerning the various alternatives to Lynden’s current outstanding loan in connection with the closing of the transaction. A number of alternatives were considered, and ultimately the parties agreed that a full repayment of the Texas Capital loan and an expansion of the existing Earthstone facility at closing was likely the preferred path.

Throughout October 2015, Earthstone’s counsel worked to prepare an initial draft of the arrangement agreement, and each of Lynden and Earthstone engaged in a thorough review of tax considerations, Canadian and U.S. filing requirements, conduct after signing and prior to closing and potential termination and fiduciary out provisions. On October 22, 2015, members of Lynden’s management team held a telephone conference call with members of Lynden’s U.S. legal counsel to discuss issues relating to a potential transaction with Earthstone.

On November 2, 2015, Earthstone’s counsel delivered a preliminary draft of the arrangement agreement to Lynden’s Canadian counsel. This preliminary draft included an initial draft of the voting support agreement to be entered into by certain directors and officers of Lynden and affiliates of a significant shareholder of Lynden, JVL Advisors, LLC (“JVL”), all in their capacities as stockholders of Lynden. On November 5, 2015, the draft of the voting support agreement, as initially proposed by Earthstone, was sent by Mr. Watt to Mr. Michaelis for delivery to those shareholders associated with JVL for their review.

Thereafter, on each of November 10, 2015 and November 13, 2015, Earthstone’s counsel delivered revised drafts of the arrangement agreement to Lynden’s Canadian counsel to reflect a handful of additional changes, clarifications and discussions between the companies and their respective counsels. Thereafter, on November 19, 2015, Mr. Lodzinski advised Earthstone’s directors of the need for them to review the arrangement agreement closely, and explained that Mr. Cohen would provide a copy of the latest draft and a summary relating thereto for the Earthstone board members to review.

Following the delivery of the revised initial draft of the arrangement agreement by Earthstone, Mr. Watt held several telephone discussions over the next week with Lynden’s U.S. and Canadian legal counsels to discuss the initial draft and to consider certain changes relating thereto. On November 20, 2015, Lynden sent a revised draft of the arrangement agreement to Earthstone, which included changes from Lynden’s U.S. and Canadian counsels.

On November 23, 2015, Earthstone returned a revised draft of the arrangement agreement to Lynden, which included certain clarifications relating to the topping fee, termination fees, board representation and other matters.

On November 24, 2015, Mr. Watt received comments to the voting support agreement from JVL’s legal counsel.

On November 25, 2015, Mr. Anderson and Mr. Watt held a telephone call to discuss certain aspects of the arrangement agreement, including but not limited to certain defined terms, knowledge qualifiers of representations and warranties, treatment of Lynden options and director and officer policies. Mr. Anderson and Mr. Watt both agreed to direct their respective legal counsels to address the various drafting and other issues in the arrangement agreement, and also agreed to address any open issues as soon as practicable.

On November 30, 2015, Mr. Anderson sent an email to Mr. Watt identifying certain of the remaining business issues, including the voting agreements for certain Lynden shareholders and payment of a topping fee in the event of a termination of the arrangement.

On November 30, 2015, Earthstone’s management delivered to the Earthstone board of directors the latest draft of the arrangement agreement, a summary of the agreement and a draft board consent to approve an authorized consent of the transaction. The Earthstone board engaged in a discussion concerning the proposed transaction, and Mr. Anderson provided some additional information regarding Lynden’s acreage position and potential upside value. Earthstone’s counsel provided a review of the applicability of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations (“HSR Act”), which Earthstone’s counsel had determined was not applicable and therefore the parties were not required to make a filing under the HSR Act.

In early December 2015, the proposed form of voting support agreement was provided to Mr. Andrews. During subsequent discussions between Mr. Watt and Mr. Andrews, Mr. Andrews indicated that he would require certain modifications to the support agreement with Earthstone, and those proposed changes were communicated to Earthstone and its legal counsel.

On December 2, 2015, the Lynden board of directors held a meeting to review with Lynden management the proposed transaction with Earthstone. Lynden’s management reviewed, among other items, the terms of the draft arrangement agreement and open items relating thereto, the proposed voting agreements for certain of Lynden’s directors and officers and significant shareholders, and Lynden’s due diligence review of Earthstone. Lynden’s Canadian legal counsel reviewed with the Lynden board of directors their fiduciary duties in the context of the proposed transaction. At the conclusion of that meeting, the Lynden board of directors authorized Mr. Watt to proceed with negotiations and to try to reach a signing within the next few weeks.

Mr. Anderson and Mr. Watt had a subsequent telephone call on December 2, 2015 to discuss the latest draft of the arrangement agreement, including certain issues relating to termination fees, capital expenditure limitations during the interim period and several tax related issues. Following that call, Earthstone’s U.S. counsel provided a summary of its analysis relating to the HSR Act to Lynden.

On December 4, 2015, Lynden’s U.S. legal counsel provided a revised draft of the arrangement agreement to Earthstone. Over the next few days, the respective legal counsels for Lynden and Earthstone held telephone discussions to address the remaining issues in the draft, particularly relating to reciprocal representations and warranties, termination fees, director and officer insurance, board representation and meeting date limitations, and Earthstone agreed to accept many of the changes proposed by Lynden’s counsel.

On December 8, 2015, Mr. Anderson and Mr. Watt held a telephone call to discuss certain open items in the arrangement agreement, including board representation, termination fees and capital expenditure limits.

A conference call was held on December 10, 2015 involving certain members of Earthstone management, and representatives of SunTrust Robinson Humphrey, financial advisors to Lynden. The discussions primarily related to Earthstone’s reserves, current operational plans, September 30, 2015 balance sheet and corporate developments. Additional Earthstone reserve information was subsequently provided to SunTrust Robinson Humphrey.

On December 11, 2015, Lynden’s U.S. legal counsel sent a revised draft of the arrangement agreement to Earthstone, which indicated that the board representation was an open item that was still an open item for by the parties. The revised arrangement agreement also included certain changes to the voting support agreement as proposed by JVL’s legal counsel.

On December 13, 2015, Lynden held a board meeting to review and discuss the proposed transaction with the assistance of SunTrust Robinson Humphrey. During this meeting, SunTrust Robinson Humphrey reviewed with the board the results of the process undertaken on behalf of Lynden in September and its preliminary financial analyses with respect to Lynden, Earthstone and the proposed transaction. Mr. Watt reviewed the material terms of the draft arrangement agreement with Lynden’s board of directors, and updated the board of directors on outstanding items relating to the proposed transaction with Earthstone. Mr. Anderson and Mr. Watt held a telephone call following the conclusion of the Lynden board meeting, and during that conversation Mr. Watt explained that the Lynden board was still contemplating the board representation for a Lynden representative. In addition, Lynden scheduled a meeting between Earthstone and CrownQuest for December 15, 2015 in Midland, Texas. Although Mr. Lodzinski and Mr. Anderson were both familiar with CrownQuest’s reputation, track record and senior executives, the meeting was believed necessary as part of Earthstone’s due diligence.

During the first two weeks of December 2015, each of Lynden and Earthstone had engaged in a comprehensive review of the proposed announcement press release, roll-out presentation and conference call details, and each party reviewed and commented on multiple versions of those materials.

On December 13, 2015, Earthstone’s U.S. counsel provided a revised draft of the arrangement agreement to Lynden. On December 14, 2015, the respective legal counsels for Earthstone and Lynden had a telephone call to address the remaining open items in the arrangement agreement. Lynden’s preliminary disclosure letter was also provided to Earthstone on December 14, 2015. Earthstone’s preliminary disclosure letter was provided to Lynden on December 15, 2015.

On December 15, 2015, members of Lynden’s and Earthstone’ management teams met with CrownQuest to discuss CrownQuest’s track record, previous drilling success and its short term operational plans as they related to the Lynden acreage. Although CrownQuest had previously focused on a vertical drilling program on the Lynden acreage, future drilling would likely entail more horizontal wells focused on the multiple benches within the Spraberry and Wolfcamp formations.

During December 2015, Lynden’s management continued to review the proposed transaction with Lynden’s board of directors in light of declining oil prices, particularly with respect to the ability of Lynden to obtain additional financing with respect to the Mitchell Ranch property. Lynden’s management recognized that obtaining such financing would be extremely difficult in light of low oil and gas prices, and that any equity financing would be potentially extremely dilutive to the existing Lynden shareholders’ interests. In light of these considerations, Lynden concluded that including the Mitchell Ranch property as a part of the assets being acquired by Earthstone would be in the best interests of Lynden’s shareholders.

On December 16, 2015, Mr. Anderson and Mr. Watt held a conference call to address the final remaining issues in the arrangement agreement, and during that call Mr. Watt explained that Lynden’s board of directors had determined that Lynden’s representation on Earthstone’s board of directors post-closing would not be required. Mr. Anderson also confirmed that Earthstone’s board of directors had also unanimously approved the transaction.

The final form of the voting support agreements were circulated by Mr. Watt to each of the Lynden directors and officers and those shareholders affiliated with JVL on December 16, 2015.

Also on December 16, 2015, Lynden’s board of directors met to further consider the proposed transaction. At the invitation of the Lynden board of directors, members of Lynden’s management and representatives of Lynden’s financial advisor and Canadian legal counsel attended the meeting. Mr. Watt summarized the material terms of the proposed form of the arrangement agreement, and provided an update to the Lynden board of directors concerning the resolution of the remaining open items in the draft. At the request of Lynden’s board of directors, representatives of SunTrust Robinson Humphrey updated the Lynden board of directors regarding its financial analyses previously discussed with the board on December 13, 2015 with respect to Lynden, Earthstone and the proposed arrangement. Thereafter, at the request of the Lynden board of directors, SunTrust Robinson Humphrey rendered its oral opinion to the Lynden board of directors (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated December 16, 2015) as to, as of December 16, 2015, the fairness, from a financial point of view, to the holders of shares of Lynden common stock of the exchange ratio in the arrangement pursuant to the Agreement. After further discussion among the members of the Lynden board of directors, the Lynden board of directors unanimously approved the arrangement agreement and the transactions contemplated thereby.

Later on December 16, 2015, Lynden and Earthstone executed the arrangement agreement, and the voting support agreements were executed simultaneously with the arrangement agreement. The transaction was announced the following morning on December 17, 2015.

Recommendation of Lynden Board of Directors; Lynden Reasons for the Arrangement

On December 16, 2015 the Lynden board of directors: (i) determined that the consideration to be paid pursuant to the arrangement agreement was fair, from a financial point of view, to the Lynden shareholders and the Lynden optionholders and that the arrangement is in the best interests of Lynden; (ii) indicated that they will recommend that the Lynden shareholders and optionholders vote in favor of the arrangement resolution, subject to Section 4.5 of the arrangement agreement; and (iii) authorized the entering into of the arrangement agreement, and the performance of Lynden’s obligations thereunder.

In evaluating the arrangement agreement and the transactions contemplated thereby, the Lynden board consulted with Lynden management, as well as its financial advisor and Canadian and U.S. legal counsel. In reaching its determinations, the Lynden board of directors considered the following material factors that the Lynden board viewed as generally supporting its decision to approve and enter into the arrangement agreement and recommend that Lynden shareholders and optionholders, vote “FOR” the arrangement resolution:

•	The Lynden board’s knowledge of Lynden’s business, including its financial condition, operations, business plans, management, asset quality, competitive position, challenges and prospects (including certain risks and uncertainties disclosed in Lynden’s SEC filings), as well as its financial plan and prospects if Lynden were to remain an independent public company and the potential impact of those factors on the trading price of shares of Lynden common stock (which cannot be quantified numerically), and of Earthstone’s business, including its financial condition, operations, business plans, management, asset quality, competitive position, challenges and prospects (including certain risks and uncertainties disclosed in Earthstone’s SEC filings), with the Lynden board’s knowledge being enhanced by the due diligence investigation of Earthstone conducted by Lynden.

•	The Lynden board’s knowledge of possible candidates, including industry participants and business partners, for a strategic transaction or sale of the company that might have provided value to Lynden and its shareholders.

•	The Lynden board’s determination that the proposal from Earthstone satisfied the Lynden board’s strategic considerations and the other strategic objectives established by the Lynden board and management with respect to achieving improved financial strength, continued growth and improved diversity in assets and geographic scope relative to Lynden’s publicly traded peers and other operators, and that the proposed arrangement with Earthstone would be superior both operationally and with respect to shareholder value, to the alternative of not engaging in the arrangement and instead continuing to operate Lynden’s business as an independent, standalone company.

•	The fact that the combined company would hold assets in the Eagle Ford, Permian and Williston (Bakken) Basins, producing approximately 6,100 BOE/d.

•	The Lynden shareholders’ right to receive 0.02842 of a share of Earthstone common stock for each share of Lynden common stock, representing an implied value of $0.52 per share of Lynden common stock based on the closing price of shares of Lynden common stock on December 16, 2015. This represented an approximate 110% premium to the volume weighted average price of shares of Lynden common stock for the 60 trading days before the execution of the arrangement agreement and an approximate 63% premium to the volume weighted average price of shares of Lynden common stock in 2015.

•	The fact that the Lynden shareholders have the right to participate as owners of approximately 21% of the combined company following the closing of the arrangement and would therefore benefit from any increases in the value of Earthstone common stock.

•	The Lynden board’s view that the combined company will benefit from the combination of Earthstone’s and Lynden’s respective technical and operational expertise with respect to asset development.

•	The Lynden board’s expectation that the combined company will have an enhanced financial and competitive position, increased size and scale enhancing the relative positioning of the combined company against peers, diversity and depth in assets and geographic scope, earnings from a more diversified asset base, an increase in proved reserves and production capacity and an increased financial capacity to develop existing assets.

•	The Lynden board’s view that the transaction would result in meaningful growth to the combined company’s asset portfolio in the core Permian Basin area resulting in a meaningful holding.

•	The expectation of significant operational and financial synergies to be realized following consummation of the arrangement, including the following:

•	Lynden estimates general and administrative savings of approximately $2.4 million per year due to elimination of overlapping or redundant positions between the two companies, reduction of third-party services and a decrease of combined office expenses;

•	Earthstone has extensive oil and gas gathering and marketing capabilities, which when applied to a larger entity should enhance product deliverability and pricing;

•	Increased scale could result in reduced average well costs, particularly on properties operated by the companies; and

•	Earthstone has demonstrated the ability to adopt advances in technologies particularly related to well completions that are expected to enhance future recoveries. These advances are anticipated to continue with Earthstone’s staff and the ability to apply new technologies on a larger population of wells.

•	The Lynden board’s view that the arrangement will improve the combined company’s credit profile, including that the larger combined company will have improved liquidity due to a greater combined lending base and will have improved access to capital markets, and as a result, will be able to seek to optimize Lynden’s asset base, compete more effectively and more readily assume risks inherent in Lynden’s business.

•	The expectation that Lynden’s U.S. shareholders would receive Earthstone common stock on a tax-free basis for U.S. federal income tax purposes with positive growth potential.

•	The terms of the arrangement agreement, including the representations, warranties, covenants, obligations and rights of the parties, the conditions to each party’s obligations to complete the arrangement and the termination rights.

•	The fact that Lynden and Earthstone undertook lengthy and extensive negotiations resulting in revisions to the original draft arrangement agreement to make certain terms more favorable to Lynden and its shareholders.

•	The terms of the arrangement agreement permit Lynden, prior to the time that Lynden shareholders and optionholders approve the arrangement, to discuss and negotiate, under specified circumstances, an unsolicited acquisition proposal should one be made, if the Lynden board determines in good faith (after receiving advice of its financial advisor and outside counsel) that the unsolicited acquisition proposal constitutes or is reasonably likely to lead to a superior proposal.

•	The fact that the arrangement agreement allows the Lynden board, under specified circumstances, to change or withdraw its recommendation to the Lynden shareholders and optionholders with respect to the approval of the arrangement resolution.

•	The terms of the arrangement agreement permit the Lynden board, under specified circumstances, to terminate the arrangement agreement to enter into a superior proposal.

•	The fact that the arrangement resolution is subject to the approval of at least two-thirds of the votes cast on the arrangement resolution by Lynden shareholders and optionholders, voting as one class, present in person or represented by proxy and entitled to vote at the Lynden special meeting is required to complete the arrangement.

•	The fact that Lynden shareholders and optionholders will have the opportunity for a hearing on the fairness of the terms and conditions of the arrangement with the Supreme Court of British Columbia, and, in order to consummate the arrangement, that the court must determine that the terms and conditions of the arrangement are fair to the Lynden shareholders.

•	The fact that the directors of Lynden unanimously approved the arrangement and arrangement agreement.

•	The likelihood that the arrangement will be completed on a timely basis, including the likelihood that the arrangement resolution will receive the required shareholder and optionholder approval and the likelihood that all necessary regulatory approvals will be obtained on the anticipated schedule without the imposition of unacceptable conditions.

•	The financial analyses reviewed and discussed with the Lynden board of directors by representatives of SunTrust Robinson Humphrey as well as the oral opinion of SunTrust Robinson Humphrey rendered to the Lynden board of directors on December 16, 2015 (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated the same date) as to, as of December 16, 2015, the fairness, from a financial point of view, to the holders of shares of Lynden common stock of the exchange ratio in the arrangement pursuant to the arrangement agreement.

•	The Lynden board’s consideration of the continuing and prospective risks to Lynden as an independent public company, including those risks described under the section entitled “Risk Factors” and the other risks described in Lynden’s annual report on Form 10-K for the year ended June 30, 2015 and quarterly report on Form 10-Q for the quarter ended September 30, 2015.

The Lynden board also considered and balanced against the potentially positive factors concerning the arrangement the following material potential risks and other negative factors concerning the arrangement in connection with its deliberations of the proposed transaction:

•	The arrangement agreement provides for a fixed exchange ratio, and thus, the exchange ratio will not change based on changes in the trading prices of shares of Lynden or Earthstone common stock or changes in the business performance or financial results of Lynden or Earthstone. Accordingly, if the value of Earthstone’s business declines relative to the value of Lynden’s business prior to completion of the arrangement, Earthstone shareholders’ percentage ownership in the combined company may exceed Earthstone’s relative contribution to the combined company.

•	The limitations under the arrangement agreement, subject to certain exceptions, on Lynden’s ability to solicit, initiate or encourage alternative third-party takeover proposals and the related disincentives to do so, including the fact that if Lynden accepted a superior proposal, changed its recommendation of the arrangement or, under certain circumstances, entered into an acquisition agreement within a certain time after the arrangement agreement was terminated, it would have to pay Earthstone a termination fee of $2.25 million and reimburse up to $500,000 in Earthstone’s expenses, which might discourage other parties potentially interested in an acquisition of, or combination with, Lynden from pursuing that opportunity.

•	Lynden would no longer be an independent company with strategic direction being decided by a board of directors chosen entirely by the Lynden shareholders.

•	Various regulatory and court approvals required to complete the arrangement, which present a risk that the applicable governmental authorities or courts may condition their grant of required approvals or consents on the imposition of unfavorable terms or conditions or that such approvals and consents will not be able to be obtained at all.

•	The risks and contingencies relating to the announcement and pendency of the arrangement and risks and costs to Lynden if the closing of the arrangement is not timely, or if the arrangement does not close at all, including the potential impact on the relationships between Lynden and its employees, customers, suppliers and other third parties, as well as the potential impact on the trading prices of shares of Lynden common stock. Additionally, there is the possibility that the arrangement may not be completed, or that completion may be unduly delayed, for reasons beyond the control of Lynden and/or Earthstone.

•	The risk that management focus, employee attention and resources for other strategic opportunities could be diverted for an extended period while the parties work to complete the arrangement and integration process. In addition, Lynden may potentially lose key and other personnel as a result of the pending arrangement.

•	The challenges inherent in the combination of two business enterprises, including the loss of management having the most experience with the Lynden assets and the attendant risks that the anticipated cost savings and synergies and other benefits sought to be obtained from the arrangement might not be achieved in the time frame contemplated or at all.

•	Under the arrangement agreement, Earthstone is only subject to limited restrictions during the pendency of the arrangement on the conduct of its business, acquisitions it may pursue or entering into other strategic transactions. As a result, there is a risk that Earthstone’s business may change before or after the completion of the arrangement, which may affect the value of Earthstone common stock held by Lynden shareholders following the completion of the arrangement and, if Earthstone issues additional shares of its common stock in another acquisition, could reduce the Lynden shareholders’ percentage ownership in the combined company.

•	The restrictions on the conduct of Lynden’s business until completion of the arrangement, subjecting Lynden to a variety of specified limitations absent Earthstone’s consent, which may delay or prevent Lynden from undertaking business opportunities that may arise during such period, even if Lynden management thinks they may be advisable.

•	Substantial costs will be incurred by both Earthstone and Lynden in connection with the arrangement, including legal and financial advisory fees, certain of which must be paid regardless of whether the arrangement is consummated, as well as the costs of integrating the businesses of Earthstone and Lynden.

•	The interests that certain executive officers and directors of Lynden may have with respect to the arrangement in addition to their interests as shareholders of Lynden. See “—Interests of Directors and Executive Officers of Lynden in the Arrangement.”

•	The Lynden board considered certain risks inherent in Earthstone’s business and operations, including those identified in Earthstone’s SEC filings and also considered the types and nature of the risks described under the section entitled “Risk Factors”, the other risks described in Lynden’s and Earthstone’s annual reports on Form 10-K for the years ended June 30, 2015 and December 31, 2015, respectively, and quarterly report on Form 10-Q for the quarter ended September 30, 2015 and the matters described under “Forward-Looking Statements.”

This discussion of the factors considered by the Lynden board is not, and is not intended to be, exhaustive. The Lynden board also considered a variety of other risks and countervailing factors, including the risks of the type and nature described under “Forward-Looking Statements.”

The Lynden board concluded that the benefits of the arrangement to Lynden and its shareholders outweighed the perceived risks. In view of the wide variety of factors considered, and the complexity of these matters, the Lynden board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors it considered. Rather, the Lynden board viewed the decisions as being based on the totality of the information available to it. In addition, individual members of the Lynden board may have given differing weights to different factors.

Earthstone Reasons for the Arrangement

After careful consideration among the Earthstone board of directors, it unanimously (i) determined that the arrangement agreement and the arrangement are fair to and in the best interests of Earthstone and its stockholders, (ii) approved the arrangement agreement and the transactions contemplated thereby and

(iii) recommended that the stockholders of Earthstone adopt and approve the arrangement agreement and the arrangement, and approve the issuance of shares of Earthstone common stock pursuant to the arrangement agreement and directed that such matters be submitted to a consent by a certain Earthstone stockholder.

In evaluating the arrangement agreement and the transactions contemplated thereby, including the issuance of shares of Earthstone common stock pursuant to the arrangement agreement, the Earthstone board of directors consulted with Earthstone’s management, as well as Earthstone’s legal advisors. In reaching its decision, the Earthstone board of directors considered the following material factors that the Earthstone board of directors viewed as generally supporting its decision to approve and enter into the arrangement agreement and recommend that Earthstone stockholders adopt and approve the arrangement agreement and the arrangement, and approve the issuance of shares of Earthstone common stock pursuant to the arrangement agreement:

•	The arrangement will enhance a strong balance sheet and an asset portfolio focused on the Eagle Ford, Permian and Williston (Bakken) Basins, producing approximately 6,100 Boe/d.

•	The all-stock transaction strengthens Earthstone’s financial flexibility and is credit enhancing.

•	The financial terms of the arrangement, including the fact that Earthstone stockholders will own approximately 79% of the common stock of the combined company on a fully diluted basis following the closing of the arrangement.

•	Even though the arrangement agreement provides for a fixed exchange ratio, the Earthstone board of directors determined that the method for determining the exchange ratio was appropriate and the risks acceptable in view of the relative intrinsic values and financial performance of Earthstone and Lynden. Additionally, the arrangement agreement contains certain structural protections, such as Earthstone’s right to not complete the arrangement in the event of a material adverse change with respect to Lynden.

•	The terms of the arrangement agreement, including the representations, obligations and rights of the parties under the arrangement agreement, the conditions to each party’s obligation to complete the arrangement, the circumstances in which each party is permitted to terminate the arrangement agreement and the related termination fee payable by Lynden in the event of termination of the arrangement agreement under specified circumstances.

•	The recommendation of Earthstone management in favor of the arrangement and the issuance of Earthstone common stock pursuant to the arrangement agreement.

The Earthstone board of directors also considered, and balanced against the potentially positive factors concerning the arrangement, the following material potential risks and other negative factors concerning the arrangement in connection with its deliberations of the proposed transaction:

•	The arrangement agreement provides for a fixed exchange ratio and thus the exchange ratio will not change based on changes in the trading prices of Earthstone or Lynden common stock or changes in the business performance or financial results of Earthstone or Lynden. Accordingly, if the value of Lynden’s business declines relative to the value of Earthstone’s business prior to completion of the arrangement, Lynden shareholders’ percentage ownership in the combined company may exceed Lynden’s relative contribution to the combined company.

•	The risks relating to the announcement and pendency of the arrangement and risks and costs to Earthstone if the completion of the arrangement is not timely, or does not occur at all, which may be for reasons beyond the control of Earthstone and/or Lynden, including the potential impact on the relationships between Earthstone and its employees, service providers, suppliers and other third parties, as well as the potential impact on the trading prices of Earthstone common stock.

•	The provisions of the arrangement agreement require payment by Earthstone of termination fees in the event of termination of the arrangement agreement under specified circumstances.

•	The provisions of the arrangement agreement impose certain restrictions on the operations of Earthstone until completion of the arrangement.

•	Substantial costs will be incurred by both Earthstone and Lynden in connection with the arrangement, including financial arrangement fees, financial advisory fees and legal and other advisor fees, as well as the costs of integrating the businesses of Earthstone and Lynden.

•	The risk that management focus, employee attention and resources for other strategic opportunities, as well as employee attention to operational matters, could be diverted for an extended period of time while the parties work to complete the arrangement and integration process.

•	The challenges inherent in the combination of two business enterprises, including the attendant risks that the anticipated production and operational synergies and other benefits sought to be obtained from the arrangement might not be achieved in the time frame contemplated or at all.

•	The risks inherent in Lynden’s business and operations, including those identified in Lynden’s SEC filings and those associated with potential liabilities of Lynden for environmental matters and related remediation costs. The types and nature of the risks described under the section entitled “Risk Factors” and the matters described under “Forward-Looking Statements.”

This discussion of the information and factors considered by the Earthstone board of directors in reaching its decision and recommendation includes the material factors considered by the Earthstone board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the Earthstone board of directors. In view of the wide variety of factors considered in connection with its evaluation of the arrangement and the complexity of these matters, the Earthstone board of directors did not consider it practical, nor did it attempt, to quantify, rank or otherwise assign relative weights to the different factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Rather, the Earthstone board of directors viewed its decision as being based on the totality of the information presented to it and the factors it considered, including its discussion with, and questioning of, members of Earthstone’s management and outside legal and financial advisors. In addition, individual members of the Earthstone board of directors may have given different weight to different factors.

Opinion of Lynden Financial Advisor

On December 16, 2015, SunTrust Robinson Humphrey rendered its oral opinion to the Lynden board of directors (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated December 16, 2015) as to, as of December 16, 2015, the fairness, from a financial point of view, to the holders of shares of Lynden common stock of the exchange ratio in the arrangement pursuant to the arrangement agreement.

SunTrust Robinson Humphrey’s opinion was directed to the Lynden board of directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of shares of Lynden common stock of the exchange ratio in the arrangement pursuant to the arrangement agreement and did not address any other terms, conditions, aspects or implications of the arrangement. The summary of SunTrust Robinson Humphrey’s opinion in this joint proxy and information statement/circular is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex E to this joint proxy and information statement/circular and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SunTrust Robinson Humphrey in preparing its opinion. However, neither SunTrust Robinson Humphrey’s written opinion nor the summary of its opinion and the related analyses set forth in this joint proxy and information statement/circular is intended to be, and they do not constitute, a recommendation as to, or otherwise address, how any holder of shares of Lynden common stock should act or vote with respect to the arrangement or any related matter.

In connection with its opinion, SunTrust Robinson Humphrey conducted such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. In arriving at its opinion, SunTrust Robinson Humphrey reviewed:

•	a draft, dated December 15, 2015, of the arrangement agreement;

•	certain publicly available business, financial and other information concerning Lynden and Earthstone;

•	certain financial and operating information with respect to the historical, current and future business, operations and prospects of Lynden furnished to it by Lynden, prepared and provided to it by the management of Lynden (the “Lynden Projections”) and certain information prepared by management of Lynden based on reserves reports prepared by Lynden’s oil and gas reserves consultants, as adjusted by management of Lynden to reflect additional information and subsequent events and circumstances, as to the proved, probable and possible oil and gas reserves of Lynden (the “Lynden Reserves Information”);

•	certain financial and operating information with respect to the historical, current and future business, operations and prospects of Earthstone furnished to it by Earthstone, including financial forecasts prepared and provided to it by the management of Earthstone (the “Earthstone Projections”) and certain information prepared by management of Earthstone based on reserves reports prepared by Earthstone’s oil and gas reserves consultants, as adjusted by management of Earthstone to reflect additional information and subsequent events and circumstances, as to the proved, probable and possible oil and gas reserves of Earthstone (the “Earthstone Reserves Information”);

•	a comparison of certain financial data for Lynden and Earthstone with financial and stock market data for companies with publicly traded equity securities that SunTrust Robinson Humphrey deemed relevant; and

•	a comparison of the financial terms of the arrangement with the publicly available financial terms of certain other transactions that SunTrust Robinson Humphrey deemed relevant.

SunTrust Robinson Humphrey also reviewed certain publicly available market data regarding future oil and gas commodity pricing (collectively, taken together with information regarding pricing differentials applicable to Lynden’s and Earthstone’s proved, probable and possible oil and gas reserves, the “Oil and Gas Pricing Data”). In addition, SunTrust Robinson Humphrey had discussions with the managements of Lynden and Earthstone concerning the businesses, operations, assets, liabilities, present condition and future prospects of Lynden and Earthstone, respectively, and undertook such other studies, analyses and investigations as SunTrust Robinson Humphrey deemed appropriate.

SunTrust Robinson Humphrey assumed and relied upon, without independent verification, the accuracy and completeness of all data, materials and other information furnished, or otherwise made available to it, or publicly available, discussed with or reviewed by it in arriving at its opinion. SunTrust Robinson Humphrey’s role in reviewing such information was limited solely to performing such review as SunTrust Robinson Humphrey deemed necessary and appropriate to support its opinion and such review was not conducted on behalf of Lynden or any other person. With respect to the Lynden Projections, SunTrust Robinson Humphrey was advised and assumed that they were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of Lynden as to the future financial performance of Lynden. With respect to the Lynden Reserves Information, SunTrust Robinson Humphrey was advised and assumed that they were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of Lynden as to the proved, probable and possible oil and gas reserves of Lynden. With respect to the Earthstone Projections, SunTrust Robinson Humphrey was advised and assumed that they were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of Earthstone as to the future financial performance of Earthstone. With respect to the Earthstone Reserves Information, SunTrust Robinson Humphrey was advised and assumed that they were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of Earthstone as to the proved, probable and possible oil and gas reserves of Earthstone. SunTrust Robinson Humphrey expressed no view or opinion with respect to the Lynden Projections, the Lynden Reserves Information, the Earthstone Reserves Information, the Oil and Gas Pricing Data or the assumptions or circumstances on which they were based. Lynden advised SunTrust Robinson Humphrey, and SunTrust Robinson Humphrey assumed, that the Lynden Projections, the Lynden Reserves Information, the Earthstone Reserves Information and the Oil and Gas Pricing Data were a reasonable basis upon which to evaluate Lynden, Earthstone and the arrangement and at Lynden’s direction, SunTrust Robinson Humphrey relied upon the Lynden Projections, the Lynden Reserves Information, the Earthstone Reserves Information and the Oil and Gas Pricing Data for purposes of its analyses and opinion.

SunTrust Robinson Humphrey further relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Lynden or Earthstone since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to it except as would not be material to its analyses or opinion, and that there was no information or any facts that would make any of the information discussed with or reviewed by it incomplete or misleading. SunTrust Robinson Humphrey also relied upon (a) the assessments of the managements of Lynden and Earthstone with respect to Earthstone’s ability to integrate the businesses of Lynden and Earthstone, and (b) the assessments of the management of Lynden and Earthstone as to Lynden’s and Earthstone’s existing technology and future capabilities with respect to the extraction of Lynden’s and Earthstone’s oil and gas reserves. SunTrust Robinson Humphrey also assumed that (a) the representations and warranties of all parties to the arrangement agreement were true and correct, (b) each party to the arrangement agreement would fully and timely perform all of the covenants and agreements required to be performed by such party under the arrangement agreement, (c) all conditions to the consummation of the arrangement would be satisfied without waiver thereof, and (d) the arrangement would be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any term, condition or agreement thereof material to its analyses or opinion. SunTrust Robinson Humphrey also assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the arrangement, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Lynden, Earthstone or the expected benefits of the arrangement material to its analyses or opinion. In addition, SunTrust Robinson Humphrey assumed that (a) for United States federal income tax purposes, the arrangement would qualify as a “reorganization” within the meaning of Section 368 of the U.S. Internal Revenue Code of 1986, as amended, and (b) the Agreement, when executed by the parties thereto, would conform to the draft reviewed by it in all respects material to its analysis and opinion.

In arriving at its opinion, SunTrust Robinson Humphrey did not conduct a physical inspection of the properties, assets or facilities of Lynden or Earthstone and was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities (fixed, contingent, derivative, off balance sheet or otherwise) of Earthstone or Lynden, nor was SunTrust Robinson Humphrey furnished with any such evaluations or appraisals other than the Lynden Reserves Information and the Earthstone Reserves Information. SunTrust Robinson Humphrey did not express any opinion as to what the value of the shares of Earthstone Common Stock actually would be when issued in the arrangement pursuant to the arrangement agreement or the price or range of prices at which shares of Lynden common stock or shares of Earthstone common stock may be purchased or sold at any time. SunTrust Robinson Humphrey’s opinion only addressed the fairness, from a financial point of view, to the holders of shares of Lynden common stock of the exchange ratio in the arrangement pursuant to the arrangement agreement and did not address (a) any agreement, arrangement or understanding entered into in connection therewith or otherwise, or (b) any other terms, conditions, aspects or implications of the arrangement, including, without limitation, (i) the structure or timing of the arrangement, (ii) the solvency, creditworthiness or fair value of Lynden, Earthstone or any other person, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (iii) the fairness, financial or otherwise, of the amount or nature of any compensation or consideration payable to, or received by, any officers, directors or employees of any party to the arrangement, any class of such person or any other party, relative to the exchange ratio or otherwise. No opinion, counsel or interpretation was intended regarding matters that required legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other similar professional advice. SunTrust Robinson Humphrey assumed that such opinions, counsel, interpretations or advice had been or would be obtained from the appropriate professional sources. Furthermore, SunTrust Robinson Humphrey relied, with Lynden’s consent, on the assessments by the Lynden board of directors, Lynden and Lynden’s advisors as to all legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other matters with respect to Lynden, Earthstone and the arrangement.

SunTrust Robinson Humphrey’s opinion was necessarily based upon financial, economic, market and other conditions as they existed on, and could be evaluated as of, the date of its opinion. In addition, as Lynden was aware, the financial projections and estimates that SunTrust Robinson Humphrey reviewed relating to the future financial performance of Lynden and Earthstone reflected certain assumptions regarding the oil and gas industry and future commodity prices associated with that industry that were subject to significant uncertainty and volatility and that, if different than assumed, could have a material impact on its analyses and opinion. SunTrust Robinson Humphrey’s opinion did not address the relative merits of the arrangement as compared to other business strategies or transactions that may have been available to Lynden, nor did it address the underlying business decision of Lynden to proceed with the arrangement. It should be understood that, although subsequent developments or circumstances may affect its opinion, SunTrust Robinson Humphrey does not have any obligation to update or revise its opinion.

In performing its analyses, SunTrust Robinson Humphrey considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in SunTrust Robinson Humphrey’s analyses for comparative purposes is identical to Lynden, Earthstone or the proposed arrangement. The implied valuation reference ranges and per share market price and enterprise value multiples indicated by SunTrust Robinson Humphrey’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond Lynden’s control and the control of SunTrust Robinson Humphrey. Much of the information used in, and accordingly the results of, SunTrust Robinson Humphrey’s analyses are inherently subject to substantial uncertainty.

SunTrust Robinson Humphrey’s opinion and analyses were provided to the Lynden board of directors in connection with its evaluation of the proposed arrangement and were among many factors considered by the Lynden board of directors in evaluating the proposed arrangement. Neither SunTrust Robinson Humphrey’s opinion nor its analyses were determinative of the exchange ratio or of the views of the Lynden board of directors with respect to the proposed arrangement.

The following is a summary of the material financial analyses performed by SunTrust Robinson Humphrey in connection with its opinion rendered to the Lynden board of directors on December 16, 2015. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of SunTrust Robinson Humphrey’s analyses.

For purposes of its analyses, SunTrust Robinson Humphrey reviewed a number of financial metrics including:

•	Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet).

•	EBITDA—generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

Unless the context indicates otherwise, (1) share prices for the selected companies used in the selected companies analysis described below were as of December 14, 2015, (2) the relevant values for the selected transactions analysis described below were calculated on an enterprise value basis based on the consideration proposed to be paid in the selected transactions as of the date of announcement, (3) estimates of future financial performance of Lynden were based on the Lynden Projections and (4) estimates of future financial performance of Earthstone were based on the Earthstone Projections. Estimates of future financial performance for the selected companies listed below were based on publicly available research analyst estimates for those companies.

Net Asset Value Analysis

Lynden. SunTrust Robinson Humphrey calculated implied net asset values of Lynden’s unrisked proved, probable and possible oil and gas reserves based on the Lynden Reserves Information. For purposes of the Lynden Net Asset Value analysis, SunTrust Robinson Humphrey applied discount rates ranging from 11.0% to 13.0% to the projected unlevered cash flows prior to taxes and general and administrative expenses, Wall Street consensus and NYMEX strip oil and gas pricing as of December 14, 2015, with prices held flat after 2019, and pricing differentials provided by Lynden management. The net asset value analysis indicated implied reference ranges per share of Lynden common stock of $0.24 to $0.33 based on Wall Street consensus oil and gas pricing and $0.00 to $0.05 based on NYMEX strip oil and gas pricing.

Earthstone. SunTrust Robinson Humphrey calculated implied net asset values of Earthstone’s unrisked proved, probable and possible oil and gas reserves based on the Earthstone Reserves Information. For purposes of the Earthstone Net Asset Value analysis, SunTrust Robinson Humphrey applied discount rates ranging from 9.5% to 11.5% to the projected unlevered cash flows prior to taxes and general and administrative expenses, Wall Street consensus and NYMEX strip oil and gas pricing as of December 14, 2015, with prices held flat after 2019, and pricing differentials provided by Earthstone management. The net asset value analysis indicated implied reference ranges per share of Earthstone common stock of $9.62 to $11.38 based on Wall Street consensus oil and gas pricing and $3.33 to $4.41 based on NYMEX strip oil and gas pricing.

The net asset value analysis indicated implied exchange ratio reference ranges of 0.021x to 0.034x of a share of Earthstone common stock for each share of Lynden common stock based on Wall Street consensus oil and gas pricing and 0.000x to 0.014x of a share of Earthstone common stock for each share of Lynden common stock based on NYMEX strip oil and gas pricing, as compared to the exchange ratio in the arrangement of 0.028x of a share of Earthstone common stock for each share of Lynden common stock.

Selected Companies Analyses

SunTrust Robinson Humphrey considered certain financial data for Lynden, Earthstone and selected companies with publicly traded equity securities SunTrust Robinson Humphrey deemed relevant. The selected companies were selected because they were deemed to be similar to Earthstone or Lynden in one or more respects.

The financial data reviewed included:

•	Enterprise Value as a multiple of proved reserves on a BOE basis;

•	Enterprise Value as a multiple of proved developed reserves on a BOE basis;

•	Enterprise Value as a multiple of estimated future oil and gas revenues, net of estimated direct expenses, discounted at an annual discount rate of 10%, or “PV – 10”;

•	Enterprise Value as a multiple of daily production on a BOE per day basis for the calendar quarter ended September 30, 2015, or “3Q 2015”; and

•	Enterprise Value as a multiple of estimated EBITDA for the year ended December 31, 2015, or “2015E EBITDA.”

The selected companies for Lynden and corresponding financial data were:

	Enterprise Value /
	proved reserves ($/BOE)	proved developed reserves ($/BOE)	PV – 10	Q3 2015 daily production ($/BOE/day)	2015E EBITDA
Bonanza Creek Energy, Inc.	$8.04	$15.56	0.54x	$24,836	2.7x
Sanchez Energy Corporation	9.29	20.32	0.63x	22,771	3.3x
Northern Oil and Gas, Inc.	9.31	18.38	0.55x	59,212	3.4x
Ring Energy, Inc.	11.55	29.71	0.97x	125,571	18.4x
Bill Barrett Corp.	5.43	16.56	0.44x	35,927	2.5x
Halcón Resources Corporation	12.54	30.62	0.69x	58,196	3.3x
Gastar Exploration Inc.	6.89	19.11	1.19x	44,841	9.5x
Abraxas Petroleum Corp.	5.35	12.64	0.36x	37,769	5.3x
Comstock Resources Inc.	5.54	8.14	0.50x	18,341	3.7x
Lonestar Resources Limited	12.43	31.06	0.55x	58,212	4.4x
Sundance Energy Australia Limited	8.55	22.25	0.46x	36,572	5.9x
Resolute Energy Corporation	5.28	9.46	0.40x	31,508	3.0x
Approach Resources, Inc.	3.28	7.96	0.34x	28,891	4.0x
Triangle Petroleum Corporation	9.76	15.97	0.58x	41,979	4.1x
Penn Virginia Corporation	7.04	17.60	0.68x	38,557	2.9x
Emerald Oil, Inc.	9.37	16.31	0.46x	43,409	10.0x
EnerJex Resources, Inc.	9.07	13.09	0.62x	66,516	NA

NA	means not available.

The selected companies for Earthstone and corresponding financial data were:

	Enterprise Value /
	proved reserves ($/BOE)	proved developed reserves ($/BOE)	PV – 10	Q3 2015 daily production ($/BOE/day)	2015E EBITDA
EOG Resources, Inc.	$19.32	$35.80	1.73x	$84,721	11.7x
Continental Resources, Inc.	12.05	32.40	0.71x	71,313	8.2x
Whiting Petroleum Corp.	8.91	16.87	0.49x	43,309	4.6x
QEP Resources, Inc.	5.47	9.79	0.67x	22,837	3.5x
Carrizo Oil & Gas Inc.	19.04	41.68	1.79x	82,316	6.5x
Matador Resources Company	23.65	61.14	2.97x	78,821	9.2x
EP Energy Corporation	8.48	22.16	0.76x	46,083	3.3x
Sanchez Energy Corporation	9.29	20.32	0.63x	22,771	3.3x
Northern Oil and Gas, Inc.	9.31	18.38	0.55x	59,212	3.4x
Halcón Resources Corporation	12.54	30.62	0.69x	58,196	3.3x
Comstock Resources Inc.	5.54	8.14	0.50x	18,341	3.7x
Lonestar Resources Limited	12.43	31.06	0.55x	58,212	4.4x
Triangle Petroleum Corporation	9.76	15.97	0.58x	41,979	4.1x
Penn Virginia Corporation	7.04	17.60	0.68x	38,557	2.9x
Emerald Oil, Inc.	9.37	16.31	0.46x	43,409	10.0x

Lynden. Taking into account the results of the selected companies analysis for Lynden, SunTrust Robinson Humphrey applied multiple ranges of $5.00 to $10.00 per BOE to Lynden’s proved reserves, $10.00 to $20.00 per BOE to Lynden’s proved developed reserves, 0.40x to 0.60x to Lynden’s PV – 10, $25,000 to $45,000 per BOE per day to Lynden’s daily production for 3Q 2015 and 3.0x to 6.0x to Lynden’s 2015E EBITDA. The

selected companies analysis indicated implied reference ranges per share of Lynden common stock of $0.31 to $0.84 based on proved reserves, $0.16 to $0.55 based on proved developed reserves, $0.02 to $0.14 based on PV – 10, $0.01 to $0.20 based on daily production for 3Q 2015 and $0.00 to $0.07 based on 2015E EBITDA.

Earthstone. Taking into account the results of the selected companies analysis for Earthstone, SunTrust Robinson Humphrey applied multiple ranges of $5.00 to $15.00 per BOE to Earthstone’s proved reserves, $15.00 to $25.00 per BOE to Earthstone’s proved developed reserves, 0.60x to 0.80x to Earthstone’s PV – 10, $25,000 to $75,000 per BOE per day to Earthstone’s daily production for 3Q 2015 and 3.0x to 6.0x to Earthstone’s 2015E EBITDA. The selected companies analysis indicated implied reference ranges per share of Earthstone common stock of $8.96 to $22.52 based on proved reserves, $11.72 to $18.09 based on proved developed reserves, $11.48 to $14.58 based on PV – 10, $10.57 to $27.36 based on daily production for 3Q 2015 and $8.66 to $15.14 based on 2015E EBITDA.

The selected companies analysis indicated implied exchange ratio reference ranges of 0.014x to 0.094x of a share of Earthstone common stock for each share of Lynden common stock based on proved reserves, 0.009x to 0.047x of a share of Earthstone common stock for each share of Lynden common stock based on proved developed reserves, 0.001x to 0.012x of a share of Earthstone common stock for each share of Lynden common stock based on PV – 10, 0.000x to 0.019x of a share of Earthstone common stock for each share of Lynden common stock based on daily production for 3Q 2015 and 0.000x to 0.008x of a share of Earthstone common stock for each share of Lynden common stock based on 2015E EBITDA, as compared to the exchange ratio in the arrangement of 0.028x of a share of Earthstone common stock for each share of Lynden common stock.

Selected Transactions Analysis

SunTrust Robinson Humphrey also considered the financial terms of certain business combinations and other transactions that SunTrust Robinson Humphrey deemed relevant. The selected transactions were selected because the target companies or assets were deemed to be similar to Lynden or Earthstone in one or more respects. The financial data reviewed included the implied Enterprise Value (based on the purchase price paid in the transaction) as a multiple of:

•	Proved reserves on a BOE basis;

•	Proved developed reserves on a BOE basis;

•	Daily production on a BOE per day basis; and

•	Net acreage, as adjusted for the estimated value of current average daily production, or “Net Acreage.”

The selected transactions for Lynden and corresponding financial data were:

				Enterprise Value /
Primary Location	Date Announced	Buyer	Seller	proved reserves ($/BOE)	proved developed reserves ($/BOE)	daily production ($/BOE/day)	Net Acreage
Midland Basin	12/9/2015	Parsley Energy, Inc.	Undisclosed	NA	NA	$148,500	$18,677
Midland Basin	11/30/2015	Moss Creek Resources, LLC	Tall City Exploration	NA	NA	214,133	8,669
Midland Basin	11/9/2015	Callon Petroleum Company	Undisclosed	NA	NA	81,944	18,312
Midland Basin	11/4/2015	Undisclosed	Parsley Energy, Inc.	NA	NA	80,000	2,055
Midland Basin	9/1/2015	Ajax Resources, LLC	W&T Offshore, Inc.	10.08	NA	125,367	8,764
Midland Basin	8/4/2015	RSP Permian, Inc.	Undisclosed	NA	NA	174,634	34,283
Midland Basin	8/3/2015	Undisclosed	Laredo Petroleum, Inc.	NA	NA	97,015	5,355
Midland Basin	7/6/2015	Undisclosed	Linn Energy, LLC	NA	NA	140,500	28,281
Eagle Ford	3/31/2015	Sanchez Production Partners LP	Sanchez Energy Corporation	16.35	16.35	85,000	NA
Midland Basin	3/30/2015	Q-Star LLC	Resolute Energy Corporation	23.33	NA	68,852	5,234
Midland Basin	10/27/2014	BreitBurn Energy Partners LP	Antares Energy Ltd.	NA	NA	223,333	28,108
Midland Basin	10/3/2014	Fleur de Lis Energy LLC; KKR	Linn Energy, LLC	18.42	NA	76,087	16,667

NA	means data not available.

The selected transactions for Earthstone and corresponding financial data were:

				Enterprise Value /
Primary Location	Date Announced	Buyer	Seller	proved reserves ($/BOE)	proved developed reserves ($/BOE)	daily production ($/BOE/day)	Net Acreage
Bakken	10/15/2015	Lime Rock Resources	Occidental Petroleum Corporation	NA	NA	$46,154	NM
Eagle Ford	10/6/2015	Undisclosed	Penn Virginia Corporation	21.85	21.85	52,000	526
Eagle Ford	9/22/2015	EnerVest, Ltd.	Alta Mesa Holdings LP	16.03	51.70	NA	NA
Bakken	8/3/2015	Koch Exploration Company LLC	Emerald Oil, Inc.	NA	NA	NA	773
Eagle Ford	7/27/2015	EP Energy Corporation	Goodrich Petroleum Corporation	NA	NA	40,000	NM
Eagle Ford	7/15/2015	Covey Park Energy LLC	Penn Virginia Corporation	5.47	6.44	40,107	NM
Eagle Ford	7/1/2015	Undisclosed	Comstock Resources, Inc.	26.44	NA	40,828	NA
Eagle Ford	6/17/2015	Undisclosed	Clayton Williams Energy, Inc.	NA	NA	NA	5,973
Eagle Ford	3/31/2015	Sanchez Production Partners LP	Sanchez Energy Corporation	16.35	16.35	85,000	NA
Eagle Ford	10/24/2014	Carrizo Oil & Gas, Inc.	Eagle Ford Minerals LLC	14.55	42.80	91,011	16,056
Bakken	10/9/2014	Undisclosed	Magnum Hunter Resources Corporation	NA	NA	117,639	3,896
Eagle Ford	9/24/2014	Cabot Oil & Gas Corporation	Undisclosed	NA	NA	131,250	4,333

NM	means data not meaningful.
NA	means data not available.

Lynden. Taking into account the results of the selected transactions analysis for Lynden, SunTrust Robinson Humphrey applied multiple ranges of $8.00 to $18.00 per BOE to Lynden’s proved reserves, $10.00 to $20.00 per BOE to Lynden’s proved developed reserves, $70,000 to $140,000 per BOE per day to Lynden’s daily production for 3Q 2015 and $2,000 to $20,000 per acre to Lynden’s Net Acreage. The selected transactions analysis indicated implied reference ranges per share of Lynden common stock of $0.50 to $1.41 based on proved reserves, $0.15 to $0.53 based on proved developed reserves, $0.43 to $1.09 based on daily production for 3Q 2015 and $0.33 to $1.10 based on Net Acreage.

Earthstone. Taking into account the results of the selected transactions analysis for Earthstone, SunTrust Robinson Humphrey applied multiple ranges of $15.00 to $27.00 per BOE to Earthstone’s proved reserves, $15.00 to $35.00 per BOE to Earthstone’s proved developed reserves, $40,000 to $80,000 per BOE per day to Earthstone’s daily production for 3Q 2015 and $500 to $6,000 per acre to Earthstone’s Net Acreage. The selected transactions analysis indicated implied reference ranges per share of Earthstone common stock of $16.63 to $28.19 based on proved reserves, $11.41 to $23.71 based on proved developed reserves, $15.61 to $29.04 based on daily production for 3Q 2015 and $20.95 to $42.75 based on Net Acreage.

The selected transactions analysis indicated implied exchange ratio reference ranges of 0.018x to 0.085x of a share of Earthstone common stock for each share of Lynden common stock based on proved reserves, 0.006x to 0.047x of a share of Earthstone common stock for each share of Lynden common stock based on proved developed reserves, 0.015x to 0.070x of a share of Earthstone common stock for each share of Lynden common stock based on daily production for 3Q 2015 and 0.008 x to 0.053x of a share of Earthstone common stock for each share of Lynden common stock based on Net Acreage, as compared to the exchange ratio in the arrangement of 0.028x of a share of Earthstone common stock for each share of Lynden common stock.

Other Matters

Lynden retained SunTrust Robinson Humphrey as its financial advisor in connection with the proposed arrangement based on SunTrust Robinson Humphrey’s experience and reputation and SunTrust Robinson Humphrey’s knowledge of Lynden and its industry. For its services as financial advisor to Lynden in connection with the proposed arrangement, SunTrust Robinson Humphrey will receive a transaction fee based on the implied value of the proposed arrangement of approximately $480,000, which is contingent upon completion of the arrangement. Upon the rendering of its opinion, SunTrust Robinson Humphrey became entitled to a fee of $350,000, which is creditable to the extent previously paid against the transaction fee. In addition, Lynden has agreed to reimburse certain expenses incurred by SunTrust Robinson Humphrey in connection with its engagement and to indemnify SunTrust Robinson Humphrey and certain related parties for certain liabilities and other items arising out of or related to its engagement.

SunTrust Robinson Humphrey and its affiliates in the past provided, are currently providing and may in the future provide, investment banking and other financial services to Earthstone and/or certain of its affiliates, for which SunTrust Robinson Humphrey and its affiliates have received, and would expect to receive, compensation, including with respect to Earthstone, during the past two years, having acted as financial advisor to Earthstone in connection with the acquisition of control of Earthstone by Oak Valley Resources LLC (“Oak Valley”) in 2014 by means of an exchange of all of Oak Valley’s subsidiaries for shares of Earthstone Common Stock representing a majority of the outstanding shares of Earthstone Common Stock after giving effect to the exchange. SunTrust Robinson Humphrey and its affiliates in the past provided, are currently providing and may in the future provide, investment banking and other financial services to entities affiliated or associated with EnCap Investments L.P., a private equity firm affiliated with Oak Valley. SunTrust Robinson Humphrey is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, SunTrust Robinson Humphrey and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Lynden, Earthstone, their respective affiliates and any other company that may be involved in the arrangement, as well as provide investment banking and other financial services to such companies. In addition, SunTrust Robinson Humphrey and its affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with Lynden, Earthstone and their respective affiliates.

Governance Following Completion of the Arrangement

The Earthstone senior management team and board of directors will lead the combined company after the completion of the arrangement.

Interests of Directors and Executive Officers of Lynden in the Arrangement

In considering the recommendation of the Lynden board of directors with respect to the approval and adoption of the arrangement agreement, Lynden’s shareholders should be aware that certain named executive officers and directors of Lynden have interests in the arrangement that are in addition to the interests of other shareholders of Lynden generally. The named executive officers of Lynden, for example, are parties to certain employment or consulting agreements that, in certain circumstances and among other benefits, provide for severance and/or change in control benefits. Within this section, references to the Lynden “named executive officers” includes Mr. Colin Watt, Chief Executive Officer; Mr. Laurie Sadler, Chief Financial Officer, and Mr. Richard Andrews, Lynden’s former Chairman who resigned effective December 31, 2014.

Treatment of Stock Options

Lynden has historically maintained the Lynden Stock Plan, which only provided for the grant of stock options. As of December 16, 2015, the date that the arrangement agreement was executed, all of the stock options to purchase Lynden common stock under the Lynden Stock Plan held by Lynden’s named executive officers and directors had vested, although these individuals had not exercised each of their stock options. All vested but unexercised stock options under the Lynden Stock Plan are treated as “outstanding” under the arrangement agreement. The arrangement agreement provides that outstanding Lynden stock options shall be deemed to be terminated and cancelled in exchange for delivery on the closing date of such number of shares of Earthstone common stock determined by the following calculation:

((A x Exchange Ratio) – B) x C

A

where:

“A” is the volume weighted average closing price of Earthstone common stock on the NYSE MKT (or such other primary stock market on which the Earthstone common stock is then trading), converted to Canadian dollars using the Bank of Canada noon exchange rate, for the five trading days preceding the closing date;

“B” is the exercise price of the subject Lynden options; and

“C” is the number of subject Lynden options.

In order to be entitled to receive shares of Earthstone common stock pursuant to the foregoing calculation, the Lynden optionholders will be required to pay to Lynden and/or Earthstone the amount, if any, of applicable withholding taxes that would have been payable by the Lynden optionholder had the Lynden option been exercised rather than cancelled and terminated, and Lynden and/or Earthstone shall forthwith remit such funds to the appropriate government tax authority. To the extent holders of Lynden options shall not be entitled to receive any shares of Earthstone common stock at closing based upon the foregoing method of calculation, Earthstone shall on the closing date pay the applicable Lynden optionholders U.S. $0.001 for every such Lynden option. The shares of Earthstone common stock to be issued to holders of shares of Lynden common stock and Lynden options will not be registered under the Securities Act, but will be issued by Earthstone in reliance on the exemption provided under Section 3(a)(10) of the Securities Act subject to, with respect to holders who are or, at the effective time of the arrangement, become affiliates (as defined by Rule 144 of the Securities Act) of Earthstone, certain restrictions on resale under Rule 144 of the Securities Act.

Although the settlement formula described above will be applied to all outstanding Lynden options as of the completion of the arrangement agreement, solely for purposes of estimating the amount that each Lynden named executive officer and director could potentially receive in connection with the consummation of the arrangement agreement, has assumed that “A” above within the formula would equal $0.499. This price is the average closing price per share of Lynden common stock for the first five days following the public announcement of the arrangement on December 16, 2015, which is consistent with the stock price estimate required under Item 402(t) of Regulation S-K, described further below. Due to the fact that this price is lower than the lowest exercise price of any outstanding Lynden stock option as of [●], 2016, the named executive officers and director would receive $0.001 for each of their outstanding Lynden options. Using this $0.001 settlement price, the estimated amount that each named executive officer and director could receive is set forth in the table below. The price of Lynden’s stock price for the five day period prior to the closing (“A” in the formula above) may increase or decrease from this five day average, or the individuals could exercise some or all of their vested options prior to the closing, therefore the amounts or the form of settlement disclosed in the table below are subject to change.

Named Executive Officer	Number of Outstanding Lynden Options (#)	Estimated Amount to Receive at Settlement of Options (U.S. $)
Colin Watt	1,537,500	$1,537.50
Laurie Sadler	50,000	$50.00
Richard Andrews	1,762,500	$1,762.50

Lynden Director	Number of Outstanding Lynden Options (#)	Estimated Amount to Receive at Settlement of Options (U.S. $)
Robert Bereskin	50,000	$50.00
John McLennan	50,000	$50.00
Derek Michaelis	—	—
Ron Paton	350,000	$350.00

Treatment of Employment and Consulting Agreements

Mr. Watt and Mr. Andrews are each party to an individual agreement that could provide them with potential severance benefits in connection with the arrangement agreement. Lynden and Mr. Watt have entered into a Management Agreement dated January 1, 2013, as amended December 9, 2015. In the event that Mr. Watt terminates his employment for “good cause” or Lynden terminates Mr. Watt without “cause” (each term as defined below) under the Management Agreement, Mr. Watt is entitled to receive a lump sum severance payment of CDN$500,000. Mr. Watt could also receive a severance benefit in the event that he is terminated without cause by Lynden within twelve months of a change in control event or resigns for good cause within six months of a change in control event, although Mr. Watt’s severance payment would not increase or decrease if his applicable termination occurs in connection with a change in control event. The term “good cause” is generally defined within the Management Agreement as any of the following events that occurs without Mr. Watt’s consent: (i) Lynden’s assignment of any substantially new or different duties inconsistent with his position; (ii) a material reduction in Mr. Watt’s responsibilities; (iii) a reduction in his compensation; (iv) a relocation of his services to a location that is more than 50 kilometers of his current location; or (v) Lynden’s failure to continue, or material changes to, Mr. Watt’s stock option plan benefits. The term “cause” is generally defined as: (a) an act of fraud or material dishonesty; (b) willful neglect of Mr. Watt’s duties; or (c) conduct by Mr. Watt which is found to be detrimental to Lynden or its subsidiaries. The closing of the arrangement will constitute a change in control under the Management Agreement. The arrangement agreement will require Lynden directors and officers to resign, which Lynden has deemed to constitute a termination of Mr. Watt without cause in connection with a change in control, therefore Mr. Watt would be entitled to his severance payment of CDN$500,000.

Lynden and Mr. Andrews have entered into a Services Agreement dated January 1, 2015 that is intended to govern Mr. Andrews’ consulting services to Lynden. In the event Lynden incurs a change in control and Lynden terminates Mr. Andrew’s consulting arrangement without “cause” (defined below) within a twelve month period, or Mr. Andrews resigns within a six month period, in either case, Mr. Andrews is eligible to receive a lump sum termination payment in the amount of U.S. $500,000. The closing of the arrangement would constitute a change in control pursuant to the Services Agreement. The Services Agreement generally defines “cause” as one of the following events: (i) an act of fraud or material dishonesty; (ii) willful neglect of Mr. Andrews’ duties; (iii) Mr. Andrews’ death or disability; or (iv) conduct by Mr. Andrews which is found to be detrimental to Lynden or its subsidiaries. For purposes of disclosing all potential payments and benefits that Mr. Andrews could receive in connection with the closing of the arrangement agreement, we have assumed that Lynden will terminate Mr. Andrews’ consulting services under the Services Agreement without cause in connection with the closing of the arrangement and Mr. Andrews will receive his termination payment of U.S.$500,000.

Mr. Sadler is not a party to any individual services or employment agreement with Lynden or its affiliates, therefore Mr. Sadler would not be entitled to receive severance or termination payments in connection with the closing of the transactions contemplated by the arrangement agreement. However, Mr. Sadler is entitled to receive a retention payment of CDN$25,000 if he remains with Lynden until completion of the transactions under the arrangement agreement.

Arrangement-Related Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, regarding certain compensation which each of Lynden’s named executive officers may receive that is based on or that otherwise relates to the arrangement.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this joint proxy and information statement/circular. As a result, the actual amounts, if any, to be received by a Lynden named executive officer may differ from the amounts set forth below. Further, the amounts set forth below are duplicative of, and not in addition to, the amounts already discussed above under “—Treatment of Equity Awards” and “—Treatment of Employment and Consulting Agreements” beginning on page [●]. For purposes of the table below, Lynden has assumed that (i) the price of Lynden’s common stock is $0.4999, the average closing price per share of Lynden common stock for the first five days following the public announcement of the arrangement on December 16, 2015, as required pursuant to Item 402(t) of Regulation S-K promulgated by the SEC; (ii) each of the named executive officers will be receiving a cash payment in settlement of their outstanding Lynden options; (iii) Mr. Watt is terminated by Lynden without cause under the Management Agreement on [●], 2016; the consulting services of Mr. Andrews, who resigned his position as Chairman effective December 31, 2014, are terminated without cause under the Services Agreement on [●], 2016; and (v) Mr. Sadler is not entitled to receive any severance or change in control benefits but is entitled to receive a retention payment if he remains with Lynden until completion of the transactions under the arrangement agreement.

Arrangement-Related Compensation Table

Name	Cash ($)(1)	Equity ($)(2)	Total ($)
Colin Watt	[●]	1,635	[●]
Laurie Sadler	[●]	50	[●]
Richard Andrews	500,000	1,763	501,763

(1)	Mr. Watt’s severance payment of CDN$500,000 has been converted to U.S. dollars using the conversion rate of [●], which is the conversion rate on [●], 2016. Mr. Sadler’s retention payment of CDN $25,000 has been converted to U.S. dollars using the conversion rate of [●], which is the conversion rate on [●], 2016. Mr. Andrews’ termination payment of $500,000 will be paid in U.S. dollars. Messrs. Watt and Andrews’ termination payments would be triggered by a termination without cause by Lynden in connection with a change in control, therefore the payments are considered to be double-trigger benefits.

(2)	These amounts were calculated using the assumptions above under “—Treatment of Employment and Consulting Agreement.” These benefits would be considered single-trigger benefits due to the fact that they would become payable solely upon the closing of the arrangement.

Director and Officer Indemnification

Under the arrangement agreement, certain indemnification and insurance rights exist in favor of Lynden and its subsidiaries’ current and former directors and officers. Additionally, as permitted under the BCBCA, Lynden’s articles provide that, subject to the limitations contained in the BCBCA, Lynden shall indemnify a director, a former director or alternate director, and may indemnify any other person, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or alternate director of Lynden. See “The Arrangement Agreement—Covenants—Indemnification and Insurance” for information about these rights.

Interest of Informed Persons in Material Transactions

To the knowledge of Lynden, other than as disclosed elsewhere in this joint proxy and information statement/circular, as of February 11, 2016, no director or officer of Lynden, any subsidiary or any insider, or any associate or affiliate of any of the foregoing, has had any interest in any transaction since the commencement of Lynden’s last financial year or in any proposed transaction which has materially affected or would materially affect Lynden or any of its subsidiaries.

Accounting Treatment of the Arrangement

Earthstone prepares its financial statements in accordance with GAAP. The arrangement will be accounted for by Earthstone in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”). The purchase price will be determined based on the number of shares of Earthstone common stock issued and the Earthstone stock price on the date of the arrangement. The purchase price will be allocated to the fair values of assets acquired and liabilities assumed. Any excess purchase price after this allocation will be assigned to goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually, or more frequently if circumstances indicate potential impairment. The operating results of Lynden will be part of the combined company beginning on the date of the arrangement.

Court Approval of the Arrangement and Completion of the Arrangement

The arrangement requires approval by the court under Division 5 of Part 9 of the BCBCA. Prior to the mailing of this joint proxy and information statement/circular, Lynden obtained the interim order providing for the calling and holding of a special meeting of Lynden shareholders and optionholders and other procedural matters. A copy of the interim order is attached hereto as Annex G.

Subject to the approval of the arrangement resolution by Lynden shareholders and optionholders, voting as one class, at the Lynden special meeting, the hearing in respect of the final order is expected to take place on or about [●], 2016, or as soon thereafter as is reasonably practicable. A copy of the notice of hearing of petition for final order is attached hereto as Annex H.

Any Lynden shareholder or optionholder or other person who wishes to participate, to appear, or to be represented, and to present evidence or arguments at the hearing must serve and file a response to petition (a “response”) no later than [●], 2016 and satisfy the other requirements of the court, as directed in the interim order and the notice of hearing of petition for final order appended hereto as Annex G and Annex H, respectively, and as the court may direct in the future. The court will consider, among other things, the fairness and reasonableness of the arrangement and the rights of every person affected. The court may approve the arrangement in any manner the court may direct, subject to compliance with such terms and conditions, if any, as the court deems fit. The court has further been advised that the final order granted by the court will constitute the basis for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof with respect to the Earthstone common stock and stock option awards to be issued pursuant to the arrangement.

Although Lynden’s objective is to complete the arrangement as soon as possible after the Lynden special meeting, the completion could be delayed for a number of reasons, including, but not limited to, an objection before the court at the hearing of the application for the final order or any delay in obtaining any required approvals. Earthstone and Lynden may determine not to complete the arrangement without prior notice to or action on the part of Lynden shareholders and optionholders. See “The Arrangement Agreement—Termination of Arrangement Agreement.”

U.S. Securities Law Matters

Exemption from U.S. Registration

The Earthstone common stock issuable in connection with the arrangement will not be registered under the Securities Act and will be issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) of the Securities Act exempts from registration a security that is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval. The final order of the court will, if granted, constitute a basis for the exemption from the registration requirements of the Securities Act with respect to the Earthstone common stock issued in connection with the arrangement.

Restrictions on Sales of Shares of Earthstone Common Stock Received in the Arrangement

The shares of Earthstone common stock to be received by Lynden shareholders upon completion of the arrangement may be resold without restriction in the United States, except in respect of resales by persons who are or, at the effective time under the arrangement agreement, become “affiliates” (within the meaning of Rule 144 under the Securities Act) of Earthstone.

Canadian Securities Law Matters

Qualification and Resale of Earthstone Common Stock

The Earthstone common stock to be issued to Lynden shareholders in connection with the arrangement will be issued in reliance upon exemptions from the prospectus and registration requirements of applicable Canadian securities laws and will generally not be subject to any resale restrictions under such securities laws if the following conditions are met: (i) the issuer of such shares is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade (pursuant to Section 2.9 of National Instrument 45-102—Resale Restrictions, upon completion of the arrangement Earthstone will be deemed to have been a reporting issuer from the time that Lynden became a reporting issuer); (ii) the trade is not a control distribution; (iii) no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade; (iv) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (v) if the selling security holder is an insider or officer of the issuer, the selling security holder has no reasonable grounds to believe that the issuer is in default of securities legislation. Lynden shareholders should consult with their own financial and legal advisors with respect to any restrictions on the resale of Earthstone common stock received on completion of the arrangement.

Ongoing Canadian Reporting Obligations

Lynden is currently a reporting issuer in the Canadian provinces of British Columbia, Alberta and Ontario and will continue to be a reporting issuer in such jurisdictions upon completion of the arrangement. Earthstone is not currently a reporting issuer in any jurisdiction in Canada. Upon completion of the arrangement, Earthstone will become a reporting issuer in British Columbia, Alberta and Ontario by virtue of the completion of the arrangement with Lynden. Pursuant to National Instrument 71-102—Continuous Disclosure and Other Exemptions Relating to Foreign Issuers, Earthstone will, upon completion of the arrangement, be generally exempt from Canadian statutory financial and other continuous and timely reporting requirements, including the requirement for insiders of Earthstone to file reports with respect to trades of Earthstone securities, provided that Earthstone complies with the requirements of U.S. securities laws and U.S. market requirements in respect of all financial and other continuous and timely reporting matters and Earthstone files with the applicable Canadian securities regulatory authorities copies of its documents filed with or furnished to the SEC under the Exchange Act. To the extent available, Lynden intends to apply to the applicable Canadian securities regulatory authorities to cease to be a reporting issuer upon completion of the arrangement or for exemptive relief after the completion of the arrangement from the continuous disclosure obligations imposed by NI 51-102 similar to that provided by Section 13.4 of NI 51-102 (credit support issuer exemption), which would entitle Lynden to be generally exempt from Canadian statutory financial and other continuous and timely reporting requirements, including the requirement for insiders of Lynden to file reports with respect to trades of Lynden securities, so long as the conditions prescribed by the exemptive relief order are satisfied.

Collateral Benefits

MI 61-101

MI 61-101 applies to, among other transactions, “business combinations” (as defined in MI 61-101) which may terminate the interests of security holders without their consent in certain circumstances, including, where, at the time the transaction is agreed to, a “related party” of the issuer (as defined in MI 61-101) is entitled to receive, directly or indirectly as a consequence of the transaction, a “collateral benefit” (as defined in MI 61-101). The directors and the executive officers of Lynden are all related parties of Lynden.

MI 61-101 excludes from the meaning of “collateral benefit” certain benefits to a related party received solely in connection with the related party’s services as an employee, director or consultant of an issuer where, among other things, (a) the benefit is not conferred for the purposes of increasing the value of the consideration paid to the related party for securities relinquished under the transaction; (b) the conferring of the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner; (c) full particulars of the benefits are disclosed in the disclosure document for the transaction; and (d) the related party and its associated entities beneficially own, or exercise control or direction over, less than 1% of the outstanding securities of each class of equity securities of the issuer. This is referred to as the De Minimis Exemption.

Pursuant to an employment agreement entered into between Lynden and Colin Watt, President and Chief Executive Officer of Lynden, Mr. Watt will receive a lump sum payment if he is terminated within 12 months of a change of control and “as a result of” the transaction. The arrangement will constitute a change of control as defined in his employment agreement. As at December 16, 2015 (the date the arrangement agreement was entered into), Mr. Watt and his associated entities beneficially owned or exercised control over less than 1% of the outstanding common shares of Lynden. As a result, the De Minimis Exemption is available and the lump sum payment to be received by Mr. Watt is not a “collateral benefit” for purposes of MI 61-101.

Pursuant to a retention agreement entered into between Lynden and Laurie Sadler, Chief Financial Officer of Lynden, Mr. Sadler will receive a lump sum payment if he remains with Lynden until completion of the transactions under the arrangement agreement. As at December 16, 2015 (the date the arrangement agreement was entered into), Mr. Sadler and his associated entities beneficially owned or exercised control over less than 1% of the outstanding common shares of Lynden. As a result, the De Minimis Exemption is available and the lump sum payment to be received by Mr. Sadler is not a “collateral benefit” for purposes of MI 61-101.

The directors and executive officers may receive a benefit as a result of the arrangement agreement in connection with the purchase and cancellation of stock options previously granted to such directors and executive officers in connection with their employment with Lynden. As at December 16, 2015 (the date the arrangement agreement was entered into), each such director and executive officer and his associated entities beneficially owned or exercised control over less than 1% of the outstanding shares of Lynden common stock. As a result, the De Minimis Exemption is available and the benefits to be received by such directors and officers under the arrangement agreement are not “collateral benefits” for purposes of MI 61-101

Pursuant to MI 61-101, the arrangement is not a prescribed business combination for which a formal valuation is required as (i) no “interested party” (as defined in MI 61-101) would, as a consequence of the arrangement, directly or indirectly acquire Lynden or the business of Lynden, or combine with Lynden, through an amalgamation, arrangement or otherwise, whether alone or with “joint actors” (as defined in MI 61-101); and (ii) no interested party is a party to any “connected transaction” (as defined in MI 61-101) to the arrangement that is a “related party transaction” (as defined in MI 61-101) for which Lynden is required to obtain a formal valuation under MI 61-101.

Stock Exchange Approval

The shares of Earthstone common stock currently trade on the NYSE MKT under the symbol “ESTE.” Earthstone has applied to the NYSE MKT to list the shares of Earthstone common stock issuable under the arrangement. It is a condition of closing that Earthstone will have obtained approval of the NYSE MKT, subject to fulfilling the requirements of the NYSE MKT, and that Lynden will have obtained approval of the TSXV.

Treatment of Lynden Stock Options

In connection with the arrangement, each option award relating to Lynden common stock that is outstanding immediately prior to the completion of the arrangement shall be deemed to be terminated and cancelled in exchange for delivery on the closing date of such number of shares of Earthstone common stock determined by the following calculation:

((A x Exchange Ratio) – B) x C

A

where:

“A” is the volume weighted average closing price of Earthstone common stock on the NYSE MKT (or such other primary stock market on which the Earthstone common stock is then trading), converted to Canadian dollars using the Bank of Canada noon exchange rate, for the five trading days preceding the closing date;

“B” is the exercise price of the subject Lynden options; and

“C” is the number of subject Lynden options.

In order to be entitled to receive shares of Earthstone common stock pursuant to the foregoing calculation, the Lynden optionholders will be required to pay to Lynden and/or Earthstone the amount, if any, of applicable withholding taxes that would have been payable by the Lynden optionholder had the Lynden option been exercised rather than cancelled and terminated, and Lynden and/or Earthstone shall forthwith remit such funds to the appropriate government tax authority. To the extent holders of Lynden options shall not be entitled to receive any shares of Earthstone common stock at closing based upon the foregoing method of calculation, Earthstone shall on the closing date pay the applicable Lynden optionholders U.S. $0.001 for every such Lynden option. The shares of Earthstone common stock to be issued to holders of shares of Lynden common stock and Lynden options will not be registered under the Securities Act, but will be issued by Earthstone in reliance on the exemption provided under Section 3(a)(10) of the Securities Act subject to, with respect to holders who are or, at the effective time of the arrangement, become affiliates (as defined by Rule 144 of the Securities Act) of Earthstone, certain restrictions on resale under Rule 144 of the Securities Act.

Appraisal / Dissenters’ Rights

Lynden registered shareholders may exercise rights of dissent under Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order (“arrangement dissent rights”), with respect to shares of Lynden common stock in connection with the arrangement. Lynden registered shareholders who wish to dissent should take note that strict compliance with the provisions of Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order, is required.

In general, any Lynden registered shareholder who validly dissents from the arrangement resolution in compliance with the arrangement dissent rights (an “arrangement dissenting shareholder”) will be entitled, in the event that the arrangement becomes effective, to be paid the fair value as of immediately before the passing of the arrangement resolution, in cash, of the Lynden common stock in respect of which the shareholder has exercised arrangement dissent rights determined in accordance with the procedures applicable to the payout value set out in sections 244 and 245 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order.

The plan of arrangement provides that each arrangement dissenting shareholder who validly exercises arrangement dissent rights and who is ultimately entitled to be paid the fair value of his, her or its Lynden common stock will be deemed to have sold to Earthstone the Lynden common stock in respect of which he, she or it dissented (free of any claims). The arrangement dissenting shareholder will cease to have any rights as a Lynden shareholder and may not vote, or exercise or assert any rights of a Lynden shareholder other than the entitlement to be paid fair value for such Lynden common stock in accordance with the arrangement dissent rights. In no circumstances shall Lynden, Earthstone, Merger Sub or any other person be required to recognize a person exercising arrangement dissent rights unless such person is a registered holder of those shares of Lynden common stock in respect of which such rights are sought to be exercised. For greater certainty, in no case shall Lynden, Earthstone, Merger Sub or any other person be required to recognize arrangement dissenting shareholders as holders of Lynden common stock after the arrangement becomes effective, and the names of such arrangement dissenting shareholders shall be deleted from the register of Lynden shareholders as of the effective time of the arrangement.

An arrangement dissenting shareholder who, for any reason, does not properly fulfill the dissent procedures in accordance with the requirements set out in Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order, acts inconsistently with such dissent or who for any other reason is not entitled to be paid the fair value of his, her or its Lynden common stock shall be treated as if he, she or it had participated in the arrangement on the same basis as a non-dissenting Lynden shareholder. In no case shall Lynden, Earthstone or Merger Sub be required to recognize such person as holding shares of Lynden common stock after the effective time.

If the arrangement is not implemented for any reason, arrangement dissenting shareholders will not be entitled to be paid the fair value for their shares, and such shares of Lynden common stock will not be deemed to be transferred to Earthstone.

Only Lynden registered shareholders are entitled to exercise arrangement dissent rights. For greater certainty, none of the following shall be entitled to exercise arrangement dissent rights: (i) holders of Lynden stock options, (ii) Lynden registered shareholders who voted, or have instructed a proxyholder to vote, in favor of the arrangement resolution, and (iii) beneficial owners of Lynden common stock whose Lynden common stock are registered in the name of someone else (except by having the registered holder of such shares exercise the right of dissent on behalf of such beneficial owner).

In many cases, Lynden common stock beneficially owned by a holder are registered either (a) in the names of an Intermediary that the beneficial owner deals with in respect of such shares, such as among others, banks, trust companies, securities brokers, trustees and similar entities, or (b) in the name of a depositary, such as CDS &

Co., of which the Intermediary is a participant. Beneficial owners of Lynden common stock whose Lynden common stock are registered in the name of someone else will not be able to exercise dissent rights directly (unless the shares of Lynden common stock are re-registered in the beneficial shareholder’s name). A beneficial owner of Lynden common stock whose shares of Lynden common stock are registered in the name of someone else and who wishes to exercise arrangement dissent rights must arrange for the Lynden registered shareholder(s) holding its shares of Lynden common stock to exercise arrangement dissent rights on behalf of the beneficial owner or to arrange for its shares of Lynden common stock to be re-registered in the name of the beneficial shareholder.

A brief summary of the procedures for exercising arrangement dissent rights is set out below.

The following summary of the arrangement dissent rights is not a comprehensive statement of the procedures to be followed by an arrangement dissenting shareholder and is qualified entirely by reference to the full text of Division 2 of Part 8 of the BCBCA attached as Annex I to this joint proxy and information statement/circular, as modified by Article 4 of the plan of arrangement set out in Annex C to this joint proxy and information statement/circular and the interim order, the full text of which is attached as Annex G to this joint proxy and information statement/circular. In addition, the court hearing the application for the final order has the discretion to alter the arrangement dissent rights based on the evidence presented at such hearing.

Lynden registered shareholders may, until no later than 5:00 p.m. on [●], 2016 or the business day (as defined in the plan of arrangement) that is, not less than 48 hours, Saturdays, Sundays and holidays excepted, prior to the time of the Lynden meeting, give Lynden a written notice of dissent with respect to the arrangement resolution (an “arrangement dissent notice”) in accordance with the provisions of Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement and the interim order, by delivery to Lynden at Three Bentall Centre, 595 Burrard Street, Suite 2900, Vancouver, British Columbia V7X 1J5, to the attention of the Secretary. The arrangement dissent notice must contain all of the information specified in section 242 of the BCBCA, as modified by Article 4 of the plan of arrangement and the interim order. A vote against the arrangement resolution does not constitute an arrangement dissent notice.

If the arrangement resolution is passed at the Lynden special meeting, Lynden will promptly after the later of: (i) the date on which Lynden forms the intention to proceed with the arrangement; and (ii) the date on which the arrangement dissent notice was received, notify each arrangement dissenting shareholder of its intention to act on the arrangement. Lynden will do so by sending by mail to every arrangement dissenting shareholder a notice (the “notice of intention”) stating that, among other things, subject to receipt of the final order and satisfaction of the other conditions set out in the arrangement agreement, Lynden intends to complete the arrangement.

Each arrangement dissenting shareholder is then required, if the arrangement dissenting shareholder wishes to proceed with the dissent, within one month after the date of the notice of intention, to send to Lynden: (a) a written statement containing the information specified by the interim order; and (b) the certificates representing such shares of Lynden common stock in respect of which the shareholder has exercised arrangement dissent rights. If the arrangement dissent right is being exercised by the arrangement dissenting shareholder on behalf of a beneficial owner who is not the registered owner, additional conditions apply. An arrangement dissenting shareholder who fails to send to Lynden, within the required time frame, the written statements described above and the certificates representing the shares of Lynden common stock in respect of which he, she or it dissents, or fails to otherwise strictly comply with the requirements relating to the arrangement dissent rights, forfeits the right to dissent.

Any arrangement dissenting shareholder who has duly complied with Division 2 of Part 8 of the BCBCA, or Lynden, may apply to the court, and the court may determine the fair value of the shares of Lynden common stock in respect of which the arrangement dissenting shareholder dissented and make consequential orders and give directions as the court considers appropriate. There is no obligation on Lynden to apply to the court.

The discussion above is only a summary of the procedures for exercise of the arrangement dissent rights, which are technical and complex. A Lynden registered shareholder who intends to exercise his or her arrangement dissent rights should carefully consider and comply with the provisions of Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and, if applicable, the final order. Only the registered holders of Lynden common stock are entitled to dissent in respect of the arrangement resolution. Lynden shareholders who beneficially own Lynden common stock but are not the registered holder thereof, should contact the registered holder for assistance.

It is suggested that any Lynden shareholder wishing to avail himself or herself of the arrangement dissent rights seek his or her own legal advice, as failure to comply strictly with the applicable provisions of Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and, if applicable, the final order may prejudice the availability of such arrangement dissent rights. Arrangement dissenting shareholders should note that the exercise of arrangement dissent rights can be a complex, time consuming and expensive process.

NYSE MKT Listing of Earthstone Common Stock; Delisting and Deregistration of Lynden Common Stock

Prior to the completion of the arrangement, Earthstone has agreed to use its commercially reasonable efforts to cause the shares of Earthstone common stock to be issued in the arrangement to be approved for listing on the NYSE MKT. The listing of the shares of Earthstone common stock is also a condition to completion of the arrangement.

If the arrangement is completed, Lynden common stock will cease to be listed on the TSXV and Lynden common stock will be deregistered under the Exchange Act.

THE ARRANGEMENT AGREEMENT

The following summarizes material provisions of the arrangement agreement. This summary does not purport to be complete and may not contain all of the information about the arrangement agreement that is important to you. The rights and obligations of the parties are governed by the express terms and conditions of the arrangement agreement and not by this summary or any other information contained in this joint proxy and information statement/circular. Earthstone stockholders and Lynden shareholders and optionholders are urged to read the arrangement agreement carefully and in its entirety, as well as this joint proxy and information statement/circular, before making any decisions regarding the arrangement. This summary is qualified in its entirety by reference to the arrangement agreement, a copy of which is attached as Annex B to this joint proxy and information statement/circular and is incorporated by reference herein.

In reviewing the arrangement agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the arrangement agreement and are not intended to provide any other factual information about Earthstone, Lynden or any of their subsidiaries. The arrangement agreement contains representations and warranties and covenants by each of the parties to the arrangement agreement, certain of which are summarized below. These representations and warranties have been made solely for the benefit of the other parties to the arrangement agreement and:

•	were not intended as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, information concerning the subject matter of the representations and warranties in the arrangement agreement and described below may have changed since the date of the arrangement agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this joint proxy and information statement/circular. Accordingly, the representations and warranties and other provisions of the arrangement agreement should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy and information statement/circular and in the documents incorporated by reference into this joint proxy and information statement/circular. See “Where You Can Find More Information.”

General

The arrangement agreement provides that Earthstone will acquire all of the outstanding common shares of Lynden, and Merger Sub and Lynden will amalgamate to form one corporate entity with Lynden surviving the amalgamation as part of a plan of arrangement. As part of the arrangement, all outstanding shares of Lynden common stock, other than shares held by Earthstone or with respect to which dissent rights in respect of the arrangement have been properly exercised and not withdrawn, will be exchanged for the number of shares of Earthstone common stock equal to the exchange ratio. After giving effect to the arrangement, Earthstone will own all of the outstanding common stock of Lynden, which will continue in existence as a wholly-owned subsidiary of Earthstone.

Consideration to be Received Pursuant to the Arrangement

The arrangement agreement and the plan of arrangement provide that, at the completion of the arrangement, each share of Lynden common stock outstanding immediately prior to the completion of the arrangement (excluding shares held by Earthstone or by Lynden shareholders who have properly exercised and not withdrawn their dissent rights) will be exchanged for the number of shares of Earthstone common stock equal to the exchange ratio.

Exchange ratio means 0.02842 of a share of Earthstone common stock for each share of Lynden common stock.

No fractional shares of Earthstone common stock will be issued as part of the arrangement. Instead, where the aggregate number of Earthstone common stock to be issued to a Lynden shareholder as consideration would result in a fraction of securities of Earthstone being issuable, the number of shares of Earthstone common stock to be received by such Lynden shareholder will be rounded up or down to the nearest whole share of Earthstone common stock.

In connection with the arrangement, each option award relating to Lynden common stock that is outstanding immediately prior to the completion of the arrangement shall be deemed to be terminated and cancelled in exchange for delivery on the closing date of such number of shares of Earthstone common stock determined by the following calculation:

((A x Exchange Ratio) – B) x C

A

where:

“A” is the volume weighted average closing price of Earthstone common stock on the NYSE MKT (or such other primary stock market on which the Earthstone common stock is then trading), converted to Canadian dollars using the Bank of Canada noon exchange rate, for the five trading days preceding the closing date;

“B” is the exercise price of the subject Lynden options; and

“C” is the number of subject Lynden options.

In order to be entitled to receive shares of Earthstone common stock pursuant to the foregoing calculation, the Lynden optionholders will be required to pay to Lynden and/or Earthstone the amount, if any, of applicable withholding taxes that would have been payable by the Lynden optionholder had the Lynden option been exercised rather than cancelled and terminated, and Lynden and/or Earthstone shall forthwith remit such funds to the appropriate government tax authority. To the extent holders of Lynden options shall not be entitled to receive any shares of Earthstone common stock at closing based upon the foregoing method of calculation, Earthstone shall on the closing date pay the applicable Lynden optionholders U.S. $0.001 for every such Lynden option. The shares of Earthstone common stock issuable to former holders of Lynden options upon completion of the arrangement may be resold without restriction in the United States, except in respect of resales by persons who are or, at the effective time under the arrangement agreement, become “affiliates” (within the meaning of Rule 144 under the Securities Act) of Earthstone.

Dissenting Shares

Lynden registered shareholders who have strictly complied with the procedures set forth under Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order, will be entitled to exercise dissent rights in respect of the arrangement resolution, as applicable. For more information on dissenting shares, see “The Arrangement—Appraisal / Dissenters’ Rights.”

Exchange of Shares Pursuant to the Arrangement

Prior to the effective time of the arrangement, Earthstone and Lynden will jointly appoint a depositary to handle the exchange of Lynden common stock and Lynden options for Earthstone common stock. After the effective time of the arrangement, the depositary will mail a letter of transmittal to each holder of record of Lynden common stock and Lynden options with instructions explaining the procedures for surrendering the shares of Lynden common stock and Lynden options in exchange for the consideration payable under the arrangement.

After the effective date of the arrangement, the former Lynden shareholders and Lynden optionholders who surrender their shares or options, as applicable, together with a properly completed letter of transmittal, will be entitled to the consideration payable under the arrangement in book-entry form representing that number of shares of Earthstone common stock equal to the exchange ratio pursuant to the arrangement. The letter of transmittal will specify that delivery will be effected and risk of loss and title to any certificates representing shares of Lynden common stock shall pass only upon delivery of such certificate to the depositary.

After completion of the arrangement, each certificate or book-entry that previously represented shares of Lynden common stock or Lynden options will represent the right to receive only book-entries representing the shares of Earthstone common stock into which those shares of Lynden common stock or Lynden options, as applicable, have been exchanged. The details for the surrender of share certificates to the depositary and the addresses of the depositary will be set out in the letter of transmittal. The letter of transmittal will contain procedural information relating to the arrangement and should be reviewed carefully.

Earthstone stockholders need not take any action with respect to their shares of Earthstone common stock.

Lost Certificates

A Lynden shareholder or Lynden optionholder who claims its certificates representing outstanding Lynden common stock or Lynden options has been lost, stolen or destroyed, should complete the applicable letter of transmittal as fully as possible and forward it, together with an affidavit claiming such certificate is lost, stolen or destroyed, to the depositary. The depositary will assist in making arrangements for the necessary affidavit (which will include a bonding requirement or an indemnity in favor of Earthstone and the depositary) for payment of the consideration in accordance with the arrangement.

Cancellation of Rights after Six Years

Any holder of Lynden common stock or Lynden options that has not complied with the provisions with respect to surrendering their certificates representing shares of Lynden common stock or Lynden options on or before the sixth anniversary of the effective date of the arrangement will not receive any repayment of capital or other consideration in respect of such holder’s shares and/or options. Accordingly, persons who tender certificates or agent’s messages for shares of Earthstone common stock after the sixth anniversary of the effective date of the arrangement will not receive any consideration and will not own any interest in either Lynden or Earthstone.

Closing Matters

Closing

Unless the parties agree otherwise, the closing of the arrangement will be effective three business days following the satisfaction or waiver of all conditions set forth in the arrangement agreement (other than those conditions which cannot, by their terms, be satisfied until the effective date set forth in the arrangement). See “—Conditions” below for a more complete description of the conditions that must be satisfied or waived prior to closing.

Completion of the Arrangement

Earthstone and Lynden are working to complete the arrangement in the first quarter of 2016. However, because completion of the arrangement is subject to the receipt of certain court approvals and the satisfaction or waiver of other conditions, the actual timing of the completion of the arrangement cannot be predicted.

Conditions

The respective obligations of Lynden and Earthstone to complete the arrangement are subject to the satisfaction of the following conditions:

•

the Earthstone common stock to be issued pursuant to the arrangement will be (i) either (x) exempt from registration requirements under the Securities Act pursuant to Section 3(a)(10) and without trading restrictions subject to, with respect to certain persons who are or, at the effective time of the arrangement, become affiliates (as defined by Rule 144 of the Securities Act) of Earthstone, certain restrictions on resale under Rule 144 or the Securities Act or (y) registered pursuant to an effective registration statement and (ii) exempt from prospectus and registration requirements of applicable Canadian securities laws;

•	the Earthstone common stock to be issued pursuant to the arrangement will be exempt from prospectus and registration requirements of applicable Canadian securities laws;

•	the receipt of approval of the arrangement resolution by the Lynden shareholders and optionholders, and the interim order and the final order have been received;

•	certain key regulatory approvals, including any necessary approvals of the arrangement from the TSXV and the Supreme Court of British Columbia, shall have been obtained;

•	the shares of Earthstone common stock to be issued pursuant to the arrangement have been approved for listing on the NYSE MKT, subject to official notice of issuance;

•	no law or order has been enacted, entered, promulgated, adopted, issued or enforced by any governmental entity that has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by the arrangement agreement;

•	the other party’s representations and warranties regarding capitalization are correct and complete (other than de minimis inaccuracies) and the other party’s other representations and warranties, when read without regard to materiality qualifications, are correct and complete in all respects, except where such failures of such representations and warranties to be true and correct in all respects, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect (as defined in “—Representations and Warranties”) on such party;

•	the other party has performed in all material respects all obligations and complied in all material respects with all covenants required by the arrangement agreement to be performed or complied with by it at or prior to the closing of the arrangement;

•	no event, change, effect, condition, fact or circumstance has occurred after the date of the arrangement agreement that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the other party; and

•	the other party has delivered a certification stating that certain conditions are satisfied.

The obligation of Lynden to complete the arrangement is further subject to the satisfaction or waiver of the following conditions:

•	Earthstone shall have delivered the shares of Earthstone common stock to be issued pursuant to the arrangement agreement to the arrangement exchange agent; and

•	the Oak Valley written consent shall have been obtained.

The obligation of Earthstone to complete the arrangement is further subject to the satisfaction or waiver of the following conditions:

•	the total number of shares of Lynden common stock with respect to which dissent rights have been properly exercised and not withdrawn have not exceeded 5% of the outstanding shares of Lynden common stock as of the closing date;

•	each of the directors, officers and employees of Lynden shall have resigned from their positions with Lynden; and

•	the parties to any employment or consulting agreements entitling such parties to severance or change of control payments as a result of the arrangement agreement shall agree to the cash payment set forth in such agreements, which shall be paid by Lynden.

The conditions set forth in the arrangement agreement may be waived by Earthstone or Lynden.

Implementation Steps Pursuant to the Arrangement

Lynden Implementation Steps

Lynden will apply to the court under Section 291 of the BCBCA, and in cooperation with Earthstone, will prepare, file and diligently pursue an application for the interim order, which will provide, among other things:

•	for notice to Lynden shareholders and optionholders in respect of the proposed arrangement;

•	that the requisite approval by Lynden shareholders and optionholders of the arrangement resolution shall be at least two-thirds of the votes cast on the arrangement resolution by those holders of Lynden common stock and stock options present in person or represented by proxy at the Lynden special meeting, voting as one class, with each Lynden common stock entitled to one vote.

•	that the terms, conditions and restrictions of the Lynden constating documents shall apply in respect of the Lynden special meeting;

•	for the grant of dissent rights under the arrangement;

•	for the notice requirements with respect to the application to the court for the final order;

•	that the Lynden special meeting may be adjourned or postponed from time to time by management of Lynden (subject to the terms of the arrangement agreement) without the need for additional approval of the court;

•	confirmation of the record date for the Lynden special meeting;

•	that it is Earthstone’s intention to rely on the exemption from registration provided by Section 3(a)(10) of the Securities Act with respect to the issuance of Earthstone common stock to be issued pursuant to the arrangement; and

•	that it is Earthstone’s intention to rely on exemptions from the prospectus and registration requirements of applicable Canadian securities laws with respect to the issuance of Earthstone common stock to be issued pursuant to the arrangement.

As soon as reasonably practicable after the SEC indicates it has no further comments or will not review the joint proxy and information statement/circular, and subject to the issuance of the interim order, Lynden will convene a special meeting of its shareholders and optionholders for the purpose of voting upon the approval of:

•	the arrangement resolution by the Lynden shareholders and optionholders; and

•	the Lynden adjournment proposal by the Lynden shareholders and optionholders.

If the interim order is obtained and the arrangement resolution is approved at the Lynden special meeting, then Lynden shall, no later than two business days after the Lynden special meeting, complete all actions necessary or desirable to submit the arrangement to the court to obtain the final order.

Covenants

Lynden and Earthstone have undertaken certain covenants concerning the conduct of their respective businesses between the date of the arrangement agreement and the completion of the arrangement. Set forth below is a brief summary of certain of the more material covenants:

No Solicitation of Other Offers

Subject to certain exceptions set forth in the arrangement agreement, Lynden has agreed that it will not, and will use its commercially reasonable efforts to cause its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “representatives”) not to, directly or indirectly: (i) solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any inquiries or any proposals that constitute the submission of an acquisition proposal, (ii) furnish confidential information or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to an acquisition proposal (an “acquisition agreement”).

An “acquisition proposal” with respect to Lynden, means any inquiry, proposal or offer from any person or “group” (as defined in Section 13(d) of the Exchange Act), other than Earthstone and its subsidiaries, relating to any (i) direct or indirect sale, disposition or joint venture (or any lease or other arrangement having the same economic effect as a sale), in a single transaction or a series of related transactions, outside of the ordinary course of business, of assets of Lynden and its subsidiaries (including securities of subsidiaries) equal to twenty percent (20%) or more of Lynden’s consolidated assets or to which twenty percent (20%) or more of Lynden’s revenues on a consolidated basis are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty percent (20%) or more of any class of equity securities of Lynden, (iii) any direct or indirect takeover bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty percent (20%) or more of any class of equity securities of Lynden or (iv) any plan of arrangement, merger, amalgamation, consolidation, unit exchange, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or similar transaction involving Lynden which is structured to permit such person or group to acquire beneficial ownership of at least twenty percent (20%) of Lynden’s consolidated assets or equity interests; in each case, other than the transactions contemplated by the arrangement agreement.

Notwithstanding the restrictions described above, prior to Lynden obtaining its shareholder approval, if Lynden receives an unsolicited bona fide, written acquisition proposal made after the date of the arrangement agreement, which was not the result of a material breach of the arrangement agreement, Lynden may furnish information with respect to itself and its subsidiaries to the third party who made the acquisition proposal and its representatives, and may participate in discussions and negotiations regarding the acquisition proposal, if (i) its board of directors, after consultation with its financial advisor and its outside counsel, determines in good faith that the acquisition proposal constitutes or is reasonably expected to lead to a superior proposal (as defined below), (ii) Lynden promptly advises Earthstone both orally and in writing that the Lynden board of directors made the determination described above and (iii) prior to providing any non-public information, it enters into a confidentiality agreement with the third party that made the acquisition proposal that contains confidentiality provisions that are no less restrictive than the terms of the confidentiality agreement between Lynden and Earthstone (the parties agreeing that the confidentiality agreement need not include a standstill). All information that is provided or made available to the third party that made the acquisition proposal must be made available to Earthstone prior to or substantially concurrent with the time such information is provided or made available to the third party that made the acquisition proposal.

Change of Board Recommendations or Termination of Arrangement Agreement for Superior Proposal

Under the arrangement agreement, the Lynden board of directors has agreed to recommend that Lynden shareholders and optionholders approve the arrangement resolution (the “Lynden recommendation”). Subject to the provisions described below, the arrangement agreement provides that neither the Lynden board of directors nor any of its board committees will withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Earthstone, the Lynden board recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any acquisition proposal (each of the foregoing actions, an “adverse recommendation change”).

Notwithstanding these restrictions, if Lynden receives a written acquisition proposal that the Lynden board believes is bona fide and the Lynden board, after consultation with its financial advisors and outside legal counsel, concludes that such acquisition proposal constitutes a superior proposal, then the Lynden board may

(subject to compliance with the procedures described below), at any time prior to obtaining the Lynden shareholder and optionholder approval, if it determines in good faith, after consultation with outside counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, effect an adverse recommendation change or terminate the arrangement agreement and enter into an agreement with respect to a superior proposal.

Prior to exercising its right to make any adverse recommendation change in response to a superior proposal or terminating the arrangement agreement to enter into an agreement with respect to a superior proposal, Lynden shall, at least four business days prior to taking such action, provide Earthstone with written notice (an “adverse notice”) that, in the case of (i) in the paragraph above, the Lynden board has determined that the acquisition proposal is a superior proposal and the Lynden board intends to effect an adverse recommendation change or terminate the arrangement agreement (and such notice shall include copies of the superior proposal), or, in the case of (ii) in the paragraph above, the Lynden board intends to make an adverse recommendation change (and such notice shall include a description of and the reasons for the adverse recommendation change). Any amendment to the financial terms of the superior proposal will require the delivery of a new adverse notice and a new four business day period. During any such four business day period following the receipt of an adverse notice, Lynden shall, if requested by Earthstone, negotiate in good faith to make such adjustments to the arrangement agreement to enable Lynden to proceed with the arrangement and the other transactions contemplated by the arrangement agreement on such adjusted terms without effecting an adverse recommendation change or terminating the arrangement agreement (and in determining whether to make an adverse recommendation change or terminate the arrangement agreement, Lynden must take into account any such proposed changes to the terms of the arrangement agreement).

A “superior proposal” means a bona fide written acquisition proposal, obtained after the date of the arrangement agreement and not in material breach of the arrangement agreement (other than an immaterial breach), to acquire, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities of Lynden or assets of Lynden and its subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the Lynden board of directors determines in its good faith to be more favorable to the Lynden shareholders from a financial point of view than the transactions contemplated by the arrangement agreement.

Nothing contained in the arrangement agreement shall prevent Lynden or the Lynden board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or other laws with respect to an acquisition proposal if the Lynden board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that any adverse recommendation change may only be made in accordance with terms of the arrangement agreement. Furthermore, a public statement that describes Lynden’s receipt of an acquisition proposal and the operation of the arrangement agreement with respect thereto shall not be deemed an adverse recommendation change.

Restrictions on the Parties’ Businesses Pending Closing

Each of Lynden and Earthstone has undertaken certain customary covenants that place restrictions on it and its subsidiaries until the effective time of the arrangement (or, if earlier, the arrangement agreement’s termination date). Each of Lynden and Earthstone has agreed to (i) operate its business only in the usual and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business, assets and advantageous business relationships, (iii) maintain payables and other liabilities (other than for money borrowed) at levels consistent with past practice, and (iv) use commercially reasonable efforts to maintain in force its current policies of insurance and pay all premiums in respect of such insurance policies that become due. Lynden has also agreed that, with certain exceptions as may be required by law or the arrangement agreement, and except with Earthstone’s prior written consent (such consent not to be unreasonably withheld or delayed), Lynden will not:

•	resolve or propose to be wound up, dissolved, liquidated, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding up or dissolution;

•	make any changes to its existing accounting practices except as required by law or make any material tax election inconsistent with past practice;

•	declare or pay any dividends or make any distribution of its properties or assets to its shareholders or purchase or retire any shares of Lynden common stock;

•	alter or amend or authorize any alteration or amendment to its constating documents as they exist at the date of the arrangement agreement, except as required to complete the arrangement or any transaction contemplated under the arrangement agreement or the arrangement;

•	split, consolidate, exchange or reclassify any shares of Lynden common stock or other securities;

•	enter into or modify any employment, consulting, bonus, retention or similar agreements or arrangements with, or grant any bonuses, salary increases, stock options, severance, retirement allowances, deferred or incentive compensation, termination pay or any other form of compensation to, or make any loan to, any of its officers, directors, employees or consultants;

•	incur or commit to incur any indebtedness for borrowed money in excess of the greater of its existing borrowing base as of the date hereof under its credit facility or as it may be redetermined under its credit facility;

•	elect to participate in programs proposed by the operator where the gross amount of the authority for expenditure exceeds U.S.$200,000 except as otherwise previously disclosed by Lynden to Earthstone;

•	acquire or agree to acquire (other than pursuant to the arrangement agreement), by amalgamating, plan of arrangement, merging, consolidating or entering into a business combination with or purchasing or leasing substantially all of the assets or otherwise of, any business or undertaking of any corporation, partnership, association or other business organization or division thereof;

•	sell, lease, transfer, mortgage or otherwise dispose of or encumber any of its property or assets, real or personal, or agree to the same, other than for actions under the its credit facility in the ordinary and regular course of business;

•	allot or issue, or enter into any agreement for the allotment or issuance, or grant any other rights to acquire, shares of Lynden common stock or other securities or securities convertible into, exchangeable for, or which carry a right to acquire, directly or indirectly, any shares of Lynden common stock or other securities, other than shares of Lynden common stock issuable upon exercise of convertible securities of Lynden issued prior to the date hereof;

•	take any action or fail to take any action which would cause any of the conditions precedent set forth in the arrangement agreement not to be satisfied;

•	satisfy or settle any claims or liabilities prior to the same being due, which are, individually or in the aggregate, material to Lynden except that Lynden may prepay cash calls from operators of its oil and gas properties before any 30-day due date in accordance with the ordinary course of business of Lynden consistent with its past practices;

•	grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; or

•	agree to do any of the actions prohibited by the preceding bullet points.

Each of Earthstone and Merger Sub has also agreed that, with certain exceptions as may be required by law or the arrangement agreement, and except with Lynden’s prior written consent (such consent not to be unreasonably withheld or delayed), each of Earthstone and Merger Sub will not:

•	resolve or propose to be wound up, dissolved, liquidated, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding up or dissolution;

•	make any changes to its existing accounting practices except as required by law, GAAP or make any material tax election inconsistent with past practice;

•	declare or pay any dividends or make any distribution of its properties or assets to its stockholders or purchase or retire any shares of Earthstone common stock;

•	alter or amend or authorize any alteration or amendment to its constating documents as they exist at the date of the arrangement agreement, except as required to complete the arrangement or any transaction contemplated under the arrangement agreement or the arrangement;

•	split, consolidate, exchange or reclassify any shares of Earthstone common stock or other securities;

•	take any action or fail to take any action which would cause any of the conditions precedent set forth in the arrangement agreement not to be satisfied; or

•	agree to do any of the actions prohibited by the preceding bullet points.

Additionally, each of Lynden and Earthstone has agreed not to knowingly take any action that would prevent or impede the arrangement from qualifying as a reorganization under Section 368(a) of the Code.

Commercially Reasonable Efforts Covenant

Each of Lynden and Earthstone has agreed to cooperate with and assist the other party and use commercially reasonable efforts to promptly (i) take all actions necessary, proper or advisable to consummate the transactions contemplated by the arrangement agreement as soon as reasonably practicable and (ii) obtain and maintain all approvals, consents and other confirmations required to be obtained from any person, including a governmental entity, that are necessary, proper or advisable to consummate the transactions contemplated by the arrangement agreement.

Lynden Special Meeting

Lynden has agreed to use commercially reasonable efforts to cause the Lynden special meeting of shareholders and optionholders to be held by April 29, 2016, or such later date as may be agreed to in writing by the parties (such agreement to not be withheld unreasonably) in accordance with the interim order for the purposes of obtaining votes regarding the arrangement resolution from Lynden shareholders and optionholders. Except as required by law or its shareholders or for quorum purposes, Lynden is not permitted to adjourn, postpone or cancel its shareholders meeting; provided, however, that Lynden, after consultation with Earthstone, may adjourn or postpone the Lynden special meeting (A) to the extent the Lynden board of directors determines in good faith, after consultation with outside legal counsel, that such adjournment or postponement is necessary to ensure that any supplement or amendment to this joint proxy and information statement/circular in accordance with the arrangement agreement and required by applicable law is provided to the Lynden shareholders and optionholders and that such Lynden shareholders and optionholders have a reasonable period of time to review any such required supplement or amendment; or (B) to solicit additional votes and proxies for the purpose of obtaining the Lynden shareholder and optionholder approval of the arrangement resolution.

Listing

Earthstone has agreed to use its commercially reasonable efforts to cause the shares of its common stock to be issued pursuant to the arrangement to be approved for listing on the NYSE MKT prior to the completion of the arrangement, subject to official notice of issuance. The listing of the shares of Earthstone common stock is also a condition to completion of the arrangement.

Indemnification and Insurance

Following consummation of the arrangement, Earthstone has agreed to, and has agreed to cause Lynden to, indemnify and hold harmless all current and former officers and directors of Lynden and its subsidiaries, or any person who acts or acted at Lynden’s request as a director or officer of another person of which Lynden is or was a shareholder or creditor, and his heirs and legal representatives from and against (i) all costs, charges and expenses, including an amount to settle any claim, charge, assertion, cause of action, complaint, litigation, controversy, action, suit, arbitration, investigation or other proceeding, whether civil, criminal or administrative (each, a “Proceeding”) or satisfy a judgment, reasonably incurred by him in respect of any Proceeding to which he is made a party by reason of being or having been a director or officer of Lynden or such other person and (ii) all costs, changes and expenses reasonably incurred in connection with the defense of any Proceeding to which he is made a party by reason of having been a director or officer of Lynden or such other person. Furthermore, Earthstone and Lynden have agreed that all rights to indemnification as provided in Lynden’s constating documents or in written contracts in effect on the date of the arrangement agreement (including all provisions relating to advances for the funding of costs and expenses in connection with the indemnification arrangements) shall survive completion of the arrangement and shall continue in full force and effect without modification until the sixth anniversary of the effective date of the arrangement, and Earthstone will cause Lynden and any of the subsidiaries of Earthstone (or any of their respective successors) to honour such rights of indemnification. Additionally, Lynden may purchase a “tail” insurance policy with respect to directors’ and officers’ liability insurance with an extended reporting period of up to six years at a purchase price of not more than $300,000 without the consent of Earthstone. If such “tail” insurance policy is not purchased, Earthstone shall maintain or cause to be maintained in effect, for a period of note less than six years from the effective date of the arrangement, insurance coverage substantially equivalent to that in effect under Lynden’s current directors’ and officers’ insurance policy, on the terms and conditions no less advantageous to the director and officers of Lynden and with no material gaps or lapses in coverage with respect to matters occurring prior to the effective date of the arrangement.

Expenses

Lynden and Earthstone have generally agreed to pay their own costs and expenses incurred in connection with the arrangement and the arrangement agreement, with the exception that a party may be required to provide the other party with reimbursement of expenses in connection with the termination of the arrangement agreement. See “—Termination of Arrangement Agreement” for a description of the events that may result in one party being required to reimburse the other party for expenses in connection with the termination of the arrangement agreement.

Other Covenants

The arrangement agreement contains certain other covenants, including covenants relating to Lynden engaging in pre-closing reorganization transactions, access and information, public announcements, notification of certain matters and tax matters.

Representations and Warranties

The arrangement agreement contains certain customary representations and warranties, many of which are qualified by knowledge or material adverse effect, made by each of Earthstone, Lynden and Merger Sub. The statements embodied in those representations and warranties were made solely for purposes of the arrangement agreement among Earthstone, Lynden and Merger Sub and are subject to important qualifications and limitations agreed to by Earthstone and Lynden in connection with negotiating its terms.

Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk between Earthstone and Lynden rather than establishing matters as facts.

The representations and warranties relate to, among other items:

•	organization and qualification;

•	subsidiaries;

•	capitalization;

•	corporate authority;

•	absence of conflicts or defaults under organizational documents, contracts and applicable laws as a result of the transactions contemplated by the arrangement agreement;

•	filing with the SEC; financial statements; disclosure controls, and no undisclosed liabilities;

•	tax matters;

•	indebtedness;

•	absence of certain changes;

•	employee matters;

•	litigation; orders;

•	compliance with laws;

•	environmental matters;

•	certain contracts;

•	properties, assets and royalties;

•	reserve reports;

•	board approvals;

•	this joint proxy and information statement/circular; and

•	brokers.

As used in the arrangement agreement, the term “material adverse effect” means, in respect of a party, any change, event, effect, occurrence, state of facts or development, which, either individually or in the aggregate, is, or could reasonably be expected to be, material and adverse (a) to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional, contingent or otherwise), operations, or results of operations of that party and its subsidiaries, taken as a whole, or (b) the ability of such party to perform its obligations under the arrangement agreement and to consummate the transactions contemplated by the arrangement agreement, other than in the case of either (a) or (b), any change, event, effect, occurrence, state of facts or development:

(i) relating to conditions generally affecting the oil and gas industry, including a decrease in the price of oil and gas;

(ii) relating to general or economic, financial, currency exchange, securities or commodities market, capital market, regulatory, or political conditions;

(iii) relating to GAAP, Canadian GAAP or the interpretation or application thereof;

(iv) resulting from any matter which was publicly disclosed or which was communicated in writing to the other party prior to the date of the arrangement agreement; or

(v) attributable to the announcement or pendency of the arrangement agreement or the arrangement, or otherwise contemplated by or resulting from the terms of the arrangement agreement;

(vi) relating to changes, developments or conditions resulting from any act of sabotage or terrorism or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of such acts of sabotage, terrorism, hostilities or war;

(vii) relating to any failure by such party or any of its subsidiaries to meet any internal or published industry analyst projects or forecasts or estimates of revenues or earnings for any period;

(viii) relating to any shareholder litigation or threatened shareholder litigation, in each case, arising from allegations of a violation of any laws or rules established by any securities authorities or breach of fiduciary duties or similar allegations in connection with the arrangement agreement or the arrangement; and

(ix) relating to any decrease in the market price or any decline in the trading volume of that party’s common shares (it being understood that the causes underlying such change in the market price or trading volume (other than those in items (i) to (viii) above) may be taken into account in determining whether a material adverse effect has occurred);

provided, that such change, event, effect, occurrence, state of facts or development referred to in items (i), (ii) and (vi) above does not primarily relate only to (or have the effect of primarily relating only to) that party and its subsidiaries, taken as a whole, or disproportionately adversely affect that party and its subsidiaries, taken as a whole, compared to other companies of similar size operating in the same industry as that party and its subsidiaries.

The representations and warranties of the parties do not survive the completion of the transaction.

Termination of Arrangement Agreement

Right to Terminate

The arrangement agreement may be terminated in any of the following ways:

•	by mutual written consent of Earthstone and Lynden;

•	by either Earthstone or Lynden if:

•	any of the mutual conditions set forth in the arrangement agreement have not been satisfied on or prior to September 30, 2016;

•	a law or order has been enacted, entered or promulgated prohibiting or permanently restraining the consummation of the transactions contemplated by the arrangement agreement;

•	the arrangement has not been consummated on or prior to September 30, 2016, unless the failure to complete the arrangement is the result of breach of the arrangement agreement in any material respect by the party seeking to terminate the arrangement agreement;

•	the other party has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the arrangement agreement, such breach or failure to perform would result in any condition precedent not being satisfied and the breach is incapable of being cured within 14 calendar days after receiving written notice of such breach or has not been cured within such 14-day time period;

•	the approval of the arrangement resolution by the Lynden shareholders and optionholders is not obtained;

•	by Earthstone if an acquisition proposal for Lynden has been made or proposed and the Lynden board:

•	has made an adverse recommendation change;

•	has failed, after being requested by Earthstone in writing, to reaffirm its approval or recommendation of the arrangement;

•	has accepted, approved, recommended or entered into an acquisition agreement relating to an acquisition proposal;

•	by Earthstone if:

•	the Lynden board has made an adverse recommendation change;

•	the total number of shares of Lynden common stock with respect to which dissent rights have been properly exercised and not withdrawn have exceeded 5% of the outstanding shares of Lynden common stock;

•	by Lynden if:

•	prior to receiving approval of the Lynden shareholders and optionholders, in order to accept a superior proposal.

Termination Fees / Reimbursement of Expenses

The arrangement agreement provides that, upon a termination of the arrangement agreement under specified circumstances, Lynden is required to pay a termination fee equal to $250,000 to Earthstone plus reimbursement of up to $250,000 of Earthstone’s expenses and, alternatively, Earthstone is required to pay a termination fee equal to $250,000 to Lynden plus reimbursement of up to $250,000 of Lynden’s expenses. If the arrangement agreement is terminated due to (i) Lynden receiving an acquisition proposal and the Lynden board of directors failing to reaffirm its approval of the arrangement, (ii) Lynden receiving an acquisition proposal and the Lynden board accepting, approving, recommending or entering into an acquisition agreement, (iii) the Lynden board making an adverse recommendation change, or (iv) at any time prior to the receipt of the Lynden shareholder and optionholder approval, Lynden accepting a superior proposal, Lynden would be required to pay a topping fee of $2.25 million to Earthstone plus reimbursement of up to $500,000 of Earthstone’s expenses.

For a more detailed discussion of each party’s termination rights and the related termination fee, see “The Arrangement Agreement—Termination of Arrangement Agreement” beginning on page [●].

Amendments, Extensions and Waivers

Amendments

The arrangement agreement may be amended by the parties. All such amendments must be in writing signed by each party.

Extensions and Waivers

At any time prior to the completion of the arrangement, any party to the arrangement agreement may:

•	extend the time for the performance of any of the obligations or other acts of any other party;

•	waive any inaccuracies in the representations and warranties contained in the arrangement agreement or in any document delivered pursuant to the arrangement agreement; and

•	waive compliance by any other party with any of the covenants or conditions contained in the arrangement agreement.

All extensions and waivers must be in writing and signed on behalf of the applicable party.

Governing Law

The arrangement agreement is governed by the laws of British Columbia, including the plan of arrangement set forth on Annex C, which is governed by the laws of the Province of British Columbia and federal laws applicable thereto.

THE VOTING SUPPORT AGREEMENT

In connection with the arrangement agreement, on December 16, 2015, at the request of Earthstone, Earthstone entered into a voting support agreement (the “voting agreement”) with the officers and directors of Lynden, a former director of Lynden and Lynden’s largest shareholder (the “voting agreement parties”), which represents an aggregate of approximately 31,103,399 shares of Lynden common stock or approximately 23.2% of the outstanding shares of Lynden common stock. The voting agreement provides that the voting agreement parties will vote in favor of the arrangement resolution and the transactions contemplated thereby. Pursuant to the voting agreement, the voting agreement parties also agreed to grant to Earthstone an irrevocable proxy to secure the voting agreement parties’ obligations under the voting agreement upon the request or direction of Earthstone.

The foregoing description of the voting agreement is not complete and is qualified in its entirety by reference to the voting agreement, which is attached to this joint proxy and information statement/circular as Annex D and is incorporated herein by reference.

The arrangement resolution requires approval (assuming a quorum is present) by (i) two-thirds of the votes cast by Lynden shareholders and optionholders voting as one class.

Each share of Lynden common stock is entitled to one vote. As discussed above, the voting agreements represent approximately 23.2% of the total voting power of the outstanding shares of Lynden common stock, which includes 3,800,000 shares of Lynden common stock underlying stock options that are held by the voting agreement parties that are exercisable as of December 16, 2015 or will become exercisable within 60 days thereafter.

DESCRIPTION OF EARTHSTONE CAPITAL STOCK

This section of the joint proxy and information statement/circular summarizes the material terms of the Earthstone common stock. You are encouraged to read the amended and restated certificate of incorporation and amended and restated bylaws of Earthstone for greater detail on the provisions that may be important to you. See “Where You Can Find More Information.” You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as an Earthstone stockholder.

Common Stock

Earthstone is authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. As of February 11, 2016, Earthstone had 13,835,128 shares of common stock outstanding of which 15,414 shares were held as treasury stock. There were no options to purchase Earthstone shares of common stock outstanding as of February 11, 2016.

The following summary describes certain provisions of Earthstone’s common stock, but does not purport to be complete and is subject to and qualified in its entirety by the applicable provisions of the DGCL and Earthstone’s amended and restated certificate of incorporation and amended and restated bylaws.

Earthstone has one class of common stock. Holders of its common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by the Earthstone board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to stockholders upon Earthstone’s liquidation, dissolution or winding up. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by Earthstone, and neither the common stockholders nor Earthstone have the right to require the redemption of their shares or the conversion of their shares into any other class of Earthstone stock.

Preferred Stock

Earthstone is authorized to issue 20,000,000 shares of preferred stock, $0.001 par value per share. As of February 11, 2016, there were no shares of Earthstone’s preferred stock outstanding and no options to purchase shares of preferred stock were outstanding.

Earthstone’s board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series, which may include dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares that constitute any series. The Earthstone board of directors may exercise this authority without any further action by Earthstone’s stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for Earthstone common stock is Direct Transfer Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560. Its telephone number is (919) 744-2722.

Listing

Earthstone’s common stock trades on the NYSE MKT under the symbol “ESTE.”

Anti-Takeover Provisions of the Earthstone Certificate of Incorporation and Bylaws

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws:

Certain provisions in the Earthstone amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Earthstone’s amended and restated certificate of incorporation and amended and restated bylaws contain provisions that (unless, as a general matter, a preferred stock designation provides otherwise for that series of preferred stock):

•	permit Earthstone to issue, without any further vote or action by its stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional, and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series;

•	require special meetings of the stockholders to be called by an officer of Earthstone upon the written request of a majority of the board of directors; and

•	the board of directors of Earthstone be classified into three classes: Class I, Class II, and Class III, each class having a three-year term of office. Under Delaware law, stockholders of a corporation with a classified board of directors may only remove a director “for cause” unless the certificate of incorporation provides otherwise. Earthstone’s amended and restated certificate of incorporation does not so provide and, accordingly, stockholders may only remove a director “for cause”. The likely effect of the classification of the board of directors is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of the Earthstone board of directors will need at least two annual meetings of stockholders to effect this change.

Delaware Law:

Earthstone is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner, summarized below. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions Earthstone’s board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for its shares of common stock held by stockholders.

These provisions of Delaware law and the certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Earthstone’s common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in Earthstone’s management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because Earthstone’s amended and restated certificate of incorporation and amended and restated bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving Earthstone.

ACCOUNTING TREATMENT

Earthstone prepares its financial statements in accordance with GAAP. The arrangement will be accounted for using the acquisition method of accounting with Earthstone being considered the acquirer of Lynden for accounting purposes. This means that Earthstone will allocate the purchase price to the fair value of Lynden’s tangible and intangible assets and liabilities at the effective date of the arrangement, with the excess purchase pricing being recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 19, 2014, Earthstone Energy, Inc. (“Earthstone”) acquired three operating subsidiaries of Oak Valley Resources, LLC, a privately-held Delaware limited liability company (“Oak Valley”), in exchange for shares of Earthstone common stock (the “Exchange”), which resulted in a change of control. Pursuant to the Exchange Agreement, Oak Valley contributed to Earthstone the membership interests of its three subsidiaries, Oak Valley Operating, LLC (“OVO”), EF Non-Op, LLC (“EF Non-Op”) and Sabine River Energy, LLC (“Sabine”), each a Texas limited liability company (collectively, the “Oak Valley Entities”), in exchange for approximately 9.124 million Earthstone shares, representing 84% of its common stock. The Exchange was accounted for as a reverse acquisition whereby the Oak Valley Entities was considered the acquirer for accounting purposes.

Immediately following the Exchange, Earthstone acquired an additional 20% undivided ownership interest in certain oil and natural gas properties located in Fayette and Gonzales Counties, Texas, (the “2014 Eagle Ford Acquisition Properties”) in exchange for the issuance of approximately 2.957 million shares of Earthstone’s common stock (the “Contribution Agreement”) to Flatonia Energy, LLC (“Flatonia”), increasing Earthstone’s ownership in these properties from a 30% undivided ownership to a 50% undivided ownership interest.

On December 16, 2015, Earthstone and Lynden Energy Corp. (“Lynden”) entered into an arrangement agreement, pursuant to which a wholly-owned subsidiary of Earthstone will acquire all of the outstanding common stock of Lynden, and Lynden will become a wholly-owned subsidiary of Earthstone (the “arrangement”). Because Lynden is incorporated in British Columbia, Canada, the acquisition is being effected through an arrangement instead of a merger.

If the arrangement is completed, Lynden shareholders will receive 0.02842 of a share (the “exchange ratio”) of Earthstone common stock for each share of Lynden common stock. Additionally, outstanding options to purchase Lynden common stock will be deemed terminated and cancelled in exchange for Earthstone common stock in accordance with a prescribed formula taking into account the exchange ratio. Earthstone stockholders will continue to own their existing shares, and the Earthstone common stock will not be affected by the arrangement. Upon completion of the arrangement, it is expected Lynden shareholders will own approximately 21% of the outstanding Earthstone common stock, on a fully diluted basis, as of February 5, 2016.

The common stock of Earthstone is listed on the NYSE MKT, LLC under the symbol “ESTE” and the common stock of Lynden is listed on the TSX Venture Exchange under the symbol “LVL.” Based on the closing sale price for Earthstone common stock on December 16, 2015, the last trading day before the public announcement of the arrangement, the 0.02842 exchange ratio represented approximately $0.52 in value for each share of Lynden common stock. Based on the closing sale price of Earthstone common stock on February 5, 2016, the latest practicable date before the date of this joint proxy information statement/circular, the 0.02842 exchange ratio represented approximately $0.33 in value for each share of Lynden common stock.

The following unaudited pro forma condensed combined consolidated financial information is derived from the historical consolidated financial statements of Earthstone and Lynden, and has been adjusted to reflect the proposed acquisition of Lynden by Earthstone. Certain of Lynden’s historical amounts have been reclassified to conform to Earthstone’s financial statement presentation. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2015 gives effect to the arrangement as if it had occurred on September 30, 2015. The Exchange and the 2014 Eagle Ford Acquisition Properties were included in Earthstone’s balance sheet at September 30, 2015, and, as such, there are no adjustments to the unaudited pro forma condensed combined balance sheet related to the Exchange and the 2014 Eagle Ford Acquisition Properties. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 gives effect to the arrangement as if it had occurred on January 1, 2014. Earthstone’s historical statements of operations for the nine months ended September 30, 2015 include operating results from the Exchange and the 2014 Eagle Ford Acquisition Properties for the nine months ended September 30, 2015 and, as such, there are no pro forma adjustments related to the Exchange and the 2014 Eagle Ford Acquisition Properties for this period. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 gives effect to the arrangement, the Exchange and the 2014 Eagle Ford Acquisition Properties as if they had occurred on January 1, 2014.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments based on available information and certain assumptions that Earthstone believes are reasonable and include the following:

•	Earthstone’s acquisition of Lynden, which will be accounted for using the acquisition method of accounting.

•	Assumed borrowings under Earthstone’s credit facility used to repay all of the debt outstanding under Lynden’s credit facility.

•	Assumed liabilities for the payment of severance costs and bonuses for certain Lynden executives and employees, as well as other transaction-related expenses.

•	Changes in Depreciation, Depletion & Amortization and accretion expense due to the fair value adjustments to oil and natural gas properties and asset retirement obligations in connection with the arrangement.

•	Estimated tax impacts of the pro forma adjustments.

•	Adjustments to reflect the Exchange and the Eagle Ford Acquisition Properties.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information does not purport to represent what Earthstone’s financial position or results of operations would have been had the arrangement actually been consummated on the assumed dates nor are they indicative of future financial position or results of operations. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the arrangement, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies. These unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Earthstone Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, the audited financial statements of Lynden on Form 10-K and unaudited quarterly reports on Forms 10-Q.

The assets and liabilities of Lynden are recorded at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values recorded as goodwill. The adjustments to Earthstone’s consolidated combined financial statements in connection with the arrangement, and allocation of the purchase price paid in the transaction are based on a number of factors, including additional financial information available at such time, and the final allocation of transaction consideration and the effects on the results of operations may differ materially from the preliminary allocation and unaudited pro forma condensed combined amounts included herein.

Below is the unaudited pro forma condensed combined consolidated financial information and related notes thereto which give effect to the arrangement. The following unaudited pro forma condensed combined financial information sets forth:

(i)	Pro forma adjustments giving effect to the arrangement, the Exchange and the 2014 Eagle Ford Acquisition Properties, as if such transaction had been completed on January 1, 2014, the beginning of the earliest period presented, for purposes of the unaudited pro forma condensed combined consolidated statements of operations. The pro forma adjustments made are (1) directly attributable to the arrangement, the Exchange and the 2014 Eagle Ford Acquisition Properties (2) factually supportable, and (3) expected to have a continuing impact on the consolidated results.

(ii)	Earthstone and Lynden have different fiscal year ends, which end on December 31 and June 30, respectively.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 has been derived from:

•	the unaudited historical condensed consolidated balance sheet of Lynden as of September 30, 2015; and

•	the unaudited historical condensed consolidated balance sheet of Earthstone as of September 30, 2015.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015 has been derived from:

•	the unaudited historical condensed consolidated interim statements of income (loss) and comprehensive income (loss) of Lynden for the three months ended September 30, 2015; and

•	the unaudited historical condensed consolidated interim statements of income and comprehensive income of Lynden for the three and six months ended December 31, 2014 and 2013; and

•	the audited historical consolidated statements of income and comprehensive income of Lynden for the fiscal year ended June 30, 2015; and

•	the unaudited historical condensed consolidated statement of operations of Earthstone for the nine months ended September 30, 2015.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 has been derived from:

•	the audited historical consolidated statements of income and comprehensive income of Lynden for the fiscal year ended June 30, 2014; and

•	the audited historical consolidated statement of operations of Earthstone for the fiscal year ended December 31, 2014.

EARTHSTONE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2015

(in thousands)

	Earthstone Historical	Lynden Historical	Purchase Accounting Adjustments	Notes		Earthstone Pro Forma Combined as Adjusted
Current assets:
Cash and cash equivalents	$41,327	$7,956	$—			$49,283
Accounts receivable
Oil, natural gas, and natural gas liquids revenue	15,828	1,446	—			17,274
Joint and interest billings and other	6,370	550	—			6,920
Prepaids expenses and other current assets	1,058	18	—			1,076
Current derivative assets	3,626	242	—			3,868

Total current assets	68,209	10,212	—			78,421

Oil and gas properties, successful efforts method:
Proved properties	365,584	130,935	(83,062)	(a	)	413,457
Unproved properties	85,971	36,961	(10,312)	(a	)	112,620

Total oil and gas properties	451,555	167,896	(93,374)			526,077

Accumulated depreciation, depletion, and amortization	(111,530)	(54,362)	54,362	(a	)	(111,530)

Net oil and natural gas properties	340,025	113,534	(39,012)			414,547

Other non-current assets:
Goodwill	22,992	—	761	(a	)	23,753
Office and other equipment	2,032	1	—			2,033
Land	101	—	—			101
Noncurrent derivative assets	287	—	—			287
Other noncurrent assets	1,184	—	—			1,184

Total assets	$434,830	$123,747	$(38,251)			$520,326

Current liabilities:
Accounts payable	$23,662	$870	2,510	(b	)	$27,042
Accrued expenses	16,454	115	—			16,569
Revenues and royalties payable	9,947	—	—			9,947
Advances	21,600	—	—			21,600
Asset retirement obligations	341	—	—			341
Short-term debt	—	37,150	(37,150)	(c	)	—

Total current liabilities	72,004	38,135	(34,640)			75,499
Noncurrent liabilities:
Long-term debt	11,191	—	37,150	(c	)	48,341
Asset retirement obligations	5,822	293	20	(e	)	6,135
Deferred tax liability	29,188	17,227	(13,654)	(d	)	32,761
Other noncurrent liabilities	241	—	—			241

Total noncurrent liabilities	46,442	17,520	23,516			87,478

Total liabilities	118,446	55,655	(11,124)			162,977

Equity:
Common stock	14	65,623	(65,623)	(a	)	18
	—	—	4	(a	)	—
Additional paid-in capital	358,086	15,229	28,242	(a	)	401,557
Accumulated deficit	(41,256)	(8,424)	5,914	(a	)	(43,766)
Accumulated other comprehensive loss	—	(4,336)	4,336	(a	)	—
Treasury stock	(460)	—	—			(460)

Total equity	316,384	68,092	(27,127)			357,349

Total liabilities and stockholders’ equity	$434,830	$123,747	$(38,251)			$520,326

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Information

EARTHSTONE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(in thousands, except per share data)

	Earthstone Historical	Lynden Historical	Purchase Accounting Adjustments	Notes		Earthstone Pro Forma Combined
REVENUES
Oil, natural gas, and natural gas liquids revenues:
Oil	$31,586	$9,312	$—			$40,898
Natural gas	5,483	1,301	—			6,784
Natural gas liquids	2,164	1,046	—			3,210

Total Oil, natural gas, and natural gas liquids revenues	39,233	11,659	—			50,892
Gathering income	233	—	—			233
Gain on sales of oil and gas properties, net	1,667	—	—			1,667

Total revenues	41,133	11,659	—			52,792

OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	12,751	4,188	2	(h	)	16,941
Severance taxes	2,122	940	—			3,062
Re-engineering and workovers	520	5	—			525
Exploration expense	142	1,924	—			2,066
Depreciation, depletion, and amortization	22,705	6,972	(5,114)	(f	)	24,563
General and administrative expense	7,505	1,822	—			9,327

Total operating costs and expenses	45,745	15,851	(5,112)			56,484

(Loss) income from operations	(4,612)	(4,192)	5,112			(3,692)
OTHER INCOME (EXPENSE)
Interest expense, net	(507)	(157)	(228)	(i	)	(892)
Net gain on derivative contracts	4,522	251	—			4,773
Other income (expense), net	384	(431)	—			(47)

Total other income (expense)	4,399	(337)	(228)			3,834

(Loss) income before income taxes	(213)	(4,529)	4,884			142
Income tax (benefit) expense	(69)	(1,578)	1,709	(g	)	62

Net (loss) income	$(144)	$(2,951)	$3,175			$80

Net (loss) income per common share:
Basic	$(0.01)					$0.00
Diluted	$(0.01)					$0.00
Weighted average common shares outstanding:
Basic	13,835,128					17,535,142
Diluted	13,835,128					17,535,142

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Information

EARTHSTONE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share data)

	Earthstone Historical	Oak Valley Historical	Purchase Accounting Adjustments		2014 Eagle Ford Acquisition Properties		Exchange Related Adjustments		Oak Valley & Eagle Ford Acquisition Pro Forma Combined	Lynden Historical	Purchase Accounting Adjustments		Earthstone Pro Forma Combined
REVENUES					(k)
Oil	$15,479	34,734	—		18,505		—		$68,718	20,616	—		89,334
Natural gas and natural gas liquids	2,460	12,877	—		1,058		—		16,395	6,505	—		22,900
Well service and water-disposal revenue	136	383	—		—		—		519	—	—		519

Total	18,075	47,994	—		19,563		—		85,632	27,121			112,753
Gain on sales of oil and gas properties, net	—	—	—		—		—		—	282	—		282

Total revenues	18,075	47,994	—		19,563		—		85,632	27,403	—		113,035

OPERATING COSTS AND EXPENSES
Lease operating expenses	3,882	9,707	—		2,171		—		15,760	3,672	—		19,432
Exploration expense	—	111	—		—		—		111	249	—		360
Production taxes	1,648	2,002	—		928		—		4,578	1,706	—		6,284
Workover, well service and water-disposal	849	807	—		60		—		1,716	—	—		1,716
Depreciation, depletion and amortization	4,332	18,414	(2,380	)(j)	1,750	(l)	—		22,116	9,398	(6,954	)(f)	24,560
Impairment expenses	—	19,359							19,359	450	—		19,809
General and administrative expenses	4,532	7,864	—		—		(3,259	)(m)	9,137	1,674	—		10,811
Accretion of asset retirement obligations	208	317	—		14	(l)	—		539	23	2	(h)	564

Total operating expenses	15,451	58,581	(2,380)		4,923		(3,259)		73,316	17,172	(6,952)		83,536

Income (loss) from operations	2,624	(10,586)	2,380		14,640		3,259		12,316	10,231	6,952		29,499

OTHER INCOME (EXPENSE)
Interest expense, net	(202)	(597)	—		—		202	(n)	(597)	(517)	39	(i)	(1,075)
Net gain on derivative contracts	—	4,392	—		—		—		4,392	10	—		4,402
Other income, net	22	62	—		—		—		84	2	—		86

Total other (expense) income	(180)	3,857	—		—		202		3,879	(505)	39		3,413

Income (loss) before income taxes	2,444	(6,729)	2,380		14,640		3,461		16,195	9,726	6,991		32,912
Income tax expense	(527)	—	(813	)(o)	(4,978	)(o)	(1,182	)(p)	(5,524)	(5,423)	(2,447	)(g)	(13,394)
Pro forma tax benefit							1,976	(o)	—	—	—		—

Net income (loss)	$1,917	$(6,729)	$1,567		$9,662		$4,255		$10,671	$4,303	$4,544		$19,518

Net income (loss) per common share:
Basic	$1.12								$0.77				$1.11
Diluted	$1.11								$0.77				$1.11

Weighted average common shares outstanding:
Basic	1,719,003								13,835,128				17,535,142
Diluted	1,727,804								13,835,128				17,535,142

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Information

EARTHSTONE ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable, however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what the Earthstone’s financial position or results of operations would have been if the arrangement had actually occurred on the dates indicated above, nor are they indicative of Earthstone’s future financial position or results of operations. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Earthstone and Lynden for the periods presented.

Financial Accounting Standards Board (“FASB”)’s Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements, as of the acquisition date. In addition, the applicable accounting literature requires that consideration transferred be measured at the closing date of the asset acquisition, which may be different than the amount of consideration assumed in these unaudited pro forma condensed combined consolidated financial information.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the acquisition, primarily at their respective fair values and added to those of Earthstone. The results of operations of Lynden will be reflected in the financial statements and reported results of operations of Earthstone from the date of acquisition but Earthstone’s financial statements will not be retroactively restated to reflect the historical financial position or results of operations of Lynden.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 has been compiled in a manner consistent with the accounting policies adopted by Oak Valley. Certain reclassifications and adjustments have been made to Lynden’s historical financial information presented herein to conform to Earthstone and Oak Valley’s historical presentation.

Reclassifications were made to the historical Lynden assets and liabilities to conform to Earthstone’s presentation. Those reclassifications did not impact the total historical Lynden assets or liabilities.

The following are reclassifications in Lynden’s consolidated statement of income for the nine months ended September 30, 2015 to present Earthstone and Lynden in a consistent manner:

Petroleum and natural gas sales, net of royalties presented in Lynden’s unaudited financial statements	$11,659
Reclassification adjustment to conform to Earthstone presentation:
To reclassify Petroleum and natural gas sales, net of royalties to Oil revenues as a component of Oil, natural gas, and natural gas liquids revenues	(9,312)
To reclassify Petroleum and natural gas sales, net of royalties to Natural gas revenues as a component of Oil, natural gas, and natural gas liquids revenues	(1,301)
To reclassify Petroleum and natural gas sales, net of royalties to Natural gas liquids revenues as a component of Oil, natural gas, and natural gas liquids revenues	(1,046)

—

Derivative financial instrument gain presented in Lynden’s unaudited financial statements	$251
Reclassification adjustment to conform to Earthstone presentation:
To reclassify Derivative financial instrument gain in Lynden’s unaudited financial statements to Net gain on derivative contracts as a component of Other income (expense) pro forma presentation	(251)

$—

Interest expense presented in Lynden’s unaudited financial statements	$(244)
Reclassification adjustment to conform to Earthstone presentation:
To reclassify Interest income in Lynden’s unaudited financial statements to Interest expense, net as a component Other income (expense)	87

Total Interest expense, net as a component of Other income (expense) pro forma presentation	$(157)

Production and operating expenses presented in Lynden’s unaudited financial statements	$5,133

Reclassification adjustment to conform to Earthstone presentation:
To reclassify severance taxes to Severance taxes pro forma presentation	(940)
To reclassify workover expenses to Re-engineering and workovers pro forma presentation	(5)
To reclassify operating expenses to Lease operating expense pro forma presentation	$(4,188)

$—

Depletion, depreciation and accretion presented in Lynden’s unaudited financial statements	$6,993
Reclassification adjustment to conform to Earthstone presentation:
To reclassify accretion included in Depletion, depreciation and accretion expense to Lease operating expense	(21)

Depletion, depreciation and amortization pro forma presentation	$6,972

The following are reclassifications in Lynden’s consolidated statement of income for the year ended December 31, 2014 to present Oak Valley, Earthstone, the 2014 Eagle Ford Acquisition Properties and Lynden in a consistent manner:

Petroleum and natural gas sales, net of royalties presented in Lynden’s unaudited financial statements	$27,121
Reclassification adjustment to conform to Oak Valley presentation:
To reclassify Petroleum and natural gas sales, net of royalties to Oil Sales pro forma presentation	(20,616)
To reclassify Petroleum and natural gas sales, net of royalties to Natural gas and natural gas liquid sales pro forma presentation	(6,505)

$—

Depletion, depreciation and amortization presented in Lynden’s unaudited financial statements	$9,421
Reclassification adjustment to conform to Oak Valley presentation:
To reclassify accretion expense in Depreciation, depletion and amortization expense to Accretion of asset retirement obligations pro forma presentation	(23)

Depletion, depreciation and amortization pro forma presentation	$9,398

Note 3. Purchase Price Allocation

The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2015 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Earthstone expects to finalize its allocation of the purchase consideration as soon after completion of the proposed arrangement as practicable.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:

•	changes in the estimated fair value of Earthstone’s common stock consideration transferred depending on its market price at the date of closing; and

•	changes in the estimated fair value of Lynden’s assets acquired and liabilities assumed as of the date of the arrangement, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors

The preliminary consideration to be transferred, fair value of assets acquired and liabilities assumed and resulting goodwill is as follows (in thousands, except stock price):

Consideration:
Shares of Earthstone Common Stock issued in the arrangement to Lynden’s stockholders	3,700
Shares of Earthstone Common Stock issued in the arrangement to Lynden’s option holders	—

Total Earthstone Common Stock to be issued	3,700
Earthstone Common Stock price as of February 5, 2016	$11.75

Fair value of Earthstone’s common stock to be issued(1)	$43,475

Fair value of liabilities assumed:
Credit facility	$37,150
Other current liabilities	985
Deferred tax liability(2)	3,573
Noncurrent asset retirement obligations	313

Amount attributable to liabilities assumed	$42,021
Fair value of assets acquired:
Cash and cash equivalents	$7,956
Other current assets	2,256
Oil and gas properties(3)	74,522
Other noncurrent assets	1

Amount attributable to assets acquired	$84,735

Goodwill(4)	$761

(1)	Based on the terms of the purchase and sale agreement, consideration paid by Earthstone at closing will consist of 3,700,014 shares of Earthstone common stock. The total purchase price is based upon the fair value of the common stock which was determined using the closing price of $11.75 per share of common stock on February 5, 2016, the number of common shares issued and the conversion rate of each Lynden stock option to shares of Earthstone common stock.

Earthstone believes that a ten percent fluctuation in the market price of its common stock is reasonably possible based on its recent average volatility. Assuming Earthstone issues 3.7 million shares of common stock to consummate the arrangement, a 10 percent increase in the closing price of Earthstone’s common stock would increase goodwill by approximately $4.3 million. A ten percent decrease in the closing price would result in zero goodwill and the fair value of the net assets acquired would decrease by $3.6 million.

(2)	Amount represents the book value to tax basis difference in oil and natural gas properties as of the date of the arrangement on a tax effected basis of 35%.

(3)	Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties was $2.19 per Mcf of natural gas, $8.71 per barrel of oil equivalent for NGLs and $29.14 per barrel of oil, after adjustment for transportation fees and regional price differentials.

(4)	Goodwill was determined as the excess consideration exchanged over the fair value of the Earthstone’s net assets on September 30, 2015. Goodwill reflects the anticipated benefits of the arrangement that are in addition to the fair value of the individual assets and liabilities described above. The benefits would include, expanded growth and diversification in established North American basins while giving the combined company greater scale, efficiency and market visibility. Goodwill is not amortized but instead reviewed for impairment at least annually. Any goodwill ultimately recognized in the arrangement is not expected to be deductible for tax purposes.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined consolidated balance sheet:

(a)	Adjustments to reflect the elimination of Common Stock, Additional Paid-in Capital, Accumulated Deficit, and Accumulated Other Comprehensive Income of Lynden, the value of consideration paid by Earthstone in the arrangement and to adjust, where required, the historical book values of Lynden’s assets and liabilities as of September 30, 2015 to fair value, in accordance with the acquisition method of accounting.

(b)	Adjustments to reflect the accrual of approximately $1.4 million in accounting, legal, advisory fees and other expenses directly related to the transaction and $1.1 million of severance payments that were not reflected in Earthstone’s or Lynden’s historical consolidated financial statements.

(c)	Adjustment to reflect assumed borrowings under Earthstone’s credit facility used to repay all of the debt outstanding under Lynden’s credit facility. The assumed borrowings have been classified as long-term, reflecting Earthstone’s intent and ability to refinance this short-term debt on a long-term basis.

(d)	Adjustment to reflect the change in long-term deferred tax liabilities that represent the book to tax basis difference.

(e)	Adjustment to asset retirement obligations due to the fair value adjustments as a result of applying the acquisition method of accounting.

Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma combined condensed consolidated combined statements of operations:

(f)	Adjustments to reflect the decreased depreciation, depletion, and amortization expense that would have been recorded with respect to Lynden’s properties, had the arrangement occurred on January 1, 2014.

(g)	Adjustment to reflect the estimated incremental income tax (expense) benefit associated with the pro forma adjustments assuming all of the combined company’s earnings had been subject to federal income tax using an effective tax rate of approximately 35%. This rate is inclusive of federal and state income taxes.

(h)	Adjustments to reflect additional accretion expense that would have been recorded with respect to Lynden’s properties, had the arrangement occurred on January 1, 2014.

(i)	Adjustments to reflect the difference in interest expense that would have been recorded with respect to Lynden’s debt, had the arrangement occurred on January 1, 2014.

(j)	Adjustments to reflect the change in depreciation, depletion, and amortization under the Successful Efforts method of accounting that would have been recorded with respect to the change in basis of the net assets held by Earthstone prior to the Exchange to fair value, had the Exchange occurred on January 1, 2014.

(k)	Unless otherwise noted, adjustments represent the historical statements of revenues and direct operating expenses relating to the 2014 Eagle Ford Acquisition Properties for the twelve months ended December 31, 2014.

(l)	Adjustments to reflect additional depreciation, depletion, and amortization and accretion expense that would have been recorded with respect to the Eagle Ford Properties and the 2014 Eagle Ford Acquisition Properties, had such acquisitions occurred on January 1, 2014.

(m)	Adjustments to eliminate the non-recurring accounting, legal, advisory fees and other expenses directly related to the Exchange and the Contribution Agreement that were incurred during the twelve month period ended December 31, 2014.

(n)	Adjustments reflect the reduction of interest expense for the repayment of the Earthstone’s long-term debt outstanding upon closing of the Exchange. Oak Valley’s interest expense was not eliminated because the Oak Valley credit facility was refinanced and the balance transferred to a revised credit facility for use by the combined company. The Earthstone credit facility in place prior to the Exchange was terminated in connection with the repayment of the outstanding balance.

(o)	Reflects the estimated incremental income tax (expense) benefit associated with and the pro forma adjustments assuming all of the combined company’s earnings had been subject to federal income tax as a subchapter C corporation using an effective tax rate of approximately 35%.

(p)	Reflects the estimated incremental tax provision associated with (i) Oak Valley’s historical results of operations and pro forma adjustments assuming Oak Valley’s earnings had been subject to federal income tax as a subchapter C corporation using an effective tax rate of approximately 36%; and (ii) pro forma adjustments related to the Earthstone’s estimated annual effective tax rate had the Exchange occurred on January 1, 2014.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF EARTHSTONE AND LYNDEN

Earthstone is incorporated under the laws of the State of Delaware and, accordingly, the rights of Earthstone stockholders are governed by the DGCL. Lynden is a corporation continued and existing under the laws of the Province of British Columbia, and accordingly, the rights of Lynden shareholders are currently governed by the Business Corporations Act (British Columbia) (“BCBCA”). Upon completion of the arrangement, the Lynden shareholders will become Earthstone stockholders, and the rights of the former Lynden shareholders will therefore be governed by the DGCL and by Earthstone’s amended and restated certificate of incorporation and Earthstone’s amended and restated bylaws.

The following description summarizes the material differences between the rights of the stockholders of Earthstone and the shareholders of Lynden as governed by BCBCA, but is not a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. Lynden shareholders should read carefully the relevant provisions of the DGCL and BCBCA, the amended and restated certificate of incorporation and amended and restated bylaws of Earthstone. For more information on how to obtain the documents that are not attached to this joint proxy and information statement/circular, see “Where You Can Find More Information.”

All references within this section to (i) Earthstone’s charter means the amended and restated certificate of incorporation of Earthstone, as amended, (ii) Earthstone’s bylaws means the amended and restated bylaws of Earthstone, as amended, (iii) Lynden’s charter means the notice of articles of Lynden, and (vi) Lynden’s articles means the articles of Lynden, unless otherwise noted.

Rights of Earthstone Stockholders	Rights of Lynden Shareholders
Authorized Capital Stock

The authorized capital stock of Earthstone consists of 100,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share.	The authorized capital stock of Lynden consists of an unlimited number of common shares without par value, and an unlimited number of shares of preferred stock without par value value.

Special Meetings of Stockholders

The DGCL provides that a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws.

Earthstone’s charter provides that special meetings of stockholders may only be called by an officer of Earthstone upon the written request of a majority of the Earthstone board of directors.

Under the BCBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at general meetings may requisition a meeting of shareholders. Upon meeting the technical requirements set out in the BCBCA for making such a request, the directors of the corporation may call a meeting of shareholders, subject to certain requirements.

Lynden’s articles provide that the directors have the power to call a special meeting of shareholders at any time.

Notice of Stockholder Meetings

The DGCL and Earthstone’s bylaws provide that written notice of any meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting, unless otherwise required by law.	Under the BCBCA, notice of the date, time and place of a meeting of shareholders of a public corporation shall be sent not less than 21 days nor more than two months before the meeting to each director and to each holder of shares entitled to attend the meeting.

Rights of Earthstone Stockholders	Rights of Lynden Shareholders

Lynden’s articles provide that a notice of the date, time and place of each meeting of shareholders shall be given in the manner provided in the articles not less than 21 days (nor more than four months in the case of a general meeting requisitioned by shareholders under the BCBCA) before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date, if any, for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors

Earthstone’s bylaws allow stockholders to propose business to be brought before an annual meeting and allow stockholders who are entitled to vote in the election of directors to nominate candidates for election to the board of directors.

Such proposals and nominations, however, may only be brought by a stockholder who has given timely notice in proper written form to Earthstone’s secretary prior to the meeting.

Stockholders desiring to nominate directors or bring business before a stockholders meeting must provide notice which, to be timely, must be received at the principal executive offices of Earthstone: in the case of a nomination of directors or the bringing of other business in connection with an annual meeting of stockholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by Earthstone.

Under the BCBCA, certain shareholders entitled to vote at an annual meeting of shareholders may submit to the corporation notice of any matter that the submitter wishes to be considered at the next annual general meeting and present at the meeting any proposal submitted to the meeting. Subject to certain exceptions, if a proposal is submitted within three months before the anniversary date of the previous annual meeting of shareholders, the corporation shall set out the proposal in the management information circular of the corporation, or set out the proposal in, or within the time for the sending of, the notice of the applicable annual general meeting.

In addition, if so requested by the person submitting the proposal, the corporation shall include a statement of not more than 1,000 words (less the number of words of the proposal) in support of the proposal by the person and the names and addresses of the person submitting the proposal and any supporters who signed the proposal. If a corporation refuses to send a proposal to shareholders, the corporation shall notify the submitter in writing within 21 days of its receipt of the proposal of its intention to omit the proposal and the reasons therefor. In any such event, the person submitting the proposal may make application to a court for a review of the corporation’s decision and a court may restrain the holding of the annual general meeting to which the proposal relates and make any further order it sees fit. In addition, a corporation or any person claiming to be aggrieved by a proposal may apply to a court for an order permitting or requiring the corporation to refrain from processing the proposal, and the court may make such order as it thinks fit.

Rights of Earthstone Stockholders	Rights of Lynden Shareholders

To be eligible to submit a proposal, a shareholder must be the registered or beneficial holder of, or have the support of the registered or beneficial holders of, (i) at least 1% of the total number of outstanding voting shares of the corporation; or (ii) voting shares whose fair market value is at least $2,000. In addition to meeting certain other requirements, such registered or beneficial holder(s) must have held such shares for an uninterrupted period of at least two years immediately prior to the date of the signing of the proposal.

The BCBCA does not contain specific provisions for proposals with respect to the nomination of candidates for election to the board of directors, however, proposals for election of directors are subject to the same conditions with respect to the proposals made by holders of shares for additional business to be brought before the meeting (described above). The BCBCA does not preclude nominations made at meetings of shareholders.

Lynden’s articles provide that nominations of persons to the board may be made at any annual general meeting of shareholders, or at any other general shareholder meeting (“extraordinary meeting”) if one of the purposes for which the extraordinary meeting was called was the election of directors (a) at the request of one or more shareholders pursuant to a proposal made in accordance with the BCBCA, or a requisition of the shareholders made in accordance with the provisions of the BCBCA, or (b) by any person (a “Nominating Shareholder”): (i) who, at the close of business on the date that notice is given (as provided in the articles) and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting, and (ii) who complies with the notice procedures set forth in the articles. The Nominating Shareholder must have given timely written notice to the secretary of Lynden at the head office of Lynden.

Stockholder Action by Written Consent

The DGCL provides that unless otherwise provided in the certificate of incorporation, stockholders may act by written consent of the holders of the minimum number of votes that would be needed to approve such a matter at an annual or special meeting of stockholders at which all shares entitled to vote were present and voted.	Under the BCBCA, shareholder action without a meeting may be taken by a written resolution of shareholders. Under the BCBCA, a written resolution: (i) in respect of a matter that may be passed as an ordinary resolution, requires the written consent of shareholders holding at least 2/3 of shares that carry the right to vote at general meetings; and

Rights of Earthstone Stockholders	Rights of Lynden Shareholders

Earthstone’s charter provides that any action required or permitted to be taken by the stockholders may be effected at a duly called annual or special meeting of stockholders, or by written consent.

(ii) in respect of any other resolutions, requires the written consent of all shareholders who would be entitled to vote on the relevant issue at a meeting.

If all shareholders entitled to vote at an annual general meeting consent by a unanimous resolution under the BCBCA to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution.

Cumulative Voting

Under the DGCL, a corporation may provide in its certificate of incorporation for cumulative voting by its stockholders in the election of directors.

Earthstone’s charter provides that the holders of shares of common stock do not have cumulative voting rights.

Under the BCBCA, a corporation may provide in its articles for cumulative voting by its shareholders in the election of directors. Lynden’s articles do not provide for cumulative voting.

Appraisal and Dissenters’ Rights

The DGCL provides that appraisal and dissenters’ rights are available in certain circumstances for shares of a constituent corporation in a merger or consolidation. As Earthstone is not a constituent corporation in the arrangement, Earthstone stockholders do not have appraisal rights in connection with the arrangement.	The BCBCA provides that shareholders of a corporation are entitled to exercise dissenters’ rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable in respect of resolutions of the corporation: (i) to amend its articles to add, change or remove any restrictions on the powers of the corporation or the business or businesses that the corporation may carry on; (ii) to approve certain amalgamations with another corporation; (iii) to approve an arrangement, where the terms of the arrangement permit dissent; (iv) to be continued under the laws of another jurisdiction; (v) to sell, lease or exchange all or substantially all its property; or (vi) if dissent is authorized by the resolution. A court may also make an order permitting a shareholder to dissent.

Number of Directors

The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by or in the manner provided in the corporation’s bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number may be made only by an amendment to the certificate of incorporation.

Earthstone’s charter provides that the number of directors constituting the board of directors will be not less than three nor more than nine members, the exact

The BCBCA provides that a public corporation must have at least three directors. Lynden’s articles provide that the board of directors of Lynden shall consist of a minimum of three members.

Rights of Earthstone Stockholders	Rights of Lynden Shareholders

number of which is determined from time to time exclusively by resolution adopted by the board of directors.

Election of Directors

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Under the BCBCA, shareholders, by ordinary resolution at the annual meeting, shall elect directors.

An “ordinary resolution” is a resolution: (i) passed by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or (ii) passed by written consent of shareholders holding at least 2/3 of shares that carry the right to vote at general meetings.

The Lynden articles provide that at every general meeting and in every unanimous resolution contemplated by the articles, the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors set under the articles.

Removal of Directors

The DGCL provides in relevant part that any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors except that, unless the certificate of incorporation provides otherwise, if the corporation has a classified board, stockholders may effect such removal only for cause.

Under the BCBCA and Lynden’s articles, shareholders may, by special resolution passed at a special meeting, remove any director or directors from office.

A “special resolution” is a resolution passed by a majority of not less than 2/3 of the votes cast by the shareholders who voted in respect of that resolution.

Under Lynden’s articles, directors may remove any director or directors from office if (i) such director is convicted of an indictable offence; (ii) such director ceases to be qualified to act as a director of a company and does not promptly resign; or (iii) if there are at least three directors on the board, then if all other directors pass a resolution to remove such director; and the remaining directors may in any such event appoint a director to fill the resulting vacancy.

Vacancies on the Board of Directors

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the corporation has a classified board, any	Under the BCBCA, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors.

Rights of Earthstone Stockholders	Rights of Lynden Shareholders

directors chosen as provided above, shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.

Earthstone’s charter provides that: (i) any vacancy on the board of directors that results from an increase in the number of directors or any other vacancy occurring on the board of directors may be filled only by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director; and (ii) any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class, and any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

In addition, subject to certain exceptions, the BCBCA and Lynden’s articles allow a vacancy on the board to be filled by a quorum of directors. Under the BCBCA and Lynden’s articles, whenever a vacancy occurs on the board which results in the board not having a quorum or there has been a failure to elect the minimum number of directors required by Lynden’s articles, the remaining directors may appoint directors up to the minimum number or may call a meeting of shareholders to fill the vacancy. If the board fails to call such a meeting or there are no such directors then in office, any shareholder may call the meeting.

Transactions with Officers and Directors

The DGCL provides that certain contracts or transactions in which one or more of a corporation’s directors or officers has an interest are not void or voidable solely because of such interest if either: (i) the stockholders or a majority of the disinterested members of the board of directors approve in good faith any such contract or transaction after full disclosure of the material facts; or (ii) the contract or transaction is “fair” as to the corporation at the time it was approved.	Subject to certain specified exceptions, the BCBCA and Lynden’s articles require a director or officer of Lynden who is a party to a material contract or proposed material contract with Lynden or is a director or officer of or has a material interest in a person who is a party to a material contract or proposed contract with Lynden to disclose in writing to Lynden or request to have entered into the minutes of the meetings of directors the nature and extent of the interest. An interested director is not permitted to vote on a resolution to approve the contract, except in certain limited situations. A director or senior officer who holds a disclosable interest in a contract or transaction into which Lynden has entered or proposes to enter is liable to account to Lynden for any profit accruing to the director or senior officer as a result of the contract or transaction.

Classified Board

The directors constituting the board of directors are divided into three classes, designated Class I, Class II and Class III. The current terms of the Class I, Class II and Class III directors will expire at the annual meetings of stockholders to be held in 2016, 2017 and 2018, respectively.	Not applicable under the BCBCA.

Indemnification of Directors and Officers

The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any	As permitted under the BCBCA, Lynden’s articles provide that, subject to the limitations contained in the BCBCA, and to the extent he or she is otherwise

Rights of Earthstone Stockholders	Rights of Lynden Shareholders

action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Earthstone’s charter provides that Earthstone shall indemnify its directors and officers to the fullest extent authorized or permitted by law; provided, however, that, except for proceedings to enforce rights to indemnification, Earthstone shall not be obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors.

fairly and reasonably entitled thereto, Lynden shall indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable and each director or alternate director is deemed to have contracted with Lynden on the terms of the indemnity contained in the Lynden articles. The Lynden articles also provide that it may indemnify any person, subject to limitations contained in the BCBCA.

Subject to certain exceptions, under the BCBCA, Lynden is required, after the disposition of an eligible proceeding, to pay the expenses actually and reasonably incurred by (among others) any current or former director or officer of Lynden, if he or she has not been reimbursed for such expenses, and was wholly or substantially successful on the merits of such eligible proceeding.

Limitation on Liability of Directors

The DGCL provides that a director’s personal liability to the corporation or its stockholders for monetary damages for conduct as a director may be eliminated or limited in the corporation’s certificate of incorporation, except that it may not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for conduct violating the DGCL pertaining to unlawful payment of dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

Earthstone’s charter provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may thereafter be amended.

The BCBCA provides the following relief to directors for the liability that they would otherwise owe the corporation:

(a) A director is not liable for issuing a share that is not fully paid if he or she proves that he or she did not know and could not reasonably have known that the share was issued for consideration having a value of less than the issue price;

(b) A director is generally not liable to financially reimburse the corporation if he or she relies in good faith on:

(i) financial statements of the corporation represented to him or her by an officer of the corporation or in a written report of the auditor of the corporation fairly to reflect the financial condition of the corporation; or

(ii) a written opinion or report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by him or her;

(iii) a statement of fact represented to the director by

an officer of the corporation to be correct, or

Rights of Earthstone Stockholders	Rights of Lynden Shareholders

(iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate; and

(c) A director is not liable for certain acts or resolutions if he or she did not know and could not reasonably have known that the act done by the director or authorized by the resolution was contrary to the BCBCA.

Amendments to Charter

The DGCL provides that an amendment to the certificate of incorporation requires (i) the approval of the board of directors, (ii) the approval of a majority of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.

Earthstone’s charter provides that the charter may be amended as prescribed therein or by the DGCL; provided, however, the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of the charter inconsistent with the purpose and intent of Articles 5 (Directors), 7 (Liability of Directors), 8 (Indemnification) and 11 (Amendment of Certificate of Incorporation).

Under the BCBCA, subject to certain exceptions, a special resolution is required to amend the notice of articles of Lynden.

Amendment to Bylaws/Articles

The DGCL provides that bylaws may be adopted, amended or repealed by the stockholders entitled to vote. The DGCL provides that directors may adopt, amend or repeal a corporation’s bylaws only if the certificate of incorporation confers such power upon the directors.

Earthstone’s charter and bylaws provide that the board of directors is authorized to adopt, amend, alter or repeal the bylaws by the affirmative vote of at least a majority of the entire board of directors. Earthstone’s bylaws also provide that the bylaws may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at the meeting.

Unless the BCBCA or Lynden’s articles otherwise requires Lynden’s articles may be amended by directors’ resolution.

Rights of Earthstone Stockholders	Rights of Lynden Shareholders
Approval of Certain Fundamental Transactions

The DGCL provides that, unless otherwise specified in a corporation’s certificate of incorporation or unless certain provisions of the DGCL are applicable, a sale or other disposition of all or substantially all of the corporation’s assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of a majority of the outstanding stock entitled to vote on the matter. Under the DGCL, a merger may also become effective without the approval of the surviving corporation’s stockholders if certain requirements are met.

Earthstone’s charter does not contain any contrary provisions.

Under the BCBCA, certain extraordinary corporation alterations, such as changes to authorized share structure, continuances out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the property of a corporation (other than in the ordinary course of business), liquidations and certain arrangements, are required to be approved by special resolution.

Certain Business Combinations

Section 203 of the DGCL prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or (iii) at or subsequent to that time, the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder. For these purposes, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of Earthstone’s voting stock.

Delaware corporations can opt-out of this provision under certain circumstances. Earthstone has not “opted out” from the application of Section 203.

The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations. However, Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”) which governs disclosure, minority shareholder approval and valuation requirements in respect of certain transactions, contains detailed requirements in connection with “related party transactions.”

Preemptive Rights

The DGCL provides that no stockholder will have any preemptive rights to purchase additional securities of the corporation unless the certificate of incorporation expressly grants these rights.	Under the BCBCA, preemptive rights can be granted to shareholders if the articles so provide.

Rights of Earthstone Stockholders	Rights of Lynden Shareholders

Earthstone’s charter does not grant stockholders any preemptive rights.	Lynden’s articles do not provide for preemptive rights.

Dividends

The DGCL provides that a board of directors may declare and pay dividends out of “surplus” (defined as the excess, if any, of net assets (total assets less total liabilities) over capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except that dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Given that Lynden has only one class of shares, the rights of the holders of those shares are equal in all aspects and include the right to receive dividends if, as and when declared by the board of directors, subject to a solvency test.

Lynden’s articles provide that, subject to the provisions of the BCBCA, Lynden’s board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in Lynden. Dividends may be paid wholly or partly by the distribution of cash or of specific assets or of fully paid shares or of bonds, debentures or other securities of Lynden, or in any one or more of those ways.

OAK VALLEY WRITTEN CONSENT

In connection with the arrangement agreement, on December 16, 2015, Oak Valley, a holder of approximately 9,124,452 of shares of Earthstone common stock, which represents a sufficient number of shares of Earthstone common stock to adopt and approve the arrangement agreement and the arrangement, and approve the issuance of the shares of Earthstone common stock pursuant to the arrangement agreement, delivered a written consent approving the above matters pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), Section 10.2 of the Amended and Restated Certificate of Incorporation of Earthstone and Section 2.14 of the Amended and Restated Bylaws of Earthstone. The foregoing description of the Oak Valley written consent is not complete and is qualified in its entirety by reference to the written consent, which is attached to this joint proxy and information statement/circular as Annex F.

The arrangement requires approval by a majority of the outstanding shares of Earthstone common stock. Each share of Earthstone common stock is entitled to one vote. As discussed above, Oak Valley, which controls approximately 66.0% of the total voting power of Earthstone’s outstanding shares of common stock, has delivered a written consent adopting and approving the arrangement agreement and the arrangement, and approving the issuance of the shares of Earthstone common stock pursuant to the arrangement agreement. Accordingly, no vote of Earthstone stockholders is required. Therefore, Earthstone will not need to hold a special meeting and no further action is required on the part of Earthstone stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) with respect to (i) the exchange of shares of Lynden common stock for shares of Earthstone common stock pursuant to the arrangement, and (iii) the ownership and disposition of shares of Earthstone common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings of the IRS, and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein. No opinion of counsel has been sought or obtained regarding the consequences of the transaction.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of Lynden common stock or (after the arrangement) shares of Earthstone common stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of shares of Lynden common stock or (after the arrangement) shares of Earthstone common stock that is not a U.S. Holder and that is not an entity that is classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner. If an entity classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner owns shares of Lynden common stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner and that owns shares of Lynden common stock, and any members of such an entity, are encouraged to consult their tax advisors.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of Lynden common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, persons who acquired shares of Lynden common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, U.S. Holders whose functional currency is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of U.S. state or local taxation. This summary only applies to those beneficial owners that hold shares of Lynden common stock, or (after the arrangement) shares of Earthstone common stock, as “capital assets” within the meaning of the Code.

This summary does not address the tax consequences to any U.S. Holder that at any time during the five-year period prior to the arrangement has owned, directly or constructively (under the attribution rules of Section 958 of the Code), 10% or more of the combined voting power of the shares of Lynden common stock. In the case of any Non-U.S. Holder who is an individual, this summary assumes that this individual was not formerly a United States citizen and was not formerly a resident of the United States for U.S. federal income tax purposes.

BENEFICIAL OWNERS OF SHARES OF LYNDEN COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ARRANGEMENT BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Tax Consequences of the Arrangement

In General

Pursuant to the plan of arrangement, the holders of shares of Lynden common stock (other than those holders that validly exercise dissent rights) will exchange their shares of Lynden common stock for shares of Earthstone common stock, and Lynden will amalgamate with a British Columbia subsidiary of Earthstone (Merger Sub), with Lynden surviving the amalgamation as a wholly-owned subsidiary of Earthstone and Merger Sub terminating its separate legal existence as a result of the amalgamation. There are no judicial decisions, IRS rulings or other authorities that address the treatment of transactions identical to the Arrangement Transactions. Furthermore, the Arrangement Transactions will be effected pursuant to applicable provisions of Canadian corporate law that are not identical to analogous provisions of the corporate laws of any State of the United States. Although we expect that the Arrangement Transaction should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, there is no assurance that the IRS will agree and there is no assurance that a court would not sustain any challenge by the IRS in the event of litigation.

Subject to the discussion below under the heading “—PFIC Considerations,” and assuming that the Arrangement Transactions qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the following are the material U.S. federal income tax consequences of the arrangement to U.S. Holders and Non-U.S. Holders that own shares of Lynden common stock:

•	A U.S. Holder or Non-U.S. Holder that receives shares of Earthstone common stock in the arrangement in exchange for its shares of Lynden common stock will not recognize a gain or loss on the exchange.

•	The aggregate tax basis of the shares of Earthstone common stock received in the arrangement by a U.S. Holder or Non-U.S. Holder will equal the aggregate tax basis in the shares of Lynden common stock surrendered in exchange for the shares of Earthstone common stock.

•	The holding period of the shares of Earthstone common stock received in the arrangement by a U.S. Holder or Non-U.S. Holder will include the holding period of the shares of Lynden common stock surrendered in exchange for the shares of Earthstone common stock.

See the discussion below under the heading “—Consequences if the Arrangement Were Treated as a Taxable Transaction for U.S. Federal Income Tax Purposes” regarding U.S. federal income tax consequences if the Arrangement Transactions do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Payment for Dissenting Shares

For U.S. federal income tax purposes, in general, U.S. Holders that receive payment for their shares of Lynden common stock pursuant to the exercise of dissent rights should recognize a gain or loss in an amount equal to the difference between the amount realized by the U.S. Holder (other than any portion of the payment that represents interest) and the U.S. Holder’s tax basis in its shares of Lynden common stock. Subject to the discussion below under the heading “—PFIC Considerations,” any such gain or loss should constitute a capital gain or loss. The gain or loss is determined separately for each block of shares of Lynden common stock (i.e., shares of Lynden common stock acquired at the same cost in a single transaction). Capital gains recognized by an individual upon the disposition of shares of Lynden common stock that have been held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations.

For U.S. federal income tax purposes, Non-U.S. Holders that receive payment for their shares of Lynden common stock pursuant to the exercise of dissent rights will recognize gain or loss in an amount equal to the difference between the amount realized by the Non-U.S. Holder (other than any portion of the payment that represents interest) and the Non-U.S. Holder’s tax basis in its shares of Lynden common stock. Any such gain or loss will constitute capital gain or loss. Gain or loss is determined separately for each block of shares of Lynden common stock (i.e., shares of Lynden common stock acquired at the same cost in a single transaction). Any gain that is recognized on a disposition of shares of Lynden common stock pursuant to the exercise of dissent rights by a Non-U.S. Holder will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with the conduct of a trade or business (and, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

•	in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, and certain other conditions are met.

In the case of a Non-U.S. Holder that is described in the first bullet point above, any gain will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. Such effectively connected income will not be subject to U.S. federal income tax withholding, however, if the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable successor form) to the person that otherwise would be required to withhold U.S. tax.

A Non-U.S. Holder that is described in the second bullet point above will be subject to a flat 30% tax on the gain, which may be offset by U.S.-source capital losses (even if the Non-U.S. Holder is not considered a resident of the United States).

A U.S. Holder or Non-U.S. Holder of shares of Lynden common stock that receives payment pursuant to the exercise of dissent rights may also receive an amount of interest income. See “The Arrangement—Appraisal / Dissenters’ Rights.” Any such interest income that is received by a U.S. Holder will be subject to U.S. federal income tax at ordinary income rates. Any such interest income that is received by a Non-U.S. Holder will not be subject to U.S. federal income tax unless the interest income is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder, in which event the interest income will be subject to U.S. federal income tax at regular graduated rates. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, such income may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. Such effectively connected income will not be subject to U.S. federal income tax withholding, however, if the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable successor form) to the person that otherwise would be required to withhold U.S. tax.

PFIC Considerations

Notwithstanding the treatment of the Arrangement Transactions as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. Holder that disposes of shares of Lynden common stock pursuant to the arrangement may be subject to adverse U.S. federal income tax consequences if Lynden were classified as a passive foreign investment company (a “PFIC”) for any taxable year that is included in whole or in part during the holding period of the U.S. Holder’s Lynden common stock, or during any portion of which taxable year the

U.S. Holder owned options that were exercised subsequently to acquire the U.S. Holder’s Lynden common stock. Such a U.S. Holder is referred to in this summary as a “U.S. PFIC Holder.” In general, a non-U.S. corporation, such as Lynden, is classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produces or is held for the production of passive income.

Lynden believes that it has not been a PFIC during any taxable year beginning after December 31, 2005. Lynden has not made and has no plans to make a formal determination as to whether it was a PFIC for taxable years ending prior to January 1, 2006. The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the IRS will not challenge any determination made by Lynden concerning its PFIC status.

Section 1291(f) of the Code provides that, to the extent provided in Treasury regulations, any normally available non-recognition provision will not apply to a United States person’s disposition (including, in particular, any disposition of shares that occurs pursuant to a reorganization under Section 368(a) of the Code) of shares of a foreign corporation if the corporation was a PFIC for any taxable year that is included in whole or in part during the United States person’s holding period for the shares, or was a PFIC for any taxable year in which the U.S. Holder owned options there were subsequently exercised to acquire the shares. The Treasury Department has issued proposed Treasury regulations (which are not yet effective), but no final or temporary Treasury regulations, under Section 1291(f). It is impossible to predict at this time whether, in what form, and with what effective date, final Treasury regulations will be adopted. There is uncertainty about whether Section 1291(f) is self-executing. However, the IRS’s position appears to be that Section 1291(f) of the Code is self-executing notwithstanding the absence of final or temporary Treasury regulations. If Section 1291(f) of the Code is self-executing, the U.S. PFIC Holder generally will be required under Section 1291 of the Code to recognize a taxable gain (but not loss) as a result of the arrangement (even if the Arrangement Transactions qualify as a “reorganization” within the meaning of Section 368(a) of the Code), unless final or temporary Treasury regulations provide an exception or the U.S. PFIC Holder has made certain elections in prior taxable years.

Under Section 1291 of the Code, any such gain must be ratably allocated to each day in the U.S. PFIC Holder’s holding period for the respective shares of Lynden common stock. The amount of any such gain allocated to the taxable year of disposition and to taxable years before Lynden became a PFIC, if any, will be taxed as ordinary income. The amounts allocated to any other taxable year will be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such taxable year, and an interest charge will be imposed on the tax liability for each such taxable year, calculated as if such tax liability had been due in each such taxable year. The treatment of gains that is described above in this paragraph is referred to in this summary as “Section 1291 Treatment.”

In the case of a U.S. PFIC Holder that receives a payment pursuant to the exercise of dissent rights with respect to shares of Lynden common stock, the U.S. PFIC Holder generally will be required to recognize a taxable gain (but not loss) and will be subject to Section 1291 Treatment, unless the U.S. PFIC Holder has made certain elections in prior taxable years.

U.S. Holders that own shares of Lynden common stock are encouraged to consult their own tax advisors regarding the possible treatment of Lynden as a PFIC and the consequences of such treatment.

Consequences if the Arrangement Were Treated as a Taxable Transaction for U.S. Federal Income Tax Purposes

If the Arrangement Transactions were treated for U.S. federal income tax purposes as a taxable transaction rather than as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the arrangement to a U.S. Holder or Non-U.S. Holder that receives shares of Earthstone common stock in exchange for shares of Lynden common stock pursuant to the arrangement would be as described in the following four paragraphs. The treatment of the Arrangement Transactions as a reorganization is not certain because there is no authority directly on point dealing with relevant issues.

With respect to a U.S. Holder that receives shares of Earthstone common stock in exchange for shares of Lynden common stock pursuant to the arrangement, such a U.S. Holder generally would recognize a capital gain or loss equal to the difference between the fair market value of the shares of Earthstone common stock received and the U.S. Holder’s adjusted tax basis in the shares of Lynden common stock exchanged therefor. The gain or loss would be determined separately for each block of shares of Lynden common stock (i.e., shares of Lynden common stock acquired at the same cost in a single transaction). If the U.S. Holder is not a U.S. PFIC Holder (as defined in the discussion under the heading “—U.S. Federal Income Tax Consequences of the Arrangement—PFIC Considerations”), any such gain or loss would be a capital gain or loss. Capital gains recognized by an individual upon the disposition of shares of Lynden common stock that have been held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. If the U.S. Holder is a U.S. PFIC Holder, any such loss would be a capital loss, and any such gains would be subject to Section 1291 Treatment, unless the U.S. PFIC Holder has made certain elections in prior taxable years.

Any gain recognized by a Non-U.S. Holder upon an exchange of shares of Lynden common stock for shares of Earthstone common stock will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with the conduct of a trade or business (and, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

•	in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, and certain other conditions are met.

In the case of a Non-U.S. Holder that is described in the first bullet point above, any gain will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. Such effectively connected income will not be subject to U.S. federal income tax withholding, however, if the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable successor form) to the person that otherwise would be required to withhold U.S. tax.

A Non-U.S. Holder that is described in the second bullet point above will be subject to a flat 30% tax on the gain, which may be offset by U.S.-source capital losses (even if the Non-U.S. Holder is not considered a resident of the United States).

Backup Withholding and Information Reporting

In general, information reporting requirements will apply with respect to payments to a U.S. Holder or Non-U.S. Holder pursuant to the exercise of dissent rights. In addition, a U.S. Holder may be subject to a backup withholding tax on such payments if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.

Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences Relating to Ownership and Disposition of Shares of Earthstone Common Stock by U.S. Holders

Distributions

Any distribution paid to a U.S. Holder on a share of Earthstone common stock will be treated for U.S. federal income tax purposes as a dividend to the extent of the current or accumulated earnings and profits of Earthstone that are attributable to that share of common stock. To the extent that the amount of any distribution paid to a U.S. Holder on a share of Earthstone common stock exceeds the current and accumulated earnings and profits of Earthstone attributable to that share of common stock, the distribution will be treated first, as a non-taxable return of capital (and will be applied against and reduce the U.S. Holder’s adjusted tax basis, but not below zero, in that share of stock) and second, as a capital gain. Any reduction in the adjusted tax basis of a share of common stock will increase any gain, or reduce any loss, recognized by the U.S. Holder upon the subsequent sale, redemption, or other disposition of such share of common stock. For purposes of the remainder of this discussion, it is assumed that any distribution paid on the shares of Earthstone common stock owned by a U.S. Holder will constitute a dividend for U.S. federal income tax purposes.

In the case of a U.S. Holder that is a corporation, a dividend received by such a U.S. Holder on a share of Earthstone common stock may be eligible for a 70% dividend-received deduction under the Code. However, this dividend-received deduction is disallowed in its entirety if the share of common stock with respect to which the dividend is paid is owned by the U.S. Holder for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which the share of common stock becomes ex-dividend with respect to such dividend.

A U.S. Holder that is a corporation should consider the effect of Section 246A of the Code, which reduces the dividend-received deduction allowed with respect to “debt-financed portfolio stock.” In addition, a portion of dividends subject to the dividend-received deduction may serve to increase a corporation’s minimum tax base for purposes of the determination of the alternative minimum tax. Furthermore, under Section 1059 of the Code, a U.S. Holder that is a corporation may be required to reduce its basis in shares of Earthstone common stock as a result of the receipt of certain “extraordinary dividends.”

In the case of a U.S. Holder that is an individual, a dividend received by such a U.S. Holder on a share of Earthstone common stock generally will constitute “qualified dividend income” and will be subject to a reduced maximum U.S. federal income tax rate of 20%. This rate reduction will not apply to dividends received to the extent that the U.S. Holder elects to treat the dividends as “investment income” for purposes of calculating the U.S. Holder’s limitation on the deduction of “investment interest” expense. Furthermore, this rate reduction will also not apply to dividends that are paid to a U.S. Holder with respect to a share of Earthstone common stock that is owned by the U.S. Holder for less than 61 days during the 121-day period beginning on the date which is 60 days before the date on which the share of common stock becomes ex-dividend with respect to such dividend.

In general, for purposes of meeting the holding period requirements for both the dividend-received deduction and the “qualified dividend income” definition, the U.S. Holder may not count towards its holding period any period in which the U.S. Holder (i) has the option to sell, is under a contractual obligation to sell, or has made (and not closed) a short sale of Earthstone common stock, or substantially identical stock or securities, (ii) is a grantor of an option to buy Earthstone common stock, as the case may be, or substantially identical stock or securities, or (iii) otherwise has diminished its risk of loss by holding one or more other positions with respect to substantially similar or related property. Treasury regulations provide that a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the Code disallows the dividend-received deduction as well as the benefit of the reduced maximum tax rate on “qualified dividend income” if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Dispositions

In the case of a sale, redemption, or other disposition of a share of Earthstone common stock, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount received and the U.S. Holder’s adjusted tax basis in the share of Earthstone common stock. A gain or loss recognized by a U.S. Holder on a disposition of a share of Earthstone common stock generally will constitute a capital gain or loss. A capital gain recognized by an individual upon a disposition of a share of Earthstone common stock that is held for more than one year is generally eligible for reduced rates of U.S. federal income taxation. The deductibility of a capital loss recognized upon a disposition of a share of Earthstone common stock is subject to limitations.

Unearned Income Medicare Contribution Tax

A 3.8% Medicare contribution tax will be imposed on the “net investment income” of certain United States individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes dividends and certain net gains from the disposition of property (such as shares of Earthstone common stock), less certain deductions.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply with respect to payments of dividends on a share of Earthstone common stock to a U.S. Holder, and with respect to payments to a U.S. Holder of any proceeds from a disposition of a share of Earthstone common stock. In addition, a U.S. Holder may be subject to a backup withholding tax on payments with respect to a share of Earthstone common stock if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.

Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences Relating to Ownership and Disposition of Shares of Earthstone Common Stock by Non-U.S. Holders

Distributions

Any distribution paid to a Non-U.S. Holder on a share of Earthstone common stock will be treated for U.S. federal income tax purposes as a dividend to the extent of the current or accumulated earnings and profits of Earthstone that are attributable to that share of common stock. To the extent that the amount of any distribution paid to a Non-U.S. Holder on a share of Earthstone common stock exceeds the current and accumulated earnings and profits of Earthstone attributable to that share of common stock, the distribution will be treated first, as a non-taxable return of capital (and will be applied against and reduce the Non-U.S. Holder’s adjusted tax basis, but not below zero, in that share of stock) and second, as capital gain. Any reduction in the tax basis of a share of common stock will increase any gain, or reduce any loss, recognized by the Non-U.S. Holder upon the subsequent sale, redemption, or other disposition of such share of common stock.

Subject to the discussions of backup withholding below and the discussion under the heading “—Foreign Account Tax Compliance” below, any dividends paid to a Non-U.S. Holder with respect to shares of Earthstone common stock will be subject to U.S. federal income tax and withholding at a 30% rate (or lower applicable income tax treaty rate) if the dividends are not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder. Any dividends that are received by a Non-U.S. Holder and that are effectively connected with the conduct of a trade or business (and, if an applicable United States income tax treaty applies, are attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. Such effectively connected income will not be subject to U.S. federal income tax withholding, however, if the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable successor form) to the person that otherwise would be required to withhold U.S. tax.

A Non-U.S. Holder that wishes to claim the benefit of an applicable treaty rate with respect to dividends on shares of Earthstone common stock is required to satisfy applicable certification and other requirements. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal income tax pursuant to an applicable income tax treaty may obtain a refund of any excess withheld amounts by filing an appropriate claim for refund with the IRS.

Because Earthstone believes that it is a “United States real property holding corporation” pursuant to Section 897 of the Code (see the discussion under “—Dispositions” below), a distribution by Earthstone to a Non-U.S. Holder in an amount in excess of the sum of current or accumulated earnings or profits with respect to its shares and the adjusted tax basis of its shares may be subject to U.S. withholding at a rate of not less than 15%.

Dispositions

Subject to the discussion of backup withholding below and the discussion under the heading “—Foreign Account Tax Compliance” below, any gain recognized by a Non-U.S. Holder upon a sale, redemption, or other disposition of a share of Earthstone common stock (and any capital gain recognized as a result of the receipt of a distribution in excess of the sum of current or accumulated earnings and profits attributable to that share and the adjusted tax basis of that share) will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with the conduct of a trade or business (and, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder;

•	in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, and certain other conditions are met; or

•	Earthstone has been a “United States real property holding corporation” (a “USRPHC”) pursuant to Section 897 of the Code at any time within the five years preceding the disposition, and either (i) the class of Earthstone common stock is not regularly traded on an established securities market, or (ii) the class of Earthstone common stock is regularly traded on an established securities market and the Non-U.S. Holder owns, directly or constructively, more than 10% of the total fair market value of such Earthstone common stock at any time during the five-year period ending on the date of disposition.

In the case of a Non-U.S. Holder that is described in the first bullet point above, any gain derived from the sale, redemption, or other disposition will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. Such effectively connected income will not be subject to U.S. federal income tax withholding, however, if the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable successor form) to the person that otherwise would be required to withhold U.S. tax.

A Non-U.S. Holder that is described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other disposition, which may be offset by U.S.-source capital losses (even if the Non-U.S. Holder is not considered a resident of the United States).

With respect to the third bullet point above, Earthstone believes that it currently is a USRPHC, and anticipates that it will continue to be a USRPHC. Earthstone also believes that the class of Earthstone common stock is regularly traded on an established securities market.

Backup Withholding and Information Reporting

Any payments of dividends on a share of Earthstone common stock to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

Any payments of dividends on a share of Earthstone common stock to a Non-U.S. Holder generally will not be subject to backup withholding and additional information reporting, provided that the Non-U.S. Holder certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable successor form) that it is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption.

The payment to a Non-U.S. Holder of the proceeds of a disposition of shares of Earthstone common stock by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the Non-U.S. Holder either certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable successor form) that it is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a share of Earthstone common stock by or through the foreign office of a foreign broker (as defined in applicable Treasury regulations). Information reporting requirements (but not backup withholding) will apply, however, to a payment of the proceeds of the disposition of a share of Earthstone common stock by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption.

Any amounts withheld from a Non-U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the Non-U.S. Holder, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% withholding tax on dividend payments made by a United States person to a foreign financial institution or non-financial foreign entity (including, in some cases, when a foreign financial institution or non-financial foreign entity is acting as an intermediary), and on the gross proceeds received by a foreign financial institution or non-financial foreign entity as a result of a sale or other disposition of shares of stock issued by a United States person, unless (i) in the case of a foreign financial institution, such institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury Department to withhold on certain payments, and to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.

Under the applicable Treasury regulations and other guidance, FATCA withholding will not apply to payments of gross proceeds from the sale or other disposition of shares of Earthstone common stock before January 1, 2019.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the principal Canadian federal income tax consequences relating to (i) the exchange of shares of Lynden common stock for shares of Earthstone common stock pursuant to the arrangement, and (iii) the ownership and disposition of such shares of Earthstone common stock under the Income Tax Act (Canada) (the “ITA”) that generally apply to beneficial owners of Lynden common stock or Earthstone common stock, as applicable, who, for purposes of the ITA, and at all relevant times, hold their Lynden common stock, and will hold any Earthstone common stock received pursuant to the arrangement, as capital property and deal at arm’s length with, and are not affiliated with, Lynden, Earthstone, Merger Sub or any of their affiliates. Persons meeting such requirements are referred to as a “Holder” or as “Holders” herein, and this summary is only for Holders.

This summary does not apply to a Holder: (i) with respect to whom Earthstone is or will be a “foreign affiliate” within the meaning of the ITA, (ii) that is a “financial institution” for the purposes of the mark-to-market rules in the ITA, (iii) an interest in which is a “tax shelter investment” as defined in the ITA, (iv) that is a “specified financial institution” as defined in the ITA, (v) who has or will make a “functional currency” election under Section 261 of the ITA, (vi) who received Lynden common stock or will receive Earthstone common stock or will receive Earthstone common stock upon exercise of a stock option, (vii) who has entered into or will enter into, with respect to their shares of Lynden common stock or Earthstone common stock, a “synthetic disposition arrangement” or a “derivative forward agreement” as that term is defined in the ITA, (viii) that is a corporation resident in Canada for purposes of the ITA that is, or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of shares of Earthstone common stock, controlled by a non-resident corporation for purposes of the foreign affiliate dumping rules in Section 212.3 of the ITA, or (ix) that is exempt from tax under the ITA. Any such Holder should consult its own tax advisor with respect to the arrangement and the ownership and disposition of shares of Earthstone common stock.

The tax treatment of Lynden options under the arrangement is not addressed in this summary. All Lynden optionholders should consult with their own tax advisors in this regard.

Lynden common stock and Earthstone common stock will generally be considered to be capital property of a Holder for purposes of the ITA unless such Lynden common stock or Earthstone common stock are held in the course of carrying on a business, or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Canadian Holders (as defined below) whose Lynden common stock might not otherwise qualify as capital property, may, in certain circumstances, be entitled to make, or may already have made, an irrevocable election in accordance with subsection 39(4) of the ITA to have their Lynden common stock, and every “Canadian security” (as defined in the ITA) owned by such Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Any Canadian Holder contemplating making a subsection 39(4) election should consult their tax advisor for advice as to whether the election is available or advisable in their particular circumstances.

This summary is based on the facts set out in this document, the current provisions of the ITA and the regulations thereunder in force on the date hereof and counsel’s understanding of the published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date of this document. This summary takes into account all proposed amendments to the ITA and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that such Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that such Proposed Amendments will be enacted in the form proposed, or at all.

Except for the Proposed Amendments, this summary does not take into account or anticipate any other changes in law or any changes in the CRA’s administrative policies and assessing practices, whether by judicial, governmental or legislative action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations described herein.

This summary is not exhaustive of all possible Canadian federal income tax consequences applicable to the arrangement and the ownership and disposition of common stock of Earthstone. This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Holder. Holders should consult their own tax advisors having regard to their own circumstances.

Generally for purposes of the ITA, all amounts relating to the acquisition, holding or disposition of Lynden common stock or Earthstone common stock (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars or another foreign currency must be converted into Canadian dollars generally based on the Bank of Canada noon exchange rate on the date such amounts arise. The amount of dividends to be included in the income of, and the amount of capital gains or capital losses realized by, a Holder may be affected by fluctuation in the relevant Canadian dollar exchange rate.

Holders Resident in Canada

The following section of the summary applies to a Holder who, for purposes of the ITA and any applicable income tax treaty, is or is deemed to be a resident of Canada at all relevant times (a “Canadian Holder”).

Exchange of Shares of Lynden Common Stock for Shares of Earthstone Common Stock

A Canadian Holder who exchanges shares of Lynden common stock for shares of Earthstone common stock under the arrangement will generally be considered to have disposed of such shares of Lynden common stock for aggregate proceeds of disposition equal to the aggregate fair market value at the effective time of the arrangement of the Earthstone common stock received by such Canadian Holder on the exchange, and generally will realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of the disposition, exceed (or are less than) the aggregate adjusted cost base to the Canadian Holder of such Lynden common stock immediately before the disposition. See “Taxation of Capital Gains and Capital Losses” below.

The cost to a Canadian Holder of shares of Earthstone common stock received in consideration for shares of Lynden common stock will be equal to the aggregate fair market value of the shares of Lynden common stock exchanged by the Canadian Holder at the effective time of the arrangement. For the purpose of determining the adjusted cost base at any time to a Canadian Holder of Earthstone common stock acquired under the arrangement, the adjusted cost base of such shares of Earthstone common stock will generally be determined by averaging the cost of such Earthstone common stock with the adjusted cost base of all other Earthstone common stock held by the Canadian Holder as capital property at that time.

Dividends on Shares of Earthstone Common Stock

A Canadian Holder will be required to include in computing such holder’s income for a taxation year the amount of dividends, if any, received or deemed to be received on Earthstone common stock. Dividends received on Earthstone common stock by a Canadian Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the ITA normally applicable to taxable dividends received from taxable Canadian corporations. A Canadian Holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income.

A Canadian Holder that is throughout the year a “Canadian-controlled private corporation” (as defined in the ITA) may be liable to pay a refundable tax of 6 2/3% on its “aggregate investment income” (as defined in the ITA), including any dividends received or deemed to be received on Earthstone common stock. Any U.S. non-

resident withholding tax on such dividends may entitle a Canadian Holder to claim a foreign tax credit or deduction in respect of such U.S. tax to the extent and under the circumstances provided in the ITA.

Disposition of Shares of Earthstone Common Stock

A disposition or deemed disposition of Earthstone common stock by a Canadian Holder will generally result in a capital gain (or capital loss) to the extent that the aggregate proceeds of disposition, net of any reasonable costs of the disposition, exceed (or are less than) the aggregate adjusted cost base to the Canadian Holder of such Earthstone common stock immediately before the disposition.

See “Taxation of Capital Gains and Capital Losses” below. The Canadian Holder may be entitled to claim a foreign tax credit or deduction in respect of any U.S. tax payable by the Canadian Holder on any capital gain realized on such disposition or deemed disposition to the extent and under the circumstances provided in the ITA.

Taxation of Capital Gains and Capital Losses

Generally one-half of any capital gain (a “taxable capital gain”) realized by a Canadian Holder will be included in the Canadian Holder’s income for the year of disposition. One-half of any capital loss (an “allowable capital loss”) realized by a Canadian Holder in a taxation year is required to be deducted by the holder against taxable capital gains in that year (subject to and in accordance with the rules of the ITA). Any excess of allowable capital losses over taxable capital gains of the Canadian Holder realized in a taxation year may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains realized in such years, to the extent and under the circumstances provided in the ITA.

Capital gains realized by a Canadian Holder who is an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the ITA.

A Canadian Holder that is throughout the relevant year a “Canadian-controlled private corporation” (as defined in the ITA) may be liable to pay a refundable tax of 6 2/3% on its “aggregate investment income” (as defined in the ITA), including any taxable capital gains.

If the Canadian Holder is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of a share of Lynden common stock may be reduced by the amount of dividends received or deemed to have been received by it on the share to the extent and under the circumstances prescribed by the ITA. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Lynden common stock, or where a trust or partnership of which a corporation is a beneficiary or is a member of a partnership or a beneficiary of a trust that owns any such stock. Canadian Holders to whom these rules may be relevant should consult their own tax advisors.

Offshore Investment Fund Property

The ITA contains rules which, in certain circumstances, may require a Canadian Holder to include an amount in income in each taxation year in respect of the acquisition and holding of Earthstone common stock if (1) the value of such shares may reasonably be considered to be derived, directly or indirectly, primarily from certain portfolio investments described in paragraph 94.1(1)(b) of the ITA and (2) it may reasonably be concluded, having regard to all the circumstances, that one of the main reasons for the Canadian Holder acquiring or holding the Earthstone common stock was to derive a benefit from portfolio investments in such a manner that the taxes, if any, on the income, profits and gains from such portfolio investments for any particular year are significantly less than the tax that would have been applicable under Part I of the ITA if the income, profits and gains had been earned directly by the Canadian Holder.

These rules are complex and their application and consequences depend, to a large extent, on the reasons for a Canadian Holder acquiring or holding Earthstone common stock. Canadian Holders are urged to consult their own tax advisors regarding the application and consequences of these rules in their own particular circumstances.

Foreign Property Information Reporting

A Canadian Holder which is a “specified Canadian entity” for a taxation year or a fiscal period and whose total cost amount of “specified foreign property” (as such terms are defined in the ITA), including Earthstone common stock, at any time in the year or fiscal period exceeds CDN$100,000 will be required to file an information return with the CRA for the year or period disclosing prescribed information in respect of such property. Substantial penalties may apply where a Canadian Holder fails to file the required information return in respect of its specified foreign property. Canadian Holders are urged to consult their own tax advisors regarding any such filing obligation in their particular circumstances.

Dissenting Canadian Holders

For Canadian federal income tax purposes, Canadian Holders that receive payment for their Lynden common stock pursuant to the exercise of dissent rights will be considered to have disposed of the Lynden common stock for proceeds of disposition equal to the amount received by the dissenting Canadian Holder (less any interest awarded by a court). As a result, such dissenting Canadian Holder will realize a capital gain (or a capital loss) equal to the amount by which the aggregate proceeds of disposition received exceed (or are less than) the aggregate of (i) the adjusted cost base to the dissenting Canadian Holder of the shares of Lynden common stock immediately before such disposition; and (ii) any reasonable costs of disposition. See “Taxation of Capital Gains and Capital Losses” above for a general description of the treatment of capital gains and capital losses under the ITA.

Interest awarded to a dissenting Canadian Holder by a court will be included in the dissenting Canadian Holder’s income for the purposes of the ITA.

In addition, a dissenting Canadian Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” (as defined in the ITA) may be liable to pay a refundable tax of 6 2/3% on its “aggregate investment income” (as defined in the ITA), including interest income.

A Canadian Holder who exercises his or her dissent rights but who is not ultimately determined to be entitled to be paid fair value for the Lynden common stock held by such Canadian Holder will be deemed to have participated in the arrangement and will receive Earthstone common stock. In such an event, the tax consequences as discussed above under the heading “Exchange of Shares of Lynden Common Stock for Shares of Earthstone Common Stock” will generally apply.

Eligibility for Investment by Registered Plans

Based on the current provisions of the ITA and the regulations thereunder in force on the date hereof, shares of Earthstone common stock will be qualified investments under the ITA at the effective time of the arrangement for a trust governed by a registered retirement savings plan (“RRSP”), a registered retirement income fund (“RRIF”), a deferred profit sharing plan, a registered education savings plan, a registered disability savings plan and a tax-free savings account (“TFSA”), each as defined in the ITA (“Registered Plans”) if the shares of Earthstone common stock are listed on a designated stock exchange for purposes of the ITA (which currently includes the NYSE) at that time.

Notwithstanding that shares of Earthstone common stock may be qualified investments for a trust governed by a TFSA, RRSP or RRIF, the holder of a TFSA or the annuitant of an RRSP or a RRIF, as the case may be (each a “Plan Holder”), will be subject to a penalty tax on such shares if such shares are a “prohibited investment” for the TFSA, RRSP or RRIF. Shares of Earthstone common stock will generally be a “prohibited investment” if the Plan Holder does not deal at arm’s length with Earthstone for purposes of the ITA or has a “significant interest” (as defined in the ITA) in Earthstone. Plan Holders are advised to consult their own tax advisors with respect to whether shares of Earthstone common stock are “prohibited investments” in their particular circumstances and the tax consequences of shares of Earthstone common stock being acquired or held by trusts governed by a Registered Plan in respect of which they are a holder or an annuitant.

Holders Not Resident in Canada

The following section of the summary applies to a Holder who, (i) for the purposes of the ITA and any applicable income tax treaty and at all relevant times, is not, and is not deemed to be, a resident of Canada, (ii) does not, and is not deemed to, use or hold Lynden common stock and Earthstone common stock received pursuant to the arrangement in or in the course of carrying on a business in Canada, (iii) is not an insurer who carries on an insurance business or is deemed to carry on an insurance business in Canada and elsewhere, and (iv) owns shares of Lynden common stock which are not, and are not deemed to be, “taxable Canadian property” within the meaning of the ITA (in this section, a “Non-Canadian Holder”).

All Non-Canadian Holders should consult with their own tax advisors to determine whether their shares of Lynden common stock will be considered taxable Canadian property.

Exchange of Shares of Lynden Common Stock for Shares of Earthstone Common Stock and Dissenting Non-Canadian Holders

A Non-Canadian Holder who exchanges shares of Lynden common stock under the arrangement for shares of Earthstone common stock or a Non-Canadian Holder that receives payment for their shares of Lynden common stock pursuant to the exercise of dissent rights will not be subject to tax under the ITA on the disposition of the shares of Lynden common stock.

A dissenting Non-Canadian Holder will not be subject to Canadian withholding tax on any amount of interest that is awarded to such Non-Canadian Holder by the Court; provided that such interest does not constitute “participating debt interest” for purposes of the ITA.

Disposition of Shares of Earthstone Common Stock

A disposition or deemed disposition of shares of Earthstone common stock by a Non-Canadian Holder should not be subject to tax under the ITA unless (i) the shares of Earthstone common stock are, or are deemed to be, “taxable Canadian property” (within the meaning of the ITA) of the Non-Canadian Holder at the time of the disposition or deemed disposition, and (ii) the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the Non-Canadian Holder’s country of residence. In the event that the shares of Earthstone common stock are, or are deemed to be, “taxable Canadian property” of a Non-Canadian Holder and the capital gain realized upon a disposition of such shares is not exempt from tax under the ITA by virtue of an applicable income tax convention, the tax consequences as described above under “Holders Resident in Canada—Taxation of Capital Gains and Capital Losses” will generally apply to the extent and under the circumstances in the ITA.

RIGHTS OF DISSENTING LYNDEN SHAREHOLDERS

The following is a summary of the provisions of the BCBCA relating to a Lynden shareholder’s dissent and appraisal rights in respect of the arrangement resolution. Such summary is not a comprehensive statement of the procedures to be followed by a dissenting Lynden shareholder who seeks payment of the fair value of its Lynden common stock and is qualified in its entirety by reference to the full text of Division 2 of Part 8 of the BCBCA, which is attached to this joint proxy and information statement/circular as Annex I, as modified by Article 4 of the plan of arrangement, the interim order and the final order.

The statutory provisions dealing with the right of dissent are technical and complex. Any dissenting Lynden shareholders should seek independent legal advice, as failure to strictly comply with the provisions of Sections 237 to 247 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order, may result in the loss of all dissent rights.

The interim order expressly provides Lynden registered shareholders with the right to dissent with respect to the arrangement resolution. Each dissenting Lynden registered shareholder is entitled to be paid the fair value (determined as of immediately before the passing of the arrangement resolution) of all, but not less than all, of the holder’s shares of Lynden common stock, provided that the holder duly dissents to the arrangement resolution and the arrangement becomes effective.

In many cases, shares of Lynden common stock beneficially owned by a holder are registered either (a) in the name of an Intermediary that the beneficial shareholder deals with in respect of such shares, such as, among others, banks, trust companies, securities brokers, trustees and other similar entities, or (b) in the name of a depository, such as CDS& Co., of which the Intermediary is a participant. Accordingly, a Lynden beneficial shareholder will not be entitled to exercise his, her or its rights of dissent directly (unless the shares of Lynden common stock are re-registered in the Lynden beneficial shareholder’s name).

With respect to shares of Lynden common stock in connection to the arrangement, pursuant to the interim order, a Lynden registered shareholder, other than an affiliate of Lynden, may exercise rights of dissent under Division 2 of Part 8 of the BCBCA, as modified by the plan of arrangement, the interim order and the final order; provided that, notwithstanding Section 242(2) of the BCBCA, the written objection to the arrangement resolution must be sent to Lynden by Lynden shareholders who wish to dissent not later than 10:00 a.m. (Pacific Time) on [●], 2016, or in the case of any postponement or adjustment of the Lynden special meeting, not less than 48 hours, Saturdays, Sundays and holidays excepted, prior to the time of the postponed or adjourned meeting. Lynden’s address for such purpose is Three Bentall Centre, 595 Burrard Street, Suite 2900, Vancouver, British Columbia V7X 1J5.

To exercise dissent rights, a Lynden shareholder must dissent with respect to all shares of Lynden common stock of which it is the registered and beneficial owner. A Lynden registered shareholder who wishes to dissent must deliver written notice of dissent to Lynden as set forth above and such notice of dissent must strictly comply with the requirements of Section 242 of the BCBCA. Any failure by a Lynden shareholder to fully comply with the provisions of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order, may result in the loss of that holder’s dissent rights. Lynden beneficial shareholders who wish to exercise dissent rights must cause each Lynden registered shareholder holding their shares of Lynden common stock to deliver the notice of dissent.

To exercise dissent rights, a Lynden registered shareholder must prepare a separate notice of dissent for him, her or itself, if dissenting on his, her or its own behalf, and for each other beneficial shareholder who beneficially owns shares of Lynden common stock registered in the Lynden shareholder’s name and on whose behalf the Lynden shareholder is dissenting; and must dissent with respect to all of the shares of Lynden common stock registered in his, her or its name or if dissenting on behalf of a beneficial shareholder, with respect to all of the shares of Lynden common stock registered in his, her or its name and beneficially owned by the beneficial shareholder on whose behalf the Lynden shareholder is dissenting. The notice of dissent must set out the number of shares of Lynden common stock in respect of which the dissent rights are being exercised (the “notice shares”) and: (a) if such shares of Lynden common stock constitute all of the shares of Lynden common stock of which the Lynden shareholder is the registered and beneficial owner and the Lynden shareholder owns no other shares of Lynden common stock beneficially, a statement to that effect; (b) if such shares of Lynden common stock constitute all of the shares of Lynden common stock of which the Lynden shareholder is both the registered and beneficial owner, but the Lynden shareholder owns additional shares of Lynden common stock beneficially, a statement to that effect and the names of the Lynden registered shareholders, the number of shares of Lynden common stock held by each such Lynden registered shareholder and a statement that written notices of dissent are being or have been sent with respect to such other shares of Lynden common stock; or (c) if the dissent rights are being exercised by a Lynden registered shareholder who is not the beneficial owner of such shares of Lynden common stock, a statement to that effect and the name of the beneficial shareholder and a statement that the Lynden registered shareholder is dissenting with respect to all shares of Lynden common stock of the beneficial shareholder registered in such registered holder’s name.

If the arrangement resolution is approved by Lynden shareholders and optionholders, and Lynden notifies a registered holder of notice shares of Lynden’s intention to act upon the arrangement resolution pursuant to Section 243 of the BCBCA, in order to exercise dissent rights, such Lynden shareholder must, within one month after Lynden gives such notice, send to Lynden a written notice that such holder requires the purchase of all of the notice shares in respect of which such holder has given notice of dissent. Such written notice must be accompanied by the certificate or certificates representing those notice shares (including a written statement prepared in accordance with Section 244(1)(c) of the BCBCA if the dissent is being exercised by the Lynden shareholder on behalf of a beneficial shareholder), whereupon, subject to the provisions of the BCBCA relating to the termination of dissent rights, the Lynden shareholder becomes a dissenting Lynden shareholder, and is bound to sell and the combined company is bound to purchase those shares of Lynden common stock. Such dissenting Lynden shareholder may not vote, or exercise or assert any rights of a Lynden shareholder in respect of such notice shares, other than the rights set forth in Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order.

Dissenting Lynden shareholders who are:

(a) ultimately entitled to be paid fair value for their shares of Lynden common stock, will be paid an amount equal to such fair value by Lynden, and will be deemed to have transferred such shares of Lynden common stock as of the effective time to Earthstone, without any further act or formality, and free and clear of all liens, claims and encumbrances; or

(b) ultimately not entitled, for any reason, to be paid fair value for their shares of Lynden common stock, will be deemed to have participated in the arrangement, as of the effective time, on the same basis as a non-dissenting Lynden shareholder and will be entitled to receive only 0.02842 share of Earthstone common stock in exchange for each share of Lynden common stock held pursuant to Section 3.1 of the plan of arrangement.

If a dissenting Lynden shareholder is ultimately entitled to be paid by Lynden for their dissent shares, such dissenting Lynden shareholder may enter an agreement with Lynden for the fair value of such dissent shares. If such dissenting Lynden shareholder does not reach an agreement with Lynden, such dissenting Lynden shareholder, or Lynden, may apply to the court, and the court may determine the payout value of the dissent shares and make consequential orders and give directions as the court considers appropriate. There is no obligation on Lynden to make application to the court. The dissenting Lynden shareholder will be entitled to receive the fair value that the shares of Lynden common stock had immediately before the passing of the arrangement resolution, excluding any appreciation or depreciation in anticipation of the vote (unless such exclusion would be inequitable). After a determination of the fair value of the dissent shares, Lynden must then promptly pay that amount to the dissenting Lynden shareholder.

In no case will Earthstone, the depositary or any other person be required to recognize dissenting Lynden shareholders as Lynden shareholders after the effective time, and the names of such dissenting Lynden shareholders will be deleted from the central securities register as Lynden shareholders at the effective time.

In no circumstances will Earthstone, Lynden or any other person be required to recognize a person as a dissenting Lynden shareholder: (i) unless such person is the holder of the shares of Lynden common stock in respect of which dissent rights are purported to be exercised immediately prior to the effective time; (ii) if such person has voted or instructed a proxy holder to vote such notice shares in favour of the arrangement resolution; or (iii) unless such person has strictly complied with the procedures for exercising dissent rights set out in Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order and does not withdraw such notice of dissent prior to the effective time.

In no circumstances will Earthstone, Lynden or any other person be required to recognize a dissenting Lynden shareholder as the holder of any share of Lynden common stock in respect of which dissent rights have been validly exercised at and after the completion of the steps contemplated in Section 3.1 of the plan of arrangement. Holders of Lynden options will not be entitled to exercise dissent rights in respect of Lynden options.

Dissent rights with respect to notice shares will terminate and cease to apply to the dissenting Lynden shareholder if, before full payment is made for the notice shares, the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed, a court permanently enjoins or sets aside the corporate action approved by the arrangement resolution, or the dissenting Lynden shareholder withdraws the notice of dissent with Lynden’s written consent. If any of these events occur, Lynden must return the share certificates representing the shares of Lynden common stock to the dissenting Lynden shareholder and the dissenting Lynden shareholder regains the ability to vote and exercise its rights as a Lynden shareholder.

The discussion above is only a summary of the dissent rights, which are technical and complex. A Lynden shareholder who intends to exercise dissent rights must strictly adhere to the procedures established in Division 2 of Part 8 of the BCBCA, as modified by Article 4 of the plan of arrangement, the interim order and the final order, and failure to do so may result in the loss of all dissent rights. Persons who are Lynden beneficial shareholders with shares of Lynden common stock registered in the name of an Intermediary, or in some other name, who wish to exercise dissent rights should be aware that only the registered owner of such shares of Lynden common stock is entitled to dissent.

If you dissent there can be no assurance that the amount you receive as fair value for your shares of Lynden common stock will be more than or equal to the consideration under the arrangement.

Accordingly, each Lynden shareholder wishing to avail himself, herself or itself of the dissent rights should carefully consider and comply with the provisions of the interim order and Division 2 of Part 8 of the BCBCA, which are attached to this joint proxy and information statement/circular as Annexes G and H, respectively, and seek his, her or its own legal advice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT OF EARTHSTONE

The following table includes all holdings of common stock, $0.001 par value per share, of Earthstone, as of February 11, 2016 of its directors and its named executive officers, its directors and named executive officers as a group, and all those known by Earthstone to be beneficial owners of more than five percent of Earthstone common stock. Unless otherwise noted, the mailing address of each person or entity named below is 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.

Name	Common Stock(1)		Percent(2)
Named Executive Officers:
Frank A. Lodzinski(3)		(3)	(3)
Robert J. Anderson		(3)	(3)
Timothy D. Merrifield		(3)	(3)
Ray Singleton(4)	453,002		3.3%

Non-Management Directors:
Jay F. Joliat(3)	10,000		*
Douglas E. Swanson, Jr.(5)	9,124,452		66.0%
Brad A. Thielemann	—		*
Zachary G. Urban(3)	—		*
Robert L. Zorich(5)	9,124,452		66.0%

Officers and Directors as a Group (nine persons):	9,587,454		69.3%

Beneficial Owners of More than Five Percent:
Oak Valley Resources, LLC(3)(5)	9,124,452		66.0%
Flatonia Energy, LLC(6)	2,957,288		21.4%

*	Less than one percent.
(1)	This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person.
(2)	The percentage is based upon 13,835,128 shares of common stock of Earthstone issued and outstanding on February 11, 2016.
(3)	These officers and directors own non-controlling membership interests in Oak Valley Resources, LLC (“Oak Valley”). Oak Valley directly owns 9,124,452 shares or 66.0% of Earthstone’s outstanding voting equity securities. Messrs. Lodzinski and Anderson are two of the five members of the board of managers of Oak Valley. Entities affiliated with Messrs. Joliat and Urban are non-controlling members of Oak Valley. Messrs. Anderson and Merrifield, and an entity controlled by Mr. Lodzinski are members of Oak Valley Management, LLC, which is a non-controlling member of Oak Valley. Messrs. Lodzinski, Anderson, Merrifield, Joliat and Urban, and the entities affiliated with them, do not have the sole or shared power to vote or dispose of the shares of common stock of Earthstone held by Oak Valley. Mr. Lodzinski is also a director of Earthstone.
(4)	Mr. Singleton’s address is c/o Earthstone Energy, Inc., 633 Seventeenth Street, Suite 2320, Denver, Colorado 80202.
(5)

Five affiliated investment funds (the “EnCap Funds”), specifically EnCap Energy Capital Fund VII, L.P. (“EnCap Fund VII”), EnCap Energy Capital Fund VI, L.P. (“EnCap Fund VI”), EnCap VI-B Acquisitions, L.P. (“EnCap Fund VI-B”), EnCap Energy Capital Fund V, L.P. (“EnCap Fund V”), and EnCap V-B Acquisitions, L.P. (“EnCap Fund V-B”), each a Texas limited partnership, collectively own a majority of the membership interests of Oak Valley and have the contractual right to nominate a majority of the members of the board of managers of Oak Valley. The EnCap Funds may be deemed to beneficially own all of the reported securities held by Oak Valley. The EnCap Funds are controlled indirectly by David B.

Miller, D. Martin Phillips, Gary R. Petersen, and Robert L. Zorich, who are the controlling members of RNBD GP LLC “RNBD”). RNBD is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the general partner of EnCap Investments L.P., which is the general partner of EnCap Equity Fund VII GP, L.P. (“EnCap Fund VII GP”), EnCap Equity Fund VI GP, L.P. (“EnCap Fund VI GP”), and EnCap Equity Fund V GP, L.P. (“EnCap Fund V GP”). EnCap Fund VII GP is the general partner of EnCap Fund VII. EnCap Fund VI GP is the general partner of EnCap Fund VI. EnCap Fund VI GP is also the general partner of EnCap Energy Capital Fund VI-B, L.P., a Texas limited partnership, which is the sole member of EnCap VI-B Acquisitions GP, LLC, a Texas limited liability company, which is the general partner of EnCap Fund VI-B. EnCap Fund V GP is also the general partner of EnCap Energy Capital Fund V-B, L.P., a Texas limited partnership, which is the sole member of EnCap V-B Acquisitions GP, LLC, a Texas limited liability company, which is the general partner of EnCap Fund V-B. Messrs. Miller, Petersen, Phillips and Zorich, RNBD, EnCap Investments GP, EnCap Investments L.P. and the EnCap Funds may be deemed to share dispositive power over the securities held by Oak Valley; thus, they may also be deemed to be the beneficial owners of these securities. Each of Messrs. Miller, Petersen, Phillips and Zorich, RNBD, EnCap Investments GP, EnCap Investments L.P. and the EnCap Funds disclaims beneficial ownership of the reported securities in excess of such entity’s or person’s respective pecuniary interest in the securities. Messrs. Swanson and Zorich are two of the five members of the board of managers of Oak Valley. The address for the EnCap Funds is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.
(6)	Flatonia Holdings, LLC (“Flatonia Holdings”) is the direct and indirect owner of 100% of the membership interests of Flatonia Energy, LLC (“Flatonia”). Three affiliated entities, specifically Energy Recapitalization and Restructuring Fund, L.P. (“ERR”), ERR FI Flatonia Holdings, LLC (“ERR FI Flatonia Holdings”), and ERR FI II Flatonia Intermediate, L.P. (“ERR FI II Flatonia Intermediate”) collectively own 59.6% of the membership interests of Flatonia Holdings. ERR FI Flatonia Holdings is an indirect wholly owned subsidiary of Energy Recapitalization and Restructuring FI Fund, L.P. (“ERR FI”). ERR FI II Flatonia Intermediate is an indirect wholly owned subsidiary of Energy Recapitalization and Restructuring FI II Fund, L.P. (“ERR FI II” and, together with ERR and ERR FI, collectively, the “ERR Funds”). Parallel Resource Partners, LLC (“Parallel”) serves as the general partner of, and has the power to direct the affairs of, each of the ERR Funds. Parallel also serves as the manager of Flatonia Holdings and owns, directly or indirectly, 1.5% of the membership interests of Flatonia Holdings. The board of managers of Parallel consists of Clint D. Carlson, C. John Wilder, Jr., Ron Hulme, John K. Howie, and Jonathan Siegler. Together, Carlson Energy Partners I, LLC (“CEP I”) and Bluescape Energy Partners LLC (“BEP”) have the power to direct the affairs of Parallel. Additionally, CEP I and BEP each own 50% of the outstanding membership interests of Parallel. Together, Carlson Energy Corp. (“Carlson Corp”), Ron Hulme and John K. Howie have the power to direct the affairs of CEP I. Mr. Clint D. Carlson has the power to direct the affairs of Carlson Corp. Bluescape Resources Company LLC (“Bluescape Resources”) has the power to direct the affairs of BEP. Mr. C. John Wilder, Jr. has the power to direct the affairs of Bluescape Resources. The address of Flatonia is c/o Parallel Resource Partners, LLC, 919 Milam Street, Suite 550, Houston, Texas 77002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT OF LYNDEN

The following table includes all holdings of common stock, no par value per share, of Lynden, as of February 11, 2016 of its directors and its named executive officers, its directors and named executive officers as a group, and all those known by Lynden to be beneficial owners of more than five percent of Lynden common stock. Unless otherwise noted, the mailing address of each person or entity named below is Bentall Three, Suite 2900, 595 Burrard Street, Vancouver, British Columbia V6X 1J5. Within this section, references to the Lynden “named executive officers” includes Mr. Colin Watt, Chief Executive Officer; Mr. Laurie Sadler, Chief Financial Officer, and Mr. Richard Andrews, Lynden’s former Chairman who resigned effective December 31, 2014.

Shares of Lynden common stock subject to options that are exercisable within 60 days from February 11, 2016 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing percentage ownership of any other person.

Name	Common Stock(1)		Percent(2)
Named Executive Officers:
Richard Andrews	5,311,000	(3)	4.02%
Laurie Sadler	58,600	(4)	*
Colin Watt(5)	2,345,199	(5)	1.78%

Non-Management Directors:
Ron Paton	450,000	(6)	*
Robert Bereskin	75,000	(7)	*
John McLennan	50,000	(8)	*
Derek Michaelis	—		*

Officers and Directors as a Group (7 persons):	8,289,799		6.19%

Beneficial Owners of More than Five Percent:
John Lovoi	23,762,100	(9)	18.25%

*	Less than one percent.
(1)	This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person.
(2)	The percentage is based upon 130,198,411 shares of Lynden common stock issued and outstanding on February 11, 2016.
(3)	Includes (i) 1,262,950 shares of Lynden common stock owned by Hawken Trust and (ii) 1,762,500 stock options held of record by Richard Andrews which are vested and are exercisable into 1,762,500 shares of Lynden common stock. The address for Mr. Andrews is 120 Hwy 28, Unit 47, Stillwater Cove, Crystal Bay, Nevada 89402. Mr. Andrews resigned his position as Chairman effective December 31, 2014. The voting agreement entered into by Mr. Andrews and Earthstone is limited to 2,600,000 shares of Lynden common stock.
(4)	Includes 50,000 stock options held of record by Laurie Sadler which are vested and are exercisable into 50,000 shares of Lynden common stock.
(5)	Includes 1,537,500 stock options held of record by Colin Watt which are vested and are exercisable into 1,537,500 shares of Lynden common stock. Mr. Watt is also a director of Lynden.
(6)	Includes 350,000 stock options held of record by Ron Paton which are vested and are exercisable into 350,000 shares of Lynden common stock. The address for Mr. Paton is 29th Floor, 595 Burrard Street, Vancouver, British Columbia V7X1J5.
(7)	Includes 50,000 stock options held of record by Robert Bereskin which are vested and are exercisable into 50,000 shares of Lynden common stock.

(8)	Includes 50,000 stock options held of record by John McLennan which are vested and are exercisable into 50,000 shares of Lynden common stock.
(9)	Includes the following limited partnerships which are indirectly controlled by JVL Advisors, LLC, the membership interests of which are substantially owned by John Lovoi, (i) 1,630,627 shares of Lynden common stock owned by Asklepios Energy Fund, LP, (ii) 4,597,822 shares of Lynden common stock owned by Hephaestus Energy Fund LP, (iii) 9,616,948 shares of Lynden common stock owned by Luxiver, LP, (iv) 4,931,449 shares of Lynden common stock owned by Navitas Fund, LP, (v) 1,884,574 shares of Lynden common stock owned by Panakeia Energy Fund, LP, (vi) 336,658 shares of common stock owned by TJS Energy Fund, LP, (vii) 414,973 shares of Lynden common stock owned by URJA, LP, (viii) 235,301 shares of Lynden common stock owned by Children’s Energy Fund, (ix) 113,748 shares of Lynden common stock owned by LVPU, LP. The address for Mr. Lovoi is 10000 Memorial Drive, Suite 550, Houston, Texas 77024.

SHAREHOLDER PROPOSALS

Earthstone

In order to submit stockholder proposals for the 2016 Earthstone annual meeting of stockholders for inclusion in the Earthstone proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by Earthstone’s Corporate Secretary at Earthstone’s principal executive offices in The Woodlands, Texas, no later than May 24, 2016. The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: Earthstone Energy, Inc., Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, pursuant to the Earthstone amended and restated bylaws, a stockholder who intends to present an item of business at the 2016 Earthstone Annual Meeting of Stockholders must provide notice of such business to Earthstone not less than ninety (90) nor more than one hundred twenty (120) days prior to the date of the 2016 Annual Meeting (assuming that the 2016 Earthstone Annual Meeting is within 30 days of the anniversary date of the 2015 Earthstone Annual Meeting). Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of the Earthstone amended and restated bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than June 24, 2016, and no later than July 25, 2016. Such notice should be addressed to: Earthstone Energy, Inc., Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. In order to curtail controversy as to the date on which a proposal was received by Earthstone, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for stockholder proposals.

For any other meeting, the nomination or item of business must be received by the tenth (10th) day following the date of public disclosure of the date of the Earthstone meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in the Earthstone proxy statements.

Lynden

If the arrangement is completed, Lynden will become a subsidiary of Earthstone and will not have any public shareholders. As a result, there will be no public participation in any future meetings of Lynden’s by its existing shareholders.

However, if the arrangement is not completed and Lynden does hold an annual meeting of shareholders in 2016, pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Lynden 2016 proxy statement and information circular. Under the SEC’s rules and regulations, shareholders interested in submitting proposals in Lynden’s proxy statement and information circular may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, shareholder proposals must be received by Lynden’s Corporate Secretary at Lynden Energy Corp., c/o Three Bentall Centre, 595 Burrard Street, Suite 2900, Vancouver, BC V7X 1J5, no later than June 20, 2016 (which is 120 days before the first anniversary of the date that the proxy statement and information circular for Lynden’s 2015 annual meeting which was first released to the shareholders of Lynden), to be eligible for inclusion in Lynden’s 2016 proxy statement and information circular.

Pursuant to the BCBCA, shareholders who wish to make proposals to be considered at the Lynden 2016 annual meeting must provide proper notice and follow the procedures set forth in Division 7 of Part 5 of the BCBCA. In general, shareholder proposals must be received by Lynden’s Corporate Secretary at Lynden Energy Corp., c/o Three Bentall Centre, 595 Burrard Street, Suite 2900, Vancouver, BC V7X 1J5 by September 1, 2016 (which is three months before the first anniversary of Lynden’s 2015 annual meeting) to be considered at the 2016 Lynden annual general meeting of shareholders. After this date, any shareholder proposal will be considered untimely.

Additionally, as more specifically provided for in Lynden’s articles, a shareholder making a nomination for election to the Lynden board of directors for its 2016 annual meeting of shareholders must deliver proper notice to Lynden’s Corporate Secretary at Lynden Energy Corp., c/o Three Bentall Centre, 595 Burrard Street, Suite 2900, Vancouver, BC V7X 1J5 not less than 30 nor more than 65 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the nominating shareholder may be made not later than the close of business on the 10th day following the Notice Date. For each individual that a shareholder proposes to nominate as a director, the shareholder must provide notice to Lynden’s Corporate Secretary within the time limits described above and comply with the information requirements in its articles relating to shareholder nominations.

Pursuant to Rule 14a-4(c) of the Exchange Act, the Lynden board of directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a shareholder at the 2016 Lynden annual meeting that the shareholder does not seek to have included in its proxy statement and information circular if (except as described in the following sentence) the proxy statement and information circular discloses the nature of the matter and how the Lynden board of directors intends to exercise its discretion to vote on such matter, unless it is notified of the proposal on or before September 4, 2016, and the shareholder satisfies the other requirements of Rule 14a-4(c)(2). If Lynden first receives notice of such matter after September 4, 2016, and the matter nonetheless is permitted to be presented at the 2016 Lynden annual meeting of shareholders, the Lynden board of directors may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement and information circular for the 2016 Lynden annual meeting of shareholders. Lynden reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

Detailed information for submitting shareholder proposals is available upon written request to Lynden’s Corporate Secretary at Lynden Energy Corp., c/o Three Bentall Centre 595 Burrard Street, Suite 2900, Vancouver, British Columbia, V7X 1J5.

OTHER MATTERS

As of the date of this joint proxy and information statement/circular, the Lynden board of directors does not know of any matters that will be presented for consideration at the Lynden special meeting other than as described in this joint proxy and information statement/circular. If any other matters come before the meeting or any adjournments or postponements of the meeting and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters. The individuals named as proxies intend to vote in accordance with their judgment as to any other matters.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this joint proxy and information statement/circular is being delivered to shareholders residing at the same address, unless shareholders have notified the company whose shares they hold of their desire to receive multiple copies of the joint proxy and information statement/circular. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate joint proxy and information statement/circular, or if you are receiving multiple copies of this joint proxy and information statement/circular and wish to receive only one, please contact the company whose shares you hold at their address identified below. Each of Earthstone and Lynden will promptly deliver, upon oral or written request, a separate copy of this joint proxy and information statement/ circular to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Corporate Secretary, Earthstone Energy, Inc., at (281) 298-4246 or 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380 or to Lynden Energy Corp., Attention: Secretary, Three Bentall Centre, 595 Burrard Street, Suite 2900, Vancouver, British Columbia V7X 1J5, (604) 629-2991.

LEGAL MATTERS

Jones & Keller, P.C., counsel to Earthstone will provide an opinion regarding the validity of the Earthstone common stock to be issued upon closing of the arrangement.

AUDITORS, TRANSFER AGENTS AND REGISTRARS

The auditors of Lynden are Deloitte LLP, at their principal office in Vancouver, British Columbia, which is located at 1055 Dunsmuir Street, Suite 2800, Vancouver, British Columbia, Canada V7X 1P4. Deloitte LLP is independent of Lynden within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and the rules and standards of the Public Company Accounting Oversight Board (United States) and the securities laws and regulations administered by the SEC. The transfer agent and registrar for the Lynden common stock is Computershare Trust Company of Canada, through its principal offices in Toronto, Ontario.

The auditors of Earthstone are Weaver and Tidwell, L.L.P., at their principal office in Houston, Texas, which is located at 24 Greenway Plaza, Suite 1800, Houston, Texas, USA 77046. Weaver and Tidwell, L.L.P. is independent of Earthstone in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States). The transfer agent and registrar for Earthstone common stock is Direct Transfer Corporation through its principal offices in Morrisville, North Carolina.

Upon consummation of the transactions, the auditors of Earthstone are expected to be Weaver and Tidwell, L.L.P.

EXPERTS

Earthstone

The consolidated financial statements of Earthstone as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated in this joint proxy and information statement/circular by reference to the Annual Report on Form 10-K of Earthstone in reliance upon the report of Weaver & Tidwell, L.L.P., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Weaver & Tidwell, L.L.P. has complied with the SEC’s rules on independence.

Lynden

The financial statements incorporated in this joint proxy and information statement/circular by reference to the Annual Report on Form 10-K of Lynden for the year ended June 30, 2015, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Earthstone

Earthstone files annual, quarterly and current reports, proxy statements and other information with the SEC. Earthstone has also filed this joint proxy and information statement/circular, including annexes, under the Exchange Act with respect to the special meeting of Earthstone stockholders to approve the share issuance proposal. You may read and copy the joint proxy and information statement/circular and any other document that Earthstone files at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find Earthstone’s public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this joint proxy and information statement/circular.

Earthstone is “incorporating by reference” specified documents that it files with the SEC, which means:

•	incorporated documents are considered part of this joint proxy and information statement/circular;

•	Earthstone is disclosing important information to you by referring you to those documents; and

•	information Earthstone files with the SEC will automatically update and supersede information contained in this joint proxy and information statement/circular.

Earthstone incorporates by reference the documents listed below and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy and information statement/circular and before the date on which the arrangement is completed (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules):

•	Earthstone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 24, 2015, and Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2015;

•	Earthstone’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 14, 2015;

•	Earthstone’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 13, 2015;

•	Earthstone’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 12, 2015;

•	Earthstone’s Current Reports on Form 8-K filed with the SEC on June 10, 2015, October 26, 2015, December 4, 2015 and December 17, 2015, and on Form 8-K/A filed on March 5, 2015 and April 8, 2015; and

•	Earthstone’s Form 8-A filed with the SEC on January 24, 2011 with respect to Earthstone common stock.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any of Earthstone’s Current Reports on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this joint proxy and information statement/circular.

You may request a copy of any of these filings, at no cost, by request directed to Earthstone at the following address or telephone number:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(281)298-4246

Attention: Corporate Secretary

You can also find these filings on Earthstone’s website at www.earthstoneenergy.com. However, Earthstone is not incorporating the information on its website other than these filings into this joint proxy and information statement/circular.

Lynden

Lynden files annual, quarterly and current reports, proxy statements and other information with the SEC and on SEDAR. Lynden has also filed this joint proxy and information statement/circular, including annexes, under the Exchange Act with respect to the special meeting of Lynden shareholders and optionholders to approve the arrangement resolution. You may read and copy the joint proxy and information statement/circular and any other document that Lynden files at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find Lynden’s public filings (i) with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov, (ii) with the Canadian securities regulatory authorities on the internet at a web site maintained by the Canadian securities regulatory authorities located at www.sedar.com. The information contained on the SEC’s website and SEDAR is expressly not incorporated by reference into this joint proxy and information statement/circular.

Lynden is “incorporating by reference” specified documents that it files with the SEC, which means:

•	incorporated documents are considered part of this joint proxy and information statement/circular;

•	Lynden is disclosing important information to you by referring you to those documents; and

•	information Lynden files with the SEC will automatically update and supersede information contained in this joint proxy and information statement/circular.

Lynden incorporates by reference the documents listed below and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this joint proxy and information statement/circular and before the date on which the Lynden special meeting is held (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules):

•	Lynden’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed with the SEC on September 28, 2015;

•	Lynden’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 13, 2015;

•	Lynden’s Current Reports on Form 8-K filed with the SEC on December 2, 2015, December 11, 2015, December 17, 2015 and December 22, 2015; and

•	Lynden’s Form 10 filed with the SEC on October 29, 2014 with respect to Lynden common stock.

Notwithstanding the foregoing, information furnished under Item 9.01 of any of Lynden’s Current Reports on Form 8-K, is not incorporated by reference in this joint proxy and information statement/circular.

You may request a copy of any of these filings, at no cost, by request directed to Lynden at the following address or telephone number:

Lynden Energy Corp.

c/o Three Bentall Centre, 595 Burrard Street, Suite 2900

Vancouver, British Columbia V7X 1J5

(604) 629-2991

Attention: Secretary

You can also find these filings on Lynden’s website at www.lyndenenergy.com. However, Lynden is not incorporating the information on its website other than these filings into this joint proxy and information statement/circular.

Approval by the Earthstone and Lynden Boards of Directors

The contents and the sending of this joint proxy and information statement/circular were approved by the Earthstone board of directors on [●], 2016 and the Lynden board of directors on [●], 2016.

DATED at The Woodlands, Texas this [●], 2016.

DATED at Vancouver, British Columbia this [●], 2016.

GLOSSARY OF CERTAIN OIL AND NATURAL GAS TERMS

The following are abbreviations and definitions of terms commonly used in the oil and natural gas industry and within this document.

3-D seismic – An advanced technology method of detecting accumulation of hydrocarbons identified through a three-dimensional picture of the subsurface created by the collection and measurement of the intensity and timing of sound waves transmitted into the earth as they reflect back to the surface.

Bbl – One barrel or 42 U.S gallons liquid volume of oil or other liquid hydrocarbons.

Behind-pipe reserves – Those reserves expected to be recovered from completion interval(s) not yet open but still behind casing in existing wells. These reserves, if they meet the criteria for proved reserves, will be included in the PDNP category of the company’s reserves.

BOE – Barrel of oil equivalent, determined using a ratio of six thousand cubic feet (“Mcf”) of natural gas equal to one barrel of oil equivalent.

Btu – British thermal unit, the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

Completion – The installation of permanent equipment for the production of oil or natural gas or, in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Developed acreage – The number of acres which are allotted or assignable to producing wells or wells capable of production.

Development activities – Activities following exploration including the drilling and completion of additional wells and the installation of production facilities.

Development well – A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole or well – A well found to be incapable of producing hydrocarbons economically.

Exploitation – The act of making an oil and natural gas property more profitable, productive or useful.

Exploratory well – A well drilled to find and produce oil or natural gas reserves in an area or a potential reservoir not classified as proved.

Farm-in or Farm-out – An agreement whereby the owner of a working interest in an oil and natural gas lease assigns or contractually conveys subject to future assignment the working interest or a portion thereof to another party who desires to drill on the leased acreage. Generally, the farmee is required to drill one or more wells in order to earn its interest in the acreage. The farmor usually retains a royalty and/or an after-payout interest in the lease. The interest received by the farmee is a “farm-in” while the interest transferred by the farmor is a “farm-out.”

Field – An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells – The total acres or wells, as the case may be, in which a working interest is owned.

Horizontal drilling – A drilling technique that permits the operator to drill horizontally within a specified targeted reservoir and thus exposes a larger portion of the producing horizon to a wellbore than would otherwise be exposed through conventional vertical drilling techniques. Greater horizontal exposure to a hydrocarbon bearing reservoir typically results in increased production rates and greater ultimate recoveries of hydrocarbons than vertical drilling.

Hydraulic fracture (Frac) – A well stimulation method by which fluid (approximately 95-98% water) and proppant (purposely sized particles used to hold open an induced fracture) are injected downhole and into the producing formation at high pressures and rates in order to exceed the rock strength and create a fracture such that the proppant material can be placed into the fracture to enhance the productive capability of the formation.

Injection well – A well which is used to inject gas, water, or liquefied petroleum gas under high pressure into a producing formation to maintain sufficient pressure to produce the recoverable reserves.

Joint Operating Agreement or JOA – Any agreement between working interest owners concerning the duties and responsibilities of the operator and rights and obligations of the non-operators.

MBbls – One thousand barrels of crude oil or other liquid hydrocarbons.

MBOE – One thousand barrels of oil equivalent, determined using a ratio of six Mcf of natural gas equal to one barrel of oil equivalent.

MMBtu – One million Btu.

Mcf – One thousand cubic feet.

MMcf – One million cubic feet.

Net acres or net wells – The sum of the fractional working interests owned in gross acres or gross wells.

NGLs – Natural gas liquids measured in barrels.

NYMEX – The New York Mercantile Exchange.

Plugging and abandonment or P&A – Refers to the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another stratum or to the surface.

PV-10 – The present value of estimated future revenues, discounted at 10% annually, to be generated from the production of proved reserves determined in accordance with SEC guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to (i) estimated future abandonment costs, net of the estimated salvage value of related equipment, (ii) non-property related expenses such as general and administrative expenses, debt service and future income tax expense, or (iii) depreciation, depletion and amortization.

Productive well – A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceeds production expenses and taxes.

Proppant – A solid material, typically treated sand or man-made ceramic materials, designed to keep an induced hydraulic fracture open, during or following a fracturing treatment.

Proved developed nonproducing reserves or PDNP – Hydrocarbons in a potentially producing horizon penetrated by a wellbore, the production of which has been postponed pending installation of surface equipment or gathering facilities, or pending the production of hydrocarbons from another formation penetrated by the wellbore. The hydrocarbons are classified as proved developed but nonproducing reserves.

Proved developed producing reserves or PDP – Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Proved developed reserves or PD – The estimated quantities of oil, natural gas and NGLs that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved reserves – Those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. The area of the reservoir considered as proved includes (i) the area identified by drilling and limited by fluid contacts, if any, and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (“LKH”), as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. Where direct observation from well penetrations has defined a highest known oil (“HKO”), elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved undeveloped reserves or PUD – Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are schedule to be drilled within five years, unless specific circumstances justify a longer time. Under no circumstances shall estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

Recompletion – The completion for production of an existing well bore in another formation from that in which the well has been previously completed.

Re-engineering – A process involving a comprehensive review of the mechanical conditions associated with wells and equipment in producing fields. Our re-engineering practices typically result in a capital expenditure plan, which is implemented over time, to workover (see below) and re-complete wells and modify down-hole artificial lift equipment and surface equipment and facilities. The programs are designed specifically for individual fields to increase and maintain production, reduce down-time and mechanical failures, lower per-unit operating expenses, and therefore, improve field economics.

Reservoir – A permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Royalty interest – An interest in an oil and natural gas property entitling the owner to a share of oil or natural gas production free of costs of production.

Shut-in reserves – Those reserves expected to be recovered from completion intervals that were open at the time the reserve was estimated but were not producing due to market conditions, mechanical difficulties or because production equipment or pipelines were not yet installed. These reserves are included in the PDNP category in the company’s reserve report.

Undeveloped acreage – Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Working interest or WI – The ownership interest, generally defined in a JOA, that gives the owner the right to drill, produce and/or conduct operating activities on the property and share in the sale of production, subject to all royalties, overriding royalties and other burdens and obligates the owner of the interest to share in all costs of exploration, development operations and all risks in connection therewith.

Workover – Operations on a producing well to restore or increase production.

Annex A

FORM OF ARRANGEMENT RESOLUTION

“RESOLVED AS A SPECIAL RESOLUTION that:

1.	The arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving Lynden Energy Corp. (“Lynden”), Earthstone Energy, Inc. (“Earthstone”), and 1058286 B.C. Ltd. (“Earthstone Acquisition”) as set out in the Plan of Arrangement and more particularly described and set forth in the management information circular (the “Lynden Circular”) of Lynden dated as of [●], 2016 accompanying the notice of meeting (as the Arrangement may be amended, modified or supplemented in accordance with the arrangement agreement dated December 16, 2015 (as may be amended from time to time, the “Arrangement Agreement”) among Lynden, Earthstone and Earthstone Acquisition) is hereby authorized, approved and adopted.

2.	The plan of arrangement of Lynden, Earthstone and Earthstone Acquisition setting out the terms of the Arrangement (as it has been or may be amended, modified or supplemented in accordance with the Arrangement Agreement and its terms (the “Plan of Arrangement”)), the full text of which is set out in Annex C of the Lynden Circular (as the Plan of Arrangement may be, or may have been, modified or amended in accordance with its terms or the terms of the Arrangement Agreement), is hereby authorized, approved and adopted.

3.	The Arrangement Agreement, the actions of the directors of Lynden in approving the Arrangement and the actions of the directors or officers of Lynden in executing and delivering the Arrangement Agreement and causing the performance by Lynden of its obligations thereunder, be and they are hereby ratified, confirmed, authorized and approved.

4.	Notwithstanding that this special resolution has been passed (and the Arrangement adopted) by the shareholders of Lynden or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of Lynden are hereby authorized and empowered, without notice to or approval of the holders of common shares of Lynden, (a) to amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement and the Plan of Arrangement, and (b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions.

5.	Any director or officer of Lynden is hereby authorized and directed for and on behalf of Lynden to execute, whether under corporate seal of Lynden or otherwise, and to deliver such records, documents and information as are necessary or desirable to the Registrar of Companies under the BCBCA in accordance with the Arrangement Agreement for filing.

6.	Any one or more officers or directors of Lynden is hereby authorized and directed for and on behalf of and in the name of Lynden to execute or cause to be executed and to deliver or cause to be delivered, whether under the seal of Lynden or not, all such agreements, forms, waivers, notices, certificates, confirmations and such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable or useful to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.”

A-1

Annex B

ARRANGEMENT AGREEMENT

AMONG

EARTHSTONE ENERGY, INC.,

1058286 B.C. LTD.

– AND –

LYNDEN ENERGY CORP.

DECEMBER 16, 2015

B-i

B-ii

ARRANGEMENT AGREEMENT

THIS AGREEMENT is made December 16, 2015

AMONG:

EARTHSTONE ENERGY, INC., a company existing under the laws of the state of Delaware

(“Earthstone”)

AND:

1058286 B.C. LTD., a company existing under the laws of British Columbia

(“Earthstone Acquisition”)

AND:

LYNDEN ENERGY CORP., a company existing under the laws of British Columbia

(“Lynden”)

WHEREAS:

A. Earthstone, Earthstone Acquisition and Lynden have determined that a business combination pursuant to which Earthstone Acquisition will amalgamate with and into Lynden with Lynden being the surviving company following the amalgamation, and Earthstone will acquire all of the issued and outstanding common shares of Lynden in exchange for the issuance and payment of common shares of Earthstone pursuant to a Plan of Arrangement in accordance with the Business Corporations Act (British Columbia) is in the best interests of their respective shareholders;

B. The Board of Directors of Lynden has unanimously approved the transactions contemplated by this Agreement and the Plan of Arrangement, and, subject to the terms and conditions contained herein, Lynden has agreed to submit for approval, a special resolution in the form attached hereto as Schedule B (as amended from time to time in accordance with this Agreement (the “Arrangement Resolution”), to the holders of the outstanding Lynden Shares, voting together as a class, and a plan of arrangement, in the form attached hereto as Schedule A (as amended from time to time in accordance with this Agreement, the “Plan of Arrangement”), to the Supreme Court of British Columbia (the “Court”);

C. The Board of Directors of each of Earthstone and Earthstone Acquisition have unanimously approved the transactions contemplated by this Agreement and the Plan of Arrangement, and Earthstone has obtained the written consent of its shareholders (the “Earthstone Shareholder Consent”) in accordance with its certificate of incorporation for the transactions contemplated by this Agreement and the Plan of Arrangement, including but not limited to the issuance of the Earthstone Common Stock contemplated by this Agreement (the “Share Issuance”);

D. The Lynden Supporting Stockholders have executed and delivered to Earthstone Support Agreements substantially in the form of Schedule E simultaneously with the execution of this Agreement;

E. For United States federal income tax purposes, it is intended that the Arrangement shall qualify as a “reorganization” within the meaning of Section 368, and this Agreement is intended to be, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and

F. Earthstone, Earthstone Acquisition and Lynden desire to make certain representations, warranties and covenants in connection with, and to prescribe certain conditions to, the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and conditions set forth in this Agreement, and intending to be legally bound, Earthstone, Earthstone Acquisition and Lynden agree as follows:

Article 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires, the following words and terms will have the meanings ascribed to them below:

(a)	“1940 Act” means the United States Investment Company Act of 1940, as amended from time to time;

(b)	“2015 10-K” has the meaning set out in Section 3.1(j);

(c)	“Acquisition Agreement” has the meaning set out in Section 4.5(a);

(d)	“Acquisition Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the U.S. Exchange Act), other than Earthstone and its Subsidiaries, relating to any (i) direct or indirect sale, disposition or joint venture (or any lease or other arrangement having the same economic effect as a sale), in a single transaction or a series of related transactions, outside of the ordinary course of business, of assets of Lynden and its Subsidiaries (including securities of Subsidiaries) equal to twenty percent (20%) or more of Lynden’s consolidated assets or to which twenty percent (20%) or more of Lynden’s revenues on a consolidated basis are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the U.S. Exchange Act) of twenty percent (20%) or more of any class of equity securities of Lynden, (iii) any direct or indirect takeover bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in any Person or “group” (as defined in Section 13(d) of the U.S. Exchange Act) beneficially owning twenty percent (20%) or more of any class of equity securities of Lynden or (iv) any plan of arrangement, merger, amalgamation, consolidation, unit exchange, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or similar transaction involving Lynden which is structured to permit such Person or group to acquire beneficial ownership of at least twenty percent (20%) of Lynden’s consolidated assets or equity interests; in each case, other than the transactions contemplated hereby;

(e)	“Adverse Recommendation Change” has the meaning set out in Section 4.5(a);

(f)	“Affiliated Group” means one or more chains of corporations connected through stock ownership with a common parent corporation, but only if:

(i)	the common parent corporation owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and

(ii)	stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent corporation) is owned directly by one or more of the other corporations;

(g)	“Agreement” means this Arrangement Agreement (including the Schedules hereto) as the same may be supplemented, amended or restated from time to time together with the Lynden Disclosure Letter and the Earthstone Disclosure Letter;

(h)	“Arrangement” means the arrangement pursuant to Section 288 of the Business Corporations Act, on the terms and conditions set out in the Plan of Arrangement, subject to any amendment or supplement thereto made in accordance with the terms of this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order;

(i)	“Arrangement Resolution” means the special resolution to be passed by the Lynden Shareholders approving the Arrangement substantially in the form and content set out in Schedule B;

(j)	“Associated Persons” has the meaning set out in Section 6.3(g);

(k)	“Benefit Plans” means employee benefit, welfare, supplemental employment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock option or purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to present or former employees, officers, directors or independent contractors of a Person which are currently maintained or participated in by a Person and each loan to an officer or director of a Person;

(l)	“Business Corporations Act” means the British Columbia Business Corporations Act, S.B.C. 2002, c. 57, as amended;

(m)	“Business Day” means any day which is not a Saturday, Sunday or a day on which banks are not open for business in Vancouver, British Columbia;

(n)	“Canadian GAAP” means generally accepted accounting principles in Canada as adopted by the Canadian Institute of Chartered Accountants, and in relation to any financial period beginning on or after January 1, 2011, International Financial Reporting Standards;

(o)	“Code” means the U.S. Internal Revenue Code of 1986, as amended;

(p)	“Consideration” means, collectively, (a) in respect of each Lynden Share held by Lynden Shareholders, the shares of Earthstone Common Stock receivable therefor by the Lynden Shareholders pursuant to the Plan of Arrangement, and (b) in respect of each Lynden Option held by Lynden Optionholders, the shares of Earthstone Common Stock receivable therefor by the Lynden Optionholders pursuant to the Plan of Arrangement;

(q)	“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, or other right or obligation (written or oral) to which a party or any of its subsidiaries are a party or by which a party or any of its subsidiaries are bound or affected or to which any of their properties or other assets is subject;

(r)	“Court” means the Supreme Court of British Columbia;

(s)	“Credit Facility” has the meaning set out in Section 3.1(c)(i)(C);

(t)	“Depositary” means any trust company, bank or financial institution agreed to in writing between Lynden and Earthstone for the purpose of, among other things, receiving Letters of Transmittal (as defined in the Plan of Arrangement);

(u)	“Derivative” means a derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133, as issued by the Financial Accounting Standards Board, including any swap transaction, option, hedge, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transaction;

(v)	“Disclosed Personal Information” has the meaning set out in Section 4.7(a);

(w)	“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Article 4 of the Plan of Arrangement and in the Interim Order;

(x)	“Dissenting Shareholder” means a registered Lynden Shareholder that validly exercises his, her or its Dissent Rights with respect to the Arrangement in accordance with the requirements set out in the Interim Order and whose Dissent Rights remain valid immediately before the Effective Time;

(y)	“DOL” means the U.S. Department of Labor;

(z)	“D&O Tail Policy” has the meaning set out in Section 7.1(b);

(aa)	“Earthstone Acquisition Board” means the board of directors of Earthstone Acquisition;

(bb)	“Earthstone Board” means the board of directors of Earthstone;

(cc)	“Earthstone Common Stock” means the common stock, $0.001 par value per share, of Earthstone;

(dd)	“Earthstone Disclosure Letter” means the disclosure letter delivered by Earthstone and Earthstone Acquisition to Lynden, contemporaneously with the execution and delivery of this Agreement, with respect to certain matters in this Agreement;

(ee)	“Earthstone Financial Statements” has the meaning set out in Section 3.2(i);

(ff)	“Earthstone Material Contracts” means all such contracts designated as material in Earthstone’s SEC filings;

(gg)	“Earthstone MD&A” has the meaning set out in Section 3.2(j);

(hh)	“Earthstone Options” means options to purchase shares of Earthstone Common Stock;

(ii)	“Earthstone Payment” has the meaning set out in Section 2.7;

(jj)	“Earthstone Plan” means a Benefit Plan of Earthstone;

(kk)	“Earthstone properties and assets” has the meaning set out in Section 3.2(o);

(ll)	“Earthstone Public Documents” means the public documents filed by Earthstone in the two years prior to the date hereof and available on EDGAR under Earthstone’s profile;

(mm)	“Earthstone Report Preparer” has the meaning set out in Section 3.2(nn);

(nn)	“Earthstone Reserve Report” has the meaning set out in Section 3.2(nn);

(oo)	“Earthstone Shareholders” at any time means the holders at that time of shares of Earthstone Common Stock;

(pp)	“Earthstone Subsidiaries” means Earthstone Acquisition, Basic Petroleum Services, Inc., EF Non-Op, LLC, Earthstone Operating, LLC, and Sabine River Energy, LLC;

(qq)	“Earthstone Subsidiary Benefit Plans” means a Benefit Plan of an Earthstone Subsidiary;

(rr)

“Earthstone Termination Fee” means an amount of cash, equal to (1) U.S.$250,000, plus (2) reimbursement of Earthstone’s and its Subsidiaries for all reasonable out-of-pocket expenses incurred by Earthstone or any of its Subsidiaries in connection with the negotiation, preparation, execution and performance of this Agreement and related documentation, including printing fees, filing fees and fees and expenses of its legal, accounting and financial advisors, petroleum engineers and consultants and all fees and expenses payable to any financing sources related to this Agreement, the transactions contemplated hereby and any related financing with such reimbursement amount in this subsection (2) not to exceed a combined total of U.S.$500,000.

(ss)	“Earthstone Warrants” means warrants to purchase shares of Earthstone Common Stock;

(tt)	“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System;

(uu)	“Effective Date” means the date that is three Business Days after the last of the conditions precedent to the completion of the Arrangement contained in Article 5 have been satisfied or waived (other than those conditions which cannot, by their terms, be satisfied until the Effective Date, but subject to satisfaction or waiver of such conditions as of the Effective Date) or such earlier or later date as is agreed to in writing by Earthstone and Lynden;

(vv)	“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date, or such other time on the Effective Date as may be agreed to in writing by Earthstone and Lynden;

(ww)	“Encumbrance” means any mortgage, pledge, assignment, charge, lien, claim, security interest, adverse interest, adverse claim, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

(xx)	“Environment” means the ambient air, all layers of the atmosphere, surface water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms;

(yy)	“Environmental Approvals” means all permits, certificates, licences, authorizations, consents, instructions, registrations, directions or approvals issued or required by any Governmental Authority pursuant to any Environmental Laws;

(zz)	“Environmental Laws” means all applicable federal, state, provincial, municipal or local statutes, regulations, by-laws, orders, rules, policies or guidelines of any Governmental Authority having the force of law, and any requirements or obligations arising under the common law, relating to the Environment, the protection of the Environment, the transportation of dangerous goods or occupational, employee and public health and safety, and included Environmental Approvals;

(aaa)	“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended;

(bbb)	“ERISA Affiliate” means any entity that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) of which a Person is a member, an unincorporated trade or business under common control with such Person (as determined under Section 414(c) of the Code), or a member of an “affiliated service group” (within the meaning of Section 414(m) of the Code) of which such Person is a member;

(ccc)	“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date (with the consent of the parties, acting reasonably) or, if appealed then, unless such appeal is withdrawn or denied, as affirmed or amended on appeal;

(ddd)	“Financial Advisor” means SunTrust Robinson Humphrey, Inc., financial advisor to Lynden;

(eee)	“Foreign Private Issuer” has the meaning ascribed thereto in Rule 405 under the U.S. Securities Act;

(fff)	“Good and Defensible Title” means such title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing or non-producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept the same acting reasonably;

(ggg)	“Governmental Authority” means any applicable:

(i)	multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, quasigovernment, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing;

(ii)	self-regulatory organization or stock exchange, including, but not limited to, the TSXV and the NYSE MKT;

(iii)	entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and

(iv)	corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies referred to above;

(hhh)	“Hazardous Materials” means any chemicals, materials, substances or wastes in any amount or concentration which are defined as or included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “toxic wastes,” “pollutants,” “regulated substances” or “contaminants” or words of similar import under any applicable Environmental Laws;

(iii)	“Hydrocarbon” means means crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas) and other liquids or gaseous hydrocarbons or other substances (including minerals) produced or associated therewith;

(jjj)	“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board and adopted by the Canadian Institute of Chartered Accountants;

(kkk)	“Indebtedness” means, as to any Person, without duplication, all of the following, whether or not included as Indebtedness or liabilities in accordance with U.S. GAAP:

(i)	all obligations of such Person for borrowed money, including all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii)	all direct or contingent obligations of such Person to reimburse any letter of credit issuer in respect of amounts paid under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(iii)	all Indebtedness arising or created under any conditional sale agreement or title retention agreement relating to any property acquired by such Person (even through the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(iv)	all obligations of such Person to pay the deferred purchase price of property or services, other than (A) accounts payable arising in the ordinary course of business; (B) accounts payable that are being contested in good faith; and (C) any obligations included in that certain entry or entries in the Person’s financial records representing revenue suspense accounts;

(v)	capitalized lease liabilities;

(vi)	obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”); and

(vii)	all contingent obligations of such Person in respect of any of the foregoing;

(lll)	“Interim Order” means the interim court order of the Court providing for, among other things, the calling and holding of the Lynden Meeting, as the same may be amended, supplemented or varied by the Court (with the consent of the parties, acting reasonably);

(mmm)	“IRS” means the U.S. Internal Revenue Service;

(nnn)	“Joint Circular” means the management information circular of Lynden, including all schedules, appendices and exhibits attached thereto, and the notice of meeting and proxy form to be sent by Lynden to the Lynden Securityholders soliciting their approval of the Arrangement Resolution including any amendments or supplements thereto and the Schedule 14(c) information statement of Earthstone;

(ooo)	“Key Regulatory Approvals” means those Regulatory Approvals that are set out in Schedule D;

(ppp)	“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, statutory body or self-regulatory authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority (or any other Person) having jurisdiction over the aforesaid Person or Persons or its or their business, undertaking, property or securities;

(qqq)	“Letter of Transmittal—Options” means the letter of transmittal sent by Lynden to the Lynden Optionholders providing for the delivery of certificates representing their Lynden Options to the Depositary;

(rrr)	“Letter of Transmittal—Shares” means the letter of transmittal sent by Lynden to the Lynden Shareholders providing for the delivery of certificates representing their Lynden Shares to the Depositary;

(sss)	“Lynden Board” means the board of directors of Lynden;

(ttt)	“Lynden Board Approval” has the meaning set out in Section 3.1(d);

(uuu)	“Lynden Board Recommendation” means the recommendation of the Lynden Board that the Lynden Securityholders approve the Arrangement and vote in favour of the Arrangement Resolution;

(vvv)	“Lynden Disclosure Letter” means the disclosure letter delivered by Lynden to Earthstone, contemporaneously with the execution and delivery of this Agreement, with respect to certain matters in this Agreement;

(www)	“Lynden Financial Statements” has the meaning set out in Section 3.1(i);

(xxx)

“Lynden Material Contracts” means any Contract that: (i) if terminated would reasonably be expected to result in a Material Adverse Effect on Lynden; (ii) provides for obligations or entitlements of Lynden, or which has an economic value to Lynden, in excess of $50,000 in the aggregate; (iii) is a Contract that contains any non-competition obligations or otherwise restricts in any material way the business of Lynden or that includes any material exclusive dealing arrangement or any other material arrangement that grants any material right of first refusal or material right of first offer or similar material right or that limits or purports to limit in any material respect the ability of Lynden to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or business; (iv) provides for the incurrence by Lynden of indebtedness in excess of $50,000, or the incurrence by Lynden of the direct or indirect guarantee or assumption by Lynden (contingent or otherwise) of any payment or performance obligations of any other Person in excess of $50,000; (v) is a financial risk management Contract, such as a currency, commodity, interest or equity related hedge or derivative Contract; (vi) provides for the disposition or acquisition by Lynden after the date of this Agreement of an amount of assets in excess of $50,000 or pursuant to which Lynden has any ownership interest in any other Person or other business enterprise in excess of $50,000; (vii) provides for the acquisition or sale by Lynden of any operating business or the capital stock or other ownership interest of any other Person; (viii) that is a material shareholders, joint venture, alliance or partnership agreement other than any joint operating agreement to which any of Lynden’s oil and gas properties are subject; (ix) is one under which Lynden has directly or indirectly guaranteed any liabilities or obligations of a third party (other than ordinary course endorsements for collection) in excess of $50,000 in the aggregate; or (x) is otherwise material to Lynden and any Lynden Subsidiaries (taken as a whole); and for greater certainty Lynden Material Contracts includes the Contracts of Lynden as set forth in the Lynden Disclosure Letter;

(yyy)	“Lynden Meeting” means the special meeting of Lynden Securityholders and any adjournment or postponement thereof, to be held in accordance with the Interim Order to consider and, if deemed advisable, pass the Arrangement Resolution;

(zzz)	“Lynden Notice” has the meaning set out in Section 4.5(d);

(aaaa)	“Lynden Option Plan” means Lynden’s stock option plan in effect on the date of this Agreement;

(bbbb)	“Lynden Optionholders” at any time means the registered holders at that time of Lynden Options;

(cccc)	“Lynden Options” means the outstanding options to purchase Lynden Shares;

(dddd)	“Lynden Plan” means a Benefit Plan of Lynden;

(eeee)	“Lynden properties and assets” has the meaning set out in Section 3.1(o);

(ffff)	“Lynden Public Documents” means the public documents filed by Lynden in the two years prior to the date hereof and available on SEDAR and/or EDGAR under Lynden’s profile;

(gggg)	“Lynden Report Preparer” has the meaning set out in Section 3.1(ll);

(hhhh)	“Lynden Reserve Report” has the meaning set out in Section 3.1(ll);

(iiii)	“Lynden Securities” means, collectively, the Lynden Shares and the Lynden Options;

(jjjj)	“Lynden Securityholders” at any time means the registered holders at that time of Lynden Securities;

(kkkk)	“Lynden Shareholder Approval” has the meaning set out in Section 2.1(b)(ii);

(llll)	“Lynden Shareholders” at any time means the registered holders at that time of Lynden Shares;

(mmmm)	“Lynden Shares” means the common shares in the authorized share capital of Lynden;

(nnnn)	“Lynden Subsidiaries” means Lynden USA, Inc., a Utah corporation, and Lynden Exploration Ltd., a corporation existing under the laws of Alberta, Canada;

(oooo)	“Lynden Supporting Shareholders” means, collectively, (i) each of the directors and officers of Lynden and (ii) entities related to JVL Advisors, LLC;

(pppp)	“Lynden Termination Fee” means an amount of cash, equal to (1) U.S.$250,000, plus (2) reimbursement of Lynden’s and its Subsidiaries for all reasonable out-of-pocket expenses incurred by Lynden or any of its Subsidiaries in connection with the negotiation, preparation, execution and performance of this Agreement and related documentation, including printing fees, filing fees and fees and expenses of its legal, accounting and financial advisors, petroleum engineers and consultants and all fees and expenses payable to any financing sources related to this Agreement, the transactions contemplated hereby and any related financing with such reimbursement amount in this subsection (2) not to exceed a combined total of U.S.$500,000.

(qqqq)	“Material Adverse Effect” means, in respect of a party, any change, event, effect, occurrence, state of facts or development, which, either individually or in the aggregate, is, or could reasonably be expected to be, material and adverse (a) to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional, contingent or otherwise), operations, or results of operations of that party and its subsidiaries, taken as a whole, or (b) the ability of such party to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, other than in the case of either (a) or (b), any change, event, effect, occurrence, state of facts or development:

(i)	relating to conditions generally affecting the oil and gas industry, including a decrease in the price of oil and gas;

(ii)	relating to general or economic, financial, currency exchange, securities or commodities market, capital market, regulatory, or political conditions;

(iii)	relating to U.S. GAAP, Canadian GAAP or the interpretation or application thereof;

(iv)	resulting from any matter which was publicly disclosed or which was communicated in writing to the other party prior to the date of this Agreement; or

(v)	attributable to the announcement or pendency of this Agreement or the Arrangement, or otherwise contemplated by or resulting from the terms of this Agreement;

(vi)	relating to changes, developments or conditions resulting from any act of sabotage or terrorism or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of such acts of sabotage, terrorism, hostilities or war;

(vii)	relating to any failure by such party or any of its Subsidiaries to meet any internal or published industry analyst projects or forecasts or estimates of revenues or earnings for any period;

(viii)	relating to any shareholder litigation or threatened shareholder litigation, in each case, arising from allegations of a violation of any laws or rules established by any Securities Authorities or breach of fiduciary duties or similar allegations in connection with this Agreement or the Arrangement; and

(ix)	relating to any decrease in the market price or any decline in the trading volume of that party’s common shares (it being understood that the causes underlying such change in the market price or trading volume (other than those in items (i) to (viii) above) may be taken into account in determining whether a Material Adverse Effect has occurred);

provided, that such change, event, effect, occurrence, state of facts or development referred to in subsections (i), (ii) and (vi) above does not primarily relate only to (or have the effect of primarily relating only to) that party and its subsidiaries, taken as a whole, or disproportionately adversely affect that party and its subsidiaries, taken as a whole, compared to other companies of similar size operating in the same industry as that party and its subsidiaries;

(rrrr)	“Meeting Deadline” means April 29, 2016, or such later date as may be agreed to in writing by the parties, such agreement to not be withheld unreasonably;

(ssss)	“MI 61-101” means Multilateral Instrument 61-101—Protection of Securityholders in Special Transactions as amended or replaced from time to time;

(tttt)	“MI 62-104” means Multilateral Instrument 62-104—Take Over Bids and Issuer Bids as amended or replaced from time to time;

(uuuu)	“NYSE MKT” means the NYSE MKT, LLC;

(vvvv)	“Order” means any writ, fine, award, determination, order, judgment, injunction, ruling, decision, opinion, decree, or similar action of a Governmental Authority;

(wwww)	“Other Party” means (i) with respect to Lynden, Earthstone or Earthstone Acquisition; and (ii) with respect to Earthstone or Earthstone Acquisition, Lynden, in each case unless the context otherwise requires;

(xxxx)	“Outside Date” means September 30, 2016, or such later date as may be agreed to in writing by the parties;

(yyyy)	“parties” means collectively, Earthstone, Earthstone Acquisition and Lynden, and “party” means any one of them;

(zzzz)	“Permit” means any license, permit, certificate, consent, order, grant, approval, classification, registration or other authorization of and from any Governmental Authority;

(aaaaa)

“Permitted Encumbrances” means (i) Encumbrances for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings for which adequate accruals or reserves have been established and included in the consolidated balance sheets included in or incorporated by reference into the Lynden Public Documents or the Earthstone Public Documents, as applicable, filed prior to the date of this Agreement, (ii) Encumbrances affecting the interest of the grantor of any easements benefitting owned real property and liens of record attaching to real property, fixtures or leasehold improvements, which would not materially impair the use of the real property in the operation of the business thereon or the value of such real property, (iii) statutory Encumbrances of landlords with respect to leased real property, (iv) in the case of oil and gas leases, the lessor’s Production Burdens, (v) Encumbrances reflected in Lynden’s or Earthstone’s, as applicable, consolidated balance sheets included in or incorporated by reference into the Lynden Public Documents or the Earthstone Public Documents, as applicable, filed prior to the date of this Agreement, (vi) Encumbrances in favor of vendors, carriers, warehousemen, mechanics, materialmen, repairmen, construction or similar Encumbrances or other encumbrances arising by operation of applicable Law, in each case for amounts not yet delinquent, (vii) Encumbrances created under joint operating agreements, participation agreements or development agreements, in each case for amounts not yet delinquent, (viii) in the case of real property, in addition to items in clauses (i), (ii), (iii) and (iv), zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by such party or any of such party’s Subsidiaries or materially impair the value of such assets and (ix) Encumbrances, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights-of-way, covenants, restrictions and other similar matters that would be accepted by a reasonably prudent purchaser of oil and gas interests, that would not reduce the net revenue interest, or increase the working interest, of such party or any of such party’s Subsidiaries in any oil and gas lease and that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect of such party;

(bbbbb)	“Person” means any individual, corporation, firm, sole proprietorship, partnership (including a limited partnership), joint venture, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a natural person in his capacity as trustee, executor, administrator, or other legal representative and the Crown or any agency or instrumentality thereof;

(ccccc)	“Plan of Arrangement” means the plan of arrangement in substantially the form and content set out in Schedule A, as amended or supplemented from time to time in accordance with the terms of this Agreement, Article 6 of the Plan of Arrangement (with the consent of the parties acting reasonably) or made at the direction of the Court;

(ddddd)	“Proceeding” means any claim, charge, assertion, cause of action, complaint, litigation, controversy, action, suit, arbitration, investigation or other proceeding, whether civil, criminal or administrative;

(eeeee)	“Production Burdens” means all royalty interests, overriding royalty interests, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Authorities;

(fffff)	“Providing Party” has the meaning set out in Section 4.7(a);

(ggggg)	“Receiving Party” has the meaning set out in Section 4.7(a);

(hhhhh)	“Registrar” means the Registrar of Companies appointed under Section 400 of the Business Corporations Act;

(iiiii)	“Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the waiver or lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of a Governmental Authority required in connection with the consummation of the Arrangement;

(jjjjj)	“Related Person” means,

(i)	a corporation that, immediately before or immediately after a purchase, exchange, redemption, or other acquisition of Lynden Shares or shares of Earthstone Common Stock, as the case may be, is a member of an Affiliated Group (as defined herein) of which Lynden or Earthstone, as applicable, (or any successor corporation thereto) is a member; or

(ii)	a corporation in which Lynden or Earthstone, as applicable, (or any successor corporation thereto), owns, or which owns with respect to Lynden or Earthstone, as applicable, (or any successor corporation thereto), directly or indirectly, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause (ii) any stock owned by 5% or greater stockholders of Lynden or Earthstone, as applicable, (or any successor thereto) or such corporation, a proportionate share of the stock owned by entities in which Lynden or Earthstone, as applicable, (or any successor thereto) or such corporation owns an interest, and any stock which may be acquired pursuant to the exercise of options;

(kkkkk)	“Release” includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, migrating, escaping, leaching, disposing, dumping, depositing, spraying, burying, abandoning, seeping or placing, or any similar action defined in any Environmental Law;

(lllll)	“Representatives” has the meaning set out in Section 4.5(a);

(mmmmm)	“Return” means any return, estimated Tax return, report, declaration, form, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

(nnnnn)	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder from time to time;

(ooooo)	“SEC” means the U.S. Securities and Exchange Commission;

(ppppp)	“Section 3(a)(10) Exemption” has the meaning set out in Section 2.8;

(qqqqq)	“Securities Authorities” means the securities commissions and/or other securities regulatory authorities in the provinces, states and territories of Canada and the United States applicable to Lynden, Earthstone or Earthstone Acquisition, as the case may be;

(rrrrr)	“Securities Laws” means the applicable securities legislation in Canada, the U.S. Securities Act, the U.S. Exchange Act and the Sarbanes-Oxley Act, in each case, as amended from time to time, and the applicable rules and regulations promulgated thereunder from time to time as well as the applicable stock exchange rules and listing standards of the TSXV and NYSE MKT;

(sssss)	“SEDAR” means the System for Electronic Document Analysis and Retrieval;

(ttttt)	“Share Exchange Ratio” has the meaning given to it in Section 3.1(b) of the Plan of Arrangement;

(uuuuu)	“Subsidiary” has the meaning ascribed thereto in the Securities Act (British Columbia);

(vvvvv)	“Superior Proposal” means a bona fide written Acquisition Proposal, obtained after the date of this Agreement and not in breach of Section 4.5 (other than an immaterial breach), to acquire, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities of Lynden or assets of Lynden and its Subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the Lynden Board determines in its good faith to be more favorable to the Lynden Shareholders from a financial point of view than the transactions contemplated hereby;

(wwwww)	“Support Agreements” means the voting support agreements (including all amendments thereto) entered into between Earthstone and the Lynden Supporting Shareholders, setting forth the terms and conditions upon which the Lynden Supporting Shareholders shall agree, inter alia, to vote in favour of the Arrangement Resolution at the Lynden Meeting, in the form attached hereto as Schedule E;

(xxxxx)	“Tax Act” means the Income Tax Act (Canada), as amended;

(yyyyy)	“Tax Returns” means all returns, schedules, elections, forms, notices, declarations, reports information returns and statements filed or required to be filed with any Governmental Authority relating to Taxes;

(zzzzz)

“Taxes” means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Authority, including, without limitation, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, uses taxes, ad valorem taxes, value added taxes, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada Pension Plan contributions, employer health taxes, excise, severance, social security, workers’ compensation, employment insurance or compensation taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest, fines and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) or that may become payable in respect thereof; and liability for any of the foregoing as a transferee or successor, guarantor or surety or in a similar capacity under any law, contract, arrangement, agreement, understanding or commitment (whether written or oral);

(aaaaaa)	“Topping Fee” means an amount of cash, equal to (1) U.S.$2,250,000, plus (2) reimbursement of Earthstone’s and its Subsidiaries for all reasonable out-of-pocket expenses incurred by Earthstone or any of its Subsidiaries in connection with the negotiation, preparation, execution and performance of this Agreement and related documentation, including printing fees, filing fees and fees and expenses of its legal, accounting and financial advisors, petroleum engineers and consultants and all fees and expenses payable to any financing sources related to this Agreement, the transactions contemplated hereby and any related financing with such reimbursement amount in this subsection (2) not to exceed a combined total of U.S.$500,000;

(bbbbbb)	“Transmittal Letters” means, collectively, the Letter of Transmittal—Shares and the Letter of Transmittal—Options, and “Transmittal Letter” means either of them;

(cccccc)	“Treasury Regulations” means the regulations promulgated by the United States Treasury Department under the Code;

(dddddd)	“TSXV” means the TSX Venture Exchange;

(eeeeee)	“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(ffffff)	“U.S. Earthstone Subsidiary” means Basic Petroleum Services, Inc., EF Non-Op, LLC, Earthstone Operating, LLC, and Sabine River Energy, LLC;

(gggggg)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(hhhhhh)	“U.S. GAAP” means the generally accepted accounting principles in the United States;

(iiiiii)	“U.S. Lynden Subsidiary” means Lynden USA Inc., a corporation existing under the laws of the State of Utah;

(jjjjjj)	“U.S. Person” has the meaning ascribed to it in Rule 902 of Regulation S under the U.S. Securities Act;

(kkkkkk)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(llllll)

“Willful Breach” means either (i) with respect to any breach of any representations and warranties or any failure to perform any covenants or other agreements contained in this Agreement such that the conditions set forth in (A) in the case of any such breach or failure to perform by Earthstone or Earthstone Acquisition, Section 5.2(a) or Section 5.2(b) and (B) in the case of any such breach or failure to perform by Lynden, Section 5.3(a) or Section 5.3(b), in the case of (A) or (B) would not be satisfied prior to the Outside Date, such breach or failure is a consequence of an act or intentional omission undertaken by the breaching party (or, in the case of Section 4.5 with respect to Lynden, the consequence of an act or intentional omission of a Subsidiary of Lynden, or of a Representative of Lynden at the direction of Lynden) with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause such a breach or failure of such representation, warranty, covenant or agreement or (ii) the failure by any party to consummate the transactions contemplated hereby after all of the conditions set forth in Article 5 have been satisfied or waived (by the party entitled to waive any such applicable conditions).

1.2	Currency

Except where otherwise specified, all sums of money which are referred to in this Agreement are expressed in lawful money of Canada.

1.3	Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, Sections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein”, “hereunder”, and similar expressions refer to this Agreement and the schedules hereto and not to any particular article, section or other portion hereof and include any agreement, schedule or instrument supplementary or ancillary hereto.

1.4	Number, Gender and Persons

Unless the context otherwise requires, words importing the singular number only will include the plural and vice versa; words importing the use of any gender will include all genders; and words importing persons will include firms and corporations and vice versa.

1.5	Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action will be required to be taken on the next succeeding day that is a Business Day.

1.6	Statutory References

Any reference in this Agreement to a statute includes all regulations and rules made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.7	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable Law, the parties waive any provision of Law that renders any provision of this Agreement or any part thereof invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision hereof or any part thereof that is declared invalid or unenforceable with a valid and enforceable provision or part thereof, the economic effect of which approximates as much as possible the invalid or unenforceable provision or part thereof that it replaces.

1.8	Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under U.S. GAAP.

1.9	Knowledge

Where the phrases “to the knowledge of Lynden” or “to Lynden’s knowledge” or “to the knowledge of Earthstone” or “to Earthstone’s knowledge” are used in respect of Lynden or Earthstone such phrase will mean (except as otherwise expressly provided), in respect of each representation and warranty or other statement which is qualified by such phrase, that such representation and warranty or other statement is being made based upon: (A) in the case of Lynden, the collective actual knowledge (after reasonable inquiry) of Lynden’s chief executive officer and chief financial officer; and (B) in the case of Earthstone, the collective actual knowledge (after reasonable inquiry) of Earthstone’s executive officers.

1.10	Meaning of “Ordinary and Regular Course of Business”

In this Agreement the phrase “in the ordinary and regular course of business” and any similar reference will mean with respect to an action taken by a party those activities that are consistent with prior practices of the party and taken in the ordinary course of the normal day-to-day business and operations of the party, provided that in any event such action is not unreasonable or unusual.

1.11	Schedules

The following schedules are attached to, and are deemed to be incorporated into and form part of, this Agreement:

Schedule	Matter
A	Plan of Arrangement
B	Form of Arrangement Resolution
C	Form of Resignation and Mutual Release
D	Key Regulatory Approvals
E	Form of Support Agreement

Article 2

THE ARRANGEMENT

2.1	The Arrangement and Interim Order

(a)	Earthstone, Earthstone Acquisition and Lynden agree, subject to the terms and conditions contained in this Agreement, to implement the Plan of Arrangement.

(b)	Lynden will, in a manner reasonably acceptable to Earthstone and Lynden, apply to the Court pursuant to Section 291 of the Business Corporations Act for the Interim Order, and thereafter proceed with and diligently seek the Interim Order, providing, among other things:

(i)	that the Persons to whom notice is to be provided in respect of the Arrangement and the Lynden Meeting shall be the Lynden Securityholders and for the manner in which such notice is to be provided;

(ii)	that the requisite approval for the Arrangement Resolution will be 66 2⁄3% of the votes cast on the Arrangement Resolution by Lynden Securityholders present in person or by proxy at the Lynden Meeting voting as a single class, together with minority approval in accordance with MI 61-101, if required (together, the “Lynden Shareholder Approval”);

(iii)	that in all other respects, the terms, conditions and restrictions of the Lynden constating documents, including quorum requirements and other matters, will apply in respect of the Lynden Meeting;

(iv)	for the grant of the Dissent Rights;

(v)	for notice requirements with respect to the application to the Court for the Final Order;

(vi)	that the Lynden Meeting may be adjourned from time to time by management of Lynden, subject to the terms of this Agreement, without the need for additional approval of the Court; and

(vii)	that the record date to determine the Lynden Securityholders entitled to notice of and to vote at the Lynden Meeting will not change in respect of any adjournment(s) of the Lynden Meeting.

(c)	Lynden will advise the Court of Earthstone’s intention to rely upon the Section 3(a)(10) Exemption as provided for in Section 2.8(a).

(d)	Lynden will convene and use commercially reasonable efforts to hold the Lynden Meeting by the Meeting Deadline in accordance with the Interim Order.

(e)	Subject to obtaining the approvals as contemplated by the Interim Order and as may be directed by the Court in the Interim Order, Lynden will, as soon as reasonably practicable thereafter, take all steps necessary to submit the Arrangement to the Court and apply for the Final Order.

(f)	If the Final Order is obtained, subject to the satisfaction, waiver or release of the conditions set forth in Article 5 (as confirmed by each party to the other in writing), each of Lynden, Earthstone and Earthstone Acquisition will, as soon as reasonably practicable thereafter, take all such actions as may be necessary to effect the Arrangement.

2.2	Plan of Arrangement

Earthstone, Earthstone Acquisition and Lynden agree that the Arrangement shall be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement. On the Effective Date, the Plan of Arrangement will become effective.

2.3	Joint Circular and Lynden Meeting

Subject to the terms and conditions contained in this Agreement, including Section 4.5 hereof:

(a)	Earthstone and Lynden will, as soon as practicable after execution of this Agreement, jointly prepare, the Joint Circular which will, among other things, reflect the Lynden Board Approval and will include the Lynden Board Recommendation, and, subject to the issuance of the Interim Order and receipt of receipt of no comment or no further comments from the SEC of the Joint Circular, Lynden will convene the Lynden Meeting and cause the Joint Circular to be distributed to the Lynden Securityholders and other appropriate Persons in accordance with the Interim Order, applicable Laws and the Articles of Lynden.

(b)	Lynden shall ensure that the Joint Circular provides notice of, and advises Lynden Shareholders of their right to attend the Court hearing of Lynden’s application for the Final Order.

(c)	Lynden shall disclose in the Joint Circular that the Lynden Board has determined after receiving financial and legal advice, that the Consideration is fair from a financial perspective and that the Arrangement is in the best interests of Lynden.

(d)

Earthstone shall provide to Lynden all information regarding Earthstone, its affiliates and the shares of Earthstone Common Stock, as required by the Interim Order or applicable Laws for inclusion in the Joint Circular or in any amendments or supplements to such Joint Circular. Earthstone shall also use commercially reasonable efforts to obtain any necessary consents from any of its auditors and any other advisors to the use of any financial, technical or other expert information required to be included in the Joint Circular and to the identification in the Joint Circular of each such advisor. Earthstone shall ensure that such information shall be complete and correct in all material respects and comply in all material respects with applicable Laws and that it does not include any misrepresentation, and that such information constitutes full, true and plain disclosure concerning Earthstone, its assets and the shares of Earthstone Common Stock.

(e)	Earthstone and its legal counsel shall be given a reasonable opportunity to review and comment on the Joint Circular prior to the Joint Circular being printed and filed with any Governmental Authority, and reasonable consideration shall be given to any comments made by Earthstone and its legal counsel; provided, however, that all information relating solely to Earthstone, its affiliates, the shares of Earthstone Common Stock and Earthstone’s reliance on the Section 3(a)(10) Exemption and the effect thereof included in the Joint Circular shall be the sole responsibility of, and in form and content satisfactory to, Earthstone. All information in the Joint Circular relating solely to Lynden, its affiliates, and the Lynden Shares shall be the sole responsibility of, and in form and content satisfactory to, Lynden. Lynden shall provide Earthstone with final copies of the Joint Circular prior to the mailing to the Lynden Shareholders.

(f)	Subject to Section 4.5 in all respects:

(i)	Lynden shall solicit proxies in favour of the Arrangement Resolution, against any resolution submitted by any Lynden Shareholder, including, if reasonably requested by Earthstone, using the services of dealers and proxy solicitation services selected by Lynden, the compensation and expenses of which shall be the sole expense of Lynden, and permitting Earthstone to otherwise assist Lynden in such solicitation, and take all other actions that are reasonably necessary or desirable to seek the approval of the Arrangement by Lynden Shareholders; provided, however, that the aggregate amount of any expenses required to be incurred by Lynden in connection with the solicitation of proxies pursuant to this Section 2.3 shall not exceed U.S.$150,000;

(ii)	the Lynden Board shall recommend to Lynden Shareholders that they vote in favour of the Arrangement Resolution;

(iii)	the Lynden Board shall not make an Adverse Recommendation Change; and

(iv)	Lynden shall include in the Joint Circular a statement that each Lynden Supporting Shareholder intends to vote all of such Person’s Lynden Shares in favour of the Arrangement Resolution, subject to the other terms of this Agreement and the Support Agreements.

(g)	Subject to Section 2.3(h), Lynden will hold the Lynden Meeting on or before the Meeting Deadline and will provide notice to Earthstone of the Lynden Meeting and allow representatives of Earthstone to attend the Lynden Meeting.

(h)	Lynden will not adjourn, postpone or cancel the Lynden Meeting (or propose to do so), except if a quorum is not present at the Lynden Meeting; provided, however, that Lynden, after consultation with Earthstone, may adjourn or postpone the Lynden Meeting (A) to the extent the Lynden Board determines in good faith, after consultation with outside legal counsel, that such adjournment or postponement is necessary to ensure that any supplement or amendment to the Joint Circular in accordance with this Agreement and required by applicable Law is provided to the Lynden Shareholders and that such Lynden Shareholders have a reasonable period of time to review any such required supplement or amendment; or (B) to solicit additional votes and proxies for the purpose of obtaining the Lynden Shareholder Approval.

(i)

Lynden will provide Earthstone with (i) information on the proxies received and the securityholder votes on the Arrangement Resolution on a daily basis commencing at least ten Business Days before the date of the Lynden Meeting to the extent that such information is available to Lynden, and (ii) in a timely and expeditious manner, a copy of any purported exercise of the Dissent Rights and written communications with the Lynden Shareholders purportedly exercising such Dissent Rights, and will not settle or compromise any action brought by any present, former or purported holder of any of the

Lynden Securities in connection with the transactions contemplated by this Agreement, including the Arrangement, without the prior consent of Earthstone.

(j)	In a timely and expeditious manner, Lynden will prepare, (in consultation with Earthstone), and file any mutually agreed (or as otherwise required by applicable Laws) amendments or supplements to the Joint Circular (which amendments or supplements will be in a form satisfactory to Earthstone, acting reasonably) with respect to the Lynden Meeting and mail such amendments or supplements, as required by the Interim Order and in accordance with all applicable Laws, in and to all jurisdictions where such amendments or supplements are required to be mailed, complying in all material respects with all applicable Laws on the date of the mailing thereof.

(k)	Earthstone will prepare, in a timely and expeditious manner, in consultation with Lynden, the form of the Transmittal Letters, and Lynden will, at the time of mailing of the Joint Circular, forward or cause to be forwarded the Transmittal Letters to each holder of Lynden Shares at the address of such holder as it appears on the register maintained by or on behalf of Lynden in respect of the holders of Lynden Shares.

2.4	Final Order

If:

(a)	the Interim Order is obtained; and

(b)	the Arrangement Resolution is passed at the Lynden Meeting as provided for in the Interim Order and as required by applicable Law,

subject to the terms of this Agreement, Lynden shall diligently pursue and take all steps necessary or desirable to have the hearing before the Court of the application for the Final Order held as soon as reasonably practicable and, in any event, within two (2) Business Days following the approval of the Arrangement Resolution at the Lynden Meeting.

2.5	Court Proceedings

Lynden will permit Earthstone to review and comment upon drafts of all material to be filed by Lynden with the Court in connection with the Arrangement prior to the service and filing of that material and will give reasonable consideration to such comments; provided, however, that all information relating solely to Earthstone’s reliance on the Section 3(a)(10) Exemption and the effect thereof included in any filing with the Court shall be in form and content satisfactory to Earthstone, acting reasonably. In addition, Lynden will not object to counsel to Earthstone making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel deems appropriate, acting reasonably, provided that Lynden is advised of the nature of any submissions not reasonably contemplated in the material to be filed with the Court prior to the hearing. Lynden will also provide counsel to Earthstone on a timely basis with copies of any petition, response to a petition and evidence served on Lynden or its counsel in respect of the application for the Final Order or any appeal therefrom.

2.6	Effective Date and Closing

The Arrangement shall become effective at the Effective Time on the Effective Date. Each of Lynden, Earthstone and Earthstone Acquisition shall deliver at the closing of the Arrangement such customary certificates (including “bring down” certificates), resolutions and other closing documents, as may be required by the Other Party, acting reasonably, to be effective as of the Effective Time. The closing of the Arrangement will take place at the offices of Jones & Keller, P.C. at 1999 Broadway, Suite 3150, Denver, Colorado 80202 or such other place and date as the parties may mutually determine, on the Effective Date. At the Effective Time, (a) each Lynden Share outstanding immediately prior to the Effective Time (other than Lynden Shares held by Dissenting

Shareholders), shall, by virtue of the Arrangement and without any action on the part of the holder thereof, be exchanged for the Consideration as provided in the Plan of Arrangement; (b) each Lynden Share held by Dissenting Shareholders shall be cancelled and such Dissenting Shareholders shall cease to have any rights with respect thereto other than the right to be paid the fair value of their Lynden Shares in accordance with the Plan of Arrangement; (c) each Lynden Option outstanding immediately prior to the Effective Time, shall, by virtue of the Arrangement and without any action on the part of the holder thereof, be exchanged as provided in the Plan of Arrangement; and (d) the Arrangement shall, from and after the Effective Time, have all of the effects provided by applicable Law, including the Business Corporations Act.

2.7	U.S. Tax Matters

For United States federal income tax purposes, the parties intend to adopt this Agreement and the Plan of Arrangement as a plan of reorganization and intend that the Arrangement as set forth in the Plan of Arrangement qualify as a reorganization within the meaning of Section 368(a) of the Code. Provided that the Arrangement meets the requirements of a reorganization within the meaning of Section 368(a) of the Code, each party hereto agrees to treat the Arrangement as a reorganization within the meaning of Section 368(a) of the Code for all United States federal income tax purposes, and agrees to treat this Agreement as a “plan of reorganization” within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the Code. Notwithstanding the foregoing, in the event that Lynden has insufficient funds at the Effective Date to satisfy payment obligations to Dissenting Shareholders, the payment of funds by Earthstone to Dissenting Shareholders (an “Earthstone Payment”) shall not be prohibited by this Section 2.7. Unless (i) an Earthstone Payment is made, (ii) otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, or (iii) otherwise required pursuant to applicable Laws, each of the parties shall report the transactions contemplated by this Agreement as a “reorganization” within the meaning of Section 368(a) of the Code (to the extent that the transaction is reportable under the Code) and shall not take any position that is contrary to such treatment. Notwithstanding the foregoing, neither Earthstone nor Lynden makes any representation, warranty or covenant to any other party or to any Lynden Shareholder or other holder of Lynden securities (including, without limitation, stock options, warrants, debt instruments or other similar rights or instruments) or any holder of shares of Earthstone Common Stock or securities regarding the U.S. tax treatment of the Arrangement, including, but not limited to, whether the Arrangement will qualify as a reorganization within the meaning of Section 368(a) of the Code or as a tax-deferred reorganization for purposes of any United States state or local income tax law.

2.8	U.S. Securities Law Matters

The Arrangement will be carried out with the intention that all shares of Earthstone Common Stock issued on completion of the Arrangement to Lynden Shareholders will be issued by Earthstone in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act (the “Section 3(a)(10) Exemption”). In order to ensure the availability of the Section 3(a)(10) Exemption, the parties hereto agree that the Arrangement will be carried out on the following basis:

(a)	the Arrangement will be subject to the approval of the Court;

(b)	the Court will be advised prior to the hearing required to approve the Arrangement that, based on the Court’s determination of the fairness of the Plan of Arrangement and approval of the Arrangement, Earthstone will rely upon the Section 3(a)(10) Exemption with respect to certain securities to be issued to the Lynden Shareholders;

(c)	the Court will be required to satisfy itself as to the fairness of the Arrangement to the Lynden Shareholders to be issued shares of Earthstone Common Stock pursuant to the Arrangement and the Final Order approving the Arrangement that is obtained from the Court will expressly state that the Arrangement is approved by the Court as being fair to such Lynden Shareholders;

(d)	the Lynden Securityholders will be given adequate and timely notice advising them of their right to attend the hearing of the Court for the Final Order to approve the Arrangement and providing them with sufficient information necessary for them to exercise that right, and Lynden will file with the Court, prior to sending such information to the Lynden Shareholders, a copy of the Joint Circular, Transmittal Letters and all other materials which will be provided to the Lynden Securityholders;

(e)	the Interim Order will specify that each Lynden Shareholder will have the right to appear before the Court and make submissions at the hearing of the Court for the Final Order to approve the Arrangement so long as they enter an appearance within a reasonable time;

(f)	the Lynden Shareholders will be advised that the shares of Earthstone Common Stock issued in the Arrangement in exchange for the Lynden Shares have not been registered under the U.S. Securities Act and will be issued by Earthstone in reliance on the Section 3(a)(10) Exemption and will not be subject to trading restrictions subject to, with respect to certain Lynden Shareholders who are or, at the Effective Time, become affiliates (as defined by Rule 144 of the U.S. Securities Act) of Earthstone, certain restrictions on resale under Rule 144 of the U.S. Securities Act; and

(g)	the Final Order shall include a statement to substantially the following effect:

“This Order will serve as a basis of a claim to an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to section 3(a)(10) thereof, regarding the issuance and the exchange and distribution of certain securities of Earthstone to the security holders of Lynden who are in the United States or are U.S. Persons, pursuant to the Plan of Arrangement.”

2.9	Lynden Options

The parties agree that pursuant to the Plan of Arrangement, notwithstanding the terms of the Lynden Option Plan and stock option agreements governing (or stock option certificates representing) the Lynden Options, each Lynden Option outstanding as at the Effective Time shall be deemed to be terminated and cancelled in exchange for delivery on the Effective Date of such number of shares of Earthstone Common Stock determined by the following calculation:

((A x Share Exchange Ratio) – B) x C
A

where:

“A” is the volume weighted average closing price of Earthstone Common Stock on the NYSE MKT (or such other primary stock market on which the Earthstone Common Stock is then trading), converted to Canadian dollars using the Bank of Canada noon exchange rate, for the five trading days preceding the Effective Date;

“B” is the exercise price of the subject Lynden Options; and

“C” is the number of the subject Lynden Options.

In order to be entitled to receive shares of Earthstone Common Stock pursuant to the foregoing calculation, the Lynden Optionholders will be required to pay to Lynden and/or Earthstone the amount, if any, of applicable withholding taxes that would have been payable by the Lynden Optionholder had the Lynden Option been exercised rather than cancelled and terminated, and Lynden and/or Earthstone shall forthwith remit such funds to the appropriate government tax authority. To the extent holders of Lynden Options shall not be entitled to receive any shares of Earthstone Common Stock at closing based upon the foregoing method of calculation, Earthstone shall on the Effective Date pay the applicable Lynden Optionholders U.S.$0.001 for every such Lynden Option. The shares of Earthstone Common Stock issuable to former holders of Lynden Options have not been registered under the U.S. Securities Act and will be issued by Earthstone in reliance on the Section 3(a)(10) Exemption and shall be fully tradable subject to, with respect to certain holders who are or, at the Effective Time, become affiliates (as defined by Rule 144 of the U.S. Securities Act) of Earthstone, certain restrictions on resale under Rule 144 of the U.S. Securities Act.

2.10	Payment of Consideration

Earthstone will, following receipt by Lynden of the Final Order and prior to the Effective Date, deposit in escrow with the Depositary sufficient shares of Earthstone Common Stock to satisfy the Consideration payable to the Lynden Shareholders and the Lynden Optionholders pursuant to the Plan of Arrangement (other than Lynden Shareholders exercising Dissent Rights and who have not withdrawn their notice of objection).

2.11	Withholding Taxes

Earthstone, Lynden and the Depositary shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement or the Plan of Arrangement to any Person, and from all dividends, interest or other amounts payable to any former Lynden Shareholder such amounts as Earthstone, Lynden or the Depositary is required or permitted to deduct and withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such deducted or withheld Taxes or other amounts are actually remitted to the appropriate taxing authority.

2.12	Preparation of Filings

Earthstone, Earthstone Acquisition and Lynden shall cooperate in the preparation of any application for the Key Regulatory Approvals and any other orders, registrations, consents, filings, rulings, exemptions, no-action letters and approvals and the preparation of any documents reasonably deemed by either of the parties to be necessary to discharge its respective obligations or otherwise advisable under applicable Laws in connection with this Agreement or the Plan of Arrangement.

2.13	Announcement and Shareholder Communications

The parties shall each publicly announce the entering into of this Agreement following the execution of this Agreement pursuant to a joint press release. Each party shall consult with the Other Party prior to issuing any press releases or otherwise making public written statements with respect to the Arrangement or this Agreement and shall provide the Other Party with a reasonable opportunity to review and comment on such press release or other communications. The parties agree to cooperate in the preparation of presentations, if any, to Lynden Securityholders regarding the Plan of Arrangement, and no party shall (a) issue any news release or otherwise make public announcements with respect to this Agreement or the Arrangement without the consent of the Other Party (which consent shall not be unreasonably withheld or delayed); or (b) make any filing with any Governmental Authority or with the TSXV or the NYSE MKT with respect thereto without prior consultation with the Other Party; provided, however, that the foregoing shall be subject to each party’s overriding obligation to make any disclosure or filing required under applicable Laws or stock exchange rules, and the party making such disclosure shall use all commercially reasonable efforts to give prior oral or written notice to the Other Party and reasonable opportunity to review or comment on the disclosure or filing, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure or filing.

Article 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of Lynden

Lynden hereby represents and warrants to Earthstone (and acknowledges that Earthstone is relying upon such representations and warranties in connection with entering into this Agreement and agreeing to complete the Arrangement) that, other than as set out in the Lynden Disclosure Letter:

(a)	Organization. Each of Lynden and all Lynden Subsidiaries have been incorporated, are validly subsisting and have full corporate and legal power and authority to own its property and assets and to conduct its business as currently owned and conducted. Each of Lynden and all Lynden Subsidiaries are registered, licensed or otherwise qualified in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified, other than those jurisdictions where the failure to be so registered, licensed or otherwise qualified would not have a Material Adverse Effect on Lynden. All of the outstanding shares of the Lynden Subsidiaries are beneficially owned, directly or indirectly, by Lynden. Except pursuant to restrictions on transfer contained in the articles or by-laws (or their equivalent) of all Lynden Subsidiaries, the outstanding shares of any Lynden Subsidiary are owned free and clear of all Encumbrances and Lynden is not liable to any creditor in respect thereof. There are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any issued or unissued securities of, or interest in, any of the Lynden Subsidiaries or any of its material assets from either Lynden or any Lynden Subsidiary.

(b)	Capitalization. Lynden is authorized to issue an unlimited number of Lynden Shares. As of the date hereof, there were issued and outstanding:

(i)	130,198,411 Lynden Shares; and

(ii)	Lynden Options to acquire an aggregate of 4,010,000 Lynden Shares the terms of which are set forth in the Lynden Disclosure Letter.

Except for the Lynden Options, and except pursuant to this Agreement and the transactions contemplated hereby, as of the date hereof, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Lynden or any Lynden Subsidiary to issue or sell any shares of Lynden or any Lynden Subsidiary or any securities or obligations of any kind convertible into or exchangeable for any shares of Lynden or any Lynden Subsidiary. All outstanding Lynden Shares have been authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. As of the date hereof, there are no outstanding bonds, debentures or other evidences of indebtedness of Lynden having the right to vote with the Lynden Shareholders on any matter. As of the date hereof, there are no outstanding contractual obligations of Lynden to repurchase, redeem or otherwise acquire any outstanding Lynden Shares or with respect to the voting or disposition of any outstanding Lynden Shares. There are no outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based on book value, income, share price or any other attribute of Lynden or its business. There are no outstanding debentures, bonds or other evidence of indebtedness of Lynden or any Lynden Subsidiary. All securities of Lynden have been issued in compliance with all applicable Laws and no holder of securities of Lynden has any right to compel Lynden to register or otherwise qualify such securities for distribution or sale to the public in Canada, the United States or in any jurisdiction.

(c)

Authority. Lynden has all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by Lynden as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by Lynden and the completion by

Lynden of the Arrangement contemplated by this Agreement have been authorized by the Lynden Board and, subject to obtaining the Lynden Shareholder Approval, approval of the TSXV, the Interim Order and the Final Order in the manner contemplated herein, no other corporate or shareholder proceedings on the part of Lynden or the Lynden Shareholders are necessary to authorize this Agreement or the completion of Lynden of the transactions contemplated hereby other than in connection with the approval by the Lynden Board of the Joint Circular. This Agreement has been executed and delivered by Lynden and constitutes a legal, valid and binding obligation of Lynden, enforceable against Lynden in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity. The execution and delivery by Lynden of this Agreement and the performance by Lynden of its obligations hereunder and the completion of the transactions contemplated hereby, do not and will not:

(i)	result in a violation, contravention or breach of or constitute a default under, or entitle any party to terminate, accelerate, modify or call any obligations or rights under, require any consent to be obtained under or give rise to any termination rights under any provision of:

(A)	the Articles, By-laws or Notice of Articles of Lynden or any Lynden Subsidiary,

(B)	any applicable Law or the rules or policies of the TSXV, or

(C)	any revolving line of credit of Lynden (the “Credit Facility”), note, bond, mortgage, indenture, deed of trust, lease, franchise, concession, easement, contract, agreement, licence, permit or other instrument to which Lynden or any Lynden Subsidiary are bound or are subject to or of which Lynden or any Lynden Subsidiary are the beneficiary;

(ii)	cause any indebtedness owing by Lynden or any of the Lynden Subsidiaries to come due before its stated maturity or cause any available credit to cease to be available;

(iii)	result in the imposition of any Encumbrance upon any of the property or assets of Lynden or any of the Lynden Subsidiaries or give any Person the right to acquire any of the assets of Lynden or any of the Lynden Subsidiaries, or restrict, hinder, impair or limit the ability of Lynden or any of the Lynden Subsidiaries to conduct the business of Lynden or any of the Lynden Subsidiaries as and where it is now being conducted; or

(iv)	result in or accelerate the time for payment or vesting of, or the amount of any severance, unemployment compensation, “golden parachute”, interest bonus, termination payments or otherwise, becoming due to any director or officer of Lynden or any of the Lynden Subsidiaries or increase any benefits otherwise payable under any Benefits Plan of Lynden or any of the Lynden Subsidiaries or result in the acceleration of the time of payment or vesting of any such benefits;

No consent, approval, order or authorization of, or declaration or filing with, any Governmental Authority or other Person is required to be obtained by Lynden in connection with the execution and delivery of this Agreement or the consummation by Lynden of the transactions contemplated hereby other than (i) any approvals required by the Interim Order, (ii) any approvals required by the Final Order, (iii) the Key Regulatory Approvals and (iv) filings and approvals required by United States securities laws.

(d)	Lynden Board Approval. The Lynden Board:

(i)	as of December 16, 2015, determined that the Consideration is fair, from a financial point of view, to the Lynden Shareholders and the Lynden Optionholders and the Arrangement is in the best interests of Lynden;

(ii)	indicated that they will recommend that the Lynden Shareholders vote in favour of the Arrangement Resolution, subject to Section 4.5; and

(iii)	authorized the entering into of this Agreement, and the performance of Lynden’s obligations hereunder (the “Lynden Board Approval”).

(e)	Lynden Subsidiaries. The Lynden Subsidiaries are the only Subsidiaries of Lynden and Lynden does not own a direct or indirect voting or equity interest in any Person that is not one of the Lynden Subsidiaries.

(f)	Material Contracts. The Lynden Disclosure Letter sets forth a complete and accurate list of all Lynden Material Contracts as of the date hereof. Lynden has made available to Earthstone true and complete copies of all such Lynden Material Contracts. Neither Lynden nor any of the Lynden Subsidiaries are in breach or violation of or default under (in each case, with or without notice or lapse of time or both) the terms of any Lynden Material Contract. As of the date hereof, to the knowledge of Lynden, no other party to any Lynden Material Contract is in material breach of, violation of, or default under the terms of, or has threatened to terminate, any such Lynden Material Contract, and to the knowledge of Lynden, there exists no state of facts which after notice or lapse of time or both would constitute a default, violation or breach of any such Lynden Material Contract. Each Lynden Material Contract is a valid and binding obligation of Lynden or a Lynden Subsidiary, as applicable, and is in full force and effect in accordance with its terms. There is no Lynden Material Contract which: (i) would be violated, contravened or breached by, or under which a default would occur; (ii) requires any consent or prior approval be obtained from any Person (including consents relating to the change of control of Lynden) or notice to be given (prior to or following the Effective Time); (iii) would terminate; or (iv) would entitle any party to terminate, accelerate, modify or call any obligations or rights under; in each case, as a result of the execution of this Agreement or the completion of the Arrangement. Except for this Arrangement Agreement, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from Lynden or any of the Lynden Subsidiaries of any material assets of Lynden or any of the Lynden Subsidiaries and neither Lynden nor any of the Lynden Subsidiaries has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from any Person of any securities or any assets which could reasonably be expected to be material to Lynden.

(g)	Absence of Changes. Since September 30, 2015:

(i)	each of Lynden and the Lynden Subsidiaries have conducted its business only in the ordinary and regular course of business consistent with past practice;

(ii)	neither Lynden nor any Lynden Subsidiary have incurred or suffered a Material Adverse Effect;

(iii)	there has not been any acquisition or sale by Lynden or any Lynden Subsidiary of any material property or assets;

(iv)	other than in the ordinary and regular course of business consistent with past practice, there has not been any incurrence, assumption or guarantee by Lynden or any Lynden Subsidiary of any debt for borrowed money, any creation or assumption by Lynden or any Lynden Subsidiary of any Encumbrance, any making by Lynden or any Lynden Subsidiary of any loan, advance or capital contribution to or investment in any other Person or any entering into, amendment of, relinquishment, termination or non-renewal by Lynden or any Lynden Subsidiary of any contract, agreement, licence, lease transaction, commitment or other right or obligation;

(v)	Lynden has not declared or paid any dividends or made any other distribution on any of the Lynden Shares;

(vi)	Lynden has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding Lynden Shares;

(vii)	other than in the ordinary and regular course of business consistent with past practice, there has not been any material increase in or modification of the compensation payable to or to become payable by Lynden or any Lynden Subsidiaries to any of their respective directors, officers, employees or consultants or any grant to any such director, officer, employee or consultant of any increase in severance or termination pay or any increase or modification of any bonus, pension, insurance or benefit arrangement (including, without limitation, the granting of Lynden Options) made to, for or with any of such directors or officers;

(viii)	Neither Lynden nor any Lynden subsidiary has effected any material change in its accounting methods, principles or practices; and

(ix)	Lynden has not adopted any, or materially amended any, collective bargaining agreement, bonus, pension, profit sharing, stock purchase, stock option or other benefit plan or shareholder rights plan.

(h)	Employment Agreements. Neither Lynden nor any Lynden Subsidiary:

(i)	is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment or consulting agreement with, any director or officer of Lynden or any Lynden Subsidiary that would be triggered by Lynden entering into this Agreement or the completion of the Arrangement;

(ii)	has any employee or consultant whose employment or contract with Lynden or any Lynden Subsidiary cannot be terminated by Lynden following completion of the Arrangement; and

(iii)	(A) is a party to any collective bargaining agreement, (B) is, to the knowledge of Lynden, subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement, or (C) is subject to any current, or to the knowledge of Lynden, pending or threatened strike or lockout.

(i)	Financial Matters. The audited comparative annual financial statements of Lynden for the financial years ended June 30, 2015 and 2014 and the unaudited interim financial statements of Lynden for the three months ended September 30, 2015 and 2014 and the notes thereto (collectively the “Lynden Financial Statements”) were prepared in accordance with applicable accounting standards consistently applied and fairly present in all material respects the consolidated financial condition of Lynden at the respective dates indicated and the results of operations of Lynden for the periods covered on a consolidated basis. As of the date hereof, neither Lynden nor any of the Lynden Subsidiaries have any liability or obligation (including, without limitation, liabilities or obligations to fund any operations or work or exploration program, to give any guarantees or for Taxes), whether accrued, absolute, contingent or otherwise, or any related party transactions or off-balance sheet transactions not reflected in the Lynden Financial Statements, except liabilities and obligations incurred in the ordinary and regular course of business (including the business of exploring Lynden’s projects) since September 30, 2015, which liabilities or obligations would not reasonably be expected to have a Material Adverse Effect on Lynden.

(j)

Disclosure Controls and Procedures. Lynden has (i) designed disclosure controls and procedures to provide reasonable assurance that the information Lynden is required to disclose in the reports that it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms, and includes, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to Lynden’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure; (ii) designed internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes; (iii) has evaluated the effectiveness of Lynden’s disclosure controls and procedures and has disclosed in Item 9A of its Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (the “2015 10-K”) its conclusions about the effectiveness of its disclosure controls and procedures; and (iv) has disclosed in its 2015 10-K the necessary disclosure relating to any material weaknesses. For purposes of this Agreement, the term “material weakness” shall have the meaning assigned to it in the Statement of Auditing Standards No. 115, as in effect on the date of this Agreement. There are (is) no:

(i)	material weaknesses in the internal controls over financial reporting of Lynden that could reasonably be expected to adversely affect Lynden’s ability to record, process, summarize and report financial information; or

(ii)	fraud, whether or not material, involving management or any other employees who have a significant role in the internal control over financial reporting of Lynden and the Lynden Subsidiaries.

(k)	Books and Records. The corporate records and minute books of Lynden and all Lynden Subsidiaries have been maintained in accordance with all applicable Laws and are complete and accurate in all material respects except where such incompleteness or inaccuracy would not have a Material Adverse Effect on Lynden. Financial books and records and accounts of Lynden and all Lynden Subsidiaries, in all material respects (i) have been maintained in accordance with good business practices on a basis consistent with prior years and past practice, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of assets of Lynden and the Lynden Subsidiaries, and (iii) accurately and fairly reflect the basis for the consolidated financial statements of Lynden.

(l)	Claims. There are no claims, actions, suits, judgments, grievances, complaints, arbitration, charges, audits, indictments, investigations, reviews or proceedings of any kind outstanding, pending or to the knowledge of Lynden, threatened against or affecting Lynden or the Lynden Subsidiaries or any of their respective properties and assets or their respective directors, officers or promoters at law or in equity or before any Governmental Authority of any kind, nor is Lynden aware of any facts or circumstances that could form the basis for any such claim, action, suit, judgment, grievance, complaint, arbitration, charge, audit, indictment, investigation, review or proceedings. There is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress, or, to the knowledge of Lynden, threatened against or relating to Lynden or any Lynden Subsidiary before any Governmental Authority. Neither Lynden nor any Lynden Subsidiary nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree.

(m)	Indebtedness. Neither Lynden nor any of the Lynden Subsidiaries has any material outstanding indebtedness, liability or obligation (including liabilities or obligations to fund any operations or work program, to give any guarantees or for Taxes), whether accrued, absolute, contingent or otherwise, and is not party to or bound by any suretyship, guarantee, indemnification or assumption agreement, or endorsement of, or any other similar commitment with respect to the obligations, liabilities or indebtedness of any Person, other than those specifically disclosed in the Lynden Public Documents filed prior to the date of this Agreement, specifically identified in the Lynden Financial Statements, which relate to the proposed Arrangement or incurred in the ordinary course of conduct of the continuing business operations of Lynden and the Lynden Subsidiaries since the date of the Lynden Financial Statements.

(n)	Auditors. The auditors of Lynden are Deloitte LLP, independent public accountants as required by applicable Law and there is not now, and there has never been, any reportable disagreement with the present or any former auditors of Lynden.

(o)

Title to Properties and Operational Matters. Except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Lynden, Lynden and the Lynden Subsidiaries have Good and Defensible Title to the oil and gas and other related properties and assets of any kind and nature reflected in the Lynden Reserve Reports as attributable to interest owned by Lynden and the Lynden Subsidiaries, including working, leasehold and mineral interests and all interests in equipment and machinery (including wells, well equipment and machinery) and other tangible personal property and fixtures associated with, appurtenant to or necessary for the operation of any of the foregoing (collectively, for the purposes of this Section 3.1(o), the “Lynden properties and assets”), except for such oil and gas and other related properties and assets sold, used or otherwise disposed of since June 30, 2015 in the ordinary course of business, free and clear of all Encumbrances except (1) Permitted Encumbrances and (2) Production Burdens. Lynden has not, and nor has any Lynden Subsidiary, received any notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the Lynden properties and assets, that would, individually or in the aggregate, result in a Material Adverse Effect on Lynden.

(p)	Permits. Lynden and the Lynden Subsidiaries possess all Permits issued by the appropriate Governmental Authorities necessary to conduct the business now operated by them and all such certificates, authorizations, permits and licenses are valid and subsisting and in good standing. Lynden and the Lynden Subsidiaries are in compliance with the terms of such certificates, authorizations, permits and licenses, and, to Lynden’s knowledge, neither Lynden nor the Lynden Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect on Lynden.

(q)	Environmental Approvals. With the express recognition by Earthstone that Lynden does not act as operator with respect to any of its oil and gas related properties, and except where the non-compliance with any Laws (including Environmental Laws) or Permits (including Environmental Approvals) or failure to obtain such permits could not reasonably be expected to have a Material Adverse Effect, Lynden and the Lynden Subsidiaries:

(i)	have obtained all Environmental Approvals, if any, that are required to carry on Lynden and Lynden Subsidiaries’ businesses and operations under all applicable Environmental Laws, and

(ii)	are in compliance with all applicable Environmental Laws and Environmental Approvals, if any, in each jurisdiction in which Lynden and Lynden Subsidiaries carry on business or have assets.

(r)	Royalties. To the knowledge of Lynden, with the express recognition by Earthstone that Lynden does not act as operator with respect to any of its oil and gas related properties, all rentals, royalties, overriding royalty interests, production payments, net profits, interest burdens, payments and obligations due and payable, or performable, as the case may be, on or prior to the date hereof under, with respect to, or on account of, any direct or indirect Lynden assets or its material joint ventures have been: (A) duly paid; (B) duly performed; or (C) provided for prior for the date hereof.

(s)	Expenses. To the knowledge of Lynden, all costs, expenses, and liabilities payable on or prior to the date hereof under the terms of any contracts and agreements to which Lynden or any of the Lynden Subsidiaries or their material joint ventures is directly or indirectly bound have been property and timely paid, except for such expenses that are being currently paid prior to delinquency in the ordinary course of business.

(t)	Insurance. Lynden maintains policies of insurance in amounts and in respect of such risks as are normal and usual for companies of a similar size engaged in similar businesses and such policies are in full force and effect as of the date hereof.

(u)	Environmental. Except to the extent that any violation or other matter referred to in this subsection would not reasonably be expected to have a Material Adverse Effect on Lynden and any Lynden

Subsidiary, and with the express recognition by Earthstone that Lynden does not act as operator with respect to any of its oil and gas related properties, to Lynden’s knowledge:

(i)	Lynden and all of the Lynden Subsidiaries are in compliance in all material respects with Environmental Laws;

(ii)	Lynden and all of the Lynden Subsidiaries have operated their respective businesses at all times and have received, handled, used, stored, treated, shipped and disposed of all contaminants in compliance with Environmental Laws;

(iii)	there is no material claim or judicial or administrative proceeding which may affect either Lynden or any Lynden Subsidiary or any of the properties or assets of Lynden or any Lynden Subsidiary relating to or alleging any violation of or liability under Environmental Laws; and

(iv)	neither Lynden nor any Lynden Subsidiary have failed to report to the proper federal, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign, the occurrence of any event which is required to be so reported by Lynden or any Lynden Subsidiary under any Environmental Laws.

(v)	Hazardous Materials. With the express recognition by Earthstone that Lynden does not act as operator with respect to any of its oil and gas related properties: (i) there are no claims pending or, to the knowledge of Lynden, threatened against Lynden or any of the Lynden Subsidiaries alleging the violation of or non-compliance with Environmental Laws or Releases of Hazardous Materials, except for claims which if adversely decided, would not constitute, individually or in the aggregate, a Material Adverse Effect in respect of Lynden; (ii) to Lynden’s knowledge, neither Lynden nor any of the Lynden Subsidiaries has transported or arranged for the treatment, storage, handling, or disposal of any Hazardous Materials to any off-site location that has or could reasonably be expected to result in a claim under or relating to any Environmental Laws against Lynden or any of the Lynden Subsidiaries, except for claims which, if adversely decided, would not constitute, individually or in the aggregate, a Material Adverse Effect in respect of Lynden; (iii) to the knowledge of Lynden, no facts, circumstances or conditions exist, including, to the knowledge of Lynden, the presence of Hazardous Materials at, in, on or migrating to or from any property currently or formerly owned, operated, controlled, managed, or leased by Lynden or any of the Lynden Subsidiaries that would reasonably be expected to result in Lynden or the Lynden Subsidiaries incurring liability under Environmental Laws, which liability constitutes, individually or in the aggregate, a Material Adverse Effect in respect of Lynden; and (iv) neither Lynden nor any of the Lynden Subsidiaries has received any order or written notice from any Person either alleging a material violation by Lynden or a Lynden Subsidiary of any Environmental Law.

(w)	Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Lynden or any of the Lynden Subsidiaries, on a consolidated basis:

(i)	each of Lynden and the Lynden Subsidiaries have duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Authority and have, in all material respects, completely and correctly reported all income and all other amounts or information required to be reported thereon;

(ii)

each of Lynden and the Lynden Subsidiaries have (A) duly and timely paid all Taxes due and payable by it, (B) duly and timely withheld all Taxes required by applicable Law to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority such Taxes required by applicable Law to be remitted by it, and (C) duly and timely collected all amounts on account of sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by applicable Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by applicable Law to be remitted by it;

(iii)	the charges, accruals and reserves for Taxes reflected on the Lynden Financial Statements (whether or not due and whether or not shown on any Tax Return but excluding any provision for deferred income taxes) are adequate to cover Taxes with respect to Lynden and any Lynden Subsidiary accruing through the date hereof;

(iv)	no waiver of any statutory limitation period with respect to Taxes has been given or requested with respect to Lynden or any Lynden Subsidiary;

(v)	there are no proceedings, investigations, audits, assessments, reassessments or claims now pending or to the knowledge of Lynden, threatened, against Lynden or any Lynden Subsidiary that propose to assess Taxes in addition to those reported in the Tax Returns;

(vi)	there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Lynden or any Lynden Subsidiary;

(vii)	there has been no extension of time beyond the statutory and disaster relief extended filing dates within which to file any Tax Return granted to Lynden or any Lynden Subsidiary; and

(viii)	neither Lynden nor any Lynden Subsidiary will be required to include any amount of income in, or exclude any amount as a deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any change in method of accounting or change in Tax rules or procedures for a taxable period ending on or prior to the Effective Date.

(x)	Pension and Employee Benefits. Lynden and the Lynden Subsidiaries have complied, in all material respects, with all of the terms of Benefit Plans, including the provisions of any collective agreements, funding and investment contracts or obligations applicable thereto, arising under or relating to each of the pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, which are maintained by or binding upon Lynden or any Lynden Subsidiary, other than such non-compliance that would not reasonably be expected to have a Material Adverse Effect on Lynden. There are no unfunded accrued liabilities under the Lynden Plans. With regard to any Benefit Plan of any U.S. Lynden Subsidiary: (i) such Benefit Plan has been operated in all material respects with applicable Laws; (ii) no such Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, nor is such Benefit Plan a “multi-employer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA; (iii) no such Benefit Plan would provide any participant with a gross-up for any Tax; and (iv) no Lynden Shares or other security of Lynden, any of the Lynden Subsidiaries or other affiliates and no real property is held in trust or otherwise set aside for funding benefit obligations under any such Benefit Plan.

(y)	Listing. The Lynden Shares are listed on the TSXV.

(z)

Reports. Since September 30, 2015, Lynden has filed with the Securities Authorities, stock exchanges and all applicable self-regulatory authorities a true and complete copy of all forms, reports, schedules, statements, certifications, material change reports and other documents required to be filed by it. The Lynden Public Documents, at the time filed or, if amended, as of the date of such amendment (i) did not contain any misrepresentation (as defined in the Securities Act (British Columbia)) and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable securities legislation and the rules, policies and instruments of all Securities Authorities having jurisdiction over Lynden except where such non-compliance has not had or would not reasonably be expected to have a Material Adverse Effect on Lynden. Lynden has not filed any confidential material change or other report or other document with any Securities Authorities or stock exchange or other self-regulatory authority which at the date hereof remains confidential. Except as may be disclosed in the Lynden Public Documents, there is no material fact that Lynden has not disclosed to Earthstone in writing or made available for review by Earthstone as requested by Earthstone as part of its due diligence investigations that has or would have a Material Adverse Effect on Lynden.

(aa)	Corrupt Practices. Neither Lynden nor any Lynden Subsidiary nor, to the knowledge of Lynden, any of its directors, executives, representatives, agents or employees: (i) has, has committed to, or has been alleged to have used or is using any corporate funds of Lynden or the Lynden Subsidiaries for any illegal contributions, gifts, entertainment or other expenses relating to political activity that would be illegal, (ii) has, has committed to, or has been alleged to have or is using any corporate funds of Lynden or the Lynden Subsidiaries for any direct or indirect illegal payments to any foreign or domestic governmental officials or employees, (iii) has, has committed to, or has been alleged to have violated or is violating any provision of the United States Foreign Corrupt Practices Act of 1977 (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder) or any applicable Law of similar effect of any other jurisdiction, (iv) has, has committed to, or has been alleged to have established or maintained, or is maintaining, any illegal fund of corporate monies of Lynden or the Lynden Subsidiaries or other of their properties or (v) has made, has committed to make, or has been alleged to have made or is making any bribe, illegal rebate, illegal payoff, influence payment, kickback or other illegal payment of any nature.

(bb)	Compliance With Laws. Lynden and each Lynden Subsidiary have complied with and are not in violation of any applicable Laws, other than such non-compliance or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Lynden.

(cc)	Compliance With Disclosure Obligations. Lynden trades on the TSXV and is in compliance in all material respects with its timely and continuous disclosure obligations under applicable Securities Laws and the rules and regulations of the TSXV. Lynden is a “reporting issuer” or its equivalent in the provinces of British Columbia, Alberta and Ontario and not on the list of reporting issuers in default under applicable securities laws.

(dd)	No Cease Trade. Lynden is not subject to any cease trade or other order of any applicable stock exchange or Securities Authority and, to the knowledge of Lynden, no investigation or other proceedings involving Lynden that may operate to prevent or restrict trading of any securities of Lynden are currently in progress or pending before any applicable stock exchange or Securities Authority.

(ee)	No Option on Assets. No Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from Lynden or any Lynden Subsidiary or any of the assets of Lynden or any Lynden Subsidiary.

(ff)	Certain Contracts. Neither Lynden nor any Lynden Subsidiary are a party to or bound by any non-competition agreement or any other agreement, obligation, judgment, injunction, order or decree that purports to (i) limit the manner or the localities in which all or any material portion of the business of Lynden or any Lynden Subsidiary are conducted, (ii) limit any business practice of Lynden or any Lynden Subsidiary in any material respect, or (iii) restrict any acquisition or disposition of any property by Lynden or any Lynden Subsidiary in any material respect.

(gg)	No Broker’s Commission. Other than fees payable to the Financial Advisor, Lynden has not entered into any agreement that would entitle any Person to any valid claim against Lynden for a broker’s commission, finder’s fee or any like payment in respect of the Arrangement or any other matter contemplated by this Agreement.

(hh)	Vote Required. The only votes of the holders of any class or series of the Lynden Securities necessary to approve this Agreement and the Arrangement and the transactions contemplated hereby or thereby is, subject to the Interim Order, the Lynden Shareholder Approval.

(ii)	U.S. Securities Law Matters. The Lynden Shares are registered under Section 12 of the U.S. Exchange Act and Lynden is not registered or required to register as an investment company under the 1940 Act.

(jj)	No Shareholdings in Earthstone. Lynden does not, legally or beneficially, own, directly or indirectly, any securities of Earthstone and does not have any right, agreement or obligation to purchase any securities of Earthstone or any securities or obligations of any kind convertible into or exchangeable for any securities of Earthstone.

(kk)	All Information. Lynden has not withheld from Earthstone any material information or documents concerning Lynden or any of the Lynden Subsidiaries or their respective assets or liabilities during the course of Earthstone’s review of Lynden and its assets. No representation or warranty contained herein and no statement contained in any schedule or other disclosure document provided or to be provided to Earthstone by Lynden pursuant hereto contains or will contain an untrue statement of a material fact which is necessary to make the statements herein or therein not misleading.

(ll)	Reserve Reports. Lynden has delivered or otherwise made available to Earthstone true and correct copies of all written reports requested or commissioned by Lynden or the Lynden Subsidiaries and delivered to Lynden or the Lynden Subsidiaries in writing on or before the date of this Agreement estimating Lynden’s and such subsidiaries’ proved oil and gas reserves prepared by any unaffiliated person (each, a “Lynden Report Preparer”) concerning the Oil and Gas Interests of Lynden and such subsidiaries as of June 30, 2015 (the “Lynden Reserve Reports”). Except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Lynden, the factual, non-interpretive data provided by Lynden and the Lynden Subsidiaries to each Lynden Report Preparer in connection with the preparation of the Lynden Reserve Reports that was material to such Lynden Report Preparer’s estimates of the proved oil and gas reserves set forth in the Lynden Reserve Reports was, as of the time provided (or as modified or amended prior to the issuance of the Lynden Reserve Reports) accurate. With respect to the proved reserves reflected in the Lynden Reserve Reports, the Lynden Reserve Report conforms in all material respects to the SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Lynden Reserve Reports that would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Lynden.

(mm)	Derivatives. The Lynden Public Documents accurately summarize, in all material respects, the outstanding Derivative positions of Lynden and the Lynden Subsidiaries, including Hydrocarbon and financial Derivative positions attributable to the production and marketing of Lynden and the Lynden Subsidiaries, as of the dates reflected therein. As of the date of this Agreement, all Derivative Contracts to which Lynden or the Lynden Subsidiaries are a party have been made available to Earthstone.

(nn)	Canadian Business. Company is a “Canadian business” within the meaning of the Investment Canada Act.

(oo)	Interested Party Transactions. Since September 30, 2015 until the date of this Agreement, no event has occurred or transaction entered into that would be required to be reported by Lynden pursuant to Item 404 of Regulation S-K promulgated by the SEC under the U.S. Exchange Act and has not been reported in the Lynden Public Documents.

(pp)

Opinion of Financial Advisors. The Lynden Board has received the opinion of the Financial Advisor, dated the date of the meeting of the Lynden Board at which this Agreement was approved by the Lynden Board, to the effect that, as of such date, and based upon and subject to the various assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the Share Exchange Ratio in the Arrangement pursuant to this Agreement and the Plan of Arrangement was fair, from a financial point of view, to the Lynden Shareholders.

(qq)	Certain Tax Matters. Neither Lynden nor any of the Lynden Subsidiaries has taken or agreed to take any action that would prevent this Agreement and the Plan of Arrangement from constituting a reorganization within the meaning of Section 368(a) of the Code. Without limiting the generality of the foregoing:

(i)	The fair market value of the Consideration will be approximately equal to the fair market value of the Lynden Shares surrendered in the Arrangement, determined as of the last Business Day before the date of this Agreement.

(ii)	Prior to the Effective Time and in connection with or anticipation of this Agreement or the Plan of Arrangement, (i) none of the Lynden Shares will be redeemed, (ii) no extraordinary dividends will be made with respect to the Lynden Shares, and (iii) none of the Lynden Shares will be acquired by Lynden or any Related Person.

(iii)	Any compensation paid to Lynden Shareholders who enter (or have entered) into employment, consulting or noncompetitive contracts, if any, with Earthstone (a) will be for services actually rendered or to be rendered, (b) will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services, and (c) will not represent consideration for the surrender of the Lynden Shares in the Arrangement.

(iv)	No debt of Lynden is guaranteed by any Lynden Shareholder.

(v)	No assets of Lynden have been sold, transferred or otherwise disposed of which would prevent Earthstone from continuing the historic business of Lynden or from using a significant portion of Lynden’s historic business assets in a business following the Plan of Arrangement, within the meaning of Treasury Regulation Section 1.368-1(d).

(vi)	Lynden is not an investment company as defined in Section 368(a)(2)(F) of the Code. An investment company is (1) a regulated investment company; (2) a real estate investment trust; or (3) a corporation (i) fifty percent (50%) or more of the value of whose total assets are stock and securities, and (ii) eighty percent (80%) or more of the value of whose total assets are held for investment. In making the fifty percent and eighty percent determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and a parent corporation shall be deemed to own its ratable share of the subsidiary’s assets, and a corporation shall be considered a subsidiary if a parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote, or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding. For this purpose, “total assets” shall not include cash and cash items (including receivables) and government securities.

(vii)	The fair market value of the assets of Lynden will exceed the sum of the liabilities assumed or paid by Earthstone, plus the amount of liabilities, if any, to which the assets are subject.

(viii)	Lynden is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(ix)	There is no Indebtedness existing between Earthstone and Lynden that was or will be issued, acquired, or settled at a discount in connection with this Agreement or the Plan of Arrangement.

(x)	Lynden has substantial non-tax business purposes and reasons for the Plan of Arrangement, and the terms of this Agreement and the Plan of Arrangement are the product of arm’s length negotiations.

(xi)	Lynden will not take, and Lynden has no knowledge of any plan or intention of any of Lynden Shareholders to take, any position on any Return, or take any other Tax reporting position, that is inconsistent with the treatment of the Arrangement as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a “determination” (as defined in Code Section 1313(a)(1)).

(xii)	No stock or securities of Lynden will be issued to any Lynden Shareholder for services rendered to or for the benefit of Earthstone or Lynden in connection with this Agreement or the Plan of Arrangement (except to the extent of outstanding Lynden Options).

(xiii)	No stock or securities of Earthstone or of Lynden will be issued to any Lynden Shareholder for any Indebtedness owed to any Lynden Shareholder in connection with this Agreement or the Plan of Arrangement.

(xiv)	The liabilities of Lynden to be assumed or paid and the liabilities to which the assets of Lynden are subject were incurred by Lynden in the ordinary course of its business.

(xv)	No assets were transferred to Lynden, nor did Lynden assume any liabilities, in anticipation of this Agreement or the Plan of Arrangement.

(xvi)	Lynden has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since November 30, 2013. The stock of Lynden has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since November 30, 2013.

(xvii)	Following the transaction, Lynden will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Earthstone Acquisition’s net assets and at least 70 percent of the fair market value of Earthstone Acquisition’s gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by Lynden or Earthstone Acquisition to Dissenting Shareholders, amounts paid by Lynden or Earthstone Acquisition to shareholders who receive cash or other property, amounts used by Lynden or Earthstone Acquisition to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Lynden will be included as assets of Lynden or Earthstone Acquisition, respectively, immediately prior to the transaction.

(xviii)	Lynden has no plan or intention to issue additional shares of its stock that would result in Earthstone losing control of Lynden within the meaning of Section 368(c)(1) of the Code.

(xix)	In the arrangement, shares of Lynden stock representing control of Lynden, as defined in Section 368(c)(1) of the Code, will be exchanged solely for voting stock of Earthstone, for purposes of this representation, shares of Lynden stock exchanged for cash or other property originating with Earthstone will be treated as outstanding Lynden stock on the date of the Closing.

(xx)	Subject to Section 6.3, Earthstone, Earthstone Acquisition, Lynden, and the shareholders of Lynden will pay their respective expenses, if any, incurred in connection with the transaction.

(xxi)	At the time of the Closing, Lynden will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Lynden that, if exercised or converted, would affect Earthstone’s acquisition or retention of control of Lynden, as defined in Section 368(c)(1) of the Code.

3.2	Representations and Warranties of Earthstone and Earthstone Acquisition

Earthstone and Earthstone Acquisition hereby, jointly and severally, represent and warrant to Lynden (and acknowledge that Lynden is relying upon such representations and warranties in connection with entering into this Agreement and agreeing to complete the Arrangement) that, other than as set out in the Earthstone Disclosure Letter:

(a)	Organization. Each of Earthstone and all Earthstone Subsidiaries have been incorporated, are validly subsisting and have full corporate and legal power and authority to own its property and assets and to conduct its business as currently owned and conducted. Each of Earthstone and all Earthstone Subsidiaries are registered, licensed or otherwise qualified in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified, other than those jurisdictions where the failure to be so registered, licensed or otherwise qualified would not have a Material Adverse Effect on Earthstone or Earthstone Acquisition. All of the outstanding shares of the Earthstone Subsidiaries are beneficially owned, directly or indirectly, by Earthstone. Except pursuant to restrictions on transfer contained in the articles or by-laws (or their equivalent) of all Earthstone Subsidiaries, the outstanding shares of any Earthstone Subsidiary are owned free and clear of all Encumbrances and Earthstone is not liable to any creditor in respect thereof. There are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any issued or unissued securities of, or interest in, any of the Earthstone Subsidiaries or any of its material assets from either Earthstone or any Earthstone Subsidiary.

(b)	Capitalization. Earthstone is authorized to issue 100,000,000 shares of Earthstone Common Stock. As of the date hereof, there were issued and outstanding:

(i)	13,835,128 shares of Earthstone Common Stock;

(ii)	Earthstone Options to acquire an aggregate of 0 shares of Earthstone Common Stock; and

(iii)	Earthstone Warrants to acquire an aggregate of 0 Earthstone Warrants.

Except for the Earthstone Options and Earthstone Warrants, and the registration rights granted to Flatonia Energy, LLC and Oak Valley Resources, LLC as set forth in the Earthstone Public Documents, and except pursuant to this Agreement and the transactions contemplated hereby, as of the date hereof, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Earthstone or any Earthstone Subsidiary to issue or sell any shares of Earthstone or any Earthstone Subsidiary or any securities or obligations of any kind convertible into or exchangeable for any shares of Earthstone or any Earthstone Subsidiary. All outstanding shares of Earthstone Common Stock have been authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. As of the date hereof, there are no outstanding bonds, debentures or other evidences of indebtedness of Earthstone or any Earthstone Subsidiary having the right to vote with the Earthstone Shareholders on any matter. As of the date hereof, there are no outstanding contractual obligations of Earthstone or any Earthstone Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of Earthstone Common Stock or with respect to the voting or disposition of any outstanding shares of Earthstone Common Stock. There are no outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based on book value, income, share price or any other attribute of Earthstone or its business, there are no outstanding debentures, bonds or other evidence of indebtedness of Earthstone or any Earthstone Subsidiary, all securities of Earthstone have been issued in compliance with all applicable Laws and no holder of securities of Earthstone has any right to compel Earthstone to register or otherwise qualify such securities for distribution or sale to the public in Canada, the United States or in any jurisdiction.

(c)	Authority. Earthstone and Earthstone Acquisition have all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by Earthstone and Earthstone Acquisition as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by Earthstone and Earthstone Acquisition and the completion by Earthstone and Earthstone Acquisition of the Arrangement contemplated by this Agreement have been authorized by the Earthstone Board and the Earthstone Acquisition Board and, subject to receipt of no comment or no further comment from the SEC, no other corporate or shareholder proceedings on the part of Earthstone, Earthstone Acquisition or their respective shareholders are necessary to authorize this Agreement or the completion by Earthstone and Earthstone Acquisition of the transactions contemplated hereby. This Agreement has been executed and delivered by Earthstone and Earthstone Acquisition and constitutes a legal, valid and binding obligation of Earthstone and Earthstone Acquisition, enforceable against Earthstone and Earthstone Acquisition in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity. The execution and delivery by Earthstone and Earthstone Acquisition of this Agreement and the performance by it of its obligations hereunder and the completion of the transactions contemplated hereby, do not and will not:

(i)	result in a violation, contravention or breach of or constitute a default under, or entitle any party to terminate, accelerate, modify or call any obligations or rights under, require any consent to be obtained under or give rise to any termination rights under any provision of:

(A)	the Articles, Bylaws or Notice of Articles of Earthstone or any Earthstone Subsidiary,

(B)	any applicable Law or the rules or policies of the NYSE MKT, or

(C)	any credit arrangement, note, bond, mortgage, indenture, deed of trust, lease, franchise, concession, easement, contract, agreement, licence, permit or other instrument to which Earthstone or any Earthstone Subsidiary are bound or are subject to or of which Earthstone or any Earthstone Subsidiary are the beneficiary;

(ii)	cause any indebtedness owing by Earthstone or any of the Earthstone Subsidiaries to come due before its stated maturity or cause any available credit to cease to be available;

(iii)	result in the imposition of any Encumbrance upon any of the property or assets of Earthstone or any of the Earthstone Subsidiaries or give any Person the right to acquire any of assets of Earthstone or any of the Earthstone Subsidiaries, or restrict, hinder, impair or limit the ability of Earthstone or any of the Earthstone Subsidiaries to conduct the business of Earthstone or any of the Earthstone Subsidiaries as and where it is now being conducted; or

(iv)	result in or accelerate the time for payment (or vesting of, or increase the amount of any severance, unemployment compensation, “golden parachute”, bonus, termination payments or otherwise) becoming due to any director or officer of Earthstone or any of the Earthstone Subsidiaries or increase any benefits otherwise payable under any pension or benefits plan of Earthstone or any of the Earthstone Subsidiaries or result in the acceleration of the time of payment or vesting of any such benefits.

The Earthstone Shareholder Consent has been obtained and is irrevocable until the earlier of immediately following (i) the Effective Time or (ii) the termination of this Agreement pursuant to Article 6. No consent, approval, order or authorization of, or declaration or filing with, any Governmental Authority or other Person is required to be obtained by Earthstone or any Earthstone Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Earthstone of the transactions contemplated hereby other than (i) any approvals required by the Interim Order, (ii) any approvals required by the Final Order, (iii) the Key Regulatory Approvals and (iv) filings and approvals required by United States securities laws.

(d)	Earthstone and Earthstone Acquisition Board Approval. Each of Earthstone Board and Earthstone Acquisition Board has:

(i)	determined that the Arrangement is in the best interests of Earthstone and Earthstone Acquisition, as applicable;

(ii)	indicated that they will recommend that the shareholders of Earthstone and Earthstone Acquisition vote in favour of the transactions contemplated by this Agreement; and

(iii)	authorized the entering into of this Agreement, and the performance of Earthstone’s and Earthstone Acquisition’s obligations hereunder.

(e)	Earthstone Subsidiaries. The Earthstone Subsidiaries are the only subsidiaries of Earthstone and Earthstone does not own a direct or indirect voting or equity interest in any Person that is not one of the Earthstone Subsidiaries.

(f)	Material Contracts. The Earthstone Disclosure Letter sets forth a complete and accurate list of all Earthstone Material Contracts as of the date hereof. Earthstone has made available to Lynden true and complete copies of all such Earthstone Material Contracts. Neither Earthstone nor any Earthstone Subsidiary are in breach or violation of or default under (in each case, with or without notice or lapse of time or both) the terms of any Earthstone Material Contract. As of the date hereof, to the knowledge of Earthstone, no other party to any Earthstone Material Contract is in material breach of, violation of, or default under the terms of, or has threatened to terminate, any such Earthstone Material Contract, and to the knowledge of Earthstone, there exists no state of facts which after notice or lapse of time or both would constitute a default, violation or breach of any such Earthstone Material Contract. Each Earthstone Material Contract is a valid and binding obligation of Earthstone or any Earthstone Subsidiary, as applicable, and is in full force and effect in accordance with its terms. There is no Earthstone Material Contract which: (i) would be violated, contravened or breached by, or under which a default would occur; (ii) requires any consent or prior approval be obtained from any Person (including consents relating to the change of control of Earthstone) or notice to be given (prior to or following the Effective Time); (iii) would terminate; or (iv) would entitle any party to terminate, accelerate, modify or call any obligations or rights under; in each case, as a result of the execution of this Agreement or the completion of the Arrangement. Except for this Arrangement Agreement, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from Earthstone or any of the Earthstone Subsidiaries of any material assets of Earthstone or any of the Earthstone Subsidiaries and neither Earthstone nor any of the Earthstone Subsidiaries has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from any Person of any securities or any assets which could reasonably be expected to be material to Earthstone.

(g)	Absence of Changes. Since September 30, 2015, except as disclosed by Earthstone in the Earthstone Disclosure Letter:

(i)	Each of Earthstone and the Earthstone Subsidiaries have conducted its business only in the ordinary and regular course of business consistent with past practice;

(ii)	Neither Earthstone nor any Earthstone Subsidiary have incurred or suffered a Material Adverse Effect;

(iii)	There has not been any acquisition or sale by Earthstone or any Earthstone Subsidiary of any material property or assets;

(iv)

There has not been any incurrence, assumption or guarantee by Earthstone or any Earthstone Subsidiary of any debt for borrowed money, any creation or assumption by Earthstone or any Earthstone Subsidiary of any Encumbrance, any making by Earthstone or any Earthstone Subsidiary of any loan, advance or capital contribution to or investment in any other Person or any entering into, amendment of, relinquishment, termination or non-renewal by

Earthstone or any Earthstone Subsidiary, of any contract, agreement, licence, lease transaction, commitment or other right or obligation;

(v)	Earthstone has not declared or paid any dividends or made any other distribution on any of the shares of Earthstone Common Stock;

(vi)	Earthstone has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding shares of Earthstone Common Stock;

(vii)	Other than in the ordinary and regular course of business consistent with past practice, there has not been any material increase in or modification of the compensation payable to or to become payable by Earthstone or any Earthstone Subsidiary to any of their respective directors, officers, employees or consultants or any grant to any such director, officer, employee or consultant of any increase in severance or termination pay or any increase or modification of any bonus, pension, insurance or benefit arrangement (including, without limitation, the granting of Earthstone Options) made to, for or with any of such directors or officers;

(viii)	Neither Earthstone nor any Earthstone subsidiary has effected any material change in its accounting methods, principles or practices; and

(ix)	Earthstone has not adopted any, or materially amended any, collective bargaining agreement, bonus, pension, profit sharing, stock purchase, stock option or other benefit plan or shareholder rights plan.

(h)	Employment Agreements. Neither Earthstone nor any Earthstone Subsidiary:

(i)	are a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment or consulting agreement with any director or officer of Earthstone or any Earthstone Subsidiary that would be triggered by Earthstone or Earthstone Acquisition entering into this Agreement or the completion of the Arrangement; and

(ii)	(a) are a party to any collective bargaining agreement, (b) are, to the knowledge of Earthstone, subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement, or (c) are subject to any current, or to the knowledge of Earthstone, pending or threatened strike or lockout.

(i)	Financial Matters. The audited comparative annual financial statements of Earthstone for the financial years ended December 31, 2014 and 2013 and the respective notes thereto and the unaudited interim financial statements of Earthstone for the nine months ended September 30, 2015 and 2014 and the notes thereto (collectively, the “Earthstone Financial Statements”) were prepared in accordance with applicable accounting standards consistently applied and fairly present in all material respects the consolidated financial condition of Earthstone at the respective dates indicated and the results of operations of Earthstone for the periods covered on a consolidated basis. As of the date hereof, neither Earthstone nor any Earthstone Subsidiary have any liability or obligation (including, without limitation, liabilities or obligations to fund any operations or work or exploration program, to give any guarantees or for Taxes), whether accrued, absolute, contingent or otherwise, or any related party transactions or off-balance sheet transactions not reflected in the Earthstone Financial Statements except liabilities and obligations incurred in the ordinary and regular course of business including the business of operating, developing, constructing and exploring Earthstone’s projects since September 30, 2015, which liabilities or obligations would not reasonably be expected to have a Material Adverse Effect on Earthstone.

(j)	Disclosure Controls and Procedures. Earthstone has (i) designed disclosure controls and procedures to provide reasonable assurance that material information relating to Earthstone and the Earthstone

Subsidiaries is made known to the Principal Executive Officer and Principal Financial Officer of Earthstone on a timely basis, particularly during the periods in which the annual or interim filings are being prepared; (ii) designed internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes; (iii) has evaluated the effectiveness of Earthstone’s disclosure controls and procedures and has disclosed in its management discussion and analysis for the period ended December 31, 2014 (“Earthstone MD&A”) its conclusions about the effectiveness of its disclosure controls and procedures; and (iv) has evaluated the effectiveness of Earthstone’s internal control over financial reporting and has disclosed in its Earthstone MD&A its conclusions about the effectiveness of internal control over financial reporting and, if applicable, the necessary disclosure relating to any material weaknesses. Earthstone has not failed to disclose any information regarding any event, circumstance or action taken or failed to be taken within the knowledge of Earthstone as at the date of this Agreement which could reasonably be expected to have a Material Adverse Effect in respect of Earthstone. There are (is) no:

(i)	material weaknesses in the internal controls over financial reporting of Earthstone that could reasonably be expected to adversely affect Earthstone’s ability to record, process, summarize and report financial information; and

(ii)	fraud, whether or not material, involving management or any other employees who have a significant role in the internal control over financial reporting of Earthstone and the Earthstone Subsidiaries.

(k)	Books and Records. The corporate records and minute books of Earthstone and all Earthstone Subsidiaries have been maintained in accordance with all applicable Laws and are complete and accurate in all material respects, except where such incompleteness or inaccuracy would not have a Material Adverse Effect on Earthstone. Financial books and records and accounts of Earthstone and all Earthstone Subsidiaries, in all material respects (i) have been maintained in accordance with good business practices on a basis consistent with prior years and past practice, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of assets of Earthstone and the Earthstone Subsidiaries, and (iii) accurately and fairly reflect the basis for the consolidated financial statements of Earthstone.

(l)	Claims. There are no claims, actions, suits, judgments, grievances, complaints, arbitration, charges, audits, indictments, investigations, reviews or proceedings of any kind outstanding, pending or to the knowledge of Earthstone, threatened against or affecting Earthstone or the Earthstone Subsidiaries or any of their respective properties and assets or their respective directors, officers or promoters at law or in equity or before any Governmental Authority of any kind, nor is Earthstone aware of any facts or circumstances that could form the basis for any such claim, action, suit, judgment, grievance, complaint, arbitration, charge, audit, indictment, investigation, review or proceedings. There is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress, or, to the knowledge of Earthstone, threatened against or relating to Earthstone or any Earthstone Subsidiary before any Governmental Authority. Neither Earthstone nor any Earthstone Subsidiary nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree.

(m)	Indebtedness. Neither Earthstone nor any of the Earthstone Subsidiaries has any material outstanding indebtedness, liability or obligation (including liabilities or obligations to fund any operations or work program, to give any guarantees or for Taxes), whether accrued, absolute, contingent or otherwise, and is not party to or bound by any suretyship, guarantee, indemnification or assumption agreement, or endorsement of, or any other similar commitment with respect to the obligations, liabilities or indebtedness of any Person, other than those specifically disclosed in the Earthstone Public Documents filed prior to the date of this Agreement, specifically identified in the Earthstone Financial Statements, which relate to the proposed Arrangement or incurred in the ordinary course of conduct of the continuing business operations of Earthstone and the Earthstone Subsidiaries since the date of the Earthstone Financial Statements.

(n)	Auditors. The auditors of Earthstone are Weaver and Tidwell, L.L.P., an independent public accountants as required by applicable Law and there is not now, and there has never been, any reportable disagreement with the present or any former auditors of Earthstone since December 31, 2010.

(o)	Title to Properties and Operational Matters. Except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Earthstone, Earthstone and the Earthstone Subsidiaries have Good and Defensible Title to the oil and gas and other related properties and assets of any kind and nature reflected in the Earthstone Reserve Reports as attributable to interest owned by Earthstone and the Earthstone Subsidiaries, including working, leasehold and mineral interests and all interests in equipment and machinery (including wells, well equipment and machinery) and other tangible personal property and fixtures associated with, appurtenant to or necessary for the operation of any of the foregoing (collectively, for the purposes of this Section 3.2(o), the “Earthstone properties and assets”), except for such oil and gas and other related properties and assets sold, used or otherwise disposed of since December 31, 2014 in the ordinary course of business, free and clear of all Encumbrances except (1) Permitted Encumbrances and (2) Production Burdens. Earthstone has not, and nor has any Earthstone Subsidiary, received any notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the Earthstone properties and assets, that would, individually or in the aggregate, result in a Material Adverse Effect on Earthstone.

(p)	Permits. Earthstone and the Earthstone Subsidiaries possess all Permits issued by the appropriate Governmental Authorities necessary to conduct the business now operated by them and all such certificates, authorizations, permits and licenses are valid and subsisting and in good standing. Earthstone and the Earthstone Subsidiaries are in compliance with the terms of such certificates, authorizations, permits and licenses, and, to Earthstone’s knowledge, neither Earthstone nor the Earthstone Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect on Earthstone.

(q)	Environmental Approvals. Except where the non-compliance with any Laws (including Environmental Laws) or Permits (including Environmental Approvals) or failure to obtain such permits could not reasonably be expected to have a Material Adverse Effect, Earthstone and the Earthstone Subsidiaries:

(i)	have obtained all Environmental Approvals, if any, that are required to carry on Earthstone and Earthstone Subsidiaries’ businesses and operations under all applicable Environmental Laws, and

(ii)	are in compliance with all applicable Environmental Laws and Environmental Approvals, if any, in each jurisdiction in which Earthstone and Earthstone Subsidiaries carry on business or have assets.

(r)	Royalties. To the knowledge of Earthstone, all rentals, royalties, overriding royalty interests, production payments, net profits, interest burdens, payments and obligations due and payable, or performable, as the case may be, on or prior to the date hereof under, with respect to, or on account of, any direct or indirect Earthstone assets or its material joint ventures have been: (A) duly paid; (B) duly performed; or (C) provided for prior for the date hereof.

(s)	Expenses. To the knowledge of Earthstone, all costs, expenses, and liabilities payable on or prior to the date hereof under the terms of any contracts and agreements to which Earthstone or any of the Earthstone Subsidiaries or their material joint ventures is directly or indirectly bound have been property and timely paid, except for such expenses that are being currently paid prior to delinquency in the ordinary course of business.

(t)	Insurance. Earthstone maintains policies of insurance in amounts and in respect of such risks as are normal and usual for companies of a similar size engaged in exploration and development and such policies are in full force and effect as of the date hereof.

(u)	Environmental. Except to the extent that any violation or other matter referred to in this subsection would not reasonably be expected to have a Material Adverse Effect on Earthstone and any Earthstone Subsidiary, to Earthstone’s knowledge:

(i)	Earthstone and all Earthstone Subsidiaries are in compliance in all material respects with Environmental Laws;

(ii)	Earthstone and all Earthstone Subsidiaries have operated their respective businesses at all times and have received, handled, used, stored, treated, shipped and disposed of all contaminants in compliance with Environmental Laws;

(iii)	There have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by Earthstone or any Earthstone Subsidiary that have not been remedied;

(iv)	There is no material claim or judicial or administrative proceeding which may affect either Earthstone or any Earthstone Subsidiary or any of the properties or assets of Earthstone or any Earthstone Subsidiary relating to, or alleging any violation of, or liability under, Environmental Laws; and

(v)	Neither Earthstone nor any Earthstone Subsidiary have failed to report to the proper federal, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign, the occurrence of any event which is required to be so reported by Earthstone or any Earthstone Subsidiary under any Environmental Laws.

(v)	Hazardous Materials. (i) There are no claims pending or, to the knowledge of Earthstone, threatened against Earthstone or any of the Earthstone Subsidiaries alleging the violation of or non-compliance with Environmental Laws or Releases of Hazardous Materials, except for claims which if adversely decided, would not constitute, individually or in the aggregate, a Material Adverse Effect in respect of Earthstone; (ii) to Earthstone’s knowledge, neither Earthstone nor any of the Earthstone Subsidiaries has transported or arranged for the treatment, storage, handling, or disposal of any Hazardous Materials to any off-site location that has or could reasonably be expected to result in a claim under or relating to any Environmental Laws against Earthstone or any of the Earthstone Subsidiaries, except for claims which, if adversely decided, would not constitute, individually or in the aggregate, a Material Adverse Effect in respect of Earthstone; (iii) to the knowledge of Earthstone, no facts, circumstances or conditions exist, including, to the knowledge of Earthstone, the presence of Hazardous Materials at, in, on or migrating to or from any property currently or formerly owned, operating, controlled, managed or leased by Earthstone or any of the Earthstone Subsidiaries that would reasonably be expected to result in Earthstone or the Earthstone Subsidiaries incurring liability under Environmental Laws, which liability constitutes, individually or in the aggregate, a Material Adverse Effect in respect of Earthstone; and (iv) neither Earthstone nor any of the Earthstone Subsidiaries has received any order or written notice from any Person either alleging a material violation by Earthstone or an Earthstone Subsidiary of any Environmental Law.

(w)	Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Earthstone or any Earthstone Subsidiary on a consolidated basis:

(i)	Each of Earthstone and the Earthstone Subsidiaries have duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Authority and have, in all material respects, completely and correctly reported all income and all other amounts or information required to be reported thereon;

(ii)	Each of Earthstone and the Earthstone Subsidiaries have (A) duly and timely paid all Taxes due and payable by it, (B) duly and timely withheld all Taxes and other amounts required by applicable Law to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority such Taxes and other amounts required by applicable Law to be remitted by it, and (C) duly and timely collected all amounts on account of sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by applicable Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by applicable Law to be remitted by it;

(iii)	The charges, accruals and reserves for Taxes reflected on the Earthstone Financial Statements (whether or not due and whether or not shown on any Tax Return but excluding any provision for deferred income taxes) are adequate to cover Taxes with respect to Earthstone and any Earthstone Subsidiary accruing through the date hereof;

(iv)	No waiver of any statutory limitation period with respect to Taxes has been given or requested with respect to Earthstone or any Earthstone Subsidiary;

(v)	There are no proceedings, investigations, audits, assessments, reassessments or claims now pending or to the knowledge of Earthstone, threatened against Earthstone or any Earthstone Subsidiary that propose to assess Taxes in addition to those reported in the Tax Returns;

(vi)	There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Earthstone or any Earthstone Subsidiary;

(vii)	There has been no extension of time beyond the statutory and disaster relief extended filing dates within which to file any Tax Return granted to Earthstone or any Earthstone Subsidiary; and

(viii)	Neither Earthstone nor any Earthstone Subsidiary will be required to include any amount of income in, or exclude any amount as a deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any change in method of accounting or change in Tax rules or procedures for a taxable period ending on or prior to the Effective Date.

(x)	Pension and Employee Benefits. Earthstone and the Earthstone Subsidiaries have complied, in all material respects, with all of the terms of Benefit Plans, including the provisions of any collective agreements, funding and investment contracts or obligations applicable thereto, arising under or relating to each of the pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, which are maintained by or binding upon Earthstone or any Earthstone Subsidiary, other than such non-compliance that would not reasonably be expected to have a Material Adverse Effect on Earthstone. There are no unfunded accrued liabilities under the Earthstone Plans. With regard to any Benefit Plan of Earthstone or any U.S. Earthstone Subsidiary:

(i)	None of Earthstone, any Subsidiary of Earthstone, any ERISA Affiliate, any of the Earthstone Plans, any trust created under an Earthstone Plan and, to the knowledge of Earthstone, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action with respect to an Earthstone Plan in connection with which Earthstone, any of the Earthstone Subsidiaries or any ERISA Affiliate would be reasonably likely to be subject to a material civil penalty assessed pursuant to Section 409, 501, 502 or 510 of ERISA or a Tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

(ii)	Each of the Earthstone Plan, Earthstone Subsidiary Benefit Plans and each other (including former) benefit plan, program, agreement, policy or arrangement has been operated and administered by Earthstone, the Earthstone Subsidiaries and their respective ERISA Affiliates in all material respects in accordance with applicable Laws, including ERISA and the Code. With respect to each Earthstone Plan and Earthstone Subsidiary Benefit Plan, all reports, returns, notices and other documentation that are required to have been filed or furnished with the IRS, the DOL or any other Governmental Authority, or to the participants or beneficiaries of such Benefit Plans (or their representative) have been filed or furnished on a timely basis. No individual who has performed services for Earthstone or an affiliate (or the predecessor of any such person) has been improperly included or excluded from participation in any Earthstone Plan. Earthstone, the Earthstone Subsidiaries and ERISA Affiliates have maintained all data necessary to administer each Earthstone Plan and such data is true and correct and maintained in usable form. Earthstone and the Earthstone Subsidiaries and ERISA Affiliates have not initiated any proceedings pursuant to the IRS Employee Plans Compliance Resolution System. Earthstone, the Earthstone Subsidiaries and ERISA Affiliates have made the required payments and filings necessary to satisfy the requirements of the DOL’s Voluntary Fiduciary Correction Program and the DOL’s Delinquent Filer Voluntary Compliance Program with respect to all returns, reports or other documentation required to have been filed with the IRS or the DOL and that initially were not properly filed, and there are no audits or similar proceedings pending with the IRS or the DOL with respect to any Earthstone Plan. None of Earthstone, any Earthstone Subsidiary, employee, officer or other service provider of Earthstone, or any ERISA Affiliates, and to Earthstone’s knowledge, no other fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any Earthstone Plan. No current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of Earthstone or an Earthstone Subsidiary has or will obtain a right to receive a gross-up payment from Earthstone or an Earthstone Subsidiary with respect to any Tax that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code or otherwise.

(iii)	With respect to each of the Earthstone Plans and Earthstone Subsidiary Benefit Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code, Earthstone or the Earthstone Subsidiaries, as applicable, has received a currently effective determination letter from the IRS or such plan is subject to a current IRS opinion letter stating that it is so qualified, such letter has not been revoked, and, to the knowledge of Earthstone, no event has occurred that would be reasonably likely to adversely affect such qualified status. No fund established under an Earthstone Plan or an Earthstone Subsidiary Benefit Plan is intended to satisfy the requirements of Section 501(c)(9) of the Code.

(iv)	Neither Earthstone nor any of the Earthstone Subsidiaries nor any of their ERISA Affiliates has maintained or contributed to, had an obligation to contribute to or has any liability, whether contingent or otherwise with respect to a plan maintained by more than one employer within the meaning of Code Section 413(c), a plan subject to ERISA Section 4063, 4064 or 4066, a “multiemployer plan” within the meaning of Section 3(37) of ERISA, a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA or any benefit plan, program, agreement or arrangement subject to Title IV of ERISA or Section 412 or 430 of the Code.

(v)

All contributions required to be made under each Earthstone Plan and Earthstone Subsidiary Benefit Plan, as of the date hereof, have been timely made and all obligations in respect of each Earthstone Plan and Earthstone Subsidiary Benefit Plan have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Earthstone Public Documents. None of the Earthstone Plans and Earthstone Subsidiary

Benefit Plans (as applicable) has failed to satisfy the minimum funding standard applicable under Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate of Earthstone has an outstanding funding waiver. None of the Earthstone Plans and Earthstone Subsidiary Benefit Plans (as applicable) has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed plan year.

(vi)	All Earthstone Plans and Earthstone Subsidiary Benefit Plans that are subject to Section 409A of the Code are in compliance with the requirements of such Code section and regulations and other guidance thereunder. No shares of Earthstone Common Stock or other security of Earthstone, any of the Earthstone Subsidiaries or other affiliates and no real property is held in trust or otherwise set aside for funding benefit obligations under any Earthstone Plan or Earthstone Subsidiary Benefit Plan.

(y)	Listing. The shares of Earthstone Common Stock are listed on the NYSE MKT.

(z)	Reports. Since September 30, 2015, Earthstone has filed with the Securities Authorities, stock exchanges and all applicable self-regulatory authorities a true and complete copy of all forms, reports, schedules, statements, certifications, material change reports and other documents required to be filed by it. The Earthstone Public Documents, at the time filed or, if amended, as of the date of such amendment (i) did not contain any misrepresentation and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable securities legislation and the rules, policies and instruments of all Securities Authorities having jurisdiction over Earthstone except where such non-compliance has not had or would not reasonably be expected to have a Material Adverse Effect on Earthstone. Earthstone has not filed any confidential material change or other report or other document with any Securities Authorities or stock exchange or other self-regulatory authority which at the date hereof remains confidential. Except as may be disclosed in the Earthstone Public Documents, there is no material fact that Earthstone has not disclosed to Lynden in writing or made available for review by Lynden as requested by Lynden as part of its due diligence investigations that has or would have a Material Adverse Effect on Earthstone.

(aa)	Corrupt Practices. Neither Earthstone nor any Earthstone Subsidiary nor, to the knowledge of Earthstone, any of its directors, executives, representatives, agents or employees: (i) has, has committed to, or has been alleged to have used or is using any corporate funds of Earthstone or its subsidiaries for any illegal contributions, gifts, entertainment or other expenses relating to political activity that would be illegal, (ii) has, has committed to, or has been alleged to have or is using any corporate funds of Earthstone or its subsidiaries for any direct or indirect illegal payments to any foreign or domestic governmental officials or employees, (iii) has, has committed to, or has been alleged to have violated or is violating any provision of the United States Foreign Corrupt Practices Act of 1977 (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder) or any applicable Law of similar effect of any other jurisdiction, (iv) has, has committed to, or has been alleged to have established or maintained, or is maintaining, any illegal fund of corporate monies of Earthstone or its subsidiaries or other of their properties or (v) has made, has committed to make, or has been alleged to have made or is making any bribe, illegal rebate, illegal payoff, influence payment, kickback or other illegal payment of any nature.

(bb)	Compliance with Laws. Earthstone and each Earthstone Subsidiary have complied with and are not in violation of any applicable Law other than such non-compliance or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Earthstone.

(cc)	Compliance with Disclosure Obligations. Earthstone trades on the NYSE MKT and is in compliance in all material respects with its timely and continuous disclosure obligations under applicable Securities Laws and the rules and regulations of the NYSE MKT.

(dd)	No Cease Trade. Earthstone is not subject to any cease trade or other order of any applicable stock exchange or Securities Authority and, to the knowledge of Earthstone, no investigation or other proceedings involving Earthstone that may operate to prevent or restrict trading of any securities of Earthstone are currently in progress or pending before any applicable stock exchange or Securities Authority.

(ee)	No Option on Assets. No Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from Earthstone or any Earthstone Subsidiary or any of the assets of Earthstone or any Earthstone Subsidiary.

(ff)	Certain Contracts. Neither Earthstone nor any Earthstone Subsidiary are a party to or bound by any non-competition agreement or any other agreement, obligation, judgment, injunction, order or decree that purports to (i) limit the manner or the localities in which all or any material portion of the business of Earthstone or any Earthstone Subsidiary are conducted, (ii) limit any business practice of Earthstone or any Earthstone Subsidiary in any material respect, or (iii) restrict any acquisition or disposition of any property by Earthstone or any Earthstone Subsidiary in any material respect.

(gg)	No Broker’s Commission. Neither Earthstone nor Earthstone Acquisition has entered into any agreement that would entitle any Person to any valid claim against Earthstone or Earthstone Acquisition for a broker’s commission, finder’s fee or any like payment in respect of the Arrangement or any other matter contemplated by this Agreement.

(hh)	Vote of Shareholders. No vote or consent of the shareholders of shares of Earthstone or Earthstone Acquisition, other than the Earthstone Shareholder Consent and a consent of the Earthstone Acquisition sole shareholder, is necessary to approve this Agreement and the Arrangement and the transactions contemplated hereby. Earthstone will distribute to its shareholders an information statement in respect of the foregoing Earthstone Shareholder Consent.

(ii)	U.S. Securities Law Matters. The Earthstone Common Stock is registered under Section 12 of the U.S. Exchange Act and Earthstone is not registered or required to register as an investment company under the 1940 Act.

(jj)	Consideration. The shares of Earthstone Common Stock issued pursuant to the Arrangement, will, when issued, be duly and validly issued as fully paid and non-assessable shares of Earthstone Common Stock. All shares of Earthstone Common Stock issued in exchange for Lynden Shares and Lynden Options pursuant to the Arrangement shall not be subject to trading restrictions subject to, with respect to certain Lynden Shareholders and Lynden Optionholders who are or, at the Effective Time, become affiliates (as defined by Rule 144 of the U.S. Securities Act) of Earthstone, certain restrictions on resale under Rule 144 of the U.S. Securities Act.

(kk)	No Shareholdings in Lynden. Neither Earthstone nor Earthstone Acquisition legally or beneficially owns, directly or indirectly, any securities of Lynden, and does not have any right, agreement or obligation to purchase any securities of Lynden or any securities or obligations of any kind convertible into or exchangeable for any securities of Lynden.

(ll)	All Information. Earthstone has not withheld from Lynden any material information or documents concerning Earthstone or any of the Earthstone Subsidiaries or their respective assets or liabilities during the course of Lynden’s review of Earthstone and its assets. No representation or warranty contained herein and no statement contained in any schedule or other disclosure document provided or to be provided to Lynden by Earthstone pursuant hereto contains or will contain an untrue statement of a material fact which is necessary to make the statements herein or therein not misleading.

(mm)	Shares. The shares of Earthstone Common Stock to be issued pursuant to the Arrangement, as assumed and adjusted in accordance with Article 2, will, upon issue, be issued as fully paid and non-assessable shares.

(nn)	Reserve Reports. Earthstone has delivered or otherwise made available to Lynden true and correct copies of all written reports requested or commissioned by Earthstone or the Earthstone Subsidiaries and delivered to Earthstone or the Earthstone Subsidiaries in writing on or before the date of this Agreement estimating Earthstone’s and such subsidiaries’ proved oil and gas reserves prepared by any unaffiliated person (each, a “Earthstone Report Preparer”) concerning the Oil and Gas Interests of Earthstone and such subsidiaries as of December 31, 2014 (the “Earthstone Reserve Reports”). Except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Earthstone, the factual, non-interpretive data provided by Earthstone and the Earthstone Subsidiaries to each Earthstone Report Preparer in connection with the preparation of the Earthstone Reserve Reports that was material to such Earthstone Report Preparer’s estimates of the proved oil and gas reserves set forth in the Earthstone Reserve Reports was, as of the time provided (or as modified or amended prior to the issuance of the Earthstone Reserve Reports) accurate. With respect to the proved reserves reflected in the Earthstone Reserve Reports, the Earthstone Reserve Report conforms in all material respects to the SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Earthstone Reserve Reports that would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Earthstone.

(oo)	Derivatives. The Earthstone Public Documents accurately summarize, in all material respects, the outstanding Derivative positions of Earthstone and the Earthstone Subsidiaries, including Hydrocarbon and financial Derivative positions attributable to the production and marketing of Earthstone and the Earthstone Subsidiaries, as of the dates reflected therein. As of the date of this Agreement, all Derivative Contracts to which Earthstone or the Earthstone Subsidiaries are a party have been made available to Lynden.

(pp)	Interested Party Transactions. Since December 31, 2014 until the date of this Agreement, no event has occurred or transaction entered into that would be required to be reported by Earthstone pursuant to Item 404 of Regulation S-K promulgated by the SEC under the U.S. Exchange Act and has not been reported in the Earthstone Public Documents.

(qq)	Certain Tax Matters. Neither Earthstone nor any Earthstone Subsidiary has taken or agreed to take any action that would prevent this Agreement and the Plan of Arrangement from constituting a reorganization within the meaning of Section 368(a) of the Code. Without limiting the generality of the foregoing:

(i)	The fair market value of the Consideration will be approximately equal to the fair market value of the Lynden Shares surrendered in the Arrangement, determined as of the last Business Day before the date of this Agreement.

(ii)	Prior to the Effective Time and in connection with or anticipation of this Agreement or the Plan of Arrangement, (i) none of the shares of Earthstone Common Stock will be redeemed, (ii) no extraordinary dividends will be made with respect to the shares of Earthstone Common Stock, and (iii) none of the shares of Earthstone Common Stock will be acquired by Earthstone or any Related Person.

(iii)

Neither Earthstone nor Earthstone Acquisition is an investment company as defined in Section 368(a)(2)(F) of the Code. An investment company is (1) a regulated investment company; (2) a real estate investment trust; or (3) a corporation (i) fifty percent (50%) or more of the value of whose total assets are stock and securities, and (ii) eighty percent (80%) or more of the value of whose total assets are held for investment. In making the fifty percent and eighty percent determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and a parent corporation shall be deemed to own its ratable share of the subsidiary’s assets, and a corporation shall be considered a subsidiary if a parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote, or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding. For this purpose, “total assets” shall not include cash and cash items (including receivables) and government securities.

(iv)	Neither Earthstone nor Earthstone Acquisition is under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(v)	There is no Indebtedness existing between Lynden and Earthstone that was or will be issued, acquired, or settled at a discount in connection with this Agreement or the Plan of Arrangement.

(vi)	Each of Earthstone and Earthstone Acquisition has substantial non-tax business purposes and reasons for the Plan of Arrangement, and the terms of this Agreement and the Plan of Arrangement are the product of arm’s length negotiations.

(vii)	Neither Earthstone nor Earthstone Acquisition will take any position on any Return, or take any other Tax reporting position, that is inconsistent with the treatment of the Arrangement as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a “determination” (as defined in Code Section 1313(a)(1)).

(viii)	No stock or securities of Earthstone will be issued to any Lynden Shareholder for services rendered to or for the benefit of Lynden or Earthstone in connection with this Agreement or the Plan of Arrangement (except to the extent of outstanding Lynden Options).

(ix)	No stock or securities of Lynden or of Earthstone will be issued to any Lynden Shareholder for any Indebtedness owed to any Lynden Shareholder in connection with this Agreement or the Plan of Arrangement.

(x)	Earthstone has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since November 30, 2013. The stock of Earthstone has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since November 30, 2013.

(xi)	Earthstone has no plan or intention to reacquire any of its stock issued in the transaction.

(xii)	Earthstone has no plan or intention to liquidate Lynden; to merge Lynden with or into another corporation; to sell or otherwise dispose of the stock of Lynden except for transfers of stock to corporations controlled by Earthstone; or to cause Lynden to sell or otherwise dispose of any of its assets or any of the assets acquired from Earthstone Acquisition, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Earthstone.

(xiii)	Earthstone Acquisition will have no liabilities assumed by Lynden, and will not transfer to Lynden any assets subject to liabilities, in the transaction.

(xiv)	Earthstone does not own, nor has it owned during the past five years, any shares of the stock of Lynden.

(xv)	Subject to Section 6.3, Earthstone, Earthstone Acquisition, Lynden, and the shareholders of Lynden will pay their respective expenses, if any, incurred in connection with the transaction.

(xvi)	Earthstone has no plan or intention to issue additional shares of Lynden stock that would result in Earthstone losing control of Lynden within the meaning of Section 368(c)(1) of the Code.

3.3	Lynden Disclosure Letter

The parties acknowledge and agree that Lynden has delivered to Earthstone the Lynden Disclosure Letter, which has been accepted by Earthstone and all representations and warranties made by Lynden in Section 3.1 are to be read together with, and are supplemented or amended by, the Lynden Disclosure Letter.

3.4	Earthstone Disclosure Letter

The parties acknowledge and agree that Earthstone and Earthstone Acquisition have delivered to Lynden the Earthstone Disclosure Letter, which has been accepted by Lynden and all representations and warranties made by Earthstone and Earthstone Acquisition in Section 3.2 are to be read together with, and are supplemented or amended by, the Earthstone Disclosure Letter.

3.5	Survival of Representations and Warranties.

The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and shall expire and be terminated and extinguished at the Effective Time.

Article 4

COVENANTS

4.1	Mutual Covenants

Except as otherwise expressly contemplated or permitted in this Agreement and in the Plan of Arrangement, each party covenants and agrees that:

(a)	it will, and will cause its Subsidiaries to, use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable (i) to ensure that the representations and warranties in Section 3.1, in the case of Lynden, and Section 3.2, in the case of Earthstone and Earthstone Acquisition, remain true and correct in all material respects as of the Effective Date as if such representations and warranties were made at and as of such date; (ii) to satisfy (or cause the satisfaction of) the conditions set out in Article 5 to the extent the same is within its control and to consummate and make effective as promptly as is practicable the transactions contemplated herein; and (iii) for the discharge by each party of its respective obligations under this Agreement, the Interim Order, the Plan of Arrangement and the Final Order, including its obligations under applicable Laws, in each case including the execution and delivery of such documents as the Other Party hereto may reasonably require. Each of the parties hereto, where appropriate, will reasonably co-operate with the Other Party in taking such actions;

(b)	until the Effective Date, it will notify the Other Party in writing: (i) promptly after the occurrence thereof of any changes, effects, events, occurrences or states of facts that, either individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect (actual, anticipated, or to the best of its knowledge, threatened) with respect to it; and (ii) promptly after the occurrence, or failure to occur, of any such event, of information of which it becomes aware with respect to any event which, if known as of the date of this Agreement, would have been required to be disclosed to the Other Party or which would have been likely to cause any of its representations or warranties in this Agreement to be untrue or incorrect in any material respect or result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any party herein, provided, however, that no such notification will affect the representations or warranties of the parties or the conditions to the obligations of the parties herein and a failure to comply with this Section 4.1(b) shall not constitute the failure of any condition set forth in Article 5 to be satisfied unless the underlying breach or Material Adverse Effect would independently result in the failure of a condition set forth in Article 5 to be satisfied;

(c)	Earthstone, Earthstone Acquisition and Lynden shall each use their commercially reasonable efforts to cause the Plan of Arrangement to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and before or after the Effective Time, none of Earthstone or Lynden shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could cause the Plan of Arrangement to fail to qualify as a reorganization under Section 368(a) of the Code;

(d)	Earthstone, Earthstone Acquisition and Lynden shall comply with the record keeping and information reporting requirements set forth in Treasury Regulation Section 1.368-3; and

(e)	following the Plan of Arrangement, each of Earthstone, Earthstone Acquisition and Lynden will not take any action and will not fail to take any action that would prevent the Plan of Arrangement from satisfying the “continuity of business enterprise” requirement for a “reorganization” as provided in Treasury Regulation Section 1.368-1(d).

4.2	Covenants Relating to Regulatory Approval

(a)	As soon as reasonably practicable after the date hereof, each party will use its commercially reasonable efforts to make all necessary or advisable filings, applications and submissions with Governmental Authorities under all applicable Laws, including obtaining the Key Regulatory Approvals, in respect of the transactions contemplated herein. Each party will provide such additional information and make or cause to be made such additional filings reasonably required by any Governmental Authority in respect of the transactions contemplated herein.

(b)	Each party will use its commercially reasonable efforts to obtain all consents, approvals, authorizations or waivers required or advisable to be obtained by it from Governmental Authorities in respect of the transactions contemplated herein (including participating and appearing in any proceedings before Governmental Authorities) and to avoid or resolve any suit or threatened suit so as to permit the consummation of the transactions contemplated herein on a timely basis.

(c)	Subject to applicable Laws, each party will provide the Other Party and its counsel with reasonable opportunity to review and comment on all filings, applications, submissions and other material communications to Governmental Authorities. Each party will use its commercially reasonable efforts to cooperate with and assist the Other Party in the preparation and making of all filings, applications and submissions to such Governmental Authorities.

(d)	Each party will promptly notify the Other Party of any material communication to such party from any Governmental Authority in respect of the transactions contemplated herein and, subject to applicable Laws, provide the Other Party with a copy thereof if such communication is in writing. Each party will consult with the Other Party and its counsel prior to participating in any substantive meeting or discussion with any Governmental Authority in respect of the transactions contemplated herein and give the Other Party and its counsel the opportunity to attend and participate thereat.

4.3	Covenants of Earthstone and Earthstone Acquisition

Except as set forth in the Earthstone Disclosure Letter or this Agreement or as required by applicable Law, each of Earthstone and Earthstone Acquisition covenants and agrees with Lynden that, prior to the Effective Date:

(a)

in a timely and expeditious manner, Earthstone and Earthstone Acquisition will provide to Lynden all information as may be reasonably requested by Lynden or as required by the Interim Order or applicable Laws with respect to Earthstone, Earthstone Acquisition and their respective business and properties for inclusion in the Joint Circular or in any amendment or supplement to the Joint Circular which complies in all material respects with all applicable Laws, including corporate and securities legislation and requirements, on the date of the mailing thereof and containing all material facts relating to Earthstone and Earthstone Acquisition required to be disclosed in the Joint Circular and not containing any misrepresentation (as defined under applicable securities legislation) with respect thereto;

(b)	each of Earthstone and Earthstone Acquisition will not take any action, refrain from taking any action (subject to commercially reasonable efforts), or permit any action to be taken or not taken, which is inconsistent with the provisions of this Agreement or which would reasonably be expected to materially impede the completion of the transactions contemplated hereby or which would be reasonably likely to have a Material Adverse Effect on Earthstone or Earthstone Acquisition, provided that where Earthstone or Earthstone Acquisition is required to take any such action or refrain from taking such action (subject to commercially reasonable efforts) as a result of this Agreement, Earthstone and/or Earthstone Acquisition will immediately notify Lynden in writing of such circumstances;

(c)	each of Earthstone and Earthstone Acquisition will carry on its business only in the usual and ordinary course, consistent with past practice and the activities set out in the Earthstone Disclosure Letter and, except with the prior written consent of Lynden (such consent not to be unreasonably withheld or delayed) or other than as expressly contemplated or permitted by this Agreement, each of Earthstone and Earthstone Acquisition:

(i)	will use commercially reasonable efforts, to the extent it has the financial resources to do so, to maintain and preserve its business, assets and advantageous business relationships;

(ii)	will maintain payables and other liabilities (other than for money borrowed) at levels consistent with past practice;

(iii)	will use commercially reasonable efforts to maintain in force its current policies of insurance and pay all premiums in respect of such insurance policies that become due after the date hereof;

(iv)	each of Earthstone and Earthstone Acquisition will not:

(A)	resolve or propose to be wound-up, dissolved, liquidated, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding-up or dissolution;

(B)	make any changes to its existing accounting practices except as required by Law, U.S. GAAP or make any material tax election inconsistent with past practice;

(C)	declare or pay any dividends or make any distribution of its properties or assets to its shareholders or purchase or retire any shares of Earthstone Common Stock;

(D)	alter or amend or authorize any alteration or amendment to its constating documents as they exist at the date of this Agreement, except as required to complete the Arrangement or any transaction contemplated under this Agreement or the Arrangement;

(E)	split, consolidate, exchange or reclassify any shares of Earthstone Common Stock or other securities;

(F)	take any action or fail to take any action which would cause any of the conditions precedent set forth in Article 5 not to be satisfied; and

(G)	announce an intention, enter into any agreement, or otherwise make a commitment to do any of the things prohibited by any of the foregoing;

(d)	each of Earthstone and Earthstone Acquisition will execute and do all such acts and further deeds, things and assurances as may be required in the reasonable opinion of Lynden’s counsel to consummate the Arrangement;

(e)	each of Earthstone and Earthstone Acquisition will vote or cause to be voted all Lynden Shares beneficially owned or over which control or direction is exercised by it or any of its affiliates in favour of the Arrangement Resolution; and

(f)	Earthstone will use its commercially reasonable efforts to cause the shares of Earthstone Common Stock to be issued pursuant to the Arrangement to be approved for listing on the NYSE MKT, subject to official notice of issuance.

4.4	Covenants of Lynden

Except as set forth in the Lynden Disclosure Letter or this Agreement or as required by applicable Law, Lynden covenants and agrees with Earthstone that, prior to the Effective Date:

(a)	Lynden will carry on its business only in the usual and ordinary course, consistent with past practice and the activities set out in the Lynden Disclosure Letter and, except with the prior written consent of Earthstone (such consent not to be unreasonably withheld or delayed) or other than as expressly contemplated or permitted by this Agreement, Lynden:

(i)	will use commercially reasonable efforts, to the extent it has the financial resources to do so, to maintain and preserve its business, assets and advantageous business relationships;

(ii)	will maintain payables and other liabilities (other than for money borrowed) at levels consistent with past practice;

(iii)	will use commercially reasonable efforts to maintain in force its current policies of insurance and pay all premiums in respect of such insurance policies that become due after the date hereof;

(iv)	Lynden will not:

(A)	resolve or propose to be wound-up, dissolved, liquidated, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding-up or dissolution;

(B)	make any changes to its existing accounting practices except as required by Law or make any material tax election inconsistent with past practice;

(C)	declare or pay any dividends or make any distribution of its properties or assets to its shareholders or purchase or retire any Lynden Shares;

(D)	alter or amend or authorize any alteration or amendment to its constating documents as they exist at the date of this Agreement, except as required to complete the Arrangement or any transaction contemplated under this Agreement or the Arrangement;

(E)	split, consolidate, exchange or reclassify any Lynden Shares or other securities;

(F)	enter into or modify any employment, consulting, bonus, retention or similar agreements or arrangements with, or grant any bonuses, salary increases, stock options, severance, retirement allowances, deferred or incentive compensation, termination pay or any other form of compensation to, or make any loan to, any of its officers, directors, employees or consultants;

(G)	incur or commit to incur any indebtedness for borrowed money in excess of the greater of its existing borrowing base as of the date hereof under the Credit Facility or as it may be redetermined under the Credit Facility;

(H)	elect to participate in programs proposed by the operator where the gross amount of the authority for expenditure exceeds U.S.$200,000;

(I)	acquire or agree to acquire (other than pursuant to this Agreement), by amalgamating, plan of arrangement, merging, consolidating or entering into a business combination with or purchasing or leasing substantially all of the assets or otherwise of, any business or undertaking of any corporation, partnership, association or other business organization or division thereof;

(J)	sell, lease, transfer, mortgage or otherwise dispose of or encumber any of its property or assets, real or personal, or agree to the same, other than for actions under the Credit Facility in the ordinary and regular course of business;

(K)	allot or issue, or enter into any agreement for the allotment or issuance, or grant any other rights to acquire, Lynden Shares or other securities or securities convertible into, exchangeable for, or which carry a right to acquire, directly or indirectly, any Lynden Shares or other securities, other than Lynden Shares issuable upon exercise of convertible securities of Lynden issued prior to the date hereof;

(L)	take any action or fail to take any action which would cause any of the conditions precedent set forth in Article 5 not to be satisfied;

(M)	satisfy or settle any claims or liabilities prior to the same being due, which are, individually or in the aggregate, material to Lynden except that Lynden may prepay cash calls from operators of its oil and gas properties before any 30-day due date in accordance with the ordinary course of business of Lynden consistent with its past practices;

(N)	grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; and

(O)	announce an intention, enter into any agreement, or otherwise make a commitment to do any of the things prohibited by any of the foregoing;

(b)	Lynden will use commercially reasonable efforts to cause each Lynden Supporting Shareholder to enter into a Support Agreement with Earthstone concurrently with execution of this Agreement;

(c)	Subject to Section 4.5, Lynden will execute and do all acts, further deeds, things and assurances as may be required in the reasonable opinion of Earthstone’s counsel to consummate the transactions contemplated herein;

(d)	In a timely and expeditious manner, Lynden will provide to Earthstone all information as may be reasonably requested by Earthstone or as required by the Interim Order or applicable Laws with respect to Lynden and its business and properties for inclusion in the Joint Circular or in any amendment or supplement to the Joint Circular which complies in all material respects with all applicable Laws, including corporate and securities legislation and requirements, on the date of the mailing thereof and containing all material facts relating to Earthstone required to be disclosed in the Joint Circular and not containing any misrepresentation (as defined under applicable securities legislation) with respect thereto.

4.5	No Solicitation by Lynden; Etc.

(a)

Except as otherwise permitted hereunder, Lynden shall not, and shall use its commercially reasonable efforts to cause its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any inquiries or any proposals that constitute the submission of an Acquisition Proposal, (ii) furnish confidential information or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal (an “Acquisition Agreement”); provided, however, that Lynden may respond to a bona fide request for information that did not result from a breach of this Section 4.5 that would reasonably be expected to lead to an Acquisition Proposal in respect of Lynden by advising that no information can be provided unless a bona fide Acquisition Proposal is made prior to providing any information and then only in compliance with this Section 4.5; or (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Earthstone, the Lynden Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Acquisition Proposal (the taking of any action described in clause (iii) being referred to as an “Adverse Recommendation Change”). Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by Lynden’s Representatives shall be deemed to be a breach of this Section 4.5 by Lynden unless such violation is committed without the knowledge of Lynden and Lynden uses commercially reasonable efforts to promptly cure such violation once Lynden is made aware of such violation.

(b)	Notwithstanding anything to the contrary contained in Section 4.5(a), if at any time prior to obtaining the Lynden Shareholder Approval, (i) Lynden has received an Acquisition Proposal that the Lynden Board believes is bona fide, (ii) the Lynden Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Acquisition Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal and (iii) such Acquisition Proposal did not result from a material breach of this Section 4.5, then Lynden may (A) furnish information, including confidential information, with respect to Lynden and its Subsidiaries to the Person making such Acquisition Proposal and its Representatives and afford such Person and its Representatives access to the business, properties, assets, Contracts, officers, employees, books and records with respect to Lynden and its Subsidiaries, and (B) participate in discussions or negotiations regarding such Acquisition Proposal; provided that Lynden will not, and will use commercially reasonable efforts to cause its Representatives not to, disclose any non-public information to such Person unless Lynden has, or first enters into, a confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the confidentiality agreement are to Earthstone (provided that such confidentiality agreement need not include “standstill” provisions or similar restrictions).

(c)	In addition to the other obligations of Lynden set forth in this Section 4.5, Lynden shall promptly advise Earthstone, orally and in writing, and in no event later than three (3) calendar days after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with, Lynden in respect of any Acquisition Proposal, and shall, in any such notice to Earthstone, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Earthstone reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Lynden shall promptly provide Earthstone with copies of any additional written materials received by Lynden or that Lynden has delivered to any third party making an Acquisition Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

(d)

Notwithstanding the foregoing, if Lynden receives a written Acquisition Proposal that the Lynden Board believes is bona fide and the Lynden Board, after consultation with its financial advisors and outside legal counsel, concludes that such Acquisition Proposal constitutes a Superior Proposal, then the Lynden Board may, at any time prior to obtaining the Lynden Shareholder Approval, if it determines in good faith, after consultation with outside counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, effect an Adverse Recommendation Change or terminate this Agreement and enter into an Acquisition Agreement; provided, however, that Lynden shall not be entitled to exercise its right to make any Adverse Recommendation Change in response to a Superior Proposal or terminate this Agreement and enter into an Acquisition Agreement for a Superior Proposal (x) until four (4) Business Days after Lynden provides written notice to Earthstone (an “Lynden Notice”) advising Earthstone that the Lynden Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal and, at the request of Earthstone, Lynden shall negotiate in good faith with Earthstone during such four (4) Business Day period, with respect to any alternative transaction (including any modifications to the terms of this Agreement) that would allow the Lynden Board not to make such Adverse Recommendation Change consistent with its fiduciary duties (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Lynden Notice and a new four (4) Business Day period under this Section 4.5(d)).

(e)	Nothing contained in this Agreement shall prevent Lynden or the Lynden Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the U.S. Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the U.S. Exchange Act or other Laws with respect to an Acquisition Proposal if the Lynden Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law; provided that any Adverse Recommendation Change may only be made in accordance with Section 4.5(d). For the avoidance of doubt, a public statement that describes Lynden’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto shall not be deemed an Adverse Recommendation Change.

4.6	Resignation and Mutual Releases

Prior to the Effective Date, Lynden will, and will cause all of its Subsidiaries to, deliver a release of all directors and officers of Lynden and any of the Lynden Subsidiaries in the form attached hereto as Schedule C, to be effective as of the Effective Date.

4.7	Privacy Matters

(a)	Earthstone and Lynden acknowledge and agree that certain information provided by Lynden to Earthstone, and certain information provided by Earthstone to Lynden, in each case relating to the officers, consultants and employees of the party (the “Providing Party”) providing the information and provided in connection with the transactions contemplated hereunder, constitutes personal information (the “Disclosed Personal Information”) which is necessary for the purposes of determining if the party (the “Receiving Party”) receiving the Disclosed Personal Information will proceed with the Arrangement, that the disclosure of the Disclosed Personal Information relates solely to the carrying on of the business of Lynden or Earthstone, as applicable, and the completion of the Arrangement and that such Disclosed Personal Information:

(i)	may not be used for any purpose other than those related to the performance of this Agreement;

(ii)	must be kept strictly confidential and the Receiving Party will ensure that access to such personal information will be restricted to those representatives of the Receiving Party who have a bona fide need for access to such information and will instruct those representatives to protect the confidentiality of such information in a manner consistent with the Receiving Party’s obligations hereunder; and

(iii)	upon the termination of this Agreement, or otherwise upon the request of the Providing Party, the Receiving Party will forthwith cease all use of the Disclosed Personal Information acquired by the Receiving Party in connection with this Agreement and will return to the Providing Party or, at the Providing Party’s request, destroy in a secure manner, the Disclosed Personal Information (and any copies).

(b)	In addition:

(i)	the Receiving Party agrees to employ appropriate technology and procedures to prevent accidental loss or corruption of the Disclosed Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of the Disclosed Personal Information;

(ii)	each of Lynden and Earthstone agrees to promptly notify the other of all inquiries, complaints, requests for access, and claims of which it is made aware in connection with the Disclosed Personal Information. The parties will fully co-operate with one another, with the Persons to whom the Disclosed Personal Information relates, and any Governmental Authority charged with enforcement of applicable privacy laws, in responding to such inquiries, complaints, requests for access, and claims; and

(iii)	if the Arrangement is completed, Lynden may disclose additional personal information of its employees, directors and officers to Earthstone and its representatives on condition that:

(A)	Earthstone and its representatives must only use or disclose such personal information for the same purposes for which it was collected, used or disclosed by Lynden;

(B)	the employees, directors and officers whose personal information is disclosed are notified that:

(1)	the Arrangement has taken place; and

(2)	the personal information about them has been disclosed to Earthstone and its representatives.

(c)	Without limiting the foregoing, each of Earthstone and Lynden acknowledge and agree that the Earthstone Disclosure Letter, the Lynden Disclosure Letter and all information contained in such disclosure letters are confidential and may not be disclosed (other than by the party giving such disclosure letter) to any other Person unless: (i) such disclosure is required under applicable Law, unless such Law permits it to refrain from disclosing such information for confidentiality or other reasons or (ii) such disclosure is required in order to enforce its rights under this Agreement.

4.8	Control of the Other Party’s Business

Nothing contained in this Agreement shall give Earthstone, directly or indirectly, the right to control or direct the operations of Lynden, or shall give Lynden, directly or indirectly, the right to control or direct the operations of Earthstone prior to the Effective Time. Prior to the Effective Time, each of Lynden and Earthstone shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its Subsidiaries’ respective operations.

4.9	Earthstone Common Stock

Earthstone shall reserve from its authorized capital stock such number of shares of Earthstone Common Stock as may be required to be issued at the Effective Time and such shares of Earthstone Common Stock shall be duly and validly issued by Earthstone, fully paid and non-assessable and free of preemptive rights, encumbrances, charges and liens created by Earthstone at the Effective Time and freely tradeable without any restrictions under the U.S. Securities Act or applicable Canadian Securities laws other than those arising under Rule 144 promulgated under the U.S. Securities Act or applicable Canadian securities Laws arising from such Person’s status as an “affiliate” or control person of Earthstone.

Article 5

CONDITIONS PRECEDENT

5.1	Mutual Conditions Precedent

The respective obligations of Earthstone and Lynden to complete the Arrangement will be subject to the satisfaction, or mutual waiver by the parties, on or before the Effective Date, of each of the following conditions, which are for the mutual benefit of Earthstone and Lynden and which may be waived, in whole or in part, by mutual consent of Earthstone or Lynden at any time:

(a)	the Interim Order will have been obtained in form and substance satisfactory to each of the parties, acting reasonably, and will not have been set aside or modified in a manner unacceptable to either of the parties (acting reasonably) on appeal or otherwise;

(b)	the Arrangement Resolution will have been approved by the Lynden Securityholders at the Lynden Meeting in accordance with the requirements of the Business Corporations Act and the Interim Order;

(c)	the Final Order will have been obtained in form and substance satisfactory to each of the parties, acting reasonably, and will not have been set aside or modified in a manner unacceptable to either of the parties (acting reasonably) on appeal or otherwise;

(d)	the Key Regulatory Approvals shall have been obtained;

(e)	no preliminary or permanent injunction, restraining order, ruling, cease trading order or order or decree of any domestic or foreign court, tribunal, Governmental Authority or other regulatory authority or administrative agency, board or commission, and no law, regulation, policy, directive or order will have been enacted, promulgated, made, issued or applied (i) to cease trade, enjoin, prohibit or impose material limitations on, the Arrangement or the transactions contemplated herein or in the Plan of Arrangement, or (ii) which would reasonably be expected to result in the expected benefits of the Arrangement not being substantially achieved, and no such action, proceeding or order will, to the best of the knowledge of Earthstone or Lynden, be pending or threatened and, without limiting the generality of the foregoing, no Person will have filed any notice of appeal of the Final Order, and no person will have communicated to Earthstone or Lynden (orally or in writing) any intention to appeal the Final Order which, in the reasonable opinion of Earthstone or Lynden (on the advice of counsel), would make it inadvisable to proceed with the implementation of the Arrangement;

(f)	the issuance of the shares of Earthstone Common Stock to the holders of Lynden Shares and Lynden Options, pursuant to the Arrangement shall either be (i) exempt from the registration requirements of the U.S. Securities Act pursuant to the Section 3(a)(10) Exemption (or pursuant to any other applicable exemption), and in compliance with all applicable state securities laws, or (ii) to be registered pursuant to an effective registration statement under the U.S. Securities Act;

(g)	the distribution of the shares of Earthstone Common Stock in the United States and to U.S. Persons pursuant to the Arrangement shall be exempt from the registration requirements under the U.S. Securities Act and shall be without trading restrictions subject to, with respect to certain Persons who are or, at the Effective Time, become affiliates (as defined by Rule 144 of the U.S. Securities Act) of Earthstone, certain restrictions on resale under Rule 144 of the U.S. Securities Act;

(h)	the distribution of shares of Earthstone Common Stock in Canada pursuant to the Arrangement will be exempt from, or otherwise not subject to, prospectus requirements of applicable Securities Laws, subject to the satisfaction of conditions under Section 2.6 of National Instrument 45-102 Resale of Securities;

(i)	the shares of Earthstone Common Stock issued pursuant to the Arrangement shall have been authorized for listing on the NYSE MKT, subject to official notice of issuance; and

(j)	this Agreement will not have been terminated pursuant to Article 6.

5.2	Additional Conditions Precedent to the Obligations of Lynden

The obligation of Lynden to complete the Arrangement will be subject to the satisfaction, or waiver by Lynden, on or before the Effective Date or such earlier date stipulated, of each of the following conditions, which conditions are for the sole benefit of Lynden and which may be waived, in whole or in part, by Lynden at any time:

(a)	all covenants of Earthstone and Earthstone Acquisition under this Agreement to be performed on or before the Effective Date will have been duly performed by Earthstone and Earthstone Acquisition in all material respects and Lynden will have received a certificate of Earthstone and Earthstone Acquisition, signed, without personal liability, by two senior officers confirming the same as at the Effective Date;

(b)	all representations and warranties of Earthstone and Earthstone Acquisition under this Agreement qualified as to materiality will be true and correct and those not so qualified will be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties will be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result or would not reasonably be expected to result in a Material Adverse Effect or would not, and would not reasonably be expected to, materially impede completion of the Arrangement, and Lynden will have received a certificate of Earthstone and Earthstone Acquisition addressed to Lynden and dated the Effective Date, signed, without personal liability, on behalf of Earthstone and Earthstone Acquisition by two senior officers of Earthstone and Earthstone Acquisition, confirming the same as at the Effective Date;

(c)	from the date of this Agreement to the Effective Date, there shall not have occurred, and neither of Earthstone nor Earthstone Acquisition shall have incurred or suffered, any one or more changes, events, effects, occurrences, states of facts or developments that, either individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect on Earthstone or Earthstone Acquisition; and

(d)	Earthstone shall have complied with its obligations under Section 2.10 and the Depositary shall have confirmed receipt of the shares of Earthstone Common Stock contemplated thereby; and

(e)	the Earthstone Shareholder Consent in connection with the Share Issuance shall have been obtained.

5.3	Additional Conditions Precedent to the Obligations of Earthstone

The obligation of Earthstone to complete the Arrangement will be subject to the satisfaction, or waiver by Earthstone, on or before the Effective Date or such earlier date stipulated, of each of the following conditions, which conditions are for the sole benefit of Earthstone and which may be waived by Earthstone, in whole or in part, at any time:

(a)	all covenants of Lynden under this Agreement to be performed on or before the Effective Date will have been duly performed by Lynden in all material respects and Earthstone will have received a certificate of Lynden, signed, without personal liability, by two senior officers confirming the same as at the Effective Date;

(b)

all representations and warranties of Lynden under this Agreement qualified as to materiality will be true and correct and those not so qualified will be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties will be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result or would not reasonably be expected to result in a Material Adverse Effect or would not, and would not reasonably be expected to, materially impede completion of the Arrangement, and Earthstone will have received a certificate of Lynden addressed to Earthstone and dated the Effective Date, signed, without personal liability, on behalf of Lynden by two senior officers of Lynden, confirming the same as at the Effective Date;

(c)	from the date of this Agreement to the Effective Date, there shall not have occurred, and Lynden shall not have incurred or suffered, any one or more changes, events, effects, occurrences, states of facts or developments that, either individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect on Lynden;

(d)	the time period for the exercise of any right to dissent conferred upon the Lynden Shareholders in respect of the Arrangement will have expired and the Lynden Shareholders will not have exercised such right of dissent with respect to greater than five (5%) percent of the number of outstanding Lynden Shares or rights to acquire Lynden Shares, excluding any such Lynden Shareholders who have abandoned such rights of dissent;

(e)	each of the officers and directors of Lynden and all Lynden Subsidiaries shall have resigned without compensation, except as set forth in the Lynden Disclosure Letter, and shall have executed the resignation and release attached hereto at Schedule C;

(f)	except as otherwise agreed by Earthstone, each employee and consultant of Lynden and all Lynden Subsidiaries shall have resigned without compensation, except as set forth in the Lynden Disclosure Letter;

(g)	Lynden shall have held the Lynden Meeting on or before the Meeting Deadline where the Lynden Securityholders approved the Arrangement; and

(h)	the parties to any employment or consulting agreements entitling such parties to severance or change of control payments as a result of this Agreement as set out in the Lynden Disclosure Letter shall agree to the cash payments set forth in such agreements, which shall be paid by Lynden.

5.4	Notice and Cure Provisions

Earthstone and Lynden will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

(a)	cause any of the representations or warranties of the Other Party contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

(b)	result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

Neither Earthstone nor Lynden may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Sections 5.1, 5.2 and 5.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the Effective Time, Earthstone or Lynden, as the case may be, has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which Earthstone or Lynden, as the case may be, are asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that Earthstone or Lynden, as the case may be, is proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement as a result thereof until the later of the Outside Date and the expiration of a period of 14 calendar days from such notice. If such notice has been delivered prior to the date of the Lynden Meeting, such meeting will, unless otherwise agreed by the parties, be postponed until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the Effective Time, such application and such filing will be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated as a result of such cured matter. In the event the Effective Date is delayed, postponed or enjoined as a result of a claim, action, proceeding or investigation arising from the failure or alleged failure to comply with any Law in connection with the Arrangement, the Effective Date will be extended for such further reasonable period not to exceed 10 days as may be necessary to remedy such failure or alleged failure and the parties will use their commercially reasonable efforts to remedy such failure or alleged failure.

5.5	Satisfaction of Conditions

The conditions precedent set out in Sections 5.1, 5.2 and 5.3 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time.

5.6	Frustration of Conditions

No party hereto may rely on the failure of any condition set forth in Sections 5.1, 5.2 or 5.3 to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the transactions contemplated by this Agreement.

Article 6

TERMINATION OF AGREEMENT

6.1	Termination by Earthstone or Lynden

This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement or the Arrangement by the Lynden Shareholders and/or by the Court):

(a)	by mutual written consent and agreement of Earthstone and Lynden;

(b)	by either party, upon written notice to the Other Party if, subject to Section 5.4:

(i)	any of the conditions set forth in Section 5.1 is not satisfied or waived on or before the Outside Date;

(ii)	if the Arrangement has not been consummated on or before the Outside Date and the Outside Date has not been extended by the mutual written consent of the parties, except that the right to terminate this Agreement under this Section 6.1(b)(ii) shall not be available to a party if the failure of that party to fulfill any of its obligations, or if a breach by that party of any of its representations and warranties under this Agreement has been a principal cause of, or resulted in, the failure of the Arrangement to be consummated by such date;

(iii)	if the Lynden Meeting is held and the Arrangement Resolution is not approved by the Lynden Securityholders in accordance with applicable Laws and the Interim Order; or

(iv)	a Governmental Authority has issued an Order permanently restraining, enjoining or otherwise prohibiting the Arrangement and such Order has become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this clause (iv) shall not be available to any party who failed to perform and observe in any material respect its obligations under Section 4.2 with respect to such Order.

(c)	by Earthstone upon written notice to Lynden if an Acquisition Proposal for Lynden has been made or proposed and the Lynden Board:

(i)	shall have made an Adverse Recommendation Change;

(ii)	shall have failed, after being requested by Earthstone in writing, to reaffirm its approval or recommendation of the Arrangement and the transactions contemplated herein as promptly as possible (but in any event within five (5) Business Days) after receipt of such written request from Earthstone; or

(iii)	shall have accepted, approved, recommended or entered into an Acquisition Agreement.

(d)	by Earthstone, upon written notice to Lynden, if:

(i)	subject to Section 5.4, Lynden has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 5.3(a) or Section 5.3(b) would not be satisfied prior to the Outside Date, provided that neither Earthstone nor Earthstone Acquisition is then in breach of this Agreement so as to cause any condition in favour of both parties or in favour of Lynden not to be satisfied;

(ii)	the Lynden Board shall have made an Adverse Recommendation Change; or

(iii)	the number of Lynden Shares exercising Dissent Rights exceeds 5% of the outstanding Lynden Shares.

(e)	by Lynden, upon written notice to Earthstone:

(i)	subject to Section 5.4, Earthstone or Earthstone Acquisition has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 5.2(a) or Section 5.2(b) would not be satisfied prior to the Outside Date, provided that Lynden is not then in breach of this Agreement so as to cause any condition in favour of both parties or in favour of Earthstone not to be satisfied; or

(ii)	at any time prior to receipt of the Lynden Shareholder Approval, in order to accept a Superior Proposal.

The party desiring to terminate this Agreement pursuant to this Section 6.1 (other than pursuant to subsection (a)) shall give notice of such termination to the Other Party, specifying in reasonable detail the basis for such party’s exercise of its termination right.

6.2	Effect of Termination

If this Agreement is terminated pursuant to Section 6.1, then this Agreement (other than as set forth in Section 4.7, this Article 6, Article 7, Section 8.2, which provisions shall survive such termination) shall become void and of no effect with no liability on the part of any party (or of any of its affiliates or its or their representatives); provided, however, no such termination shall relieve any party from any obligation to pay, if applicable, the amounts described in Section 6.3 and, except as set forth in Section 6.3(g), neither Earthstone nor Lynden shall be relieved or released from any liabilities arising out of its Willful Breach of this Agreement.

6.3	Fees and Expenses

(a)

In the event that (i) an Acquisition Proposal shall have been publicly proposed or publicly disclosed prior to, and not withdrawn at the time of, the date of the Lynden Meeting (or, if the Lynden Meeting shall not have occurred, prior to the termination of this Agreement pursuant to Section 6.1(b)(i)) and (ii) this Agreement is terminated by Earthstone or Lynden pursuant to Section 6.1(b)(i), and (iii) Lynden enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal within twelve (12) months after the date this Agreement is terminated, then Lynden shall pay the Topping Fee to Earthstone upon the consummation of any such transaction. For purposes of this Section 6.3(a), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 1.1(d), except that the references to “20%” shall be deemed to be references to “50%.”

(b)	Notwithstanding any other provision in this Agreement, in the event this Agreement is terminated by Earthstone pursuant to Section 6.1(c)(i), 6.1(c)(ii), 6.1(c)(iii), 6.1(d)(ii) or by Lynden pursuant to Section 6.1(e)(ii), Lynden shall pay to Earthstone the Topping Fee.

(c)	Notwithstanding any other provision in this Agreement but subject to Section 6.3(g), in the event this Agreement is terminated by Earthstone pursuant to Section 6.1(d)(i), then Lynden shall pay to Earthstone the Earthstone Termination Fee.

(d)	Notwithstanding any other provision in this Agreement, in the event this Agreement is terminated by Lynden pursuant to Section 6.1(e)(i), then Earthstone shall pay to Lynden the Lynden Termination Fee.

(e)	In circumstances where this Article 6 requires an Earthstone Termination Fee or a Lynden Termination Fee, the reimbursing party shall reimburse the Other Party for such costs and expenses on the later of (i) the date that is two (2) Business Days after the date of termination of this Agreement and (ii) the day that is two (2) Business Days after the delivery of reasonable documentation of such costs and expenses. Any payment of the Topping Fee shall be made within two (2) Business Days of either Party’s termination of this Agreement under this Article 6 or the existence of the conditions in Section 6.3(a), in cash by wire transfer of immediately available funds to an account designated in writing by Earthstone.

(f)	Each party hereto acknowledges and agrees that the agreements contained in this Section 6.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Other Party would not have entered into this Agreement. Each party hereto further acknowledges and agrees that neither the Topping Fee nor the Earthstone Termination Fee or Lynden Termination Fee contemplated by this Section 6.3 are a penalty, but rather liquidated damages in amounts reasonably estimated by the Parties to compensate the Other Party for efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby. Accordingly, if Lynden or Earthstone fails to pay the amounts due pursuant to this Section 6.3, and, in order to obtain such payment, the Other Party commences a Proceeding that results in an Order for a Topping Fee or an Earthstone Termination Fee or Lynden Termination Fee, as applicable, payable pursuant to this Section 6.3, such party shall also reimburse the Other Party’s documented out of pocket costs and expenses (including attorneys’ fees and expenses) in connection with such Proceeding, together with interest on the amount of such fee from the date such payment was required to be made until the date of payment at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any payment to be made under this Section 6.3 shall be made by wire transfer of same-day funds.

(g)	Each party hereto agrees that notwithstanding anything in the contrary contained in this Agreement, in the event that a Topping Fee is paid by Lynden to Earthstone pursuant to this Agreement, (i) the payment of such Topping Fee shall be the sole and exclusive remedy of Earthstone, its shareholders, affiliates, Related Persons and its Representatives (collectively, “Associated Persons”); (ii) in no event shall Earthstone or any of its Associated Persons be entitled to recover any other money damages or any other remedy based on a claim in law or equity with respect to (A) any loss suffered as a result of the failure of the Arrangement to be consummated, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any Proceedings arising out of or relating to any breach, termination or failure of or under this Agreement; and (iii) upon payment to Earthstone, Lynden shall not have any further liability or obligation to Earthstone or any of its Associated Persons relating to or arising out of this Agreement or the transactions contemplated hereby.

(h)	The parties hereto acknowledge that any payment required to be made under this Article 6 shall be made without deductions or withholding of any kind whatsoever, and in the event that any deduction or withholding is required under applicable Law, the amount of such payment to the payee shall be increased so that the amount received, net of any such deduction or withholding (including any deduction or withholding required in respect of any additional amount payable under this Section 6.3(h)), is the full amount called for under this Agreement and the payee bears no economic cost of such withholding.

Article 7

INDEMNIFICATION

7.1	Indemnification

(a)	From and after the Effective Time, Earthstone shall, and shall cause Lynden to, indemnify, in all circumstances permitted by the Business Corporations Act and Lynden’s constating documents, each present and former director and officer of Lynden or any Lynden Subsidiaries or a person who acts or acted at Lynden’s request as a director or officer of another Person of which Lynden is or was a shareholder or creditor, and his heirs and legal representatives (the “Indemnified Parties”) from and against (i) all costs, charges and expenses, including an amount to settle a Proceeding or satisfy a judgment, reasonably incurred by him in respect of any Proceeding to which he is made a party by reason of being or having been a director or officer of Lynden or such other Person and (ii) all costs, changes and expenses reasonably incurred in connection with the defense of any Proceeding to which he is made a party by reason of having been a director or officer of the Company or such other Person. Earthstone and Lynden agree that all rights to indemnification as provided in Lynden’s constating documents or in written contracts in effect on the date of this Agreement (including all provisions relating to advances for the funding of costs and expenses in connection with the indemnification arrangements) shall survive completion of the Arrangement and shall continue in full force and effect without modification until the sixth anniversary of the Effective Date, and Earthstone will cause Lynden and any of the Earthstone Subsidiaries (or any of their respective successors) to honour such rights of indemnification.

(b)	Prior to the Effective time, Lynden shall be authorized to purchase “tail” insurance coverage, for a period of not more than six years from the Effective Date at a purchase price of not more than $300,000 without the express written permission of Earthstone, which permission will not be unreasonably withheld, substantially equivalent to that in effect under Lynden’s current directors’ and officers’ insurance policy, on terms and conditions no less advantageous to the directors and officers of Lynden and with no material gaps or lapses in coverage with respect to matters occurring prior to the Effective Date (the “D&O Tail Policy”). If the D&O Tail Policy is not purchased, Earthstone shall maintain or cause to be maintained in effect, for a period of not less than six years from the Effective Date, insurance coverage substantially equivalent to that in effect under Lynden’s current directors’ and officers’ insurance policy, on terms and conditions no less advantageous to the directors and officers of Lynden and with no material gaps or lapses in coverage with respect to matters occurring prior to the Effective Date.

(c)	This Section 7.1 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives. This Section 7.1 shall survive termination of this Agreement as a result of the Effective Date for a period of six years.

Article 8

GENERAL

8.1	Notice

Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered, faxed, emailed or mailed by prepaid registered post to the party to receive same at the undernoted address, namely:

if to Lynden:

Board of Directors of Lynden Energy Corp.

Suite 1200—888 Dunsmuir Street

Vancouver, British Columbia V6C 3K4

Attention: Colin Watt, President and CEO

Fax Number: (604) 602-9311

Email: cwatt@bed-rock.com

with a courtesy copy (that will not be required for valid notice to Lynden) to:

Owen Bird Law Corporation

29th Floor, Three Bentall Centre

595 Burrard Street

P.O. Box 49130

Vancouver, British Columbia V7X 1J5

Attention: Ron Paton

Fax Number: (604) 632-4440

Email: rpaton@owenbird.com

if to Earthstone:

Board of Directors of Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Attention: President and CEO

Fax Number: (832) 823-0478

Email: frank@earthstoneenergy.com

with a courtesy copy (that will not be required for valid notice to Earthstone) to:

Jones & Keller

1999 Broadway, Suite 3150

Denver, Colorado 80202

Attention: Reid A. Godbolt

Fax Number: (303) 573-8133

Email: rgodbolt@joneskeller.com

and to:

Gowling Lafleur Henderson LLP

Suite 2300 – 550 Burrard Street

Vancouver, British Columbia V6C 2B5

Attention: Linda J. Hogg

Fax Number: (604) 891-2721

Email: linda.hogg@gowlings.com

Any notice delivered, emailed or faxed shall be deemed to have been given and received on the Business Day next following the date of delivery, emailing or faxing, as the case may be. Any notice mailed as aforesaid shall be deemed to have been given and received on the third Business Day following the date it is posted, provided that if between the time of mailing and actual receipt of the notice there shall be a mail strike, slow down or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

8.2	Fees and Expenses

The parties hereto agree that, except as set forth in Section 6.3, all out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, the Lynden Meeting, and the preparation and mailing of the Joint Circular, including legal and accounting fees, printing costs, financial advisor fees and all disbursements by advisors, shall be paid by the party hereto incurring such expense and that nothing in this Agreement shall be construed so as to prevent the payment of such expenses. The provisions of this Section 8.2 shall survive the termination of this Agreement.

8.3	Successors and Assigns

This Agreement and all the provisions hereof will be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the Other Party.

8.4	Time of Essence

Time will be of the essence of this Agreement and of each of its provisions.

8.5	Public Announcements

Earthstone and Lynden agree to use their commercially reasonable efforts to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Arrangement. Subject to applicable Law, each party will use its commercially reasonable efforts to enable the Other Party to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to the Arrangement as soon as practicable following the execution of this Agreement by all parties.

8.6	Governing Law

This Agreement will be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein. Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

8.7	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof. There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained herein.

8.8	Further Assurances

Each party will make, do and execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be reasonably required in order to implement this Agreement, the transactions contemplated herein and in the Plan of Arrangement.

8.9	Amendment or Waiver

Subject to the provisions of the Interim Order, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Lynden Meeting but not later than the Effective Time, be amended by written agreement of the parties, without further notice to or authorization on the part of the Lynden Shareholders, and any such amendment may without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

(d)	waive compliance with or modify any mutual conditions precedent herein contained.

Subject to any requirements imposed by Law or by the Court, this Agreement may be supplemented or amended, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by written document executed by both parties; provided, however, that the terms of this Agreement may not be supplemented or amended, or any of the provisions waived, in a manner materially prejudicial to the holders of Lynden Shares without their approval at the Lynden Meeting or, following the Lynden Meeting, without their approval given in the same manner as required by Law for the approval of the Arrangement and as may be required by the Court. No waiver of any nature, in any one or more instances, will be deemed or construed as a further or continued waiver of any condition or breach of any other term, representation or warranty in this Agreement.

8.10	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall conclusively be deemed to be an original and all such counterparts collectively shall be conclusively deemed to be one and the same. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or other means of electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering an executed counterpart of the signature page to this Agreement by facsimile or other means of electronic transmission to any Other Party shall thereafter also promptly deliver a manually executed original counterpart of this Agreement to such other party, but the failure to deliver such manually executed original counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

8.11	Enforcement of Agreement

The parties agree that money damages or any other remedy at law would not be a sufficient or adequate remedy for any actual or threatened breach or violation of, or default under, this Agreement and that, in addition to all other available remedies, the aggrieved party shall be entitled, to the fullest extent permitted by Law, to an injunction restraining such actual or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LYNDEN ENERGY CORP.		EARTHSTONE ENERGY, INC.

By:	/s/ Colin Watt	By:	/s/ Robert J. Anderson
	Authorized Signatory		Authorized Signatory

1058286 B.C. LTD.

		By:	/s/ Robert J. Anderson
Authorized Signatory

Annex C

PLAN OF ARRANGEMENT

UNDER SECTION 288 OF THE

BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

Article 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Arrangement:

(a)	“Amalco” has the meaning ascribed in Section 3.1(d);

(b)	“Arrangement” means the arrangement of Lynden, Earthstone and Earthstone Acquisition pursuant to Section 288 of the Business Corporations Act, on the terms and conditions set forth in this Plan of Arrangement, subject to any amendment or supplement made hereto and thereto in accordance with the terms herein and in the Arrangement Agreement or made at the direction of the Court in the Final Order, with the consent of Lynden and Earthstone, each acting reasonably;

(c)	“Arrangement Agreement” means the arrangement agreement dated as of December 16, 2015, among Earthstone, Earthstone Acquisition and Lynden, including the schedules attached thereto, as the same may be supplemented or amended, from time to time;

(d)	“Arrangement Resolution” means the special resolution to be passed by the Lynden Securityholders approving the Arrangement substantially in the form and content set out in Schedule B to the Arrangement Agreement;

(e)	“Business Corporations Act” means the British Columbia Business Corporations Act, S.B.C. 2002, c. 57, as amended;

(f)	“Business Day” means any day which is not a Saturday, Sunday or a day on which banks are not open for business in Vancouver, British Columbia;

(g)	“Code” means the U.S. Internal Revenue Code of 1986, as amended;

(h)	“Court” means the Supreme Court of British Columbia;

(i)	“Depositary” means Computershare Investor Services Inc., in its capacity as depositary for the Lynden Shares under the Arrangement;

(j)	“Dissent Procedures” means the procedures set forth in Division 2 of Part 8 of the Business Corporations Act required to be taken by a registered holder of Lynden Shares to exercise the right of dissent in respect of such Lynden Shares in connection with the Arrangement, as modified by Article 4, the Interim Order and the Final Order;

(k)	“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Article 4;

(l)	“Dissenting Shareholder” means a registered Lynden Shareholder that validly exercises his, her or its Dissent Rights in accordance with the requirements of Article 4 and the Interim Order and who has not withdrawn or have been deemed to have withdrawn such exercise of such Dissent Rights;

(m)	“Earthstone” means Earthstone Energy, Inc.;

(n)	“Earthstone Acquisition” means 1058286 B.C. Ltd.;

(o)	“Earthstone Common Stock” means the common stock, U.S.$0.001 par value per share, of Earthstone;

(p)	“Effective Date” means the date that is three Business Days after the last of the conditions precedent to the completion of the Arrangement contained in Article 5 of the Arrangement Agreement have been satisfied or waived (other than those conditions which cannot, by their terms, be satisfied until the Effective Date, but subject to satisfaction or waiver of such conditions as of the Effective Date) or such earlier or later date as is agreed to in writing by Earthstone and Lynden;

(q)	“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date, or such other time on the Effective Date as may be agreed to in writing by Earthstone and Lynden;

(r)	“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date (with the consent of the parties, acting reasonably) or, if appealed then, unless such appeal is withdrawn or denied, as affirmed or amended on appeal;

(s)	“Interim Order” means the interim court order of the Court providing for, among other things, the calling and holding of the Lynden Meeting, as the same may be amended, supplemented or varied by the Court (with the consent of the parties, acting reasonably);

(t)	“Joint Circular” means the management information circular of Lynden, including all schedules, appendices and exhibits attached thereto, and the notice of meeting and proxy form to be sent by Lynden to the Lynden Securityholders soliciting their approval of the Arrangement Resolution, including any amendments or supplements thereto and the Schedule 14(c) information statement of Earthstone;

(u)	“Letter of Transmittal—Options” means the letter of transmittal sent by Lynden to the Lynden Optionholders providing for the delivery of certificates representing their Lynden Options to the Depositary;

(v)	“Letter of Transmittal—Shares” means the letter of transmittal sent by Lynden to the Lynden Shareholders providing for the delivery of certificates representing their Lynden Shares to the Depositary;

(w)	“Lynden” means Lynden Energy Corp.;

(x)	“Lynden Meeting” means the special meeting of Lynden Securityholders and any adjournment or postponement thereof, to be held in accordance with the Interim Order to consider and, if deemed advisable, pass the Arrangement Resolution;

(y)	“Lynden Optionholders” means at any time the registered holders at that time of Lynden Options;

(z)	“Lynden Option Plan” means Lynden’s stock option plan in effect on the date of the Arrangement Agreement;

(aa)	“Lynden Options” means the outstanding options to purchase Lynden Shares;

(bb)	“Lynden Securityholders” means the Lynden Shareholders and the Lynden Optionholders;

(cc)	“Lynden Shareholder” means at any time the registered holder at that time of Lynden Shares;

(dd)	“Lynden Shares” means the common shares in the authorized share capital of Lynden;

(ee)	“NYSE MKT” means NYSE MKT, LLC;

(ff)	“parties” means collectively, Earthstone, Earthstone Acquisition and Lynden, and “party” means any of them;

(gg)	“Plan of Arrangement” means this plan of arrangement as amended and supplemented from time to time in accordance with Article 6 herewith (with the consent of Earthstone, Earthstone Acquisition and Lynden, acting reasonably), the Arrangement Agreement or made at the direction of the Court;

(hh)	“Registrar” means the Registrar of Companies appointed under Section 400 of the Business Corporations Act;

(ii)	“Share Exchange Ratio” has the meaning given to it in Section 3.1(b);

(jj)	“Tax Act” means the Income Tax Act (Canada), as amended;

(kk)	“Transmittal Letters” means, collectively, the Letter of Transmittal—Shares and Letter of Transmittal—Options, and “Transmittal Letter” means either of them; and

(ll)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Headings and References

The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to sections are to sections of this Plan of Arrangement and references to articles are to articles of this Plan of Arrangement.

1.3	Number, etc.

Unless the context otherwise requires, words importing the singular number only will include the plural and vice versa; words importing the use of any gender will include all genders; and words importing persons will include firms and corporations and vice versa.

1.4	Date of any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action will be required to be taken on the next succeeding Business Day.

1.5	Statutory References

Any reference in this Plan of Arrangement to a statute includes all regulations and rules made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

Article 2

ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to and is subject to the provisions of the Arrangement Agreement. At the Effective Time, without any further act or formality, the Arrangement will be binding upon Earthstone, Earthstone Acquisition, Lynden and the Lynden Securityholders.

Article 3

THE ARRANGEMENT

3.1	The Arrangement

Commencing at the Effective Time, the following will occur and will be deemed to occur in the following sequence without any further authorization, act or formality by Earthstone, Earthstone Acquisition, Lynden, Lynden Securityholders or any other person:

(a)

each issued and outstanding Lynden Share held by a Dissenting Shareholder will be, and will be deemed to be, transferred by the holder thereof, free and clear from any claims, liens or encumbrances to Earthstone and thereupon each Dissenting Shareholder shall cease to have any rights as a Lynden Shareholder other than the right to be paid the fair value for their Lynden Shares as set out in Article 4 and such Dissenting Shareholder’s name will be removed from the central securities register of Lynden in respect of such Lynden Share as at the Effective Time; and

(b)	each issued and outstanding Lynden Share, other than any Lynden Shares held by a Dissenting Shareholder and other than the Lynden Shares already held by Earthstone, will be, and will be deemed to be, transferred by the holder thereof to Earthstone and acquired by Earthstone, free and clear from any claims, liens or encumbrances in exchange for 0.02842 shares of Earthstone Common Stock (the “Share Exchange Ratio”) and in respect of each such Lynden Share:

(i)	the holder of such Lynden Share shall cease to be the holder thereof at the Effective Time concurrently with the exchange referred to in this Section 3.1(b) and such holder’s name shall be removed from the central securities register of Lynden in respect of such Lynden Share as of the Effective Time;

(ii)	Earthstone shall be deemed to be the transferee of such Lynden Share (free from any claim, lien or encumbrance) at the Effective Time and shall be entered in the central securities register of Lynden as the holder thereof; and

(iii)	Earthstone will issue and deliver to the Depositary on behalf of the holder of such Lynden Share 0.02842 shares of Earthstone Common Stock, which Earthstone Common Stock will be issued as fully paid and non-assessable shares of Earthstone and certificates representing such Earthstone Common Stock will be delivered to the Depositary, to be dealt with in accordance with Article 5 below, as the sole consideration therefor and the central securities register of Earthstone will be revised accordingly.

(c)	the Lynden Options will be dealt with in accordance with Section 3.3 below;

(d)	Earthstone Acquisition shall amalgamate with and into Lynden to form one corporation with the same effect as if they had amalgamated under Section 269 of the Business Corporations Act, except that the separate legal existence of Lynden will not cease and Lynden will survive the amalgamation (Lynden, as such surviving entity, “Amalco”), in accordance with the following:

(i)	at the time of the amalgamation, the separate legal existence of Earthstone Acquisition shall cease without Earthstone Acquisition being liquidated or wound up and Earthstone Acquisition and Lynden shall continue as one company;

(ii)	the notice of articles of amalgamation and articles of Amalco shall be substantially in the form of the notice of articles and articles of Earthstone Acquisition, taking into account the transactions set forth herein;

(iii)	the Lynden Shares held by Earthstone Acquisition shall be cancelled without reimbursement of the capital represented thereby and the capital of Amalco shall be the same as the capital of Earthstone Acquisition immediately prior to the Amalgamation;

(iv)	the property, rights and interests of Earthstone Acquisition and Lynden will be the property, rights and interests of Amalco;

(v)	Amalco shall be liable for the obligations of Earthstone Acquisition and Lynden;

(vi)	any existing cause of action, claim or liability to prosecution of Earthstone Acquisition or Lynden shall be unaffected;

(vii)	any legal proceeding being prosecuted or pending by or against either Earthstone Acquisition or Lynden may be prosecuted, or by its prosecution may be continued, as the case may be, by or against Amalco;

(viii)	a conviction against, or ruling, order or judgment in favour of or against either Earthstone Acquisition or Lynden may be enforced by or against Amalco;

(ix)	Amalco’s name shall be Lynden Energy Corp.;

(x)	the board of directors of Amalco shall consist of the following persons:

Name:	Address:

Frank A. Lodzinski	1400 Woodloch Forest Drive, Suite 300 Woodlands, Texas 77380

(xi)	the officers of Amalco shall consist of the following persons:

Name:	Title:

Frank A. Lodzinski	President and Chief Executive Officer

Robert Anderson	Chief Financial Officer and Secretary

(xii)	the first auditors of Amalco shall be Deloitte LLP, who shall hold office until the first annual meeting of Amalco following the amalgamation or until their successors are elected or appointed,

and for the purposes of Section 270 of the Business Corporations Act, the provisions of this section shall constitute the amalgamation agreement between Earthstone Acquisition and Lynden.

3.2	No Fractional Shares

If the aggregate number of shares of Earthstone Common Stock to which a Lynden Shareholder would otherwise be entitled under the Arrangement would include a fractional share of Earthstone Common Stock, then the number of shares of Earthstone Common Stock that such Lynden Shareholder is entitled to receive will be equal to the nearest whole number of shares of Earthstone Common Stock (with fractions equal to or greater than 0.5 being rounded up), and such Lynden Shareholder will not receive cash or any other compensation in lieu of such fractional share of Earthstone Common Stock.

3.3	Lynden Options

The parties agree that pursuant to this Plan of Arrangement, notwithstanding the terms of the Lynden Option Plan and stock option agreements governing (or stock option certificates representing) the Lynden Options, each Lynden Option outstanding as at the Effective Time shall be deemed to be terminated and cancelled in exchange for delivery on the Effective Date of such number of shares of Earthstone Common Stock determined by the following calculation:

((A x Share Exchange Ratio) – B) x C

A

where:

“A” is the volume weighted average closing price of Earthstone Common Stock on the NYSE MKT (or such other primary stock market on which the Earthstone Common Stock is then trading), converted to Canadian dollars using the Bank of Canada noon exchange rate, for the five trading days preceding the Effective Date;

“B” is the exercise price of the subject Lynden Options; and

“C” is the number of the subject Lynden Options.

In order to be entitled to receive shares of Earthstone Common Stock pursuant to the foregoing calculation, each Lynden Optionholder must first pay to Lynden the amount, if any, of applicable withholding taxes that would have been payable by the Lynden Optionholder had the Lynden Option been exercised rather than cancelled and terminated, and Lynden shall forthwith remit such funds to the appropriate government tax authority. To the extent a holder of Lynden Options is not entitled to receive any shares of Earthstone Common Stock at closing based upon the foregoing method of calculation for a particular Lynden Option, Earthstone shall on the Effective Date pay the applicable Lynden Optionholder U.S.$0.001 for every such Lynden Option.

3.4	Adjustments to Share Exchange Ratio

The Share Exchange Ratio shall be proportionately and appropriately adjusted to reflect fully the effect of, and to provide the Lynden Shareholders the same economic effect as contemplated by the Arrangement Agreement and this Plan of Arrangement prior to, (a) any stock split, reverse stock split, combination or exchange of shares, stock dividend (including any dividend or distribution of securities convertible into Earthstone Common Stock or Lynden Shares), reclassification, reorganization, recapitalization or other like change with respect to Earthstone Common Stock or Lynden Shares or (b) any issuance of additional Lynden Shares (to the extent expressly permitted by the Arrangement Agreement); provided that the foregoing adjustments shall not be made if the record date for the stock split, reverse split, stock dividend, reorganization, recapitalization, other like change or extraordinary dividend or distribution described above does not occur after the date of the Arrangement Agreement and prior to the Effective Time. If Lynden declares, sets aside or pays any dividend or other distribution payable in cash, securities, property or otherwise to the holders of Lynden Shares prior to the Effective Date, or sets a record date therefor that is prior to the Effective Date, then the Share Exchange Ratio shall be adjusted to reflect such dividend or other distribution by way of a reduction of the Share Exchange Ratio by an amount such that the aggregate value of the Earthstone Common Stock that Lynden Shareholders are entitled to receive at the Effective Time is reduced by an amount equal to the value of such dividend or other distribution.

Article 4

RIGHTS OF DISSENT

4.1	Grant of Rights of Dissent

Each Lynden Shareholder may exercise rights of dissent (the “Dissent Right”) with respect to the Lynden Shares held by it pursuant to and in the manner set forth in the Interim Order and Section 238 of the Business Corporations Act, as modified by this Article 4, the Interim Order and the Final Order, provided that written notice of dissent contemplated by Section 242 of the Business Corporations Act must be received by Lynden no later than 5:00 p.m. (Vancouver time) on the Business Day that is two Business Days before the Lynden Meeting or any date to which the Lynden Meeting may be postponed or adjourned. Dissenting Shareholders who:

(a)	are ultimately entitled to be paid the fair value for their Lynden Shares in respect of which they duly exercised Dissent Rights, which shall be the fair value immediately before the passing of the Arrangement Resolution, shall be deemed to have transferred at the Effective Time such Lynden Shares, free of any claims, liens, or encumbrances, to Earthstone in accordance with Section 3.1(a) and shall be paid by Lynden an amount in cash equal to such fair value; or

(b)	are ultimately not entitled, for any reason, to be paid by Lynden the fair value for their Lynden Shares in respect of which they duly exercised Dissent Rights shall be deemed to have participated in the Arrangement in respect of those Lynden Shares on the same basis as a non-dissenting Lynden Shareholder, as the case may be, and shall be entitled to receive only the shares of Earthstone Common Stock that such non-dissenting Lynden Shareholder is entitled to receive on the basis set forth in Section 3.1(b) and, for greater certainty, will be considered to have exchanged such Lynden Shares for shares of Earthstone Common Stock pursuant to, and at the same time as Lynden Shares were exchanged pursuant to Section 3.1(b).

4.2	General Dissent Provisions

(a)	In no event shall Earthstone, Earthstone Acquisition, Lynden or any other person be required to recognize a Dissenting Shareholder as a registered or beneficial owner of Lynden Shares at or after the Effective Time, and at the Effective Time the names of such Dissenting Shareholders shall be deleted from the central securities register of Lynden as at the Effective Time.

(b)	For greater certainty, in addition to any other restrictions in the Interim Order, no person shall be entitled to exercise Dissent Rights with respect to Lynden Shares in respect of which a person has voted in favour of the Arrangement.

Article 5

DELIVERY OF EARTHSTONE CERTIFICATES

5.1	Right to shares of Earthstone Common Stock

(a)	At or prior to the Effective Time, Earthstone shall deposit with the Depositary, for the benefit of the Lynden Shareholders and Lynden Optionholders, a certificate or certificates representing the aggregate number of shares of Earthstone Common Stock which the Lynden Shareholders and Lynden Optionholders are entitled to receive hereunder and sufficient cash to be paid to the Lynden Optionholders pursuant to Section 3.3 above.

(b)	Lynden will cause the Letter of Transmittal-Shares to be sent to each Lynden Shareholder and the Letter of Transmittal-Options to each Lynden Optionholder prior to the Lynden Meeting.

(c)	Any deposit of a Transmittal Letter and accompanying share certificates (if applicable), or other documentation as provided in the Transmittal Letter, may be made at any of the offices of the Depositary specified in the Transmittal Letter.

(d)	Earthstone will, as soon as practicable following the later of the Effective Date and the date of deposit with the Depositary of a duly completed and executed Transmittal Letter and the certificates representing the Lynden Shares and Lynden Options or other documentation as provided in the Letter of Transmittal, cause the Depositary to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to the former Lynden Shareholder and Lynden Optionholder at the address specified in the Transmittal Letter; or

(ii)	if requested by the former Lynden Shareholder or Lynden Optionholder in the Transmittal Letter, to make available at the Depositary for pick-up by the former Lynden Shareholder or Lynden Optionholder, as applicable; or

(iii)	if the Transmittal Letter neither specifies an address nor contains a request as described in (ii), to forward or cause to be forwarded by first class mail (postage prepaid) to the former Lynden Shareholder or Lynden Optionholder at the address of such holder as shown on the applicable register maintained by or on behalf of Lynden, certificates representing the number of shares of Earthstone Common Stock issuable to such former Lynden Shareholder or Lynden Optionholder as determined in accordance with the provisions hereof or, if applicable, a cheque representing the cash payment payable to a former Lynden Optionholder.

(e)

Each former Lynden Shareholder and Lynden Optionholder entitled in accordance with Section 3.1 to receive shares of Earthstone Common Stock will be deemed to be the registered holder for all purposes as of the Effective Date of the number of shares of Earthstone Common Stock to which such former Lynden Shareholder or Lynden Optionholder is entitled. All dividends paid or other distributions made on or after the Effective Date on or in respect of any shares of Earthstone Common Stock which a former Lynden Shareholder or Lynden Optionholder is entitled to receive pursuant to this Plan of Arrangement, but for which a certificate has not yet been delivered to such former Lynden Shareholder or Lynden Optionholder in accordance with Section 5.1(d), will be paid or made to such former Lynden Shareholder or Lynden Optionholder when such certificate is delivered to a person in accordance with Section 5.1(d).

(f)	After the Effective Date, any certificate formerly representing Lynden Shares or Lynden Options will represent only the right to receive shares of Earthstone Common Stock pursuant to Section 3.1 and Section 3.3, and, if applicable, payment pursuant to Section 3.3, or to be paid the fair value for the Lynden Shares pursuant to Section 4.1 and any dividends or other distributions to which the former Lynden Shareholder or Lynden Optionholder is entitled under Section 5.1(e) and any such certificate formerly representing Lynden Shares or Lynden Options not duly surrendered on or prior to the sixth anniversary of the Effective Date will cease to represent a claim or interest of any kind or nature, including a claim for dividends or other distributions under Section 5.1(e), against Earthstone, Earthstone Acquisition or Lynden by a former Lynden Shareholder or Lynden Optionholder. On such date, all shares of Earthstone Common Stock to which the former holder of such certificates was entitled will be deemed to have been surrendered to Earthstone.

5.2	Withholding Rights

Lynden, Earthstone, Earthstone Acquisition and the Depositary will be entitled to deduct and withhold from any consideration deliverable or otherwise payable to any Lynden Shareholder or Lynden Optionholder such amounts as Lynden, Earthstone or the Depositary is required or permitted to deduct or withhold with respect to such payment under the Tax Act or Code or any provision of any applicable federal, provincial, state, local or foreign tax law or treaty, in each case, as amended. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts will be treated for all purposes hereof as having been paid to the Lynden Shareholder or Lynden Optionholder in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate taxing authority. The Depositary is authorized, as agent for the Lynden Shareholders and Lynden Optionholders, to sell such portion of the shares of Earthstone Common Stock otherwise deliverable to applicable Lynden Shareholders and Lynden Optionholders as is necessary to provide sufficient funds to Earthstone, Lynden or the Depositary, as the case may be, to enable them to comply with such deduction or withholding requirement (after deducting commission, other reasonable expenses incurred in connection with the sale, and any applicable taxes), and Earthstone, Earthstone Acquisition, Lynden or the Depositary will notify the applicable Lynden Shareholder or Lynden Optionholder and remit any unapplied consideration including any unapplied balance of the net proceeds of such sale.

5.3	Lost Certificates

If any certificate which prior to the Effective Date represented outstanding Lynden Shares or Lynden Options which were exchanged pursuant to Section 3.1 or Section 3.3 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing shares of Earthstone Common Stock deliverable in respect thereof as determined in accordance with Section 3.1 or Section 3.3, as applicable. When seeking such certificate in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing shares of Earthstone Common Stock are to be issued will, as a condition precedent to the issuance thereof, give a bond satisfactory to Earthstone and its transfer agent, in such sum as Earthstone may direct or otherwise indemnify Earthstone and its transfer agent in a manner satisfactory to Earthstone and its transfer agent against any claim that may be made against Earthstone or its transfer agent with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4	Issuance of Shares of Earthstone Common Stock

Notwithstanding anything herein to the contrary, it is the intention of each of Earthstone, Earthstone Acquisition and Lynden that the issuance of the shares of Earthstone Common Stock to the holders of Lynden Shares and Lynden Options pursuant to the Arrangement shall either be: (i) exempt from the registration requirements of the U.S. Securities Act pursuant to the exemption from registration afforded by Section 3(a)(10) of the U.S. Securities Act (or pursuant to any other applicable exemption), and in compliance with all applicable state securities laws; or (ii) to be registered pursuant to an effective registration statement under the U.S. Securities Act.

Article 6

AMENDMENT

6.1	Amendments to Plan of Arrangement

(a)	Lynden, Earthstone and Earthstone Acquisition reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Lynden Meeting, approved by the Court and communicated to Lynden Shareholders and Lynden Optionholders in the manner required by the Court (if so required).

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Lynden, Earthstone and Earthstone Acquisition, jointly, at any time prior to or at the Lynden Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Lynden Meeting (subject to the requirements of the Interim Order), will become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Lynden Meeting will be effective only if (i) it is consented to by each of Lynden, Earthstone and Earthstone Acquisition (acting reasonably) and (ii) if required by the Court, is consented to by the Lynden Shareholders voting in the manner directed by the Court.

6.2	Termination

This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

Annex D

FORM OF VOTING SUPPORT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the 16th day of December, 2015.

B E T W E E N:

EARTHSTONE ENERGY INC., a corporation existing under the

laws of the State of Delaware (“Earthstone”)

-and-

                                  (the “Securityholder”)

RECITALS:

1. The Securityholder is the registered and/or direct or indirect beneficial owner of or exercises control, directly or indirectly, over the number of issued and outstanding common shares of Lynden Energy Corp. (“Lynden”) set forth on Schedule A.

2. The Securityholder is the holder of the number of options to purchase Lynden Shares granted under the Lynden Stock Option Plan set forth on Schedule A.

3. The Securityholder understands that Lynden, Earthstone and 1058286 B.C. Ltd. (“Earthstone Acquisition”) are, concurrent with the execution and delivery of this Agreement, executing and delivering the Arrangement Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Arrangement Agreement.

4. This Agreement sets forth the terms and conditions of the agreement of the Securityholder to abide by the voting covenants in respect of the Securityholder’s Securities (as defined herein) and the other restrictions and covenants set forth herein.

5. As a condition and inducement to its willingness to enter into the Arrangement Agreement, Earthstone has required that the Securityholder enter into this Agreement, and in order to induce Earthstone to enter into the Arrangement Agreement, the Securityholder (in the Securityholder’s capacity as a holder of the Securityholder’s Securities) has agreed to enter into this Agreement.

6. The Securityholder acknowledges that Earthstone and Earthstone Acquisition would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by the Securityholder.

NOW THEREFORE, in consideration of the premises and the representations, warranties and mutual covenants in this Agreement and for other consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement:

“Affiliate” has the meaning ascribed thereto in the Business Corporations Act (British Columbia), as amended.

“Agreement” has the meaning ascribed thereto in the preamble.

“Arrangement Agreement” means the agreement dated as of the date hereof among Lynden, Earthstone and Earthstone Acquisition.

“Earthstone” has the meaning ascribed thereto in the preamble.

“Earthstone Acquisition” has the meaning ascribed thereto in the Recitals.

“Expiry Date” has the meaning ascribed thereto in Section 3.1(a).

“Lynden” has the meaning ascribed thereto in the Recitals.

“Lynden Option” means each outstanding option to purchase Lynden Shares granted under the Lynden Stock Option Plan.

“Lynden Shares” means common shares in the capital of Lynden and shall include any shares into which such common shares may be reclassified, subdivided, consolidated or converted and any rights and benefits arising therefrom including any extraordinary distributions of securities which may be declared in respect of the common shares.

“Lynden Stock Option Plan” means the Lynden incentive stock option plan, as amended from time to time, or any other plans, agreements or arrangements that provides for the issuance of options to acquire Lynden Shares.

“Securityholder” has the meaning ascribed thereto in the preamble.

“Securityholder’s Options” means those Lynden Options in the number set forth on Schedule A, being all of the Lynden Options owned by the Securityholder, and shall further include any Lynden Options acquired by the Securityholder after the date hereof.

“Securityholder’s Securities” means, collectively, the Securityholder’s Shares and the Securityholder’s Options.

“Securityholder’s Shares” means those Lynden Shares in the number set forth on Schedule A, being all of the Lynden Shares owned legally or beneficially, directly or indirectly, by the Securityholder or over which the Securityholder exercises control or direction, directly or indirectly, and shall further include any Lynden Shares issued upon the exercise by the Securityholder of Lynden Options or otherwise acquired by the Securityholder after the date hereof.

1.2	Singular, Plural, etc.

In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3	Currency

Unless otherwise expressly stated, all references to currency herein shall be deemed to be references to Canadian currency.

1.4	Headings, etc.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this

Agreement and, unless otherwise stated, all references in this Agreement or in the Schedule hereto to Articles, Sections and Schedule refer to Articles, Sections and the Schedule of and to this Agreement or of the Schedule in which such reference is made, as applicable.

1.5	Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6	Governing Law

This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein, and shall be construed and treated in all respects as a British Columbia contract. Each of the parties hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement.

1.7	Incorporation of Schedules

The Schedule attached hereto and described below shall, for all purposes hereof, form an integral part of this Agreement.

Schedule A—Securityholder’s Securities

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Securityholder

The Securityholder represents and warrants to Earthstone (and acknowledges that Earthstone is relying on the representations and warranties in completing the transactions contemplated by the Arrangement Agreement) that:

(a)	the Securityholder has the legal capacity (including, if such Securityholder is a corporation or other legal entity, due authorization) to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(b)	this Agreement has been duly executed and delivered by the Securityholder, and, assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Securityholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity;

(c)	neither the execution and delivery of this Agreement by the Securityholder, the performance by the Securityholder of its obligations hereunder nor the compliance by the Securityholder with any of the provisions hereof will result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of any constating or governing documents, by-laws or resolutions of the Securityholder;

(d)

the Securityholder’s Securities represent all the securities or rights to acquire securities of Lynden owned legally or beneficially, directly or indirectly, by the Securityholder or for which the Securityholder has or shares any direct or indirect voting power or power of disposition or other control or direction. The Securityholder has sole voting power, sole power of disposition, sole control and sole direction, directly or indirectly, and sole power to agree to all of the matters set forth in this Agreement with respect to the Securityholder’s Securities;

(e)	no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, requisition or transfer from the Securityholder of any of the Securityholder’s Securities, except pursuant to this Agreement and the Arrangement Agreement; and

(f)	the Securityholder has not previously granted or agreed to grant any ongoing proxy in respect of the Securityholder’s Securities or entered or agreed to enter into any voting trust, vote pooling or other agreement with respect to the right to vote, or any agreement to call a meeting of shareholders or give consents or approvals which may affect the Securityholder’s Securities.

2.2	Representations and Warranties of Earthstone

Earthstone represents and warrants to the Securityholder (and acknowledges that the Securityholder is relying on the representations and warranties in completing the transactions contemplated by this Agreement) that:

(a)	Earthstone has the corporate power and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(b)	the execution, delivery and performance of this Agreement by Earthstone has been duly authorized by its board of directors and no internal proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby;

(c)	each of this Agreement and the Arrangement Agreement has been duly executed and delivered by Earthstone, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity; and

(d)	neither the execution and delivery of this Agreement by Earthstone, the consummation by Earthstone of the transactions contemplated hereby or thereby nor the compliance by Earthstone with any of the provisions hereof will result in any breach of, or be in conflict with, or constitute a default under, the constating or governing documents or articles or resolutions of Earthstone.

ARTICLE 3

COVENANTS

3.1	Covenants of the Securityholder

(a)

The Securityholder hereby covenants and irrevocably agrees in favour of Earthstone that between the date of this Agreement and the earlier of (i) the date of termination of this Agreement in accordance with its terms and (ii) the Effective Date (such earlier date being the “Expiry Date”), the Securityholder shall not (A) other than as contemplated under the Arrangement Agreement, sell, transfer, gift, assign, pledge, hypothecate, encumber or otherwise dispose of any of the Securityholder’s Securities, or enter into any agreement, arrangement or understanding in connection therewith (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), without having first obtained the prior written consent of Earthstone, which consent may withheld in Earthstone’s sole discretion, or (B) other than as set forth herein or the Arrangement Agreement, grant any proxies or powers of attorney, deposit any Securityholder’s Securities into a voting trust or enter into a voting agreement, understanding or arrangement with respect to any of the Securityholder’s Securities, in each case, other than (1) to any member of the Securityholder’s immediate family, (2) to a trust or registered tax account for the benefit of the Securityholder or any member of the Securityholder’s immediate family, or (3) to the Securityholder’s estate upon the death of the Securityholder; provided, however that no transfer shall be made pursuant to clause (1), (2) or (3) unless the transferee agrees in a writing, reasonably satisfactory in form and substance to Earthstone, to be bound by all terms of this Agreement.

(b)	The Securityholder hereby undertakes from time to time, until the Expiry Date:

(i)	to vote (or cause to be voted) all the Securityholder’s Shares at any meeting of the securityholders of Lynden (including any and all votes by class) of the foregoing (i) in favour of the approval, consent, ratification and adoption of the transactions contemplated by the Arrangement Agreement (and any actions required in furtherance thereof), (ii) against any Acquisition Proposal or other merger, reorganization, consolidation, amalgamation, arrangement, business combination, share exchange, liquidation, dissolution, recapitalization, or similar transaction involving Lynden (other than the Arrangement Agreement, and the transactions contemplated thereby and any other agreement or transaction to which Earthstone is a party), (iii) against any action that would result in any breach of any representation, warranty or covenant by Lynden in the Arrangement Agreement or which might reasonably be expected to have a Material Adverse Effect on Lynden and (iv) against any resolution to remove or change any of the directors of Lynden, except with the prior written consent of Earthstone. Upon the request or direction of Earthstone, the Securityholder shall promptly execute and deliver an irrevocable proxy in respect of any such resolution (and in respect of (i), the Securityholder shall deliver such proxy at least five (5) Business Days prior to the Meeting Date), and shall have the relevant Securityholder’s Securities counted or not counted as part of a quorum in connection with any such meeting relating to matters set forth in this Section 3.1(b);

(ii)	to not, without the prior written consent of Earthstone, requisition or join in the requisition of any meeting of the securityholders of Lynden for the purpose of considering any resolution;

(iii)	to not make any statements against the transaction contemplated by the Arrangement Agreement or any aspect of it and to not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, stopping, preventing, impeding or varying such transactions or any aspect thereof;

(iv)	to not do indirectly that which it may not do directly in respect of the restrictions on its rights with respect to the Securityholder’s Securities pursuant to this Section 3.1, including, but not limited to, the sale of any direct or indirect holding company of the Securityholder or the granting of a proxy on the Securityholder’s Securities of any direct or indirect holding company of the Securityholder which would have, indirectly, the effect prohibited by this Section 3.1;

(v)	if the transactions provided for in the Arrangement Agreement receive all requisite shareholder and court approvals and the other conditions in the Arrangement Agreement are all satisfied and/or waived, to deposit all of the Securityholder’s Shares, together with a duly completed letter of transmittal, with the depositary specified in the Joint Circular in accordance with the terms thereof;

(vi)	to take all steps required to give effect to the treatment of the Securityholder’s Options as provided for in the Plan of Arrangement; and

(vii)	if any of the Securityholder’s Securities are registered in the name of a Person other than the Securityholder or otherwise held other than personally, the Securityholder will cause the registered owner of such securities to perform all covenants of the Securityholder under this Agreement as if the Securityholder.

(c)	The Securityholder hereby agrees until the Expiry Date not to exercise any rights of appraisal or rights of dissent the Securityholder may have arising from the transactions contemplated by the Arrangement Agreement.

(d)	The Securityholder agrees to promptly notify Earthstone of the number of any new Lynden Shares, Lynden Options and/or other securities of Lynden over which the Securityholder acquires direct or indirect legal or beneficial ownership or direct or indirect control or direction, if any, after the date hereof. Any such securities shall be subject to the terms of this Agreement as though they were the Securityholder’s Securities owned by the Securityholder on the date hereof.

(e)	The Securityholder hereby irrevocably consents to:

(i)	details of this Agreement being set out in the Joint Circular in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and

(ii)	this Agreement being made publicly available, including by filing on SEDAR and EDGAR.

(f)	The Securityholder agrees that, until the Expiry Date, the Securityholder will not take any other action of any kind which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the transactions contemplated by the Arrangement Agreement.

3.2	Fiduciary Obligations

Earthstone agrees and acknowledges that the Securityholder is bound hereunder solely in his capacity as a shareholder of Lynden and that the provisions hereof shall not be deemed or interpreted to bind the Securityholder in his capacity as a director or officer of Lynden, if applicable.

ARTICLE 4

TERMINATION

4.1	Termination by the Securityholder

This Agreement shall automatically terminate without further action and be of no further force and effect, without any notice or other action by any Person, upon the earliest to occur of (a) the termination of the Arrangement Agreement in accordance with its terms, (b) the Effective Date, or (c) any change, by amendment, waiver or other modification, to any provision of the Arrangement Agreement or Plan of Arrangement that is adverse to the Securityholder in any material respect.

4.2	Termination by Earthstone

Earthstone may, at any time and without prejudice to any other rights it may have under this Agreement or otherwise, terminate this Agreement by notice in writing to the Securityholder.

4.3	Effect of Termination

Subject to the following sentence, in the case of termination of this Agreement pursuant to either Section 4.1 or 4.2, this Agreement shall terminate and be of no further force or effect, and the parties hereto will have no further obligation or liability to each other. Notwithstanding anything else contained herein, such termination shall not relieve any party from liability for any wilful or intentional breach of this Agreement prior to such termination.

ARTICLE 5

GENERAL

5.1	Co-operation/Further Assurances

Earthstone and the Securityholder will from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other party may, before the Effective Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.2	Non-Survival of Representations and Warranties

Subject to the following sentence, the representations and warranties of the Securityholder contained herein shall not survive the termination of the Arrangement Agreement in accordance with its terms and shall expire and terminate on the Expiry Date. Notwithstanding anything else contained herein, such termination shall not relieve any party from liability for any wilful or intentional breach of this Agreement prior to such termination.

5.3	Disclosure

Except as required by applicable laws or regulations, or as required by any competent governmental, judicial or other authority, or in accordance with the requirements of any stock exchange, including without limitation any such laws, regulations or requirements in respect of the Joint Circular, the Securityholder shall not make any public announcement or statement with respect to this Agreement or the Arrangement Agreement without the prior written approval of Earthstone.

5.4	Time of the Essence

Any date, time or period referred to in this Agreement shall be of the essence, except to the extent to which the Securityholder and Earthstone agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

5.5	Specific Performance and other Equitable Rights

Each of the parties recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Arrangement Agreement, that Earthstone would not enter into the Arrangement Agreement unless this Agreement was executed, and accordingly, acknowledges and agrees that a breach by a party of any covenants or other commitments contained in this Agreement will cause the other parties to sustain injury for which it would not have an adequate remedy at law for monetary damages. Therefore, each of the parties agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

5.6	Expenses

Each of the parties shall pay its legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

5.7	Waiver

Each party hereto agrees and confirms that:

(a)	any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Securityholder and Earthstone or in the case of a waiver, by the party against whom the waiver is to be effective; and

(b)	no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

5.8	Entire Agreement; Amendment

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to, or modification of, any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by the parties hereto. This Agreement is not intended and does not confer any rights or remedies upon any Person other than the parties to this Agreement.

5.9	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (i) on the date of delivery, if delivered in person, (ii) upon confirmation of transmission by the sender’s fax machine, if delivered by facsimile on a Business Day (or otherwise on the next Business Day), or (iii) on the first Business Day following the date of dispatch, if delivered by a nationally recognized next day courier service, to the respective parties at their addresses and fax numbers (as applicable) as follows:

(a)	if to Earthstone:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive

Suite 300

The Woodlands Texas 77380

Attention: President and CEO

Fax Number: (832) 823-0478

Email: frank@earthstoneenergy.com

with a copy to:

Jones & Keller

1999 Broadway, Suite 3150

Denver, Colorado 80202

Attention: Reid A. Godbolt

Fax Number: (303) 573-8133

Email: rgodbolt@joneskeller.com

and to:

Gowling Lafleur Henderson LLP

550 Burrard Street, Suite 2300

Vancouver, BC V6C 2B5

Attention: Linda J. Hogg

Facsimile:(604) 443-6773

(b)	if to the Securityholder:

Attention:

Facsimile:

5.10	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

5.11	Successors and Assigns

The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld).

5.12	Independent Legal Advice

The Securityholder acknowledges that it has entered into this Agreement willingly with full knowledge of the obligations imposed by the terms of this Agreement. The Securityholder further acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution of this Agreement that it has either done so or waived its right to do so, and agrees that this Agreement constitutes a binding legal obligation and that it is estopped from raising any claim on the basis that it has not obtained such advice.

5.13	Electronic Delivery and Counterparts

Each of the parties shall be entitled to rely on delivery by facsimile or email of a copy of this Agreement executed by the other party hereto. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

5.14	No Ownership Interest

Nothing contained in this Agreement shall be deemed to vest in Earthstone any direct or indirect ownership or incidence of ownership of or with respect to any Securityholder’s Securities except as may be deemed for the purposes of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. All rights, ownership and economic benefit relating to the Securityholder’s Securities shall remain vested in and belong to the Securityholder, and Earthstone shall have no authority to direct the Securityholder in the voting or disposition of any of the Securityholder’s Securities, except as otherwise provided herein.

5.15	No Third Party Beneficiaries

This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank]

This Voting Support Agreement has been agreed and accepted as of the date first written above.

EARTHSTONE ENERGY INC.

By:
Name:
Title:

SIGNED, SEALED and DELIVERED in the presence of:	)
)
)
)
)
)
	)	Name:
)
)
)
)
Witness	)

Schedule A—Securityholder’s Securities

Lynden Shares

(Please indicate number of shares, registered holder, beneficial holder and certificate number(s))

# Shares	Registered Holder	Beneficial Holder	Certificate Number(s)

Lynden Options

(Please indicate number of options, registered holder and beneficial holder)

# Options	Registered Holder	Beneficial Holder

Annex E

December 16, 2015

Lynden Energy Corp.

Suite 1200 – 888 Dunsmuir Street

Vancouver, British Columbia V6C 3K4

Attention: Board of Directors

Members of the Board of Directors:

We understand that Lynden Energy Corp. (the “Company”) intends to enter into an Arrangement Agreement (including the related Plan of Arrangement, the “Agreement”) among Earthstone Energy, Inc. (the “Acquiror”) and 1058286 B.C. Ltd., a wholly owned subsidiary of the Acquiror (“Sub”), and the Company, pursuant to which, among other things, Sub will amalgamate with and into the Company with the Company being the surviving company following the amalgamation, and immediately thereafter the Acquiror will own all of the issued and outstanding common shares (“Company Shares”) of the Company, in exchange for the issuance and payment of shares of common stock, $0.001 par value per share (“Acquiror Common Stock”), of the Acquiror (the “Transaction”) in accordance with Section 288 of the Business Corporations Act (British Columbia). You have advised and we have assumed that in the Transaction pursuant to the Agreement, the holders of Company Shares will receive 0.02842 shares (the “Exchange Ratio”) of Acquiror Common Stock for each Company Share. You have requested that we render our opinion to the Board of Directors of the Company (in its capacity as such) with respect to the fairness, from a financial point of view, to holders of Company Shares of the Exchange Ratio in the Transaction pursuant to the Agreement.

In connection with this opinion, we have conducted such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. In arriving at our opinion, we have reviewed: (1) a draft, dated December 15, 2015, of the Agreement; (2) certain publicly available business, financial and other information concerning the Company and the Acquiror; (3) certain financial and operating information with respect to the historical, current and future business, operations and prospects of the Company furnished to us by the Company, including financial forecasts with respect to the future financial performance of the Company for the fiscal quarter ended December 31, 2015 prepared and provided to us by the management of the Company (the “Company Projections”) and certain information prepared by management of the Company based on reserves reports prepared by the Company’s oil and gas reserves consultants, as adjusted by management of the Company to reflect additional information and subsequent events and circumstances, as to the proved, probable and possible oil and gas reserves of the Company (the “Company Reserves Information”); (4) certain financial and operating information with respect to the historical, current and future business, operations and prospects of the Acquiror furnished to us by the Acquiror and certain information prepared by management of the Acquiror based on reserves reports prepared by the Acquiror’s oil and gas reserves consultants, as adjusted by management of the Acquiror to reflect additional information and subsequent events and circumstances, as to the proved, probable and possible oil and gas reserves of the Acquiror (the “Acquiror Reserves Information”); (5) a comparison of certain financial data for the Company and the Acquiror with financial and stock market data for companies with publicly traded equity securities that we deemed relevant; and (6) a comparison of the financial terms of the Transaction with the publicly available financial terms of certain other transactions that we deemed relevant. We have also reviewed certain publicly available market data regarding future oil and gas commodity pricing (collectively, taken together with information regarding pricing differentials applicable to the Company’s and the Acquiror’s proved, probable and possible oil and gas reserves, the “Oil and Gas Pricing Data”). In addition, we have had discussions with the managements of the Company and the Acquiror concerning the businesses, operations, assets, liabilities, present condition and future prospects of the Company and the Acquiror, respectively, and undertaken such other studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of all data, materials and other information furnished, or otherwise made available to us, or publicly available, discussed with or reviewed by us in arriving at our opinion. Our role in reviewing such information was limited

Lynden Energy Corp. Suite 1200 – 888 Dunsmuir Street Vancouver, British Columbia V6C 3K4 Attention: Board of Directors December 16, 2015 Page 2

solely to performing such review as we deemed necessary and appropriate to support this opinion and such review was not conducted on behalf of the Company or any other person. With respect to the Company Projections, we have been advised and have assumed, that they were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the Company. With respect to the Company Reserves Information, we have been advised and have assumed, that they were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the proved, probable and possible oil and gas reserves of the Company. With respect to the Acquiror Reserves Information, we have been advised and have assumed, that they were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Acquiror as to the proved, probable and possible oil and gas reserves of the Acquiror. We express no view or opinion with respect to the Company Projections, the Company Reserves Information, the Acquiror Reserves Information, the Oil and Gas Pricing Data or the assumptions or circumstances on which they are based. You have advised us and we have assumed that the Company Projections, the Company Reserves Information, the Acquiror Reserves Information and the Oil and Gas Pricing Data are a reasonable basis upon which to evaluate the Company, the Acquiror and the Transaction and at your direction we have relied upon the Company Projections, the Company Reserves Information, the Acquiror Reserves Information and the Oil and Gas Pricing Data for purposes of our analyses and this opinion.

We have further relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or the Acquiror since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us except as would not be material to our analyses or this opinion, and that there is no information or any facts that would make any of the information discussed with or reviewed by us incomplete or misleading. We have also relied upon (a) the assessments of the managements of the Company and the Acquiror with respect to the Acquiror’s ability to integrate the businesses of the Company and the Acquiror, (b) the assessments of the management of the Company and the Acquiror as to the Company’s and the Acquiror’s existing technology and future capabilities with respect to the extraction of the Company’s and the Acquiror’s oil and gas reserves. We have also assumed that (a) the representations and warranties of all parties to the Agreement are true and correct, (b) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party under the Agreement, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any term, condition or agreement thereof material to our analyses or this opinion. We have also assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, the Acquiror or the expected benefits of the Transaction material to our analyses or this opinion. In addition, we have assumed that (a) for United States federal income tax purposes, the Transaction will qualify as a “reorganization” within the meaning of Section 368 of the U.S. Internal Revenue Code of 1986, as amended and (b) the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analysis and this opinion.

In arriving at our opinion, we have not conducted a physical inspection of the properties, assets or facilities of the Company or the Acquiror and have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (fixed, contingent, derivative, off balance sheet or otherwise) of the Acquiror or the Company, nor have we been furnished with any such evaluations or appraisals other than the

Lynden Energy Corp. Suite 1200 – 888 Dunsmuir Street Vancouver, British Columbia V6C 3K4 Attention: Board of Directors December 16, 2015 Page 3

Company Reserves Information and the Acquiror Reserves Information. We are not expressing any opinion as to what the value of the shares of Acquiror Common Stock actually will be when issued in the Transaction pursuant to the Agreement or the price or range of prices at which Company Shares or shares of Acquiror Common Stock may be purchased or sold at any time. This opinion only addresses the fairness, from a financial point of view, to the holders of Company Shares of the Exchange Ratio in the Transaction pursuant to the Agreement and does not address (a) any agreement, arrangement or understanding entered into in connection therewith or otherwise, or (b) any other terms, conditions, aspects or implications of the Transaction, including, without limitation, (i) the structure or timing of the Transaction, (ii) the solvency, creditworthiness or fair value of the Company, the Acquiror or any other person, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (iii) the fairness, financial or otherwise, of the amount or nature of any compensation or consideration payable to, or received by, any officers, directors or employees of any party to the Transaction, any class of such person or any other party, relative to the Exchange Ratio or otherwise. No opinion, counsel or interpretation is intended regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other similar professional advice. It is assumed that such opinions, counsel, interpretations or advice have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Board, the Company and the Company’s advisors as to all legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other matters with respect to the Company, the Acquiror and the Transaction.

Our opinion is necessarily based upon financial, economic, market and other conditions as they exist on, and can be evaluated as of, the date of this opinion. In addition, as you are aware, the financial projections and estimates that we have reviewed relating to the future financial performance of the Company and the Acquiror reflect certain assumptions regarding the oil and gas industry and future commodity prices associated with that industry that are subject to significant uncertainty and volatility and that, if different than assumed, could have a material impact on our analyses and this opinion. Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that may be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Transaction. It should be understood that, although subsequent developments or circumstances may affect this opinion, we do not have any obligation to update or revise this opinion.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services payable upon delivery of our opinion. We may be entitled to an additional fee contingent upon the consummation of the Transaction depending on the value of the total consideration issued or paid in the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement. We and our affiliates have in the past provided, are currently providing and may in the future provide, investment banking and other financial services to the Acquiror and/or certain of its affiliates, for which we and our affiliates have received, and would expect to receive, compensation, including with respect to the Acquiror, during the past two years, having acted as financial advisor to the Acquiror in connection with the acquisition of control of the Acquiror by Oak Valley Resources LLC (“Oak Valley”) in 2014 by means of an exchange of all of Oak Valley’s subsidiaries for shares of Acquiror Common Stock representing a majority of the outstanding shares of Acquiror Common Stock after giving effect to the exchange. We and our affiliates have in the past provided, are currently providing and may in the future provide, investment banking and other financial services to entities affiliated or associated with EnCap Investments L.P., a private equity firm affiliated with Oak Valley. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial

Lynden Energy Corp. Suite 1200 – 888 Dunsmuir Street Vancouver, British Columbia V6C 3K4 Attention: Board of Directors December 16, 2015 Page 4

services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror, their respective affiliates and any other company that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies. In addition, we and our affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with the Company, the Acquiror and their respective affiliates. The issuance of this opinion was approved by an internal committee of SunTrust Robinson Humphrey, Inc. authorized to approve opinions of this nature.

This opinion is being rendered at the request of the Board of Directors of the Company (in its capacity as such) in connection with its evaluation of the Transaction. This opinion is not intended to be, and does not constitute, advice or a recommendation as to how the Board of Directors of the Company or any security holder of the Company should act or vote with respect to any matter relating to the Transaction or otherwise.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that the Exchange Ratio in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the holders of Company Shares.

Very truly yours,

SUNTRUST ROBINSON HUMPHREY, INC.

/s/ SunTrust Robinson Humphrey, Inc.

Annex F

ACTION BY WRITTEN CONSENT

OF A CERTAIN STOCKHOLDER OF

EARTHSTONE ENERGY, INC.

The undersigned, being a stockholder (the “Stockholder”) of Earthstone Energy, Inc., a Delaware corporation (the “Company”), holding a majority of the outstanding shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), acting by written consent in lieu of a special meeting, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), Section 10.2 of the Amended and Restated Certificate of Incorporation of the Company and Section 2.14 of the Amended and Restated Bylaws of the Company, hereby consents in writing to the adoption without a meeting of the following resolutions and to the taking of each of the actions contemplated thereby as of December 16, 2015:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is advisable and in the best interests of the Company and the stockholders of the Company for the Company to enter into, and have authorized the execution and delivery of, that certain Arrangement Agreement (the “Arrangement Agreement”), among the Company, 1058286 B.C. Ltd., a company existing under the laws of British Columbia and wholly-owned subsidiary of the Company (“Merger Sub”), and Lynden Energy Corp., a company existing under the laws of British Columbia (“Lynden”), pursuant to which, among other things, Merger Sub will be merged with and into Lynden with Lynden continuing as the surviving company and a wholly-owned subsidiary of the Company in exchange for common stock of the Company (the “Merger”); and

WHEREAS, in accordance with the resolutions of the Board approving the Arrangement Agreement, the Company has executed and delivered the Arrangement Agreement and submitted the Arrangement Agreement, the Merger and the issuance of the shares of Common Stock pursuant to the Arrangement Agreement to the stockholders of the Company for its adoption and approval; and

WHEREAS, the undersigned consent by the Stockholder constitutes the requisite stockholder vote to authorize the Merger, the adoption and approval of the Arrangement Agreement, the issuance of the shares of Common Stock pursuant to the Arrangement Agreement and all related agreements executed thereunder or contemplated to be executed and delivered thereunder;

NOW, THEREFORE, BE IT RESOLVED, that the Arrangement Agreement and the transactions contemplated thereby, including the Merger and the issuance of shares of Common Stock thereunder, be, and they hereby are, adopted, ratified, approved and authorized in all respects by the Stockholder.

The undersigned hereby waives compliance with any and all notice requirements imposed by the Amended and Restated Certificate of Incorporation of the Company, the Company’s Amended and Restated Bylaws, the DGCL and any other applicable law. This Written Consent is effective upon execution. When executed by the Stockholder, this Action by Written Consent shall be delivered to Lynden in accordance with the Arrangement Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent effective as of the date first written above.

Oak Valley Resources, LLC

By: /s/ Frank A. Lodzinski
Name: Frank A. Lodzinski
Title: President and Chief Executive Officer

F-1

Annex G

INTERIM ORDER

G-1

Annex H

NOTICE OF HEARING OF PETITION FOR FINAL ORDER

H-1

Annex I

DIVISION 2 OF PART 8 OF THE BCBCA

Division 2—Dissent Proceedings

Definitions and application

237 (1) In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a) in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b) in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c) in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d) in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations,

excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a) the court orders otherwise, or

(b) in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238 (1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a) under section 260, in respect of a resolution to alter the articles

(i) to alter restrictions on the powers of the company or on the business the company is permitted to carry on, or

(ii) without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company’s community purposes within the meaning of section 51.91;

(b) under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c) under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d) in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e) under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f) under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g) in respect of any other resolution, if dissent is authorized by the resolution;

(h) in respect of any court order that permits dissent.

(2) A shareholder wishing to dissent must

(a) prepare a separate notice of dissent under section 242 for

(i) the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b) identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c) dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a) dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b) cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a) provide to the company a separate waiver for

(i) the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b) identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a) the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b) any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a) a copy of the resolution,

(b) a statement advising of the right to send a notice of dissent, and

(c) if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a) a copy of the entered order, and

(b) a statement advising of the right to send a notice of dissent.

Notice of dissent

242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a) if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b) if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c) if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i) the date on which the shareholder learns that the resolution was passed, and

(ii) the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a) on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b) if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a) within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b) if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c) if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i) the name and address of the beneficial owner, and

(ii) a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a) if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i) the date on which the company forms the intention to proceed, and

(ii) the date on which the notice of dissent was received, or

(b) if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1) (a) or (b) of this section must

(a) be dated not earlier than the date on which the notice is sent,

(b) state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c) advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a) a written statement that the dissenter requires the company to purchase all of the notice shares,

(b) the certificates, if any, representing the notice shares, and

(c) if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1) (c) must

(a) be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b) set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a) the dissenter is deemed to have sold to the company the notice shares, and

(b) the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a) promptly pay that amount to the dissenter, or

(b) if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a) determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b) join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c) make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a) pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b) if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a) the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b) if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a) the company is insolvent, or

(b) the payment would render the company insolvent.

Loss of right to dissent

246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a) the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b) the resolution in respect of which the notice of dissent was sent does not pass;

(c) the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d) the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e) the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g) with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h) the notice of dissent is withdrawn with the written consent of the company;

(i) the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a) the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b) the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c) the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.